As filed with the Securities and Exchange Commission on April 23, 2010

Registration No. 333-157057

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Energy Future Competitive Holdings Company

(Exact name of registrant parent guarantor as specified in its charter)

Texas	4911	75-1837355
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Texas Competitive Electric Holdings Company LLC

(Exact name of registrant issuer as specified in its charter)

Delaware	4911	75-2967817
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

TCEH Finance, Inc.

(Exact name of registrant issuer as specified in its charter)

Delaware	4911	26-2137715
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Andrew M. Wright

EFH Corporate Services Company

Vice President and Associate General Counsel

1601 Bryan Street

Dallas, Texas 75201-3411

(214) 812-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a small reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
10.25% Senior Notes due 2015	(1)	(1)	(1)	(1)
10.25% Senior Notes due 2015, Series B	(1)	(1)	(1)	(1)
10.50%/11.25% Senior Toggle Notes due 2016	(1)	(1)	(1)	(1)
Guarantees of 10.25% Senior Notes due 2015(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
Guarantees of 10.25% Senior Notes due 2015, Series B(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)
Guarantees of 10.50%/11.25% Senior Toggle Notes due 2016(2)	(1)(3)	(1)(3)	(1)(3)	(1)(3)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required with respect to such securities.
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Big Brown 3 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Big Brown Lignite Company LLC	Texas	52-2364247	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Big Brown Power Company LLC	Texas	75-2967823	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Collin Power Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Decordova Power Company LLC	Texas	75-2967797	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Generation MT Company LLC	Delaware	75-2967818	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Generation SVC Company	Texas	45-0470622	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Lake Creek 3 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Big Brown Mining Company LLC	Texas	75-3006803	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Company LLC	Texas	26-0022234	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Services Company	Delaware	74-3195086	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Energy Trading California Company	Texas	75-2723853	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant ET Services Company	Texas	75-2967835	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Generation Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Holding Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Luminant Mineral Development Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Mining Company LLC	Texas	75-2967821	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Mining Services Company	Delaware	74-3195084	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Power Services Company	Delaware	74-3195081	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Luminant Renewables Company LLC	Texas	20-3007585	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Martin Lake 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Monticello 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Morgan Creek 7 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
NCA Resources Development Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Management Company LLC	Delaware	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Mining Company LLC	Texas	20-8516181	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Oak Grove Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Sandow Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Tradinghouse 3 & 4 Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

2

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Tradinghouse Power Company LLC	Texas	75-2967804	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Retail Company LLC	Texas	26-0494257	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Energy Solutions Company LLC	Texas	26-0022193	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU Retail Services Company	Delaware	20-5872839	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SEM Company	Texas	75-2795541	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SESCO Company LLC	Texas	82-0539333	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
TXU SESCO Energy Services Company	Texas	75-2959527	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Valley NG Power Company LLC	Texas	75-2967820	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600
Valley Power Company LLC	Texas	54-2127719	1601 Bryan Street Dallas, Texas 75201-3411 (214) 812-4600

3

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 23, 2010

PRELIMINARY PROSPECTUS

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

$3,000,000,000 10.25% Senior Notes due 2015

$2,000,000,000 10.25% Senior Notes due 2015, Series B

$1,952,414,000 10.50%/11.25% Senior Toggle Notes due 2016

Interest on the 10.25% Senior Notes due 2015 (the “initial cash-pay notes”), the 10.25% Senior Notes due 2015, Series B (the “Series B cash-pay notes” and, together with the initial cash-pay notes, the “cash-pay notes”) and the 10.50%/11.25% Senior Toggle Notes due 2016 (the “toggle notes,” and together with the cash-pay notes, the “notes”) is payable on May 1 and November 1 of each year. The cash-pay notes accrue interest at the rate of 10.25% per annum. Until November 1, 2012, Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc. (together, the “Issuer”) may elect to pay interest on the toggle notes in cash, by increasing the principal amount of the toggle notes or by issuing new toggle notes (“PIK interest”) for the entire amount of the interest payment or by paying interest on half of the principal amount of the toggle notes in cash and half in PIK interest. The toggle notes accrue cash interest at a rate of 10.50% per annum and PIK interest at a rate of 11.25% per annum. If the Issuer elects to pay any PIK interest, the Issuer will increase the principal amount of the toggle notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the toggle notes on the relevant record date. The toggle notes are treated as having been issued with original issue discount for U.S. federal income tax purposes. The cash-pay notes will mature on November 1, 2015 and the toggle notes will mature on November 1, 2016.

The Issuer may redeem any of the cash-pay notes beginning on November 1, 2011 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the cash-pay notes at any time prior to November 1, 2011 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. The Issuer may redeem any of the toggle notes beginning on November 1, 2012 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the toggle notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the notes using the proceeds from certain equity offerings at the redemption price set forth in this prospectus.

The notes are unsecured and rank equally with any unsecured senior indebtedness of the Issuer. The notes are fully and unconditionally guaranteed (the “guarantees”) on a senior unsecured basis by the Issuer’s direct parent, Energy Future Competitive Holdings Company (“EFC Holdings”), and by each subsidiary that guarantees the Issuer’s senior secured credit facilities (as described herein) (collectively, the “guarantors”). These guarantees are unsecured and rank equally with all existing and future unsecured senior obligations of each guarantor and are effectively subordinated to existing and future secured debt of such guarantor to the extent of the assets securing that indebtedness. Energy Future Holdings Corp. (“EFH Corp.”), the indirect parent of the Issuer, does not guarantee the notes.

For a more detailed description of the notes, see “Description of the Notes” beginning on page 114.

See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. (the “Market Maker”) and affiliates of the Market Maker in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and the affiliates of the Market Maker may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Sales of notes pursuant to this prospectus will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. The Issuer will not receive any proceeds from such sales.

The date of this prospectus is             , 2010.

You should rely only on the information contained in this prospectus. We have not, and the Market Maker or its affiliates have not, authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus is a part or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date. No offer of these securities is being made in any state where any such offer is prohibited.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this summary together with the entire prospectus, including the information set forth in the sections entitled “Risk Factors” and “Energy Future Competitive Holdings Company Selected Historical Consolidated Financial Data,” as well as our audited consolidated financial statements and related notes (our “December 31, 2009 Financial Statements”) and the other financial data included elsewhere in this prospectus.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “EFC Holdings” are to Energy Future Competitive Holdings Company and not to any of its subsidiaries. References to “we,” “our” and “us” are to Energy Future Competitive Holdings Company and its consolidated subsidiaries. References to the “Issuer” are to Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (“TCEH Finance”) collectively, the co-issuers of the notes. See the section entitled “Glossary” for other defined terms. This prospectus occasionally makes references to “we,” “our” or “us” when describing actions, rights or obligations of EFC Holdings’ subsidiaries or to TCEH, TXU Energy Retail Company LLC (“TXU Energy”) or certain subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation, wholesale energy sales and purchases and commodity risk management and trading activities (collectively, “Luminant”) when describing actions, rights or obligations of their respective subsidiaries. These references reflect the fact that the subsidiaries are consolidated with their respective parent companies for financial reporting purposes. However, these references should not be interpreted to imply that the parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or that the subsidiary company is undertaking an action or has the rights or obligations of its parent company or any other affiliate.

Investment funds associated with or designated by Kohlberg Kravis Roberts & Co. (“KKR”), TPG Capital, L.P. (“TPG”) and Goldman, Sachs & Co. (“Goldman Sachs,” and, together with KKR and TPG, the “Sponsor Group”), and certain other co-investors (collectively, the “Investors”), own Energy Future Holdings Corp. (“EFH Corp.”) through Texas Energy Future Holdings Limited Partnership (“Texas Holdings”), with the Sponsor Group controlling Texas Holdings’ general partner, Texas Energy Future Capital Holdings LLC (the “General Partner”).

The financial information presented in this prospectus is presented for two periods: Predecessor and Successor, which primarily relate to the periods preceding the Merger and the periods succeeding the Merger, respectively.

TCEH’s Businesses

TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management, are performed on an integrated basis; consequently, there are no reportable business segments.

TCEH owns or leases 17,519 MW of generation capacity in Texas, which consists of lignite/coal, nuclear and natural gas-fueled generation facilities, including two new lignite-fueled units that achieved substantial completion (as defined in the EPC agreements for the units) in late 2009. In addition, TCEH is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US. TCEH is currently constructing one additional lignite/coal-fueled generation unit in Texas. This unit, which is in the commissioning and start-up phase, synchronized to the grid in January 2010 and is expected to achieve substantial completion (as defined in the EPC Agreement for the unit) in mid-2010. TCEH provides competitive electricity and related services to more than two million retail electricity customers in Texas.

At December 31, 2009, TCEH had approximately 4,850 full-time employees, including approximately 2,040 employees under collective bargaining agreements.

Recent Developments

In January 2010, EFH Corp. issued $500 million aggregate principal amount of its 10.000% Senior Secured Notes due 2020 (the “EFH Corp. 2020 Notes”), which are guaranteed on a senior unsecured basis by EFC Holdings. The EFH Corp. 2020 Notes will mature on January 15, 2020. Interest on the EFH Corp. 2020 Notes is payable in cash in arrears on January 15 and July 15 of each year at a fixed rate of 10.000% per annum with the first interest payment due on July 15, 2010. The EFH Corp. 2020 Notes have the same guarantees and collateral and substantially the same other terms and conditions as EFH Corp.’s 9.75% Senior Secured Notes due October 15, 2019 (the “EFH Corp. 9.75% Notes”).

In March 2010, EFH Corp. issued in a private exchange $34 million aggregate principal amount of EFH Corp. 2020 Notes to an existing holder of EFH Corp. Toggle Notes and TCEH Toggle Notes. In exchange for the EFH Corp. 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $20 million aggregate principal amount of EFH Corp. Toggle Notes and $27 million aggregate principal amount of TCEH Toggle Notes. Following the exchange, the EFH Corp. Toggle Notes acquired by EFH Corp. were retired.

In April 2010, EFH Corp. issued in private exchanges approximately $66 million aggregate principal amount of EFH Corp. 2020 Notes to existing holders of EFH Corp. Toggle Notes and TCEH Toggle Notes. In exchange for the EFH Corp. 2020 Notes, such existing holders surrendered, transferred and delivered to EFH Corp. $75 million aggregate principal amount of EFH Corp. Toggle Notes and approximately $17 million aggregate principal amount of TCEH Toggle Notes. Following the exchange, the EFH Corp. Toggle Notes acquired by EFH Corp. were retired.

On April 1, 2010, Fitch Ratings, Ltd. (a credit rating agency) (“Fitch”), downgraded its issuer default ratings of EFH Corp., EFC Holdings and TCEH one notch to B- from B and maintained a negative outlook, citing its diminished expectations of the cash flow generation capability of EFH Corp.’s competitive businesses in the face of very high debt leverage. In addition, Fitch downgraded the TCEH Senior Secured Facilities two notches to B+ from BB and the notes one notch to B- from B.

A credit rating reflects only the view of a rating agency, and is not a recommendation to buy, sell or hold securities. Credit ratings can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

Additional Information

TCEH was formed in Texas in November 2001 and TCEH Finance, Inc. was incorporated in Delaware in September 2007. The Issuer’s principal executive offices currently are located at Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411, and its telephone number is (214) 812-4600.

The Notes

The summary below describes the principal terms of the notes and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the notes and the related indenture.

Issuers	Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.

Securities Offered	$6,952,414,000 aggregate principal amount of notes consisting of:

•      $3,000,000,000 initial cash-pay notes;

•      $2,000,000,000 Series B cash-pay notes; and

•      $1,952,414,000 toggle notes.

Each of the initial cash-pay notes, the Series B cash-pay notes and the toggle notes are a separate series of notes under the indenture but will be treated as a single class of securities under the indenture for amendments and waivers and for taking certain actions, except as otherwise stated herein.

Maturity Date	Cash-pay notes: November 1, 2015.

Toggle notes: November 1, 2016

Interest Rate	The cash-pay notes will accrue interest at the rate of 10.25% per annum.

Until November 1, 2012, the Issuer may elect to pay interest on the toggle notes, at the Issuer’s option:

•      entirely in cash;

•      by increasing the principal amount of the toggle notes or by issuing new toggle notes (“Payment-In-Kind Interest” or “PIK interest”); or

•      50% in cash and 50% in PIK interest.

The toggle notes accrue cash interest at a rate of 10.50% per annum and PIK interest at a rate of 11.25% per annum.

For any interest period in which the Issuer elects to pay any PIK interest, the Issuer will increase the principal amount of the toggle notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the toggle notes on the relevant record date.

Interest Payment Dates	Interest on the notes is payable on May 1 and November 1 of each year.

Ranking	The notes are:

•      senior unsecured obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer;

•      effectively subordinated to any indebtedness of the Issuer secured by assets of the Issuer, including the Issuer’s obligations under the TCEH Senior Secured Facilities, to the extent of the value of the assets securing such indebtedness;

•      structurally subordinated to all indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries, including the Issuer’s foreign subsidiaries and any other unrestricted subsidiaries of TCEH;

•      senior in right of payment to any future subordinated indebtedness of the Issuer; and

•      guaranteed as described in “—Guarantees.”

As of December 31, 2009, the notes would have ranked effectively junior to approximately $22.6 billion principal amount of the Issuer’s senior secured indebtedness, most of which would have been represented by its borrowings under the TCEH Senior Secured Facilities. As of December 31, 2009, TCEH had approximately $2.120 billion of additional available capacity under the TCEH Senior Secured Facilities (excluding amounts available under its senior secured cash posting credit facility and $26 million of commitments from a subsidiary of Lehman Brothers Holding Inc. (such subsidiary, “Lehman”) that has filed for bankruptcy under Chapter 11 of the US Bankruptcy Code, but including $141 million of undrawn commitments from Lehman that are only available from the fronting banks and the swingline lender and $399 million of available letter of credit capacity). In addition, the TCEH Senior Secured Facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

Guarantees	The notes are unconditionally guaranteed, jointly and severally, by TCEH’s direct parent, EFC Holdings, and by each subsidiary that guarantees the TCEH Senior Secured Facilities (collectively, the “Guarantors”) on a senior unsecured basis.

The guarantees:

•      are a general senior unsecured obligation of each Guarantor;

•      rank equally in right of payment with all existing and future senior indebtedness of each Guarantor;

•      are effectively subordinated to all secured indebtedness of each Guarantor to the extent of the value of the assets securing such indebtedness (including the TCEH Senior Secured Facilities);

•      are structurally subordinated to all indebtedness and other liabilities of subsidiaries of a Guarantor that do not guarantee the notes, and any other unrestricted subsidiaries; and

•      are senior in right of payment to any future subordinated indebtedness of each Guarantor.

As of December 31, 2009, the guarantees ranked effectively junior to approximately $22.4 billion principal amount of the Guarantors’ senior secured indebtedness, represented by their guarantees of the TCEH Senior Secured Facilities, $208 million principal amount of other TCEH secured indebtedness and $101 million principal amount of senior secured indebtedness at EFC Holdings, the parent Guarantor. As of December 31, 2009, on a pro forma basis after giving effect to the issuance of the EFH Corp. 2020 Notes, the guarantee by EFC Holdings of the notes ranks equally with its guarantee of $5.3 billion principal amount of the EFH Corp. Senior Notes, EFH Corp. 9.75% Notes and EFH Corp. 2020 Notes.

EFH Corp., our parent, does not guarantee the notes. In addition, none of the entities comprising EFH Corp.’s regulated electricity transmission and distribution business guarantee the notes.

Security	None.

Optional Redemption	The Issuer may redeem any of the cash-pay notes beginning on and after November 1, 2011 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the cash-pay notes at any time prior to November 1, 2011 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the cash-pay notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the Notes—Optional Redemption.”

The Issuer may redeem any of the toggle notes beginning on and after November 1, 2012 at the redemption prices set forth in this prospectus. The Issuer may also redeem any of the toggle notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of the toggle notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the Notes—Optional Redemption.”

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)) ending after the fifth anniversary of the issue date of the toggle notes (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each toggle note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (as defined below) (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the toggle notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the toggle notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the toggle notes, minus (c) $50,000,000.

Change of Control Offer	Upon the occurrence of certain transactions meeting the definition of “change of control,” holders of the notes will have the right to require the Issuer to repurchase some or all of the notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of the Notes.”

The Issuer may not be able to pay holders the required price for notes they present to it at the time of a change of control, because the Issuer may not have enough funds at that time or the terms of the Issuer’s other indebtedness or any of its subsidiaries’ indebtedness, including under the TCEH Senior Secured Facilities, may prevent the Issuer from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—The Issuer may not be able to repurchase the notes upon a change of control.”

Important Covenants	The indenture governing the notes contains covenants limiting the Issuer’s ability and the ability of its restricted subsidiaries to:

•      incur additional debt or issue some types of preferred shares;

•      pay dividends on or make other distributions in respect of TCEH’s capital stock or make other restricted payments;

•      make investments;

•      sell assets;

•      create liens on assets to secure debt;

•      consolidate, merge, sell or otherwise dispose of all or substantially all of their assets;

•      enter into certain transactions with their affiliates; and

•      designate their restricted subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes.”

No Active Trading Market	We do not intend to apply for a listing of the notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the notes, your ability to sell the notes or the price at which you would be able to sell the notes. The Market Maker has advised us that it intends to make a market in the notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Voting	The initial cash-pay notes, the Series B cash-pay notes and the toggle notes are treated as a single class under the indenture. See “Description of the Notes.”

Original Issue Discount	The Issuer has the option to pay interest on the toggle notes in cash interest or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are “qualified stated interest.” Consequently, the toggle notes are treated as having been issued with “original issue discount,” and U.S. holders (as defined under “Material U.S. Tax Considerations”) are required to include the original issue discount in gross income for U.S. federal income tax purposes on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. In addition, because the “stated redemption price at maturity” of the Series B cash-pay notes exceeds their issue price by more than the statutory de minimis threshold, the Series B cash-pay notes are treated as having been issued with original issue discount. Therefore, a U.S. holder of a Series B cash pay note is required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. For more information, see “Material U.S. Tax Considerations.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 10 before deciding whether or not to invest in the notes.

Summary Historical Consolidated Financial Data of

Energy Future Competitive Holdings Company and its Subsidiaries

The following tables set forth our summary historical consolidated financial data as of and for the periods indicated. The historical financial data as of December 31, 2009 and 2008 (Successor) and for the years ended December 31, 2009 and 2008 (Successor), the period from October 11, 2007 through December 31, 2007 (Successor) and the period from January 1, 2007 through October 10, 2007 (Predecessor) have been derived from our December 31, 2009 Financial Statements (audited historical consolidated financial statements and related notes) included elsewhere in this prospectus. The historical financial data as of December 31, 2007 (Successor), and December 31, 2006 and 2005 (Predecessor) and for the years ended December 31, 2006 and 2005 (Predecessor) has been derived from our audited historical consolidated financial statements that are not included herein.

The summary historical consolidated financial data should be read in conjunction with “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data,” “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our December 31, 2009 Financial Statements appearing elsewhere in this prospectus.

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31,
					2006	2005
	(millions of dollars, except ratios)
Statement of Income Data:
Operating revenues	$7,911	$9,787	$1,671	$6,884	$9,396	$10,824
Income (loss) from continuing operations before extraordinary gain (loss) and cumulative effect of changes in accounting principles	$515	$(9,039)	$(1,266)	$1,306	$2,501	$1,816
Loss from discontinued operations, net of tax effect	$—	$—	$—	$—	$—	$(8)
Extraordinary loss, net of tax effect	$—	$—	$—	$—	$—	$(50)
Cumulative effect of changes in accounting principles, net of tax effect	$—	$—	$—	$—	$—	$(8)
Net income (loss)	$515	$(9,039)	$(1,266)	$1,306	$2,501	$1,750
Preferred stock dividends	$—	$—	$—	$—	$—	$3
Net (income) loss attributable to noncontrolling interests	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to EFC Holdings	$515	$(9,039)	$(1,266)	$1,306	$2,501	$1,747

Ratio of earnings to fixed charges (a)	1.36	—	—	5.88	10.84	5.04
Ratio of earnings to combined fixed charges and preference dividends (a)	1.36	—	—	5.88	10.84	5.01

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31,
					2006	2005
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities from continuing operations	$1,384	$1,657	$(248)	$1,231	$4,757	$2,580
Cash flows provided by (used in) financing activities from continuing operations	$279	$1,289	$1,488	$895	$(1,265)	$(61)
Cash flows used in investing activities from continuing operations	$(2,048)	$(2,682)	$(1,881)	$(1,277)	$(3,497)	$(2,572)
Other Financial Data:
Capital expenditures, including nuclear fuel	$1,521	$2,074	$519	$1,585	$908	$1,099

	Successor			Predecessor
	December 31,			December 31,
	2009	2008	2007	2006	2005
	(millions of dollars)
Balance Sheet Data:
Total assets	$43,245	$43,000	$49,152	$21,149	$20,890
Property, plant & equipment — net	$20,980	$20,902	$20,545	$10,344	$9,994
Goodwill and intangible assets	$12,845	$13,096	$22,197	$526	$522
Total debt (b)	$33,376	$32,725	$31,402	$4,084	$4,444
Total shareholders’ equity (c)	$(4,218)	$(5,002)	$4,003	$7,943	$5,640

(a)	Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $9.543 billion for the year ended December 31, 2008 and $1.941 billion for the period from October 11, 2007 through December 31, 2007.
(b)	Includes long-term debt, including amounts due currently and amounts held by affiliates, and short-term borrowings and EFH Corp. debt guaranteed by EFC Holdings and pushed down to EFC Holdings’ financial statements.
(c)	2009 amount includes $48 million of noncontrolling interests in subsidiaries. 2005 through 2008 amounts include preferred stock with a stated value of less than $1 million. There was no outstanding preferred stock at the end of 2009.

Note: Although EFC Holdings continued as the same legal entity after the Merger, its “Selected Financial Data” for periods preceding the Merger and for the periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor”, respectively. See Note 1 to our December 31, 2009 Financial Statements “Basis of Presentation” included elsewhere in this prospectus. The consolidated financial statements of the Successor reflect the application of “purchase accounting.” Results in 2008 were significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation facilities.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to invest in the notes. The selected risks described below are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline, or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes and Our Substantial Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting obligations under the various debt agreements governing our indebtedness.

We are highly leveraged. As of December 31, 2009, our consolidated principal amount of debt (short-term borrowings and long-term debt, including amounts due currently and the portion of the debt of EFH Corp. that is guaranteed by EFC Holdings and “pushed down” to EFC Holdings in accordance with GAAP) totaled $33.5 billion (see Note 10 to our December 31, 2009 Financial Statements). Our substantial leverage could have important consequences, including:

•	making it more difficult for us to make payments on our indebtedness;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness, therefore reducing our ability to use our cash flow to make capital expenditures and take advantage of future business opportunities and execute our strategy;

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•

exposing us to the risk of increased interest rates because, as of December 31, 2009, taking into consideration interest rate swap transactions, 13% of our long-term borrowings are at variable rates of interest;

•	limiting our ability to make strategic acquisitions or causing us to make non-strategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes, or to refinance existing debt;

•	limiting our ability to adjust to changing market conditions, and

•

placing us at a competitive disadvantage compared to competitors who are less highly leveraged and who, therefore, may be able to take advantage of opportunities that we cannot due to our substantial leverage.

A substantial amount of this indebtedness is comprised of our indebtedness under the TCEH Senior Secured Facilities, a majority of which matures in October 2014. We may not be able to refinance the TCEH Senior Secured Facilities or our other existing indebtedness because of our high levels of debt and debt incurrence restrictions under our debt agreements or because of generally adverse conditions in credit markets.

Despite our current high indebtedness level, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with the notes and our other substantial indebtedness.

We may be able to incur additional indebtedness in the future. Although our debt agreements and certain debt agreements of EFH Corp. contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness, including secured indebtedness, that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our existing debt levels, the related risks that we now face would intensify. See “Description of the Notes.”

Increases in interest rates may negatively impact our operating results and financial condition.

Certain of our borrowings are at variable rates of interest. To the extent the interest rate for any such borrowing is not fixed by interest rate swaps, an increase in interest rates would have a negative impact on our results of operations by causing an increase in interest expense.

At December 31, 2009, we had $4.221 billion aggregate principal amount of variable rate long-term indebtedness (excluding $1.135 billion of long-term borrowings associated with TCEH’s senior secured letter of credit facility that are invested at a variable rate), taking into account interest rate swaps that fix the interest rate on $16.30 billion in notional amount of variable rate indebtedness. As a result, as of December 31, 2009, a 100 basis point increase in interest rates would increase our annual interest expense by approximately $42 million. See the discussion of interest rate swap transactions in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business—Significant Activities and Events—TCEH Interest Rate Swap Transactions.”

Our interest expense and related charges for the year ended December 31, 2009 was $2.121 billion.

Our and our subsidiaries’ debt agreements and certain of the debt agreements of EFH Corp. contain restrictions that limit flexibility in operating our businesses.

Our and our subsidiaries’ debt agreements, including the indenture governing the notes, and certain debt agreements of EFH Corp. contain various covenants and other restrictions that limit our and/or our restricted subsidiaries’ ability to engage in specified types of transactions and may adversely affect our ability to operate our businesses. These covenants and other restrictions limit our and/or our restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with our affiliates, and

•	repay, repurchase or modify certain subordinated and other material debt.

There are a number of important limitations and exceptions to these covenants and other restrictions. See Note 10 to our December 31, 2009 Financial Statements and “Description of the Notes” for a description of these covenants and other restrictions.

Under the TCEH Senior Secured Facilities, TCEH is required to maintain a leverage ratio below specified levels. TCEH’s ability to maintain its leverage ratio below such levels can be affected by events beyond its control, and there can be no assurance that it will meet any such ratio.

A breach of any of these covenants or restrictions could result in an event of default under one or more of our and our subsidiaries’ debt agreements, including as a result of cross default provisions. Upon the occurrence of an event of default under one of the debt agreements, the lenders could elect to declare all amounts outstanding under that debt agreement to be immediately due and payable and/or terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our and our subsidiaries’ other indebtedness. If we or one of our subsidiaries were unable to repay those amounts, the lenders could proceed against any collateral granted to them to secure such indebtedness. If lenders accelerate the repayment of borrowings, we or such subsidiary may not have sufficient assets and funds to repay those borrowings.

In addition, EFH Corp. and Oncor have implemented a number of “ring-fencing” measures that are intended to enhance the credit quality of Oncor, its immediate parent, Oncor Holdings, and Oncor Holdings’ other subsidiaries. Those measures include, among other things:

•	Oncor being treated as an unrestricted subsidiary with respect to Intermediate Holdings’ indebtedness, including the notes;

•	Oncor not being restricted from incurring its own indebtedness;

•	Oncor not guaranteeing or pledging any of its assets to secure the indebtedness of any member of the Texas Holdings Group; and

•	restrictions on dividends, and the right of the independent members of Oncor’s board of directors and the primary minority interest member of Oncor to block the payment of dividends.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on or to refinance debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If cash flows and capital resources are insufficient to fund our and our subsidiaries’ debt service obligations, we and our subsidiaries could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance indebtedness, including the notes. These alternative measures may be costly or may not be successful or adequate for us and our subsidiaries to meet these debt service obligations. Additionally, our and our subsidiaries’ debt agreements, including the indenture governing the notes and the TCEH Senior Secured Facilities, and certain debt agreements of EFH Corp. limit the use of the proceeds from many dispositions of assets or operations. As a result, we may not be allowed, under these documents, to use proceeds from such dispositions to satisfy our debt service obligations.

If we or any of our subsidiaries default on obligations to pay indebtedness, we may not be able to make payments on the notes.

Any default under our or our subsidiaries’ debt agreements that is not waived by the required lenders or noteholders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes, which could substantially decrease the market price of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we or our subsidiaries otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our or their indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders could elect to terminate their commitments thereunder, cease making further loans and, in the case of the lenders under the TCEH Senior Secured Facilities, institute foreclosure proceedings against the pledged assets, and we could be forced into bankruptcy, liquidation or insolvency. If the operating performance of our subsidiaries declines, we or certain of our subsidiaries may in the future need to obtain waivers from the required lenders or noteholders to avoid being in default. If our subsidiaries breach the covenants under the TCEH Senior Secured Facilities or the indenture governing the notes and seek a waiver, they may not be able to obtain a waiver from the required lenders. If this occurs, such subsidiaries would be in default under the instrument governing that indebtedness, the lenders could exercise their rights, as described above, and such subsidiaries could be forced into bankruptcy, liquidation or insolvency.

U.S. holders will be required to pay U.S. federal income tax on accrual of original issue discount on the Series B cash-pay notes.

Because the “stated redemption price at maturity” of the Series B cash-pay notes exceeds their “issue price” by more than the statutory de minimis threshold, the Series B cash-pay notes are treated as having been being issued with original issue discount for U.S. federal income tax purposes. A U.S. holder (as defined under “Material U.S. Tax Considerations”) of a Series B cash-pay note will be required to include such original issue discount in gross income as it accrues, in advance of the receipt of cash attributable to that income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Tax Considerations—Certain Tax Consequences to U.S. Holders—Series B Cash-Pay Notes” for more detail.

Your right to receive payments on the notes and the guarantees is effectively subordinated to those lenders who have a security interest in our assets.

The Issuer’s obligations under the notes and the Guarantors’ obligations under their guarantees of the notes are unsecured, but TCEH’s obligations under the TCEH Senior Secured Facilities and the Guarantors’ obligations under their guarantee of the TCEH Senior Secured Facilities are secured by a security interest in substantially all of our tangible and intangible assets and all of our capital stock and promissory notes and the capital stock of each of our existing and future domestic subsidiaries and 65% of the capital stock of the foreign subsidiaries of the Guarantors. If TCEH is declared bankrupt or insolvent, or if TCEH defaults under the TCEH Senior Secured Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If TCEH were unable to repay such indebtedness, the lenders could foreclose on the pledged assets described above to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose on the pledged assets and sell the pledged equity interests of a Guarantor under the notes, then a Guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in a Guarantor, it is possible that there would be no assets remaining from which your claims as a noteholder could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims as a noteholder.

As of December 31, 2009, we had $22.7 billion principal amount of secured indebtedness, $22.4 billion of which was indebtedness under the TCEH Senior Secured Facilities, and TCEH had approximately $2.120 billion of additional available capacity under the TCEH Senior Secured Facilities (excluding amounts available under its commodity collateral posting facility and $26 million of commitments from Lehman that has filed for bankruptcy under Chapter 11 of the US Bankruptcy Code, but including $141 million of undrawn commitments from Lehman that are only available from the fronting banks and the swingline lender and $399 million of available letter of credit capacity).

Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of guarantees and require note holders to return payments received from the Guarantors.

The notes are guaranteed by EFC Holdings and substantially all of TCEH’s subsidiaries. The issuance of the guarantees by the Guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a Guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may void or otherwise decline to enforce a guarantor’s guarantee, or subordinate such guarantee to such guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when a guarantor entered into its guarantee or, in some states, when payments became due under such guarantee, such guarantor received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The court might also void a guarantee, without regard to the above factors, if the court found that a guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be voided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from a guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

To the extent a court voids any of the guarantees as a fraudulent transfer or holds any of the guarantees unenforceable for any other reason, holders of notes would cease to have any direct claim against the applicable Guarantor. If a court were to take this action, a Guarantor’s assets would be applied first to satisfy such Guarantor’s liabilities, if any, before any portion of its assets could be applied to the payment of the notes. Each guarantee contains a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the Guarantor’s obligation to an amount that effectively makes the guarantee worthless.

The Issuer may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, the Issuer will be required to offer to repurchase all of the notes at 101% of their respective principal amount plus accrued and unpaid interest. The source of funds for any purchase of the notes will be the Issuer’s available cash or cash generated from the Issuer’s subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we may be restricted under the terms of our debt agreements from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the notes unless the Issuer is able to refinance or obtain waivers under the instruments governing its indebtedness. The Issuer’s failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross-default under certain of its other debt agreements. The instruments governing the TCEH Senior Secured Facilities also provide that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of the Issuer’s future debt agreements may contain similar provisions.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

There may be limited liquidity in the trading market for the notes.

The Market Maker has advised us that it and its affiliates intend to make a market in the notes, as permitted by applicable laws and regulations; however, neither the Market Maker nor any of its affiliates is obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. In addition, it may be restricted in its market making activities. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest in securities dealers making a market in the notes and other factors. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active market does not develop or is not maintained, the price and liquidity of the notes will be adversely affected.

Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

You will be required to pay U.S. federal income tax on the toggle notes, whether we pay interest on the toggle notes in cash or PIK interest.

We have the option to pay interest on the toggle notes in cash or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are qualified stated interest for U.S. federal income tax purposes (as defined under “Material U.S. Tax Considerations—Certain Tax Consequences to U.S. Holders—Toggle Notes”). Consequently, the toggle notes are treated as having been issued with original issue discount for U.S. federal income tax purposes, and U.S. holders (as defined under “Material U.S. Tax Considerations”) will be required to include the original issue discount in gross income on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. See “Material U.S. Tax Considerations—Certain Tax Consequences to U.S. Holders—Toggle Notes.”

The voting interest of the holders of the notes will be diluted.

The initial cash-pay notes, the Series B cash-pay notes and the toggle notes are each a separate series of notes under the indenture but will be treated as a single class of securities under the indenture, except as otherwise stated herein. The initial cash-pay notes, the Series B cash-pay notes and the toggle notes will be treated as a single class for amendments and waivers affecting all such notes and for actions requiring the consent of holders of the notes, such as declaring certain defaults under the indenture governing the notes or accelerating the amounts due under the notes. Consequently, certain actions, including amendments and waivers, which will affect the holders of one series of the notes, may be accomplished whether or not the holders of that series of the notes consent to such action. As a result, the individual voting interest of the holders of the notes will be accordingly diluted.

The interests of the Sponsor Group may differ from the interests of the holders of the notes.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully diluted basis through their investment in Texas Holdings. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s Limited Liability Company Agreement, to have shared voting or dispositive power over Texas Holdings. As a result of this ownership and the Sponsor Group’s ownership in interests of the general partner of Texas Holdings, the Sponsor Group has indirect control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction, and will have the ability to prevent any transaction that requires the approval of the holders of our equity interests.

The interests of these persons may differ from your interests in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsor Group, as indirect equity holders of EFC Holdings, might conflict with your interests as a noteholder. The Sponsor Group may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a noteholder.

Risks Related to our Structure

TCEH is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.

TCEH’s cash flows and ability to meet its obligations are largely dependent upon the earnings of its subsidiaries and the payment of such earnings to TCEH in the form of dividends, distributions, loans or otherwise, and repayment of loans or advances from TCEH. These subsidiaries are separate and distinct legal entities and have no obligation to provide TCEH with funds for its payment obligations. Any decision by a subsidiary to provide TCEH with funds for its payment obligations, whether by dividends, distributions, loans or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in its existing and future debt agreements or applicable law.

Because TCEH is a holding company, its obligations to its creditors are structurally subordinated to all existing and future liabilities and existing and future preferred stock of its subsidiaries that do not guarantee such obligations. Therefore, with respect to subsidiaries that do not guarantee TCEH’s obligations, TCEH’s rights and the rights of its creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors and holders of such subsidiary’s preferred stock. To the extent that TCEH may be a creditor with recognized claims against any such subsidiary, TCEH’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by TCEH. Subject to restrictions contained in financing arrangements, TCEH’s subsidiaries may incur additional indebtedness and other liabilities.

Oncor may or may not make any distributions to EFH Corp.

EFH Corp. and Oncor, which is a subsidiary of EFH Corp. but not a subsidiary of EFC Holdings, have implemented certain structural and operational “ring-fencing” measures based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to enhance Oncor’s credit quality. These measures were put into place to mitigate Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that the assets and liabilities of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities.

As part of the ring-fencing measures, a majority of the members of the board of directors of Oncor are required to be, and are, independent from EFH Corp. Any new independent directors of Oncor are required to be appointed by the nominating committee of Oncor Holdings. The organizational documents of Oncor give these independent directors, acting by majority vote, and, during certain periods, any director designated by Texas Transmission Investment LLC (a limited liability company that owns a 19.75% equity interest in Oncor), the express right to prevent distributions from Oncor if they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements. Accordingly, there can be no assurance that Oncor will make any distributions to EFH Corp. that might in turn be contributed to us, and EFH Corp. may therefore rely on us for a significant amount of its liquidity.

Risks Related to our Businesses

Our businesses are subject to ongoing complex governmental regulations and legislation that have impacted, and may in the future impact, our businesses and/or results of operations.

Our businesses operate in changing market environments influenced by various state and federal legislative and regulatory initiatives regarding the restructuring of the energy industry, including competition in the generation and sale of electricity. We will need to continually adapt to these changes.

Our businesses are subject to changes in state and federal laws (including PURA, the Federal Power Act, the Atomic Energy Act, the Public Utility Regulatory Policies Act of 1978, the Clean Air Act and the Energy Policy Act of 2005), changing governmental policy and regulatory actions (including those of the PUCT, the Electric Reliability Organization, the Texas Regional Entity, the RRC, the TCEQ, the FERC, the EPA and the NRC) and the rules, guidelines and protocols of ERCOT with respect to matters including, but not limited to, market structure and design, operation of nuclear generation facilities, construction and operation of other generation facilities, recovery of costs and investments, decommissioning costs, market behavior rules, present or prospective wholesale and retail competition and environmental matters. TCEH, along with other market participants, is subject to electricity pricing constraints and market behavior and other competition-related rules and regulations under PURA that are administered by the PUCT and ERCOT, and, with respect to any wholesale power sales outside the ERCOT market, is subject to market behavior and other competition-related rules and regulations under the Federal Power Act that are administered by the FERC. Changes in, revisions to, or reinterpretations of existing laws and regulations (for example, with respect to prices at which TCEH may sell electricity, the required permits for the three lignite-fueled generation units recently completed or currently under construction or the cost of emitting greenhouse gases) may have an adverse effect us and on our businesses.

The Texas Legislature meets every two years and from time to time bills are introduced and considered that could materially affect our business. There can be no assurance that future action of the Texas Legislature will not result in legislation that could have a material adverse effect on our financial prospects.

PURA, the PUCT, ERCOT, the RRC and the Office of Public Utility Council (OPC) are subject to a “Sunset” review by the Texas Sunset Advisory Commission. PURA will expire, and the PUCT and the RRC will be abolished, on September 1, 2011 unless extended by the Texas Legislature following such review. If any of PURA, the PUCT, ERCOT, the RRC or the OPC are not renewed by the Texas Legislature pursuant to Sunset review, it could have a material effect on our business.

Sunset review is the regular assessment of the continuing need for a state agency to exist, and is grounded in the premise that an agency will be abolished unless legislation is passed to continue its functions. The Texas Sunset Advisory Commission (Sunset Commission) closely reviews each agency and recommends action on each agency to the Texas Legislature, which action may include modifying or even abolishing the agency. Of the twenty-seven agencies scheduled for Sunset review by the Sunset Commission in 2009 and 2010, four hold primary interest for us: the PUCT, the OPC, the RRC and ERCOT, which are subject to a focused, limited scope, or special purpose review. These agencies, for the most part, govern and operate the electricity and mining markets in Texas upon which our business model is based. PURA, which expires September 1, 2011, is also subject to Sunset review. If the Texas Legislature fails to renew PURA or any of these agencies, it could result in a significant restructuring of the Texas electricity market or regulatory regime that could have a material impact on our business. There can be no assurance that future action of the Sunset Commission will not result in legislation that could have a material adverse effect on us and our financial prospects.

Litigation, legal proceedings, regulatory investigations or other administrative proceedings could expose us to significant liabilities and reputation damage, and have a material adverse effect on our results of operations, and the litigation environment in which we operate poses a significant risk to our businesses.

We are involved in the ordinary course of business in a number of lawsuits involving employment, commercial, environmental and injuries and damages issues, among other matters. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of judgment. Actual outcomes or losses may differ materially from current assessments and estimates. The settlement or resolution of such claims or proceedings may have a material adverse effect on our results of operations.

In addition, judges and juries in the State of Texas have demonstrated a willingness to grant large verdicts, including punitive damages, to plaintiffs in personal injury, property damage and business tort cases. We use appropriate means to contest litigation threatened or filed against us, but the litigation environment in the State of Texas poses a significant business risk.

We are involved in the ordinary course of business in permit applications and renewals, and we are exposed to the risk that certain of our operating permits may not be granted or renewed on satisfactory terms. Failure to obtain and maintain the necessary permits to conduct our business could have a material adverse effect on our results of operations.

We are also involved in the ordinary course of business in regulatory investigations and other administrative proceedings, and we are exposed to the risk that we may become the subject of additional regulatory investigations or administrative proceedings. While we cannot predict the outcome of any regulatory investigation or administrative proceeding, any such regulatory investigation or administrative proceeding could result in us incurring material penalties and/or other costs and have a material adverse effect on our results of operations.

TXU Energy may lose a significant number of retail customers due to competitive marketing activity by other retail electric providers.

TXU Energy faces competition for customers. Competitors may offer lower prices and other incentives, which, despite TXU Energy’s long-standing relationship with customers, may attract customers away from TXU Energy.

In some retail electricity markets, TXU Energy’s principal competitor may be the incumbent REP. The incumbent REP has the advantage of long-standing relationships with its customers, including well-known brand recognition.

In addition to competition from the incumbent REP, TXU Energy may face competition from a number of other energy service providers, other energy industry participants, or nationally branded providers of consumer products and services who may develop businesses that will compete with TXU Energy. Some of these competitors or potential competitors may be larger or better capitalized than TXU Energy. If there is inadequate potential margin in these retail electricity markets, it may not be profitable for TXU Energy to compete in these markets.

Our revenues and results of operations may be negatively impacted by decreases in market prices for power, decreases in natural gas prices, and/or decreases in market heat rates.

We are not guaranteed any rate of return on capital investments in our competitive businesses. We market and trade electricity and natural gas, including electricity from our own generation facilities and generation contracted from third parties, as part of our wholesale markets operation. Our results of operations depend in large part upon market prices for electricity, natural gas, uranium, coal and transportation in our regional market and other competitive markets and upon prevailing retail electricity rates, which may be impacted by actions of regulatory authorities. Market prices may fluctuate substantially over relatively short periods of time. Demand for electricity can fluctuate dramatically, creating periods of substantial under- or over-supply. During periods of over-supply, prices might be depressed. Also, at times there may be political pressure, or pressure from regulatory authorities with jurisdiction over wholesale and retail energy commodity and transportation rates, to impose price limitations, bidding rules and other mechanisms to address volatility and other issues in these markets.

Some of the fuel for our generation facilities is purchased under short-term contracts. Prices of fuel, including diesel, natural gas, coal, and nuclear fuel, may also be volatile, and the price we can obtain for electricity sales may not change at the same rate as changes in fuel costs. In addition, we purchase and sell natural gas and other energy related commodities, and volatility in these markets may affect costs incurred in meeting obligations.

Volatility in market prices for fuel and electricity may result from the following:

•	volatility in natural gas prices;

•	volatility in market heat rates;

•	volatility in coal and rail transportation prices;

•	severe or unexpected weather conditions;

•	seasonality;

•	changes in electricity and fuel usage;

•	illiquidity in the wholesale power or other markets;

•	transmission or transportation constraints, inoperability or inefficiencies;

•	availability of competitively-priced alternative energy sources;

•	changes in supply and demand for energy commodities, including nuclear fuel and related enrichment and conversion services;

•	changes in generation efficiency;

•	outages at our generation facilities or those of our competitors;

•	changes in the credit risk or payment practices of market participants;

•	changes in production and storage levels of natural gas, lignite, coal, crude oil, diesel and other refined products;

•	natural disasters, wars, sabotage, terrorist acts, embargoes and other catastrophic events, and

•	federal, state and local energy, environmental and other regulation and legislation.

All of our generation facilities are located in the ERCOT market, a market with limited interconnections to other markets. Wholesale electricity prices in the ERCOT market generally correlate with the price of natural gas because marginal electricity demand is generally supplied by natural gas-fueled generation facilities.

Wholesale electricity prices also correlate with market heat rates (a measure of efficiency of the marginal price-setting generator of electricity), which could fall if demand for electricity were to decrease or if additional generation facilities are built in ERCOT. Accordingly, the contribution to earnings and the value of our baseload (lignite/coal-fueled and nuclear) generation assets, which provided a substantial portion of our supply volumes in 2009, are dependent in significant part upon the price of natural gas and market heat rates. As a result, our baseload generation assets could significantly decrease in profitability and value if natural gas prices or market heat rates fall.

Our assets or positions cannot be fully hedged against changes in commodity prices and market heat rates, and hedging transactions may not work as planned or hedge counterparties may default on their obligations.

We cannot fully hedge the risk associated with changes in commodity prices, most notably natural gas prices, or market heat rates because of the expected useful life of our generation assets and the size of our position relative to market liquidity. To the extent we have unhedged positions, fluctuating commodity prices and/or market heat rates can materially impact our results of operations and financial position, either favorably or unfavorably.

To manage our financial exposure related to commodity price fluctuations, we routinely enter into contracts to hedge portions of purchase and sale commitments, fuel requirements and inventories of natural gas, lignite, coal, crude oil, diesel fuel and refined products, and other commodities, within established risk management guidelines. As part of this strategy, we routinely utilize fixed-price forward physical purchase and sale contracts, futures, financial swaps and option contracts traded in over-the-counter markets or on exchanges. Although we devote a considerable amount of time and effort to the establishment of risk management procedures, as well as the ongoing review of the implementation of these procedures, the procedures in place may not always function as planned and cannot eliminate all the risks associated with these activities. For example, we hedge the expected needs of our wholesale and retail customers, but unexpected changes due to weather, natural disasters, market constraints or other factors could cause us to purchase power to meet unexpected demand in periods of high wholesale market prices or resell excess power into the wholesale market in periods of low prices. As a result of these and other factors, we cannot precisely predict the impact that risk management decisions may have on our businesses, results of operations or financial position.

With the tightening of credit markets, there has been some decline in the number of market participants in the wholesale energy commodities markets, resulting in less liquidity, particularly in the ERCOT electricity market. Participation by financial institutions and other intermediaries (including investment banks) has particularly declined. Extended declines in market liquidity could materially affect our ability to hedge our financial exposure to desired levels.

To the extent we engage in hedging and risk management activities, we are exposed to the risk that counterparties that owe us money, energy or other commodities as a result of market transactions will not perform their obligations. Should the counterparties to these arrangements fail to perform, we might be forced to enter into alternative hedging arrangements or honor the underlying commitment at then-current market prices. In such event, we might incur losses in addition to amounts, if any, already paid to the counterparties. ERCOT market participants are also exposed to risks that another ERCOT market participant may default on its obligations to pay ERCOT for power taken, in which case such costs, to the extent not offset by posted security and other protections available to ERCOT, may be allocated to various non-defaulting ERCOT market participants, including us.

Our use of assets as collateral for hedging arrangements could be materially impacted if certain proposed legislation regarding the regulation of over-the-counter financial derivatives were to be enacted and be applicable to us.

The Obama Administration has proposed financial market reforms with respect to the currently unregulated Over-the-Counter (“OTC”) financial derivatives market. As a result, the US House of Representatives has approved a bill to regulate OTC derivatives and both the Senate Agriculture Committee and the Senate Banking Committee have also approved bills. As currently constituted, each bill would require certain entities to clear through exchanges certain derivatives that are currently traded on the bilateral market, which would likely mean that for future transactions all collateral would have to be in the form of cash. We have entered into a significant number of asset-backed OTC derivatives to hedge risks associated with commodity and interest rate exposure. If any final bill that becomes law requires us to clear such transactions, we would likely be precluded from using our noncash assets as collateral for hedging arrangements. This preclusion could have a material impact on our liquidity, particularly if the final legislation does not provide for the grandfathering of existing OTC derivatives. As a result, if applied to our OTC derivatives transactions, legislation that impairs the use of asset-backed transactions could significantly increase our costs of entering into OTC derivatives and/or could significantly limit our ability to enter into OTC derivatives and hedge our commodity and interest rate risks. We cannot predict whether or when final legislation will be enacted or whether under any final legislation we will be required to clear our OTC derivatives through exchanges.

We may suffer material losses, costs and liabilities due to ownership and operation of the Comanche Peak nuclear generation facility.

The ownership and operation of a nuclear generation facility involves certain risks. These risks include:

•	unscheduled outages or unexpected costs due to equipment, mechanical, structural or other problems;

•	inadequacy or lapses in maintenance protocols;

•	the impairment of reactor operation and safety systems due to human error;

•	the costs of storage, handling and disposal of nuclear materials, including availability of storage space;

•	the costs of procuring nuclear fuel;

•	the costs of securing the plant against possible terrorist attacks;

•	limitations on the amounts and types of insurance coverage commercially available, and

•	uncertainties with respect to the technological and financial aspects of decommissioning nuclear facilities at the end of their useful lives.

The prolonged unavailability of Comanche Peak could materially affect our financial condition and results of operations. The following are among the more significant of these risks:

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Operational Risk—Operations at any nuclear generation facility could degrade to the point where the facility would have to be shut down. If such degradations were to occur, the process of identifying and correcting the causes of the operational downgrade to return the facility to operation could require significant time and expense, resulting in both lost revenue and increased fuel and purchased power expense to meet supply commitments. Furthermore, a shut-down or failure at any other nuclear generation facility could cause regulators to require a shut-down or reduced availability at Comanche Peak.

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Regulatory Risk—The NRC may modify, suspend or revoke licenses and impose civil penalties for failure to comply with the Atomic Energy Act, the regulations under it or the terms of the licenses of nuclear generation facilities. Unless extended, the NRC operating licenses for Comanche Peak Unit 1 and Unit 2 will expire in 2030 and 2033, respectively. Changes in regulations by the NRC could require a substantial increase in capital expenditures or result in increased operating or decommissioning costs.

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Nuclear Accident Risk—Although the safety record of Comanche Peak and other nuclear generation facilities generally has been very good, accidents and other unforeseen problems have occurred both in the US and elsewhere. The consequences of an accident can be severe and include loss of life, injury, lasting negative health impact, and property damage. Any accident, or perceived accident, could result in significant liabilities and damage our reputation. Any such resulting liability from a nuclear accident could exceed our resources, including insurance coverage.

The operation and maintenance of electricity generation facilities involves significant risks that could adversely affect our results of operations and financial condition.

The operation and maintenance of electricity generation facilities involves many risks, including, as applicable, start-up risks, breakdown or failure of facilities, lack of sufficient capital to maintain the facilities, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions or other natural events, as well as the risk of performance below expected levels of output, efficiency or reliability, the occurrence of any of which could result in lost revenues and/or increased expenses. A significant number of our facilities were constructed many years ago. In particular, older generating equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to keep operating at peak efficiency and availability. The risk of increased maintenance and capital expenditures arises from (a) increased starting and stopping of generation equipment due to the volatility of the competitive generation market, (b) any unexpected failure to generate electricity, including failure caused by breakdown or forced outage and (c) damage to facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events. Further, our ability to successfully and timely complete capital improvements to existing facilities or other capital projects is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, we could be subject to additional costs and/or the write-off of our investment in the project or improvement.

Insurance, warranties or performance guarantees may not cover all or any of the lost revenues or increased expenses, including the cost of replacement power. Likewise, the ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by events outside our control.

Our cost of compliance with environmental laws and regulations and our commitments, and the cost of compliance with new environmental laws, regulations or commitments could materially adversely affect our results of operations and financial condition.

        We are subject to extensive environmental regulation by governmental authorities. In operating our facilities, we are required to comply with numerous environmental laws and regulations and to obtain numerous governmental permits. We may incur significant additional costs beyond those currently contemplated to comply with these requirements. If we fail to comply with these requirements, we could be subject to civil or criminal liabilities and fines. Existing environmental regulations could be revised or reinterpreted, new laws and regulations could be adopted or become applicable to us or our facilities, and future changes in environmental laws and regulations could occur, including potential regulatory and enforcement developments related to air emissions, all of which could result in significant additional costs beyond those currently contemplated to comply with existing requirements.

In conjunction with the building of three new generation units, we have committed to reduce emissions of mercury, NOX and SO2 through the installation of emissions control equipment at both the new and existing lignite fueled generation units. We may incur significantly greater costs than those contemplated in order to achieve this commitment.

EFH Corp. has formed a Sustainable Energy Advisory Board that advises us in our pursuit of technology development opportunities that, among other things, are designed to reduce our impact on the environment. Any adoption of Sustainable Energy Advisory Board recommendations may cause us to incur significant costs in addition to the costs referenced above.

We may not be able to obtain or maintain all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain, maintain or comply with any such approval, the operation and/or construction of our facilities could be stopped, curtailed or modified or become subject to additional costs.

In addition, we may be responsible for any on-site liabilities associated with the environmental condition of facilities that we have acquired, leased or developed, regardless of when the liabilities arose and whether they are known or unknown. In connection with certain acquisitions and sales of assets, we may obtain, or be required to provide, indemnification against certain environmental liabilities. Another party could, depending on the circumstances, assert an environmental claim against us or fail to meet its indemnification obligations to us.

Our financial condition and results of operations may be materially adversely affected if new federal and/or state legislation or regulations are adopted to address global climate change.

In recent years, a growing concern has emerged about global climate change and how greenhouse gas (“GHG”) emissions, such as CO2, contribute to global climate change. Several bills addressing climate change have been introduced in the US Congress or discussed by the Obama Administration that are intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), a tax on carbon emissions (carbon-tax), incentives for the development of low-carbon technology and federal renewable portfolio standards. In addition, a number of federal court cases have been recently decided with respect to GHG emissions, including a US Supreme Court case holding that CO2 and other GHG emissions are pollutants subject to regulation under the Clean Air Act. Some commentators believe that the possible outcome from these decisions include future judicial regulation of GHG emissions.

We produce GHG emissions from the combustion of fossil fuels at our generation facilities. For 2008, we estimate that our generation facilities produced 55 million short tons of CO2 based on continuously monitored data reported to and approved by the EPA. The two new lignite-fueled units that achieved substantial completion (as defined in the EPC Agreement for the units) in fall of 2009 and the one new lignite-fueled unit that is expected to achieve substantial completion (as defined in the EPC Agreement for the unit) in mid-2010 will generate additional CO2 emissions. Because a substantial portion of our generation portfolio consists of lignite/coal-fueled generation facilities, our financial condition and results of operations could be materially adversely affected by the enactment of any legislation or regulation that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes upon those that produce GHG emissions. For example, to the extent a cap-and-trade program is adopted, we may be required to incur material costs to reduce our GHG emissions or to procure emission allowances or credits to comply with such a program. To the extent that the EPA begins to regulate GHGs under the Clean Air Act or the judiciary imposes limits on GHG emissions, we could incur material costs to reduce our GHG emissions. If a significant number of our investors, customers or others refuse to do business with us because of our GHG emissions, it could have a material adverse effect on our results of operations, financial position and liquidity.

Our financial condition and results of operations may be materially adversely affected by the effects of extreme weather conditions.

We could be subject to the effects of extreme weather. Extreme weather conditions could stress our generation facilities resulting in increased maintenance and capital expenditures. Extreme weather events, including hurricanes or storms or other natural disasters, could be destructive and result in casualty losses that are not ultimately offset by insurance proceeds or in increased capital expenditures or costs, including supply chain costs.

Moreover, an extreme weather event could cause disruption in service to customers due to downed wires and poles or damage to other operating equipment, which could result in us foregoing sales of electricity and lost revenue. Similarly, an extreme weather event might affect the availability of generation and transmission capacity, limiting our ability to source electricity. These conditions, which cannot be reliably predicted, could have an adverse consequence by requiring us to seek additional sources of electricity when wholesale market prices are high or to seek to sell excess electricity when those market prices are low.

Our growth strategy, including investment in three new lignite-fueled generation units, may not be executed as planned, which could adversely impact our financial condition and results of operations.

There can be no guarantee that the execution of our growth strategy will be successful. As discussed below, our growth strategy is dependent upon many factors. Changes in laws, regulations, markets, costs, the outcome of on-going litigation or other factors could negatively impact the execution of our growth strategy, including causing management to change the strategy. Even if we are able to execute our growth strategy, it may take longer than expected and costs may be higher than expected.

There can be no guarantee that the execution of the lignite-fueled generation development program will be successful. While we have experience in operating lignite-fueled generation facilities, we have limited recent experience in constructing, commissioning and starting-up such facilities. To the extent construction is not managed efficiently and to a timely conclusion, cost overruns may occur, resulting in the overall program costing significantly more than anticipated. This may also result in delays in the expected online dates for the facilities resulting in less overall income than projected. While we believe we can acquire the resources needed to effectively execute this program, we are exposed to the risk that we may not be able to attract and retain skilled labor, at projected rates, for constructing, commissioning and starting-up these new facilities.

Our lignite-fueled generation development program is subject to changes in laws, regulations and policies that are beyond our control. Changes in law, regulation or policy regarding commodity prices, power prices, electricity competition or solid-fuel generation facilities or other related matters could adversely impact this program. In recent years, global warming has received significant media attention, which has resulted in legislators focusing on environmental laws, regulations and policies. Changes in environmental law, regulation or policy, such as regulations of emissions of carbon dioxide, could adversely impact this program. Although we have received permits to construct and operate the new units that are a part of the lignite-fueled generation development program, some of these permits are subject to ongoing litigation. See “TCEH’s Businesses and Strategy—Legal and Administrative Proceedings—Litigation Related to Generation Facilities” for further detail regarding such ongoing litigation. An adverse ruling on these matters could materially and adversely affect the implementation of this program.

Our lignite-fueled generation development program is subject to changes in the electricity market, primarily ERCOT, that are beyond our control. If demand growth is less than expected or if other generation companies build a significant amount of new generation assets in ERCOT, market prices of power could fall such that the new generation capacity becomes uneconomical. In addition, any unanticipated reduction in wholesale electricity prices, market heat rates and natural gas prices, which could occur for a variety of reasons, could adversely impact this program. Even if we enter into hedges to reduce such exposures, we would still be subject to the credit risk of our counterparties.

Ongoing performance improvement initiatives may not achieve desired cost reductions and may instead result in significant additional costs if unsuccessful.

The implementation of performance improvement initiatives identified by management may not produce the desired reduction in costs and if unsuccessful, may instead result in significant additional costs as well as significant disruptions in our operations due to employee displacement and the rapid pace of changes to organizational structure and operating practices and processes. Such additional costs or operational disruptions could have an adverse effect on our business and financial prospects.

TXU Energy’s retail business is subject to the risk that sensitive customer data may be compromised, which could result in an adverse impact to its reputation and/or the results of operations of the retail business.

TXU Energy’s retail business requires access to sensitive customer data in the ordinary course of business. Examples of sensitive customer data are names, addresses, account information, historical electricity usage, expected patterns of use, payment history, credit bureau data, credit and debit card account numbers, drivers license numbers, social security numbers and bank account information. TXU Energy’s retail business may need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center operations, to the retail business. If a significant breach occurred, the reputation of TXU Energy’s retail business may be adversely affected, customer confidence may be diminished, or TXU Energy’s retail business may be subject to legal claims, any of which may contribute to the loss of customers and have a negative impact on the business and/or results of operations.

TXU Energy relies on the infrastructure of local utilities or independent transmission system operators to provide electricity to, and to obtain information about, its customers. Any infrastructure failure could negatively impact customer satisfaction and could have a material negative impact on its business and results of operations.

TXU Energy depends on transmission and distribution facilities owned and operated by unaffiliated utilities, as well as Oncor’s facilities, to deliver the electricity it sells to its customers. If transmission capacity is inadequate, TXU Energy’s ability to sell and deliver electricity may be hindered, it may have to forgo sales or it may have to buy more expensive wholesale electricity than is available in the capacity-constrained area. For example, during some periods, transmission access is constrained in some areas of the Dallas-Fort Worth metroplex, where TXU Energy has a significant number of customers. The cost to provide service to these customers may exceed the cost to provide service to other customers, resulting in lower profits. In addition, any infrastructure failure that interrupts or impairs delivery of electricity to TXU Energy’s customers could negatively impact the satisfaction of its customers with its service.

TXU Energy offers bundled services to its retail customers, with some bundled services offered at fixed prices and for fixed terms. If TXU Energy’s costs for these bundled services exceed the prices paid by its customers, its results of operations could be materially adversely affected.

TXU Energy offers its customers a bundle of services that include, at a minimum, electricity plus transmission, distribution and related services. The prices TXU Energy charges for its bundle of services or for the various components of the bundle, any of which may be fixed by contract with the customer for a period of time, could fall below TXU Energy’s underlying cost to provide the components of such services.

TXU Energy’s REP certification is subject to PUCT review.

The PUCT may at any time initiate an investigation into whether TXU Energy is compliant with PUCT Substantive Rules and whether it has met all of the requirements for REP certification, including financial requirements. Any removal or revocation of a REP certification would mean that TXU Energy would no longer be allowed to provide electricity service to retail customers. Such decertification would have an adverse effect on the company and its financial prospects. See “Regulations and Rates” for a discussion of new rules regarding REP certification.

Changes in technology or increased electricity conservation efforts may reduce the value of our generation plants and may significantly impact our businesses in other ways as well.

Research and development activities are ongoing to improve existing and alternative technologies to produce electricity, including gas turbines, fuel cells, microturbines, photovoltaic (solar) cells and concentrated solar thermal devices. It is possible that advances in these or other technologies will reduce the costs of electricity production from these technologies to a level that will enable these technologies to compete effectively with our traditional generation plants. While demand for electricity has been generally increasing throughout the US, the rate of construction and development of new, more efficient generation facilities may exceed increases in demand in some regional electric markets. Consequently, where we have facilities, the profitability and market value of our generation assets could be significantly reduced. Changes in technology could also alter the channels through which retail customers buy electricity. To the extent self-generation facilities become a more cost-effective option for certain customers, our revenues could be materially reduced.

Also, electricity demand could be reduced by increased conservation efforts and advances in technology, which could likewise significantly reduce the value of our generation assets. Certain regulatory and legislative bodies have introduced or are considering requirements and/or incentives to reduce energy consumption by a fixed date. Effective energy conservation by our customers could result in reduced energy demand, or significantly slow the growth in demand. Such reduction in demand could materially reduce our revenues. Furthermore, we may incur increased capital expenditures if we are required to invest in conservation measures.

Our revenues and results of operations may be adversely impacted by decreases in market prices of power due to the development of wind generation power sources.

A significant amount of investment in wind generation in the ERCOT market over the past few years has increased overall wind power generation capacity. Generally, the increased capacity has led to lower wholesale electricity prices (driven by lower market heat rates) in the zones at or near wind generation development, especially in, but not exclusive to, the ERCOT West zone where most of the new wind power generation is located. As a result, the profitability of our generation facilities and power purchase contracts, including certain wind generation power purchase contracts, has been impacted and could be further impacted by the effects of the wind power generation, and the value could significantly decrease if wind power generation has a material sustained effect on market heat rates.

Our revenues and results of operations may be adversely impacted as ERCOT transitions the current zonal market structure to a nodal wholesale market.

Substantially all of our competitive businesses are located in the ERCOT market, which is currently in the process of transitioning from a zonal market structure with four congestion management zones to a nodal market structure that will directly manage congestion on a localized basis. In a nodal market, the prices received and paid for power will be based on pricing determined at specific interconnection points on the transmission grid (i.e., Locational Marginal Pricing), which could result in lower revenues or higher costs for our competitive businesses. This market structure change could have a significant impact on the profitability and value of our competitive businesses depending on how the Locational Marginal Pricing develops.

Our future results of operations may be negatively impacted by settlement adjustments determined by ERCOT related to prior periods.

ERCOT is the independent system operator that is responsible for maintaining reliable operation of the bulk electric power supply system in the ERCOT market. Its responsibilities include the clearing and settlement of electricity volumes and related ancillary services among the various participants in the deregulated Texas market. Settlement information is due from ERCOT within two months after the operating day, and true-up settlements are due from ERCOT within six months after the operating day. Likewise, ERCOT has the ability to resettle any operating day at any time after the six month settlement period, usually the result of a lingering dispute, an alternative dispute resolution process or litigated event. As a result, we are subject to settlement adjustments from ERCOT related to prior periods, which may result in charges or credits impacting our future reported results of operations.

Our results of operations and financial condition could be negatively impacted by any development or event beyond our control that causes economic weakness in the ERCOT market.

We derive substantially all of our revenues from operations in the ERCOT market, which covers approximately 75% of the geographical area in the State of Texas. As a result, regardless of the state of the economy in areas outside the ERCOT market, economic weakness in the ERCOT market could lead to reduced demand for electricity in the ERCOT market. Such a reduction could have a material negative impact on our results of operations and financial condition.

EFC Holdings’ (or any applicable subsidiary’s) credit ratings could negatively affect EFC Holdings’ (or the pertinent subsidiary’s) ability to access capital and could require EFC Holdings or its subsidiaries to post collateral or repay certain indebtedness.

Downgrades in EFC Holdings’ or any of its applicable subsidiaries’ long-term debt ratings generally cause borrowing costs to increase and the potential pool of investors and funding sources to decrease and could trigger liquidity demands pursuant to the terms of new commodity contracts, leases or other agreements. Future transactions by EFH Corp. or any of its subsidiaries, including the issuance of additional debt or the consummation of a transaction similar to the EFH Corp. November 2009 debt exchanges, could result in temporary or permanent downgrades of EFH Corp.’s or its subsidiaries credit ratings.

Most of our large customers, suppliers and counterparties require an expected level of creditworthiness in order for them to enter into transactions. If EFC Holdings’ (or an applicable subsidiary’s) credit ratings decline, the costs to operate our business would likely increase because counterparties could require the posting of collateral in the form of cash-related instruments, or counterparties could decline to do business with us.

Continued market volatility may have impacts on our business and financial condition that we currently cannot predict.

        Because our operations are capital intensive, we expect to rely over the long-term upon access to financial markets (particularly the attainment of liquidity facilities) as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows or our revolving credit facilities. Recently, the capital and credit markets have been experiencing extreme volatility and disruption. Our ability to access the capital or credit markets may be severely restricted at a time when we would like, or need, to access those markets, which could have an impact on our flexibility to react to changing economic and business conditions. In addition, the cost of debt financing may be materially impacted by these market conditions. Accordingly, there can be no assurance that the capital and credit markets will continue to be a reliable or acceptable source of short-term or long-term financing for us. Additionally, disruptions in the capital and credit markets could have a broader impact on the economy in general in ways that could lead to reduced electricity usage, which could have a negative impact on our revenues or have an impact on our customers, counterparties and/or lenders, causing them to fail to meet their obligations to us.

Our liquidity needs could be difficult to satisfy, particularly during times of uncertainty in the financial markets and/or during times when there are significant changes in commodity prices. The inability to access liquidity, particularly on favorable terms, could materially adversely affect results of operations and/or financial condition.

Our businesses are capital intensive. We rely on access to financial markets and liquidity facilities as a significant source of liquidity for capital requirements not satisfied by cash-on-hand or operating cash flows. The inability to raise capital on favorable terms or access liquidity facilities, particularly during times of uncertainty similar to that which has recently been experienced in the financial markets, could impact our ability to sustain and grow our businesses and would likely increase capital costs. Our access to the financial markets and liquidity facilities could be adversely impacted by various factors, such as:

•	changes in financial markets that reduce available credit or the ability to obtain or renew liquidity facilities on acceptable terms;

•	economic weakness in the ERCOT or general US market;

•	changes in interest rates;

•	a deterioration of EFC Holdings’ credit or the credit of its subsidiaries or a reduction in EFC Holdings or its applicable subsidiaries’ credit ratings;

•

a deterioration of the credit or bankruptcy of one or more lenders or counterparties under EFC Holdings or its applicable subsidiaries’ liquidity facilities that affects the ability of such lender(s) to make loans to EFC Holdings or its subsidiaries;

•	volatility in commodity prices that increases margin or credit requirements;

•	a material breakdown in our risk management procedures, and

•	the occurrence of changes in our businesses that restrict our ability to access liquidity facilities.

Although we expect to actively manage the liquidity exposure of existing and future hedging arrangements, given the size of the long-term hedging program, any significant increase in the price of natural gas could result in us being required to provide cash or letter of credit collateral in substantial amounts. While these potential posting obligations are primarily supported by the liquidity facilities, for certain transactions there is a potential for the timing of postings on the commodity contract obligations to vary from the timing of borrowings from TCEH’s senior secured cash posting credit facility. Any perceived reduction in our credit quality could result in clearing agents or other counterparties requesting additional collateral. We have credit concentration risk related to the limited number of lenders that provide us liquidity to support our hedging program. A deterioration of the credit quality of such lenders could materially affect our ability to continue such program on acceptable terms. An event of default by one or more of our hedge counterparties could result in termination-related settlement payments that reduce available liquidity if we owe amounts related to our commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to us. These events could have a material negative impact on our financial condition and results of operations.

In the event that the governmental agencies that regulate the activities of our businesses determine that the creditworthiness of any such business is inadequate to support its activities, such agencies could require us to provide additional cash or letter of credit collateral in substantial amounts to qualify to do business.

In the event our liquidity facilities are being used largely to support the long-term hedging program as a result of a significant increase in the price of natural gas or significant reduction in credit quality, we may have to forego certain capital expenditures or other investments in our competitive businesses or other business opportunities.

Further, a lack of available liquidity could adversely impact the evaluation of our creditworthiness by counterparties and rating agencies. In particular, such concerns by existing and potential counterparties could significantly limit our wholesale markets activities, including our long-term hedging program.

The costs of providing pension and other postretirement employee benefits (“OPEB”) and related funding requirements are subject to changes in pension fund values, changing demographics and fluctuating actuarial assumptions and may have a material adverse effect on our results of operations and financial condition.

EFH Corp. provides pension benefits based on either a traditional defined benefit formula or a cash balance formula and also provides certain health care and life insurance benefits to our eligible employees and their eligible dependents upon the retirement of such employees. Our costs of providing such benefits and related funding requirements are dependent upon numerous factors, assumptions and estimates and are subject to changes in these factors, assumptions and estimates, including the market value of the assets funding EFH Corp.’s pension and OPEB plans. Fluctuations in financial market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

The substantial dislocation in the financial markets that began in 2008 caused the value of the investments that fund EFH Corp.’s pension and OPEB plans to significantly differ from, and may alter the values and actuarial assumptions we use to calculate our projected future pension plan expense and OPEB costs. A continuation or further decline in the value of these investments could increase the expenses of the pension plan and the costs of the OPEB plans and related funding requirements in the future. Our costs of providing such benefits and related funding requirements are also subject to changing employee demographics (including but not limited to age, compensation levels and years of accredited service), the level of contributions made to retiree plans, expected and actual earnings on plan assets and the discount rates used in determining the projected benefit obligation. Changes made to the provisions of the plans may also impact current and future benefit costs. Fluctuations in financial market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

As was the case in the fourth quarter 2008 (as discussed in Notes 1 and 3 to our December 31, 2009 Financial Statements), goodwill and/or other intangible assets not subject to amortization that we have recorded in connection with the Merger are subject to at least annual impairment evaluations, and as a result, we could be required to write off some or all of this goodwill and other intangible assets, which may cause adverse impacts on our financial condition and results of operations.

In accordance with accounting standards, goodwill and certain other indefinite-lived intangible assets that are not subject to amortization are reviewed annually or more frequently for impairment, if certain conditions exist, and may be impaired. Any reduction in or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could cause a material adverse impact on our reported results of operations and financial position.

The loss of the services of our key management and personnel could adversely affect our ability to operate our businesses.

Our future success will depend on our ability to continue to attract and retain highly qualified personnel. We compete for such personnel with many other companies, in and outside our industry, government entities and other organizations. We may not be successful in retaining current personnel or in hiring or retaining qualified personnel in the future. Our failure to attract new personnel or retain existing personnel could have a material adverse effect on our businesses.

The Sponsor Group controls and may have conflicts of interest with us in the future.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully-diluted basis through its investment in Texas Holdings. As a result of this ownership and the Sponsor Group’s ownership in interests of the general partner of Texas Holdings, the Sponsor Group has control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction, and will have the ability to prevent any transaction that requires the approval of EFH Corp.

Additionally, each member of the Sponsor Group is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. Members of the Sponsor Group may also pursue acquisition opportunities that may be complementary to our businesses and, as a result, those acquisition opportunities may not be available to us. So long as the members of the Sponsor Group, or other funds controlled by or associated with the members of the Sponsor Group, continue to indirectly own a significant amount of the outstanding shares of EFH Corp.’s common stock, even if such amount is less than 50%, the Sponsor Group will continue to be able to strongly influence or effectively control our decisions.

FORWARD-LOOKING STATEMENTS

This prospectus and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included in this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” contained elsewhere in this prospectus and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

•

prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the US Congress, the FERC, the PUCT, the RRC, the NRC, the EPA and the TCEQ, with respect to, among other things:

•	allowed prices;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generating facilities;

•	operations of mines;

•	acquisitions and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies; and

•	changes in and compliance with environmental and safety laws and policies, including climate change initiatives;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the current recessionary environment;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices;

•	changes in prices of transportation of natural gas, coal, crude oil and refined products;

•	unanticipated changes in market heat rates in the ERCOT electricity market;

•	our ability to effectively hedge against changes in commodity prices, market heat rates and interest rates;

•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist activities;

•	unanticipated population growth or decline, or changes in market demand and demographic patterns;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	unanticipated changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US credit markets;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	financial restrictions placed on us by our credit facilities and indentures governing our debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on our debt instruments;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits, including pension and OPEB benefits, and future funding requirements related thereto;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	our ability to effectively execute our operational strategy;

•	our ability to implement cost reduction initiatives, and

•

with respect to our lignite-fueled generation construction and development program, more specifically, our ability to fund such investments, changes in competitive market rules, adverse judicial rulings, changes in environmental laws or regulations, changes in electric generation and emissions control technologies, changes in projected demand for electricity, changes in wholesale electricity prices or energy commodity prices, transmission capacity and constraints, force majeure events and our ability to manage the significant construction, commissioning and start-up program to a timely conclusion with limited cost overruns.

Any forward-looking statement speaks only as of the date on which it is made, and there is no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT or the PUCT. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe that our internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

USE OF PROCEEDS

This prospectus may be delivered in connection with the resale of notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such transactions.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth our selected historical consolidated financial data as of and for the periods indicated. The selected financial data as of December 31, 2009 and 2008 (Successor) and for the years ended December 31, 2009 and 2008 (Successor), the period from October 11, 2007 through December 31, 2007 (Successor) and the period from January 1, 2007 through October 10, 2007 (Predecessor) have been derived from our December 31, 2009 Financial Statements included elsewhere in this prospectus. The selected financial data as of December 31, 2007 (Successor) and December 31, 2006 and 2005 (Predecessor) and for the years ended December 31, 2006 and 2005 (Predecessor) has been derived from our historical consolidated financial statements that are not included herein.

The selected historical consolidated financial data set forth below should be read in conjunction with “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our December 31, 2009 Financial Statements appearing elsewhere in this prospectus.

	Successor			Predecessor
	Year Ended December 31,		Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31,
	2009	2008			2006	2005
	(millions of dollars, except ratios)
Statement of Income Data:
Operating revenues	$7,911	$9,787	$1,671	$6,884	$9,396	$10,824
Income (loss) from continuing operations before extraordinary gain (loss) and cumulative effect of changes in accounting principles	$515	$(9,039)	$(1,266)	$1,306	$2,501	$1,816
Loss from discontinued operations, net of tax effect	$—	$—	$—	$—	$—	$(8)
Extraordinary loss, net of tax effect	$—	$—	$—	$—	$—	$(50)
Cumulative effect of changes in accounting principles, net of tax effect	$—	$—	$—	$—	$—	$(8)
Net income (loss)	$515	$(9,039)	$(1,266)	$1,306	$2,501	$1,750
Preferred stock dividends	$—	$—	$—	$—	$—	$3
Net (income) loss attributable to noncontrolling interests	$—	$—	$—	$—	$—	$—
Net income (loss) attributable to EFC Holdings	$515	$(9,039)	$(1,266)	$1,306	$2,501	$1,747

Ratio of earnings to fixed charges (a)	1.36	—	—	5.88	10.84	5.04
Ratio of earnings to combined fixed charges and preference dividends (a)	1.36	—	—	5.88	10.84	5.01

	Successor			Predecessor
	Year Ended December 31,		Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007	Year Ended December 31,
	2009	2008			2006	2005
	(millions of dollars)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities from continuing operations	$1,384	$1,657	$(248)	$1,231	$4,757	$2,580
Cash flows provided by (used in) financing activities from continuing operations	$279	$1,289	$1,488	$895	$(1,265)	$(61)
Cash flows used in investing activities from continuing operations	$(2,048)	$(2,682)	$(1,881)	$(1,277)	$(3,497)	$(2,572)
Other Financial Data:
Capital expenditures, including nuclear fuel	$1,521	$2,074	$519	$1,585	$908	$1,099

	Successor			Predecessor
	December 31,			December 31,
	2009	2008	2007	2006	2005
	(millions of dollars, except percentages)
Balance Sheet Data:
Total assets	$43,245	$43,000	$49,152	$21,149	$20,890
Property, plant & equipment — net	$20,980	$20,902	$20,545	$10,344	$9,994
Goodwill and intangible assets	$12,845	$13,096	$22,197	$526	$522

Capitalization
Long-term debt, less amounts due currently	$32,121	$31,556	$30,762	$3,088	$3,284
Preferred stock of subsidiaries (not subject to mandatory redemption (b))	—	—	—	—	—
EFC Holdings’ shareholder’s equity	(4,266)	(5,002)	4,003	7,943	5,640
Noncontrolling interests in subsidiaries	48	—	—	—	—

Total	$27,903	$26,554	$34,765	$11,031	$8,924

Capitalization ratios
Long-term debt, less amounts due currently	115.1%	118.8%	88.5%	28.0%	36.8%
Preferred stock of subsidiaries (not subject to mandatory redemption (b))	—	—	—	—	—
EFC Holdings’ shareholder’s equity	(15.3)	(18.8)	11.5	72.0	63.2
Noncontrolling interests in subsidiaries	0.2	—	—	—	—

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Short-term borrowings	$953	$900	$438	$818	$746
Long-term debt due currently	$302	$269	$202	$178	$414

Embedded interest cost on long-term debt – end of period (c)	6.60%	9.0%	9.6%	7.2%	7.0%
Embedded dividend cost on preferred stock of subsidiaries - end of period (d)	—	—	—	—	14.0%

(a)	Fixed charges and combined fixed charges and preference dividends exceeded “earnings” (net loss) by $9.543 billion for the year ended December 31, 2008 and $1.941 billion for the period from October 11, 2007 through December 31, 2007.
(b)	Preferred stock outstanding has a stated value of less than $1 million at the end of 2005 through 2008. There was no outstanding preferred stock at the end of 2009.
(c)	Represents the annual interest using year-end rates for variable debt and reflecting the effects of interest rate swaps (excluding unrealized mark-to-market gains or losses) and amortization of any discounts, premiums, issuance costs and any deferred gains/losses on reacquisitions divided by the carrying value of the debt plus or minus the unamortized balance of any discounts, premiums, issuance costs and gains/losses on reacquisitions at the end of the year.
(d)	Includes the unamortized balance of the loss on reacquired preferred stock and associated amortization.

Note: Although EFC Holdings continued as the same legal entity after the Merger, its “Selected Financial Data” for periods preceding the Merger and for the periods succeeding the Merger are presented as the consolidated financial statements of the “Predecessor” and the “Successor”, respectively. See Note 1 to our December 31, 2009 Financial Statements under “Basis of Presentation.” The consolidated financial statements of the Successor reflect the application of “purchase accounting.” Results in 2008 were significantly impacted by impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation facilities.

Quarterly Information

Results of operations by quarter are summarized below. In EFC Holdings’ opinion, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of such amounts have been made. Quarterly results are not necessarily indicative of a full year’s operations because of seasonal and other factors. All amounts are in millions of dollars.

	First Quarter (a)	Second Quarter	Third Quarter	Fourth Quarter
2009:
Operating revenues	$1,766	$1.945	$2,433	$1,767

Net income (loss)	$526	$(107)	$(72)	$168

	First Quarter	Second Quarter	Third Quarter (b)	Fourth Quarter (c)
2008:
Operating revenues	$1,983	$2,567	$3,258	$1,979

Net income (loss)	$(1,239)	$(3,289)	$3,586	$(8,097)

(a)	Net income (loss) amounts include the effects of impairment charge related to goodwill (see Note 3 to our December 31, 2009 Financial Statements).
(b)	Net income (loss) amounts include the effects of impairment charge related to emission allowances intangible assets (see Note 3 to our December 31, 2009 Financial Statements).
(c)	Net income (loss) amounts include the effects of impairment charges related to goodwill, trade name and emission allowances intangible assets and natural gas-fueled generation facilities (see Notes 3 and 5 to our December 31, 2009 Financial Statements).

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations covers periods prior to and following the consummation of the Merger. The discussion and analysis of historical periods prior to the consummation of the Merger does not reflect the significant impact that the Merger has had and will have on us, including significantly increased leverage and liquidity requirements. You should read the following discussion of our results of operations and financial condition with the information under “Energy Future Competitive Holdings Company and Subsidiaries Selected Historical Consolidated Financial Data” and our December 31, 2009 Financial Statements included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

You also should read the following discussion of our results of operations and financial condition with “TCEH’s Businesses and Strategy” for a discussion of certain of our important financial policies and objectives and performance measures and operational factors we use to evaluate our financial condition and operating performance.

References to “EFC Holdings” in “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations” refer to Energy Future Competitive Holdings Company and/or its subsidiaries, depending on context. References to notes to financial statements refer to the notes to our December 31, 2009 Financial Statements included elsewhere in this prospectus. See “Glossary” for other defined terms.

All dollar amounts in the tables in the following discussion and analysis are stated in millions of US dollars unless otherwise indicated.

Business

EFC Holdings, a wholly-owned subsidiary of EFH Corp., is a Dallas-based holding company that conducts its operations almost entirely through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management, are performed on an integrated basis; consequently, there are no reportable business segments.

Significant Activities and Events

Long-Term Hedging Program—TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, the company has entered into market transactions involving natural gas-related financial instruments, and as of December 31, 2009, has effectively sold forward approximately 1.6 billion MMBtu of natural gas (equivalent to the natural gas exposure of approximately 200,000 GWh at an assumed 8.0 market heat rate) for the period from January 1, 2010 through December 31, 2014 at weighted average annual hedge prices ranging from $7.80 per MMBtu to $7.19 per MMBtu. These transactions, as well as forward power sales, have effectively hedged an estimated 68% of the natural gas price exposure related to TCEH’s expected generation output for the period beginning January 1, 2010 and ending December 31, 2014 (on an average basis for such period and assuming an 8.0 market heat rate). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will be highly correlated with natural gas prices, which is expected to be the marginal fuel for the purpose of setting electricity prices approximately 75% to 90% of the time. If the correlation changes in the future, the cash flows targeted under the long-term hedging program may not be achieved.

The long-term hedging program is comprised primarily of contracts with prices based on the New York Mercantile Exchange (NYMEX) Henry Hub pricing point. However, because there are other local and regional natural gas pricing points such as Houston Ship Channel, future wholesale power prices in ERCOT may not correlate as closely to the Henry Hub pricing as other pricing points, which could decrease the effectiveness of the positions in the long-term hedging program in mitigating power price exposure. The company has hedged more than 95% of the Houston Ship Channel versus Henry Hub pricing point risk for 2010.

The company has entered into related put and call transactions (referred to as collars), primarily for year 2014 of the program, that effectively hedge natural gas prices within a range. These transactions represented approximately 6% of the positions in the long-term hedging program at December 31, 2009, with the approximate weighted average strike prices under the collars being a floor of $7.80 per MMBtu and a ceiling of $11.75 per MMBtu. The company expects to use financial instruments, including collars, in future hedging activity under the long-term hedging program.

The following table summarizes the natural gas hedges in the long-term hedging program as of December 31, 2009:

	Measure		2010	2011	2012	2013	2014	Total
Natural gas hedge volumes (a)		mm MMBtu	~240	~447	~490	~300	~97	~1,574
Weighted average hedge price (b)	$	/MMBtu	~7.79	~7.56	~7.36	~7.19	~7.80	—
Weighted average market price (c)	$	/MMBtu	~5.79	~6.34	~6.53	~6.67	~6.84	—

(a)	Where collars are reflected, the volumes are estimated based on the natural gas price sensitivity (i.e., delta position) of the derivatives. The notional volumes for collars are approximately 150 million MMBtu, which corresponds to a delta position of approximately 97 million MMBtu in 2014.
(b)	Weighted average hedge prices are based on NYMEX Henry Hub prices of forward natural gas sales positions in the long-term hedging program (excluding the impact of offsetting purchases for rebalancing and pricing point basis transactions). Where collars are reflected, sales price represents the collar floor price.
(c)	Based on NYMEX Henry Hub prices.

Changes in the fair value of the instruments in the long-term hedging program are being recorded as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities in the statement of income, which has and could continue to result in significant volatility in reported net income. Based on the size of the long-term hedging program as of December 31, 2009, a $1.00/MMBtu change in natural gas prices across the hedged period would result in the recognition of up to approximately $1.6 billion in pretax unrealized mark-to-market gains or losses.

The reported unrealized mark-to-market net gain related to the long-term hedging program for the year ended December 31, 2009 totaled $1.107 billion. This amount reflects a $1.857 billion net gain due to the effect of lower forward prices of natural gas on the value of positions in the program, which was partially offset by net losses of $750 million representing reversals of previously recorded unrealized gains on positions that settled in the period. The reported unrealized mark-to-market net gain related to the long-term hedging program for the year ended December 31, 2008 totaled $2.587 billion reflecting declines in forward prices of natural gas in 2008. Given the volatility of natural gas prices, it is not possible to predict future reported unrealized mark-to-market gains or losses and the actual gains or losses that will ultimately be realized upon settlement of the hedge positions in future years. If natural gas prices at settlement are lower than the prices of the hedge positions, the hedges are expected to mitigate the otherwise negative effect on earnings of lower wholesale electricity prices. However, if natural gas prices at settlement are higher than the prices of the hedge positions, the hedges are expected to dampen the otherwise positive effect on earnings of higher wholesale electricity prices and will in this context be viewed as having resulted in an opportunity cost. The cumulative unrealized mark-to-market net gain related to positions in the long-term hedging program totaled $1.978 billion and $871 million at December 31, 2009 and December 31, 2008, respectively. These values can change materially as market conditions change.

As of December 31, 2009, more than 95% of the long-term hedging program transactions were directly or indirectly secured by a first-lien interest in TCEH’s assets (including the transactions supported by TCEH’s senior secured cash posting credit facility – see discussion below under “—Financial Condition—Liquidity and Capital Resources”) thereby reducing the cash and letter of credit collateral requirements for the hedging program.

See “—Key Risks and Challenges—Substantial Leverage, Uncertain Financial Markets and Liquidity Risk” and “—Key Risks and Challenges—Natural Gas Price and Market Heat-Rate Exposure.”

Debt Exchanges and Issuances—See Note 10 to our December 31, 2009 Financial Statements for discussion of debt exchange offers completed by EFH Corp. and certain of its subsidiaries in November 2009 and the issuance of additional notes by EFH Corp., guaranteed by EFC Holdings, in January 2010. See also “—Recent Developments” above.

TCEH Interest Rate Swap Transactions—As of December 31, 2009, TCEH had entered into a series of interest rate swaps that effectively fix the interest rates at between 7.3% and 8.3% on $16.30 billion principal amount of its senior secured debt maturing from 2010 to 2014. All of these swaps were entered into prior to January 1, 2009. Taking into consideration these swap transactions, approximately 13% of EFC Holdings’ total long-term debt portfolio at December 31, 2009 was exposed to variable interest rate risk. TCEH also entered into interest rate basis swap transactions, which further reduce the fixed (through swaps) borrowing costs, related to an aggregate of $16.25 billion principal amount of senior secured debt. EFC Holdings may enter into additional interest rate hedges from time to time. Unrealized mark-to-market net gains and losses related to all TCEH interest rate swaps, which are reported in interest expense and related charges, totaled $696 million in net gains for the year ended December 31, 2009 and $1.477 billion in net losses for the year ended December 31, 2008. The cumulative unrealized mark-to-market net liability related to all TCEH interest rate swaps totaled $1.212 billion and $1.909 billion at December 31, 2009 and 2008, respectively, of which $194 million and $364 million (both pre-tax), respectively, was reported in accumulated other comprehensive income. These fair values can change materially as market conditions change, which could result in significant volatility in reported net income. See discussion in Note 10 to our December 31, 2009 Financial Statements regarding various interest rate swap transactions.

Texas Generation Facilities Development—TCEH is nearing completion of a program to develop three lignite-fueled generation units (2 units at Oak Grove and 1 unit at Sandow) in Texas with a total estimated capacity of approximately 2,200 MW. The Sandow unit and the first Oak Grove unit achieved substantial completion (as defined in the EPC Agreements for the units) effective September 30, 2009 and December 22, 2009, respectively. Accordingly the company has operational control of these units. EFC Holdings began depreciating these units and recognizing revenues and fuel costs for accounting purposes in the fourth quarter 2009. The second Oak Grove unit, which is in the commissioning and start-up phase, synchronized to the grid in January 2010 and is expected to achieve substantial completion (as defined in the EPC Agreement for the unit) in mid-2010. Aggregate cash capital expenditures for these three units are expected to total approximately $3.25 billion including all construction, site preparation and mining development costs, of which approximately $3.1 billion was spent as of December 31, 2009. Total recorded costs, including purchase accounting fair value adjustments and capitalized interest, are expected to total approximately $4.8 billion upon completion of the units, and the balance was $4.6 billion as of December 31, 2009. See discussion in Note 11 to our December 31, 2009 Financial Statements regarding contingencies related to these units.

Nuclear Generation Development—In September 2008, a subsidiary of TCEH filed a combined operating license application with the NRC for two new nuclear generation units, each with approximately 1,700 MW (gross capacity), at its existing Comanche Peak nuclear generation site. In connection with the filing of the application, in January 2009, subsidiaries of TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture, Comanche Peak Nuclear Power Company (CPNPC), to further the development of the two new nuclear generation units using MHI’s US–Advanced Pressurized Water Reactor technology. The TCEH subsidiary owns an 88% interest in CPNPC, and a MHI subsidiary owns a 12% interest.

In March 2009, the NRC announced an official review schedule for the license application. Based on the schedule, the NRC expects to complete its review by December 2011, and it is expected that a license would be issued approximately one year later. In November 2009, CPNPC filed a comprehensive revision to the license application that updated the license application for developments occurring after the initial filing.

In 2009, the DOE announced that it had selected four applicants to proceed to the due diligence phase of its Loan Guarantee Program, and to commence negotiations towards potential loan guarantees for their respective generation projects. CPNPC was not among the initial four applicants selected by the DOE; however, CPNPC continues to update the DOE on its progress, with the goal of securing a DOE loan guarantee for financing the proposed units prior to commencement of construction.

Idling of Natural Gas-Fueled Units—In February 2009, EFC Holdings notified ERCOT of plans to retire 11 of its natural gas-fueled units, totaling 2,251 MW of capacity (2,341 MW installed nameplate capacity), in May 2009, and mothball (idle) an additional four units, totaling 1,651 MW of capacity (1,675 MW of installed nameplate capacity), in September 2009. In May and September 2009, EFC Holdings entered into reliability-must-run (RMR) agreements for the remainder of 2009 with ERCOT for the operation of one unit originally planned to be retired with 112 MW of capacity (115 MW of installed nameplate capacity) and one unit planned to be mothballed with 515 MW of capacity (540 MW of installed nameplate capacity), respectively. In December 2009, EFC Holdings entered into RMR agreements with ERCOT for these same two units for January through November 2010. The other units were retired in May 2009 or mothballed in September 2009 as originally planned. An impairment charge of $229 million related to the carrying value of these units was recorded in the fourth quarter of 2008.

Global Climate Change—See “TCEH’s Businesses and Strategy—Environmental Regulations and Related Considerations” for discussion of global climate change and the effects on the company.

Impairment of Goodwill—Financial market conditions had a significant effect on EFC Holdings’ 2008 assessment of the carrying value of goodwill. EFC Holdings recorded a total goodwill impairment charge of $8.070 billion (which was not deductible for income tax purposes) in 2008 and 2009, primarily arising from the dislocation in the capital markets that had increased interest rate spreads and the resulting discount rates used in estimating fair values and the effects of declines in market values of debt and equity securities of comparable companies.

This non-cash impairment did not cause EFC Holdings or its subsidiaries to be in default under any of their respective debt covenants or impact counterparty trading agreements or have a material impact on liquidity.

See Note 3 to our December 31, 2009 Financial Statements and “—Application of Critical Accounting Policies” below for more information on the goodwill impairment charge.

Key Risks and Challenges

Following is a discussion of key risks and challenges facing management and the initiatives currently underway to manage such challenges.

Substantial Leverage, Uncertain Financial Markets and Liquidity Risk

EFC Holdings’ substantial leverage, resulting in large part from debt incurred to finance the Merger, requires significant cash flows to be dedicated to interest and principal payments and could adversely affect EFC Holdings’ ability to raise additional capital to fund operations, limits EFC Holdings’ ability to react to changes in the economy, its industry or its business, and exposes EFC Holdings to interest rate risk, to the extent not hedged. Short-term borrowings and long-term debt, including amounts due currently, totaled $33.376 billion at December 31, 2009. Taking into consideration interest-rate swap transactions, as of December 31, 2009 approximately 87% of EFC Holdings’ total long-term debt portfolio is subject to fixed interest rates, at a weighted average interest rate of 10.21%. Interest payments on long-term debt in 2010 are expected to total approximately $2.383 billion, and principal payments on long-term debt are expected to total approximately $226 million.

While EFC Holdings believes its cash on hand and cash flow from operations combined with availability under existing credit facilities provide sufficient liquidity to fund current and projected expenses and capital requirements for 2010 (see “—Financial Condition—Liquidity and Capital Resources” section below), there can be no assurance that counterparties to its credit facilities will perform as expected through the maturity dates or hedging and trading counterparties, particularly related to the long-term hedging program, will meet their obligations to EFC Holdings. Failure of such counterparties to meet their obligations or substantial changes in financial markets, the economy, the requirements of regulators or EFC Holdings’ industry or operations could result in constraints in its liquidity. See discussion of credit risk in “—Quantitative and Qualitative Disclosures about Market Risk” and discussion of credit facilities in “—Financial Condition—Liquidity and Capital Resources” and in Note 10 to our December 31, 2009 Financial Statements. Also as a result of the financial crisis that arose in 2008, there has been a reduction of available counterparties for EFC Holdings’ hedging and trading activities, particularly for longer-dated transactions, which could impact EFC Holdings’ ability to hedge its commodity price and interest rate exposure to desired levels at reasonable costs. However, traditional counterparties with physical assets to hedge, as well as financial institutions and other parties, continue to participate in the markets.

A substantial amount of EFC Holdings’ indebtedness is scheduled to mature in the period from 2014 to 2017. EFC Holdings is focused on improving the balance sheet and expects to opportunistically look for ways to reduce the amount and extend the weighted average maturity of its outstanding debt. Progress to date on this initiative includes the August 2009 amendment to the Credit Agreement governing the TCEH Senior Secured Facilities that provides additional flexibility in restructuring debt obligations and the debt exchanges completed by EFH Corp. and certain of its subsidiaries in November 2009. See Note 10 to our December 31, 2009 Financial Statements for additional discussion of these transactions.

In addition, because its operations are capital intensive, EFC Holdings expects to rely over the long-term upon access to financial markets as a significant source of liquidity for capital requirements not satisfied by cash-on-hand, operating cash flows or its available credit facilities. EFC Holdings’ ability to economically access the capital or credit markets could be restricted at a time when EFC Holdings would like, or need, to access those markets. Lack of such access could have an impact on EFC Holdings’ flexibility to react to changing economic and business conditions.

Natural Gas Price and Market Heat-Rate Exposure

Wholesale electricity prices in the ERCOT market generally move with the price of natural gas because marginal demand for electricity supply is generally met with natural gas-fueled generation facilities. Historically the price of natural gas has fluctuated due to the effects of weather, changes in industrial demand, supply availability, and other economic and market factors and such prices have been very volatile in recent years. Since 2005, forward natural gas prices ranged from below $4 per MMBtu to above $13 per MMBtu. The wholesale market price of power divided by the market price of natural gas represents the market heat rate. Market heat rate movements also affect wholesale electricity prices. Market heat rate reflects the efficiency of the marginal supplier (generally natural gas-fueled generation facilities) in generating electricity.

In contrast to EFC Holdings’ natural gas-fueled generation facilities, changes in natural gas prices have no significant effect on the cost of generating electricity from EFC Holdings’ nuclear and lignite/coal-fueled plants. All other factors being equal, these baseload generation assets, which provided 70% of supply volumes in 2009, increase or decrease in value as natural gas prices and market heat rates rise or fall, respectively, because of the effect of natural gas prices setting marginal wholesale power prices in ERCOT.

With the exposure to variability of natural gas prices, retail sales price management and hedging activities are critical to the profitability of the business and maintaining consistent cash flow levels.

EFC Holdings’ approach to managing commodity price risk focuses on the following:

•	employing disciplined hedging and risk management strategies through physical and financial energy-related (electricity and natural gas) contracts intended to partially hedge gross margins;

•	continuing reduction of fixed costs to better withstand gross margin volatility;

•	following a retail pricing strategy that appropriately reflects the magnitude and costs of commodity price and liquidity risk, and

•	improving retail customer service to attract and retain high-value customers.

As discussed above under “Significant Activities and Events,” EFC Holdings has implemented a long-term hedging program to mitigate the risk of future declines in wholesale electricity prices due to declines in natural gas prices.

The following sensitivity table provides estimates of the potential impact (in $millions) of movements in natural gas and certain other commodity prices and market heat rates on realized pre-tax earnings for the periods presented. The estimates related to price sensitivity are based on TCEH’s unhedged position and forward prices as of December 31, 2009, which for natural gas reflects estimates of electricity generation less amounts hedged through the long-term natural gas hedging program and amounts under existing wholesale and retail sales contracts. On a rolling twelve-month basis, the substantial majority of retail sales under month-to-month arrangements are deemed to be under contract.

	Balance 2010 (a)		2011		2012		2013		2014
$1.00/MMBtu change in gas price (b)	$	~9	$	~45	$	~89	$	~308	$	~512
0.1/MMBtu/MWh change in market heat rate (c)	$	~10	$	~44	$	~54	$	~57	$	~59
$1.00/gallon change in diesel fuel price	$	~1	$	~1	$	~2	$	~53	$	~57
$10.00/pound change in uranium/nuclear fuel		$—		$—	$	~1	$	~5	$	~4

(a)	Balance of 2010 is from February 1, 2010 through December 31, 2010.
(b)	Assumes conversion of electricity positions based on an approximate 8.0 market heat rate with natural gas being on the margin 75% to 90% of the time (i.e., when coal is forecast to be on the margin, no natural gas position is assumed to be generated).
(c)	Based on Houston Ship Channel natural gas prices as of December 31, 2009.

EFC Holdings’ market heat rate exposure is impacted by changes in the mix of generation assets, such as generation capacity increases, particularly increases in lignite/coal- and nuclear-fueled generation capacity, as well as wind capacity, which could result in lower market heat rates. EFC Holdings expects that decreases in market heat rates would decrease the value of its generation assets because lower market heat rates generally result in lower wholesale electricity prices, and vice versa. EFC Holdings mitigates market heat rate risk through retail and wholesale electricity sales contracts and shorter-term market heat rate hedging transactions. EFC Holdings evaluates opportunities to mitigate market heat rate risk over extended periods through longer-term electricity sales contracts where practical considering pricing, credit, liquidity and related factors.

On an ongoing basis, EFC Holdings will continue monitoring its overall commodity risks and seek to balance its portfolio based on its desired level of exposure to natural gas prices and market heat rates and potential changes to EFC Holdings’ operational forecasts of overall generation and consumption (which is subject to volatility resulting from customer churn, weather, economic and other factors) in its native and growth business. Portfolio balancing may include the execution of incremental transactions, including heat rate hedges, the unwinding of existing transactions and the substitution of natural gas hedges with commitments for the sale of electricity at fixed prices. As a result, commodity price exposures and their effect on earnings could materially change from time to time.

        The Obama Administration has proposed financial market reforms with respect to the currently unregulated Over-the-Counter (“OTC”) financial derivatives market. As a result, the US House of Representatives has approved a bill to regulate OTC derivatives and both the Senate Agriculture Committee and the Senate Banking Committee have also approved bills. As currently constituted, each bill would require certain entities to clear through exchanges certain derivatives that are currently traded on the bilateral market, which would likely mean that for future transactions all collateral would have to be in the form of cash. We have entered into a significant number of asset-backed OTC derivatives to hedge risks associated with commodity and interest rate exposure. If any final bill that becomes law requires us to clear such transactions, we would likely be precluded from using our noncash assets as collateral for hedging arrangements. This preclusion could have a material impact on our liquidity, particularly if the final legislation does not provide for the grandfathering of existing OTC derivatives. As a result, if applied to our OTC derivatives transactions, legislation that impairs the use of asset-backed transactions could significantly increase our costs of entering into OTC derivatives and/or could significantly limit our ability to enter into OTC derivatives and hedge our commodity and interest rate risks. We cannot predict whether or when final legislation will be enacted or whether under any final legislation we will be required to clear our OTC derivatives through exchanges.

See “—Financial Condition—Liquidity and Capital Resources” below for a discussion of the liquidity effects of the long-term hedging program. Also see additional discussion of risk below under “—Quantitative and Qualitative Disclosures about Market Risk.”

Competitive Retail Markets and Customer Retention

Competitive retail activity in Texas has resulted in some volatility in retail customer counts. Total retail customer counts decreased less than 1% in 2007, rose 2% in 2008 and declined 3% in 2009. In responding to the competitive landscape in the ERCOT marketplace, EFC Holdings is focusing on the following key initiatives:

•

Maintaining competitive pricing initiatives as evidenced by price reductions on most residential service plans in 2008 and 2009, in addition to the 15% cumulative price reduction in 2007 applicable to residential customers under qualifying service plans;

•

Profitably growing the retail customer base by actively competing for new and existing customers in areas in Texas open to competition. The customer retention strategy remains focused on continuing to implement initiatives to deliver world-class customer service and improve the overall customer experience;

•

Establishing TXU Energy as the most innovative retailer in the Texas market by continuing to develop tailored product offerings to meet customer needs. TXU Energy plans to invest $100 million over the five-year period beginning in 2008 (including $20 million invested through 2009) in retail initiatives aimed at helping consumers conserve energy and other demand-side management initiatives that are intended to moderate consumption and reduce peak demand for electricity, and

•

Focusing business market initiatives largely on programs targeted to retain the existing highest-value customers and to recapture customers who have switched REPs. Initiatives include maintaining and continuously refining a disciplined contracting and pricing approach and economic segmentation of the business market to enhance targeted sales and marketing efforts and to more effectively deploy the direct-sales force. Tactical programs put into place include improved customer service, aided by a new customer management system implemented in 2009, the successful operation of which is critical to customer satisfaction, new product price/service offerings and a multichannel approach for the small business market.

Volatile Energy Prices and Regulatory Risk

Natural gas prices rose to unprecedented levels in the latter part of 2005, reflecting a world-wide increase in energy prices compounded by hurricane-related infrastructure damage. The related rise in electricity prices elevated public awareness of energy costs and dampened customer demand. Natural gas prices remain subject to events that create price volatility, and while not reaching 2005 levels, forward natural gas prices rose substantially in 2007 and part of 2008 before falling in the second half of 2008 and continuing to fall through most of 2009. Sustained high energy prices and/or ongoing price volatility also creates a risk for regulatory and/or legislative intervention with the mechanisms that govern the competitive wholesale and retail markets in ERCOT. EFC Holdings believes that competitive markets result in a broad range of innovative pricing and service alternatives to consumers and ultimately the most efficient use of resources and regulatory entities should continue to take actions that encourage competition in the industry. Regulatory and/or legislative intervention could disrupt the relationship between natural gas prices and electricity prices, which could impact the results of EFC Holdings’ long-term hedging strategy and its results of operations.

New and Changing Environmental Regulations

EFC Holdings is subject to various environmental laws and regulations related to SO2, NOx and mercury emissions as well as other environmental contaminants that impact air and water quality. EFC Holdings is in compliance with all current laws and regulations, but regulatory authorities continue to evaluate existing requirements and consider proposals for changes. EFC Holdings continues to closely monitor any potential legislative and regulatory changes pertaining to global climate change. In view of the fact that a substantial portion of EFC Holdings’ generation portfolio consists of lignite/coal-fueled generation facilities, its financial condition or results of operations could be materially adversely affected by the enactment of any legislation, regulation or judicial action that mandates a reduction in GHG emissions or that imposes financial penalties, costs or taxes on entities that produce GHG emissions. For example, federal, state or regional legislation or regulation addressing global climate change could result in EFC Holdings either incurring increased material costs to reduce its GHG emissions or to procure emission allowances or credits to comply with a mandatory cap-and-trade emissions reduction program or incurring increased taxes, which could be material, due to the imposition of a carbon tax. See further discussion under “TCEH’s Businesses and Strategy—Environmental Regulations and Related Considerations.”

Exposures Related to Nuclear Asset Outages

EFC Holdings’ nuclear assets are comprised of two generation units at Comanche Peak, each with an installed nameplate capacity of 1,150 MW. The Comanche Peak plant represents approximately 13% of EFC Holdings’ total generation capacity. The nuclear generation units represent EFC Holdings’ lowest marginal cost source of electricity. Assuming both nuclear generation units experienced an outage, the unfavorable impact to pretax earnings is estimated to be approximately $2 million per day before consideration of any insurance proceeds. Also see discussion of nuclear facilities insurance in Note 11 to our December 31, 2009 Financial Statements.

The inherent complexities and related regulations associated with operating nuclear generation facilities result in environmental, regulatory and financial risks. The operation of nuclear generation facilities is complex and subject to continuing review and regulation by the NRC, covering, among other things, operations, maintenance, emergency planning, security, and environmental and safety protection. The NRC may implement changes in regulations that result in increased capital or operating costs, and it may require extended outages, modify, suspend or revoke operating licenses and impose fines for failure to comply with its existing regulations and the provisions of the Atomic Energy Act. In addition, an unplanned outage at another nuclear generation facility could result in the NRC taking action to shut down the Comanche Peak plant as a precautionary measure.

The Comanche Peak plant has not experienced an extended unplanned outage, and management continues to focus on the safe, reliable and efficient operations at the plant.

Other Matters

See Note 11 to our December 31, 2009 Financial Statements for discussion of litigation related to EFC Holdings’ new lignite-fueled generation facility construction program and “Regulation and Rates” for discussion of ERCOT’s planned implementation of a nodal market.

Application of Critical Accounting Policies

EFC Holdings’ significant accounting policies are discussed in Note 1 to our December 31, 2009 Financial Statements. EFC Holdings follows accounting principles generally accepted in the US. Application of these accounting policies in the preparation of EFC Holdings’ consolidated financial statements requires management to make estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and revenues and expenses during the periods covered. The following is a summary of certain critical accounting policies that are impacted by judgments and uncertainties and under which different amounts might be reported using different assumptions or estimation methodologies.

Purchase Accounting

In 2007, the Merger was accounted for under purchase accounting, whereby the purchase price of the transaction was allocated to EFC Holdings’ identifiable assets acquired and liabilities assumed based upon their fair values. The estimates of the fair values recorded were determined based on the principles in accounting standards related to the determination of fair value (see Note 13 to our December 31, 2009 Financial Statements) and reflect significant assumptions and judgments. Material valuation inputs for long-lived assets and liabilities included forward electricity and natural gas price curves and market heat rates, discount rates, nonperformance risk adjustments related to liabilities, retail customer attrition rates, generation plant operating and construction costs and asset lives. The valuations reflected considerations unique to the competitive wholesale power market in ERCOT as well as EFC Holdings’ assets. For example, the valuation of the baseload generation facilities considered EFC Holdings’ lignite fuel reserves and mining capabilities.

The results of the purchase price allocation included an increase in the total carrying value of EFC Holdings’ baseload generation plants and the recording of intangible assets related to the retail customer base, the TXU Energy trade name and emission credits. Further, commodity and other contracts not already subject to fair value accounting were valued, and amounts representing favorable or unfavorable contracts (versus market conditions as of the date of the Merger) were recorded as intangible assets or liabilities, respectively. Management believes all material intangible assets were identified. See Notes 2 and 3 to our December 31, 2009 Financial Statements for details of the purchase price allocation and intangible assets recorded, respectively.

The excess of the purchase price over the estimated fair values of the net assets acquired was recorded as goodwill. The goodwill amount recorded upon finalization of purchase accounting by EFC Holdings totaled $18.3 billion. Purchase accounting impacts, including goodwill recognition, have been “pushed down”, resulting in the assets and liabilities of EFC Holdings being recorded at their fair values as of October 10, 2007. The assignment of purchase price was based on the relative estimated enterprise value of EFC Holdings’ operations as of the date of the Merger using discounted cash flow methodologies. In accordance with SFAS 142, goodwill is not amortized to net income, but is required to be tested for impairment at least annually. Management believes the goodwill amount recorded by EFC Holdings reflected the incremental value of the future cash flow potential of the baseload generation facilities, including facilities under construction, over the values assigned to those assets under purchase accounting rules, considering the market-pricing mechanisms and growth potential in the ERCOT market, as well as the value derived from the scale of the retail business. Also see discussion below under “—Impairment of Assets.”

In the first quarter of 2009 and fourth quarter of 2008, EFC Holdings recorded goodwill impairment charges totaling $8.070 billion. The $70 million charge in the first quarter of 2009 resulted from the completion of the previously estimated fair value calculations supporting the initial $8.0 billion goodwill impairment charge that was recorded in the fourth quarter of 2008. See discussion immediately below under “—Impairment of Assets.”

Push Down of Merger-Related Debt

Merger-related debt of EFH Corp. (parent) is fully and unconditionally guaranteed on a joint and several basis by EFC Holdings and Intermediate Holding. In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, a portion of such debt and related interest expense is reflected in the financial statements of EFC Holdings. The amount reflected on EFC Holdings’ balance sheet represents 50% of the guaranteed EFH Corp. Merger-related debt. This percentage reflects the fact that at the time of the Merger, the equity investments of EFC Holdings and Intermediate Holding in their respective operating subsidiaries were essentially equal amounts. Because payment of principal and interest on the notes is the responsibility of EFH Corp., EFC Holdings records the settlement of such amounts as noncash capital contributions from EFH Corp.

Impairment of Assets

EFC Holdings evaluates long-lived assets (including intangible assets with finite lives) for impairment whenever indications of impairment exist, in accordance with accounting standards related to impairment or disposal of long-lived assets, whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. One of those indications is a current expectation that “more likely than not” a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life (as was the case for the natural gas-fueled generation assets discussed below). For EFC Holdings’ baseload generation assets, another possible indication would be an expected long-term decline in natural gas prices and/or market heat rates. The determination of the existence of these and other indications of impairment involves judgments that are subjective in nature and may require the use of estimates in forecasting future results and cash flows related to an asset or group of assets. Further, the unique nature of EFC Holdings’ property, plant and equipment, which includes a fleet of generation assets with a diverse fuel mix and individual plants that have varying production or output rates, requires the use of significant judgments in determining the existence of impairment indications and the grouping of assets for impairment testing.

Goodwill and intangible assets with indefinite useful lives are required to be tested for impairment at least annually or whenever events or changes in circumstances indicate an impairment may exist, such as the possible impairments to long-lived assets discussed above. Effective with 2009 testing, EFC Holdings changed the annual test date for goodwill and intangible assets with indefinite useful lives from October 1 to December 1. Management determined the new annual goodwill test date is preferable because of efficiencies gained by aligning the test with EFC Holdings’ annual budget and five-year plan processes in the fourth quarter. The change in the annual test date did not delay, accelerate or avoid an impairment charge, and retrospective application of this change in accounting principle did not affect previously reported results. As required by accounting guidance related to goodwill and other intangible assets, EFC Holdings has allocated goodwill to its reporting unit, which essentially consists of TCEH and goodwill impairment testing is performed at the reporting unit level. Under this goodwill impairment analysis, if at the assessment date, a reporting unit’s carrying value exceeds its estimated fair value (enterprise value), the estimated enterprise value of the reporting unit is compared to the estimated fair values of the reporting unit’s operating assets (including identifiable intangible assets) and liabilities at the assessment date, and the resultant implied goodwill amount is then compared to the recorded goodwill amount. Any excess of the recorded goodwill amount over the implied goodwill amount is written off as an impairment charge.

        The determination of enterprise value involves a number of assumptions and estimates. EFC Holdings uses a combination of three fair value inputs to estimate enterprise values of its reporting unit: internal discounted cash flow analyses (income approach), comparable company equity values and any recent pending and/or completed relevant transactions. The income approach involves estimates of future performance that reflect assumptions regarding, among other things, forward natural gas and electricity prices, market heat rates, generation plant performance and retail sales volume trends. Another key variable in the income approach is the discount rate, or weighted average cost of capital. The determination of the discount rate takes into consideration the capital structure, debt ratings and current debt yields of comparable companies as well as an estimate of return on equity that reflects historical market returns and current market volatility for the industry. Enterprise value estimates based on comparable company equity values involve using trading multiples of EBITDA of those selected companies to derive appropriate multiples to apply to the EBITDA of the reporting units. This approach requires an estimate, using historical acquisition data, of an appropriate control premium to apply to the reporting unit values calculated from such multiples. Critical judgments include the selection of comparable companies and the weighting of the three value inputs in developing the best estimate of enterprise value.

The 2009 annual impairment testing performed as of October 1, and December 1, 2009 for goodwill and intangible assets with indefinite useful lives in accordance with accounting guidance for a change in annual impairment testing dates resulted in no impairment (see discussion in Note 1 to our December 31, 2009 Financial Statements regarding change in the annual impairment test date from October 1 to December 1). The goodwill testing determined that EFC Holdings’ carrying value exceeded (by less than 10%) its estimated fair value (enterprise value), so the estimated enterprise value of EFC Holdings was compared to the estimated fair values of its operating assets and liabilities. This additional testing indicated that the implied goodwill amount exceeded the recorded goodwill amount, and thus no goodwill impairment was recorded. The estimated enterprise value of EFC Holdings reflects the impact of the decline in forward natural gas prices on wholesale electricity prices. Because lower wholesale electricity prices also result in lower fair values of EFC Holdings’ generation assets, calculated implied goodwill was sufficient to support the recorded goodwill amount. Key variables in the tests included forward natural gas prices, electricity prices, market heat rates and discount rates, assumptions regarding each of which could have a significant effect on valuations. Because of the volatility of these factors, EFC Holdings cannot predict the likelihood of any future impairment.

See Note 3 to our December 31, 2009 Financial Statements for a discussion of the goodwill impairment charges of $8.0 billion and $70 million (not deductible for income tax purposes) recorded in the fourth quarter of 2008 and first quarter of 2009, respectively. The total $8.070 billion impairment charge represented approximately 44% of EFC Holdings’ goodwill balance resulting from purchase accounting for the Merger and reflected a decline of approximately 20% in the estimated value of EFC Holdings at year-end 2008 from the indicated value at the October 2007 Merger date. The impairment primarily arose from the dislocation in the capital markets that increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of declines in market values of debt and equity securities of comparable companies in the second half of 2008. Also see Note 3 to our December 31, 2009 Financial Statements for discussion of the impairment charge of $481 million ($310 million after-tax) related to the trade name intangible asset also recorded in the fourth quarter of 2008. The estimated fair value of this intangible asset is based on an assumed royalty methodology.

In the fourth quarter of 2008, EFC Holdings recorded an impairment charge of $229 million ($147 million after-tax) related to its natural gas-fueled generation facilities. The natural gas-fueled generation units are generally operated to meet peak demands for electricity, and the facilities tested for impairment as an asset group. See Note 5 to our December 31, 2009 Financial Statements for a discussion of the impairment. The estimated impairment was based on numerous judgments including forecasted production, forward prices of natural gas and electricity, overall generation availability in ERCOT and ERCOT grid congestion. See “—Business—Significant Activities and Events” for discussion of natural gas-fueled units mothballed (idled) or retired in 2009 consistent with the factors that resulted in the impairment.

Derivative Instruments and Mark-to-Market Accounting

EFC Holdings enters into contracts for the purchase and sale of energy-related commodities, and also enters into other derivative instruments such as options, swaps, futures and forwards primarily to manage commodity price and interest rate risks. Under accounting standards related to derivative instruments and hedging activities, these instruments are subject to mark-to-market accounting, and the determination of market values for these instruments is based on numerous assumptions and estimation techniques.

Mark-to-market accounting recognizes changes in the fair value of derivative instruments in the financial statements as market prices change. Such changes in fair value are accounted for as unrealized mark-to-market gains and losses in net income with an offset to derivative assets and liabilities. The availability of quoted market prices in energy markets is dependent on the type of commodity (e.g., natural gas, electricity, etc.), time period specified and delivery point. In computing fair value for derivatives, each forward pricing curve is separated into liquid and illiquid periods. The liquid period varies by delivery point and commodity. Generally, the liquid period is supported by exchange markets, broker quotes and frequent trading activity. For illiquid periods, fair value is estimated based on forward price curves developed using modeling techniques that take into account available market information and other inputs that might not be readily observable in the market. EFC Holdings adopted new accounting standards related to the determination of fair value concurrent with the Merger and estimates fair value as described in Note 13 to our December 31, 2009 Financial Statements and discussed under “Fair Value Measurements” below.

Accounting standards related to derivative instruments and hedging activities allow for “normal” purchase or sale elections and hedge accounting designations, which generally eliminate or defer the requirement for mark-to-market recognition in net income and thus reduce the volatility of net income that can result from fluctuations in fair values. These elections and designations are intended to match the accounting recognition of the contract’s financial performance to that of the transaction the contract is intended to hedge. “Normal” purchases and sales are contracts that provide for physical delivery of quantities expected to be used or sold over a reasonable period in the normal course of business and are not subject to mark-to-market accounting.

Under hedge accounting, changes in fair value of instruments designated as cash flow hedges are recorded in other comprehensive income with an offset to derivative assets and liabilities to the extent the change in value is effective; that is, it mirrors the offsetting change in fair value of the forecasted hedged transaction. Changes in value that represent ineffectiveness of the hedge are recognized in net income immediately, and the effective portion of changes in fair value initially recorded in other comprehensive income are recognized in net income in the period that the hedged transactions are recognized. Although as of December 31, 2009, EFC Holdings does not have any derivatives designated as cash flow or fair value hedges, EFC Holdings continually assesses its hedge elections and could designate positions as cash flow hedges in the future. In March 2007, the instruments making up a significant portion of the long-term hedging program that were previously designated as cash flow hedges were dedesignated as allowed under accounting standards related to derivative instruments and hedging activities, and subsequent changes in their fair value are being marked-to-market in net income. In addition, in August 2008, interest rate swap transactions in effect at that time were dedesignated as cash flow hedges in accordance with accounting standards, and subsequent changes in their fair value are being marked-to-market in net income. See further discussion of the long-term hedging program and interest rate swap transactions above under “—Business—Significant Activities and Events.”

The following tables provide the effects on both net income and other comprehensive income of mark-to-market accounting for those derivative instruments that EFC Holdings has determined to be subject to fair value measurement under accounting standards related to derivative instruments and hedging activities.

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Amounts recognized in net income (after-tax):
Unrealized net gains (losses) on positions marked-to- market in net income (a)	$1,573	$517	$(955)	$(492)
Unrealized net (gains) losses representing reversals of previously recognized fair values of positions settled in the period (a)	(333)	25	(56)	(36)
Unrealized ineffectiveness net gains (losses) on positions accounted for as cash flow hedges	—	(3)	$—	74
Reversals of previously recognized unrealized net (gains) losses related to cash flow hedge positions settled in the period	1	—	—	(15)

Total	$1,241	$539	$(1,011)	$(469)

Amounts recognized in other comprehensive income (after-tax):
Net gains (losses) in fair value of positions accounted for as cash flow hedges	$(20)	$(181)	$(177)	$(288)
Net (gains) losses on cash flow hedge positions recognized in net income to offset hedged transactions	129	122	—	(89)

Total	$109	$(59)	$(177)	$(377)

(a)	Amounts for 2009 and 2008 include $788 million and $1.503 billion in net after-tax gains related to commodity positions, respectively, and $452 million in net after-tax gains and $960 million in net after-tax losses related to interest rate swaps, respectively. Prior period amounts are essentially all related to commodity positions.

The effect of mark-to-market and hedge accounting for derivatives on the balance sheet is as follows:

	Successor
	December 31, 2009	December 31, 2008
Net commodity contract asset (a)	$1,714	$466
Net derivative liability related to interest rate hedges	$(1,212)	$(1,909)
Net accumulated other comprehensive loss included in shareholders’ equity (amounts after-tax)	$(127)	$(236)

(a)	2009 amount includes $4 million in net derivative liabilities and 2008 amounts includes $7 million in net derivative assets related to cash flow hedge positions not marked-to-market in net income.

Fair Value Measurements

In addition to purchase accounting, EFC Holdings applies fair value accounting on a recurring basis to certain assets and financial instruments under the fair value hierarchy established in accounting standards related to the determination of fair value. EFC Holdings utilizes several valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These techniques include, but are not limited to, the use of broker quotes and statistical relationships between different price curves and are intended to maximize the use of observable inputs and minimize the use of unobservable inputs. In applying the market approach, EFC Holdings uses a mid-market valuation convention (the mid-point between bid and ask prices) as a practical expedient.

Level 1 and Level 2 assets and liabilities consist primarily of commodity-related contracts for natural gas and electricity derivative instruments entered into for hedging purposes, securities associated with the nuclear decommissioning trust, and interest rate swaps intended to fix and/or lower interest payments on long-term debt. Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. Level 2 valuations are based on evaluated prices that reflect observable market information, such as actual trade information of similar securities, adjusted for observable differences. Level 2 inputs include:

•	quoted prices for similar assets or liabilities in active markets;

•	quoted prices for identical or similar assets or liabilities in markets that are not active;

•	inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals, and

•	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Examples of Level 2 valuation inputs utilized include over-the-counter broker quotes and quoted prices for similar assets or liabilities that are corroborated by correlation or through statistical relationships between different price curves. For example, certain physical power derivatives are executed for a particular location at specific time periods that might not have active markets; however, an active market might exist for such derivatives for a different time period at the same location. EFC Holdings utilizes correlation techniques to compare prices for inputs at both time periods to provide a basis to value the non-active derivative. (See Note 13 to our December 31, 2009 Financial Statements for additional discussion of how broker quotes are utilized.)

Level 3 assets and liabilities consist primarily of more complex long-term power purchases and sales agreements, including longer-term wind and other power purchase and sales contracts and certain natural gas positions (collars) in the long-term hedging program. Level 3 assets and liabilities are valued using significant unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. EFC Holdings uses the most meaningful information available from the market, combined with its own internally developed valuation methodologies, to develop its best estimate of fair value. The determination of fair value for Level 3 assets and liabilities requires significant management judgment and estimation.

Valuations of Level 3 assets and liabilities are sensitive to the assumptions used for the significant inputs. Where market data is available, the inputs used for valuation reflect that information as of EFC Holdings’ valuation date. In periods of extreme volatility, lessened liquidity or in illiquid markets, there may be more variability in market pricing or a lack of market data to use in the valuation process. An illiquid market is one in which little or no observable activity has occurred or one that lacks willing buyers. Valuation risk is mitigated through the performance of stress testing of the significant inputs to understand the impact that varying assumptions may have on the valuation and other review processes performed to ensure appropriate valuation.

As part of EFC Holdings’ valuation of assets subject to fair value accounting, counterparty credit risk is taken into consideration by measuring the extent of netting arrangements in place with the counterparty along with credit enhancements and the estimated credit rating of the counterparty. EFC Holdings’ valuation of liabilities subject to fair value accounting takes into consideration the market’s view of EFC Holdings’ credit risk along with the existence of netting arrangements in place with the counterparty and credit enhancements posted by EFC Holdings. EFC Holdings considers the credit risk adjustment to be a Level 3 input since judgment is used to assign credit ratings, recovery rate factors and default rate factors.

Level 3 assets totaled $350 million and $283 million at December 31, 2009 and 2008, respectively, and represented approximately 8% and 7%, respectively, of the assets measured at fair value, or less than 1% of total assets. Level 3 liabilities totaled $269 million and $355 million at December 31, 2009 and 2008, respectively, and represented approximately 8% and 7%, respectively, of the liabilities measured at fair value, or less than 1% of total liabilities.

Valuations of several of EFC Holdings’ Level 3 assets and liabilities are based on long-dated price curves for electricity that are developed internally. Additionally, Level 3 assets and liabilities are sensitive to changes in discount rates, option-pricing model inputs such as volatility factors and credit risk adjustments. As of December 31, 2009, a $5.00 per MWh change in electricity price assumptions across unobservable inputs, primarily related to the outer years in EFC Holdings’ long-dated pricing model (years that are not market observable) would cause an approximate $72 million change in net Level 3 assets. A 10% change in diesel fuel price assumptions across unobservable inputs would cause an approximate $11 million change in net Level 3 assets. In addition, EFC Holdings has derivative contracts that are valued based on option-pricing models with unobservable inputs. A 10% increase in volatility and correlation related to these contracts would cause an approximate $5 million change in net Level 3 assets. See Note 13 to our December 31, 2009 Financial Statements for additional information about fair value measurements, including a table presenting the changes in Level 3 assets and liabilities for the twelve months ended December 31, 2009.

Revenue Recognition

EFC Holdings’ revenue includes an estimate for unbilled revenue that represents estimated daily kWh consumption after the meter read date to the end of the period multiplied by the applicable billing rates. Estimated daily kWh usage is derived using historical kWh usage information adjusted for weather and other measurable factors affecting consumption. Calculations of unbilled revenues during certain interim periods are generally subject to more estimation variability because of seasonal changes in demand. Accrued unbilled revenues totaled $468 million, $427 million and $404 million at December 31, 2009, 2008 and 2007, respectively.

Accounting for Contingencies

EFC Holdings’ financial results may be affected by judgments and estimates related to loss contingencies. A significant contingency that EFC Holdings accounts for is the loss associated with uncollectible trade accounts receivable. The determination of such bad debt expense is based on factors such as historical write-off experience, aging of accounts receivable balances, changes in operating practices, regulatory rulings, general economic conditions, effects of hurricanes and other natural disasters and customers’ behaviors. Changes in customer count and mix due to competitive activity and seasonal variations in amounts billed add to the complexity of the estimation process. Historical results alone are not always indicative of future results, causing management to consider potential changes in customer behavior and make judgments about the collectability of accounts receivable. Bad debt expense totaled $116 million, $81 million, $13 million and $44 million for the years ended December 31, 2009 and 2008, the period from October 11, 2007 to December 31, 2007 and the period from January 1, 2007 to October 10, 2007, respectively. The increase in bad debt expense in 2009 reflected higher delinquencies due to delays in final bills and disconnects resulting from a customer billing and information system conversion, customer losses and general economic conditions. Amounts in 2008 reflected competitive customer acquisitions in south Texas and the effects of Hurricane Ike. See Note 8 to our December 31, 2009 Financial Statements regarding a reserve recorded in 2008 for amounts due from subsidiaries of Lehman.

Litigation contingencies also may require significant judgment in estimating amounts to accrue. EFC Holdings accrues liabilities for litigation contingencies when such liabilities are considered probable of occurring and the amount is reasonably estimable. No significant amounts have been accrued for such contingencies during the three-year period ended December 31, 2009. See “TCEH’s Businesses and Strategy—Legal and Administrative Proceedings” for discussion of major litigation.

Accounting for Income Taxes

EFC Holdings’ income tax expense and related balance sheet amounts involve significant management estimates and judgments. Amounts of deferred income tax assets and liabilities, as well as current and noncurrent accruals, involve judgments and estimates of the timing and probability of recognition of income and deductions by taxing authorities. In assessing the likelihood of realization of deferred tax assets, management considers estimates of the amount and character of future taxable income. Actual income taxes could vary from estimated amounts due to the future impacts of various items, including changes in income tax laws, EFC Holdings’ forecasted financial condition and results of operations in future periods, as well as final review of filed tax returns by taxing authorities. EFH Corp.’s income tax returns are regularly subject to examination by applicable tax authorities. In management’s opinion, the liability recorded pursuant to income tax accounting guidance related to uncertain tax positions reflects future taxes that may be owed as a result of any examination.

As discussed in Note 6 to our December 31, 2009 Financial Statements, in January 2007 EFC Holdings adopted new accounting standards that provide interpretive guidance for accounting for uncertain tax positions. See Notes 1 and 7 to our December 31, 2009 Financial Statements for discussion of income tax matters.

Depreciation and Amortization

Depreciation expense related to generation facilities is based on the estimates of fair value and economic useful lives as determined in the application of purchase accounting described above. The accuracy of these estimates directly affects the amount of depreciation expense. If future events indicate that the estimated lives are no longer appropriate, depreciation expense will be recalculated prospectively from the date of such determination based on the new estimates of useful lives.

The estimated remaining lives range from 23 to 60 years for the lignite/coal- and nuclear-fueled generation units. See Note 1 to our December 31, 2009 Financial Statements under “Property, Plant and Equipment” for discussion of the change from composite to asset-by-asset depreciation effective with the Merger.

Finite-lived intangibles identified as a result of purchase accounting are amortized over their estimated useful lives based on the expected realization of economic effects. See Note 3 to our December 31, 2009 Financial Statements for additional information.

Defined Benefit Pension Plans and OPEB Plans

Subsidiaries of EFC Holdings are participating employers in the pension plan sponsored by EFH Corp. and offer pension benefits through either a traditional defined benefit formula or a cash balance formula to eligible employees. Subsidiaries of EFC Holdings also participate in health care and life insurance benefit plans offered by EFH Corp. to eligible employees and their eligible dependents upon the retirement of such employees from EFC Holdings. Reported costs of providing noncontributory defined pension benefits and OPEB are dependent upon numerous factors, assumptions and estimates.

PURA provides for the recovery by Oncor of pension and OPEB costs for all applicable former employees of the regulated predecessor integrated electric utility. These costs are associated with Oncor’s active and retired employees, as well as active and retired personnel engaged in TCEH’s activities, related to their service prior to the deregulation and disaggregation of EFH Corp.’s business effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable pension and OPEB costs related to those personnel. Oncor is authorized to establish a regulatory asset or liability for the difference between the amounts of pension and OPEB costs reflected in Oncor’s approved (by the PUCT) billing rates and the actual amounts that would otherwise have been recorded as charges or credits to earnings. Accordingly, Oncor defers (principally as a regulatory asset or property) costs consistent with PURA. Amounts deferred are ultimately subject to regulatory approval.

Benefit costs are impacted by actual employee demographics (including but not limited to age, compensation levels and years of accredited service), the level of contributions made to retiree plans, expected and actual earnings on plan assets and the discount rates used in determining the projected benefit obligation. Changes made to the provisions of the plans may also impact current and future benefit costs. Fluctuations in actual equity market returns as well as changes in general interest rates may result in increased or decreased benefit costs in future periods.

In accordance with accounting rules, changes in benefit obligations associated with these factors may not be immediately recognized as costs in the income statement, but are recognized in future years over the remaining average service period of plan participants. As such, significant portions of benefit costs recorded in any period may not reflect the actual level of cash benefits provided to plan participants. Pension and OPEB costs as determined under applicable accounting rules are summarized in the following table:

	Successor			Predecessor
	Year Ended December 31,		Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007

	2009	2008
Pension costs	$13	$6	$1	$4
OPEB costs	9	8	2	9

Total benefit costs and net amounts recognized as expense	$22	$14	$3	$13

Discount rate (a)	6.90%	6.55%	6.45%	5.90%
Funding of pension and OPEB plans (b)	$19	$1	$—	$1

(a)	Discount rate for OPEB was 6.85% in 2009.
(b)	The increase in 2009 reflects transfers of investments related to the salary deferral and supplemental retirement plans.

See Note 18 to our December 31, 2009 Financial Statements regarding other disclosures related to pension and OPEB obligations.

Presentation and Analysis of Results

The accompanying statements of consolidated income and cash flows for 2007 are presented for two periods: January 1, 2007 through October 10, 2007 (Predecessor) and October 11, 2007 through December 31, 2007 (Successor), which relate to the period before the Merger and the period after the Merger, respectively. Management’s discussion and analysis of results of operations and cash flows has been prepared by comparing the results of operations and cash flows of the Successor for the year ended December 31, 2009 to those of the Successor for the year ended December 31, 2008, by comparing the results of operations and cash flows of the Successor for the three months ended December 31, 2008 to those of the Successor for the period October 11, 2007 through December 31, 2007 and by comparing the results of operations and cash flows of the Successor for the nine months ended September 30, 2008 to those of the Predecessor for the period January 1, 2007 through October 10, 2007. To facilitate the discussion, certain volumetric and statistical data for 2008 have been presented as of and for the nine months ended September 30, 2008 compared to the nine months ended September 30, 2007 and as of and for the three months ended December 31, 2008 compared to the three months ended December 31, 2007. Such volumetric and statistical data are measured and reported on a monthly, quarterly and annual basis.

Results of Operations

Financial Results

	Successor					Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Nine Months Ended September 30, 2008	Period from January 1, 2007 through October 10, 2007
Operating revenues	$7,911	$9,787	$1,979	$1,671	$7,809	$6,884
Fuel, purchased power costs and delivery fees	(3,934)	(5,600)	(954)	(852)	(4,646)	(3,209)
Net gain (loss) from commodity hedging and trading activities	1,736	2,184	2,432	(1,492)	(248)	(554)
Operating costs	(693)	(677)	(176)	(124)	(501)	(471)
Depreciation and amortization	(1,172)	(1,092)	(265)	(315)	(827)	(253)
Selling, general and administrative expenses	(741)	(680)	(185)	(153)	(495)	(452)
Franchise and revenue-based taxes	(108)	(109)	(36)	(30)	(73)	(83)
Impairment of goodwill	(70)	(8,000)	(8,000)	—	—	—
Other income	59	35	27	2	8	59
Other deductions	(63)	(1,263)	(713)	(5)	(550)	20
Interest income	62	59	15	9	44	312
Interest expense and related charges	(2,121)	(4,187)	(2,231)	(652)	(1,957)	(329)

Income (loss) before income taxes	866	(9,543)	(8,107)	(1,941)	(1,436)	1,924
Income tax (expense) benefit	(351)	504	10	675	493	(618)

Net income (loss)	515	(9,039)	(8,097)	(1,266)	(943)	1,306
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to EFC Holdings	$515	$(9,039)	$(8,097)	$(1,266)	$(943)	$1,306

Sales Volume and Customer Count Data

	Successor			Three Months Ended December 31, 2007	Successor	Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008		Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Sales volumes:

Retail electricity sales volumes – (GWh):
Residential	28,046	28,135	5,982	5,967	22,153	21,256
Small business (a)	7,962	7,363	1,561	1,622	5,802	5,861
Large business and other customers	14,573	13,945	2,994	3,591	10,951	10,946

Total retail electricity	50,581	49,443	10,537	11,180	38,906	38,063
Wholesale electricity sales volumes	43,259	47,270	11,741	11,198	35,529	27,914
Net sales (purchases) of balancing electricity to/from ERCOT	(939)	(527)	808	47	(1,335)	622

Total sales volumes	92,901	96,186	23,086	22,425	73,100	66,599

Average volume (kWh) per residential customer (b)	14,855	14,780	3,101	3,197	11,767	11,399

Weather (North Texas average) – percent of normal (c):

Cooling degree days	98.9%	108.5%	101.3%	171.8%	109.0%	94.2%
Heating degree days	99.9%	92.5%	90.7%	89.7%	93.7%	106.2%

Customer counts:

Retail electricity customers (end of period and in thousands) (d):
Residential	1,862	1,914	1,914	1,857	1,909	1,839
Small business (a)	262	275	275	274	276	275
Large business and other customers	23	25	25	33	27	35

Total retail electricity customers	2,147	2,214	2,214	2,164	2,212	2,149

(a)	Customers with demand of less than 1 MW annually.
(b)	Calculated using average number of customers for the period.
(c)	Weather data is obtained from Weatherbank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce). Normal is defined as the average over a 20-year period.
(d)	Based on number of meters. Typically, large business and other customers have more than one meter; therefore, number of meters does not reflect the number of individual customers. Each of the year ended December 31, 2008 and three months ended December 31, 2008 and 2007 amounts reflects reclassification of 18 thousand meters, and the nine months ended September 30, 2007 amounts reflect the reclassification of 19 thousand meters from residential to small business to conform to current presentation.

Revenue and Commodity Hedging and Trading Activities

	Successor					Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Nine Months Ended September 30, 2008	Period from January 1, 2007 through October 10, 2007
Operating revenues:

Retail electricity revenues:
Residential	$3,806	$3,782	$816	$654	$2,966	$3,064
Small business (a)	1,164	1,099	247	202	852	880
Large business and other customers	1,261	1,447	304	286	1,143	1,070

Total retail electricity revenues	6,231	6,328	1,367	1,142	4,961	5,014
Wholesale electricity revenues (b)	1,463	3,329	532	505	2,797	1,637
Net sales (purchases) of balancing electricity to/from ERCOT	(80)	(214)	13	(9)	(227)	(14)
Amortization of intangibles (c)	5	(36)	(21)	(50)	(15)	—
Other operating revenues	292	380	88	83	293	247

Total operating revenues	$7,911	$9,787	$1,979	$1,671	$7,809	$6,884

Net gain (loss) from commodity hedging and trading activities:

Unrealized net gains (losses) from changes in fair value	$1,741	$2,290	$2,527	$(1,469)	$(237)	$(646)
Unrealized net gains (losses) representing reversals of previously recognized fair values of positions settled in the current period	(464)	(9)	59	(87)	(68)	(76)
Realized net gains (losses) on settled positions	459	(97)	(154)	64	57	168

Total gain (loss)	$1,736	$2,184	$2,432	$(1,492)	$(248)	$(554)

(a)	Customers with demand of less than 1 MW annually.
(b)	Upon settlement of physical derivative power sales and purchase contracts that are marked-to-market in net income, wholesale electricity revenues and fuel and purchased power costs are reported at approximated market prices, as required by accounting rules, instead of the contract price. As a result, these line item amounts include a noncash component, which the company considers “unrealized.” These amounts are as follows:

	Successor					Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Nine Months Ended September 30, 2008	Period from January 1, 2007 through October 10, 2007
Reported in revenues	$(166)	$42	$(113)	$—	$155	$—
Reported in fuel and purchased power costs	114	6	77	—	(71)	—

Net gain (loss)	$(52)	$48	$(36)	$—	$84	$—

(c)	Represents amortization of the intangible net asset value of retail and wholesale power sales agreements resulting from purchase accounting.

Production, Purchased Power and Delivery Cost Data

	Successor					Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Nine Months Ended September 30, 2008	Period from January 1, 2007 through October 10, 2007
Fuel, purchased power costs and delivery fees ($ millions):
Nuclear fuel	$114	$95	$26	$21	$69	$66
Lignite/coal	670	640	155	127	485	467

Total baseload fuel	784	735	181	148	554	533
Natural gas fuel and purchased power (a)	1,224	2,881	349	302	2,532	1,435
Amortization of intangibles (b)	292	318	72	67	246	—
Other costs	202	351	47	68	304	213

Fuel and purchased power costs	2,502	4,285	649	585	3,636	2,181
Delivery fees	1,432	1,315	305	267	1,010	1,028

Total	$3,934	$5,600	$954	$852	$4,646	$3,209

	Successor			Three Months Ended December 31, 2007	Successor	Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008		Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Fuel and purchased power costs (which excludes generation plant operating costs) per MWh:
Nuclear fuel	$5.66	$4.92	$5.46	$4.64	$4.75	$4.59
Lignite/coal (c)	$16.47	$15.80	$15.68	$13.48	$15.83	$14.31
Natural gas fuel and purchased power	$43.10	$81.99	$46.63	$60.04	$91.55	$62.29

Delivery fees per MWh	$28.09	$26.33	$28.66	$26.64	$25.69	$25.60

Production and purchased power volumes (GWh):
Nuclear	20,104	19,218	4,770	5,157	14,448	13,664
Lignite/coal	45,684	44,923	11,226	12,197	33,697	34,297

Total baseload generation	65,788	64,141	15,996	17,354	48,145	47,961
Natural gas-fueled generation	2,447	4,122	279	500	3,843	3,491
Purchased power	26,018	31,018	7,202	5,483	23,816	18,619

Total energy supply	94,253	99,281	23,477	23,337	75,804	70,071
Less line loss and power imbalances (d)	1,352	3,095	391	912	2,704	3,472

Net energy supply volumes	92,901	96,186	23,086	22,425	73,100	66,599

Baseload capacity factors:
Nuclear	100.0%	95.2%	94.0%	101.6%	95.6%	90.8%
Lignite/coal	86.5%	87.6%	86.3%	94.5%	87.7%	89.7%
Total baseload	90.3%	89.8%	88.5%	96.5%	89.9%	90.0%

(a)	See note (b) on previous page.
(b)	Represents amortization of the intangible net asset values of emission credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel resulting from purchase accounting.
(c)	Includes depreciation and amortization of lignite mining assets, which is reported in the depreciation and amortization expense line item, but is part of overall fuel costs.
(d)	Includes physical purchases and sales, the financial results of which are reported in commodity hedging and trading activities in the income statement.

Financial Results—Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Operating revenues decreased $1.876 billion, or 19%, to $7.911 billion in 2009.

Wholesale electricity revenues decreased $1.866 billion, or 56%, to $1.463 billion in 2009 as compared to 2008 when wholesale revenues increased 55%. Volatility in wholesale revenues and purchased power costs reflects movements in natural gas prices, as lower natural gas prices in 2009 drove a 46% decline in average wholesale electricity sales prices. Reported wholesale revenues and purchased power costs also reflect changes in volumes of bilateral contracting activity entered into to mitigate the effects of demand volatility and congestion. Results in 2009 reflect lower demand volatility and a decline in congestion, which drove an 8% decline in wholesale sales volumes.

Bilateral electricity contracting activity includes hedging transactions that utilize contracts for physical delivery. Wholesale sales and purchases of electricity are reported gross in the income statement if the transactions are scheduled for physical delivery with ERCOT.

Comparisons of wholesale balancing activity, reported net, are generally not meaningful because the activity represents intraday purchases and sales transactions with ERCOT for real-time balancing purposes, as measured in 15-minute intervals, which are highly variable. The activity in 2009 reflected reduced volatility and congestion, in part due to actions taken by ERCOT.

Retail electricity revenues declined $97 million, or 2%, to $6.231 billion and reflected the following:

•

Lower average pricing contributed $242 million to the revenue decline. The change in average pricing reflected lower average contracted business rates driven by lower wholesale electricity prices, partially offset by higher average pricing in the residential and non-contract business markets resulting from advanced meter surcharges as well as customer mix.

•

Retail sales volume growth of 2% increased revenues by $145 million. Volumes rose in the business markets driven by changes in customer mix resulting from contracting activity, but declined slightly in the residential market driven by a 3% decrease in customers.

Other operating revenues decreased $88 million, or 23%, to $292 million in 2009 due to lower natural gas prices and lower volumes on sales of natural gas to industrial customers.

The change in operating revenues also reflected a $41 million decrease in amortization of intangible assets arising from purchase accounting reflecting expiration of retail sales contracts.

Fuel, purchased power costs and delivery fees decreased $1.666 billion, or 30%, to $3.934 billion in 2009. This decrease was driven by lower purchased power costs due to the effect of lower natural gas prices, decreased demand volatility and reduced congestion as discussed above regarding wholesale revenues. Lower costs of replacement power during unplanned generation unit repair outages contributed to improved margin. Other factors contributing to lower fuel and purchased power costs included lower natural gas-fueled generation and lower related fuel costs ($374 million), the effect of lower natural gas prices on natural gas purchased for sale to industrial customers ($116 million) and lower amortization of intangible assets arising from purchase accounting ($26 million).

Overall baseload generation production increased 3% in 2009 reflecting a 5% increase in nuclear production and a 2% increase in lignite/coal-fueled production. The increase in nuclear production, which reflects two refueling outages in 2008 compared to one refueling outage in 2009 and investments to increase generation capacity, resulted in improved margin. The increase in lignite/coal-fueled production reflected generation from the new units placed in service in the fourth quarter 2009, partially offset by generation reductions during certain periods when power could be purchased in the wholesale market at prices below production costs, which was largely due to lower natural gas prices and higher wind generation availability.

Following is an analysis of amounts reported as net gain (loss) from commodity hedging and trading activities for the years ended December 31, 2009 and 2008, which totaled $1.736 billion and $2.184 billion in net gains, respectively:

Year Ended December 31, 2009—Unrealized mark-to-market net gains totaling $1.277 billion included:

•

$1.260 billion in net gains related to hedge positions, which includes $1.719 billion in net gains from changes in fair value, driven by the impact of lower forward natural gas prices on the value of positions in the long-term hedging program, and $459 million in net losses that represent reversals of previously recorded net gains on positions settled in the period, and

•

$17 million in net gains related to trading positions, which includes $22 million in net gains from changes in fair value and $5 million in net losses that represent reversals of previously recorded net gains on positions settled in the period.

Realized net gains totaling $459 million included:

•	$449 million in net gains related to positions that primarily hedged electricity revenues recognized in the period, and

•	$10 million in net gains related to trading positions.

Year Ended December 31, 2008—Unrealized mark-to-market net gains totaling $2.281 billion included:

•

$2.324 billion in net gains related to hedge positions, which includes $2.282 billion in net gains from changes in fair value and $42 million in net gains that represent reversals of previously recorded fair values of positions settled in the period;

•	$68 million in “day one” net losses related to large hedge positions (see Note 15 to our December 31, 2009 Financial Statements), and

•

$25 million in net gains related to trading positions, which includes $76 million in net gains from changes in fair value and $51 million in net losses that represent reversals of previously recorded fair values of positions settled in the period.

Realized net losses totaling $97 million included:

•	$177 million in net losses related to hedge positions that primarily offset hedged electricity revenues and fuel and purchased power costs recognized in the period, and

•	$80 million in net gains related to trading positions.

Unrealized gains and losses that are related to physically settled derivative commodity contracts and are reported as revenues and purchased power costs, as required by accounting rules, totaled $52 million in net losses in 2009 and $48 million in net gains in 2008.

Operating costs increased $16 million, or 2%, to $693 million in 2009 driven by $28 million in costs related to the new lignite-fueled generation facilities. The change also reflected $19 million in higher maintenance costs incurred during planned and unplanned lignite-fueled generation unit outages in 2009 that was more than offset by the $31 million effect of two planned nuclear generation unit outages in 2008 as compared to one in 2009.

Depreciation and amortization increased $80 million, or 7%, to $1.172 billion in 2009. The increase was driven by $39 million in higher amortization expense related to the intangible asset representing retail customer relationships recorded in purchase accounting and $24 million due to the placement in service of two new generation units and related mining assets. Increased lignite generation unit depreciation as a result of normal capital additions as well as adjustments to useful lives of components was partially offset by lower natural gas generation unit depreciation resulting from an impairment in 2008.

SG&A expenses increased $61 million, or 9%, to $741 million in 2009. The increase reflected $36 million in higher retail bad debt expense, reflecting higher delinquencies due to delays in final bills and disconnects resulting from a system conversion, customer losses and general economic conditions. The increase also reflected higher employee related expenses, the implementation of a new retail customer information management system and the transition of certain previously outsourced customer operations, partially offset by $13 million in lower fees associated with the sale of receivables program.

See Note 3 to our December 31, 2009 Financial Statements for discussion of the impairments of goodwill of $70 million in 2009 and $8.0 billion in 2008.

Other income totaled $59 million in 2009 and $35 million in 2008. The 2009 amount included a $23 million reversal of a use tax accrual, an $11 million reversal of exit liabilities recorded in connection with the termination of outsourcing arrangements (see Notes 2 and 17 to our December 31, 2009 Financial Statements), a $6 million fee received related to an interest rate swap/commodity hedge derivative agreement, $5 million in royalty income and $5 million in sales/use tax refunds. The 2008 amount included an insurance recovery of $21 million and $4 million in royalty income. See Note 8 to our December 31, 2009 Financial Statements for more details.

Other deductions totaled $63 million in 2009 and $1.263 billion in 2008. The 2009 amount included $34 million in charges for the impairment of land expected to be sold within the next 12 months, $7 million in charges for severance and other individually immaterial miscellaneous expenses. The 2008 amount included $501 million in impairment charges related to NOx and SO2 environmental allowances intangible assets and $481 million related to trade name intangible assets, both discussed in Note 3 to our December 31, 2009 Financial Statements, $229 million in impairment charges related to the natural gas-fueled generation facilities discussed in Note 5 to our December 31, 2009 Financial Statements and $26 million in charges to reserve for net receivables (excluding termination related costs) from terminated hedging transactions with subsidiaries of Lehman Brothers Holdings Inc., which filed for bankruptcy under Chapter 11 of the US Bankruptcy Code. See Note 8 to our December 31, 2009 Financial Statements for more details.

Interest expense and related charges decreased $2.066 billion, or 49%, to $2.121 billion in 2009. The decrease reflected a $696 million unrealized mark-to-market net gain related to interest rate swaps in 2009 compared to a $1.477 billion net loss in 2008, partially offset by $117 million in increased noncash amortization of losses on interest rate swaps dedesignated as cash flow hedges in August 2008.

Income tax expense totaled $351 million in 2009 compared to an income tax benefit totaling $504 million in 2008. Excluding the impacts of the goodwill impairment of $70 million in 2009 and $8.0 billion in 2008, the effective income tax rate was 37.5% in 2009 and 32.7% in 2008. (These nondeductible charges distort the comparison; therefore, they have been excluded for purposes of a more meaningful discussion.) The increase in the rate reflects the effect of interest accrued for uncertain tax positions, which increased the rate on income in 2009 and decreased the rate on a loss in 2008.

After-tax results improved $9.554 billion to net income of $515 million in 2009, reflecting the 2008 impairment of goodwill, the 2008 impairment charges reported in other deductions and the change in unrealized mark-to-market values of interest rate swaps reported in interest expense, partially offset by lower net gains from commodity hedging and trading activities driven by lower unrealized mark-to-market net gains.

Financial Results—Three Months Ended December 31, 2008 Compared to Successor Period from October 11, 2007 through December 31, 2007

Operating revenues increased $308 million, or 18%, to $1.979 billion in 2008.

Retail electricity revenues increased $225 million, or 20%, to $1.367 billion in 2008 and reflected the following:

•	The increase in retail electricity revenues was largely due to $186 million in revenues attributable to the ten fewer days in the 2007 period.

•

Higher average pricing in all markets contributed to the revenue increase, with residential rates increasing an average of 7%, and higher average rates in the business markets reflecting a change in customer mix in the large business market.

•

The effect of higher retail pricing was partially offset by the effect of a 6% decline in total retail sales volumes driven by the business markets. The lower sales volumes in the business markets reflected a decline in commercial and industrial activity due to economic conditions.

•	Total retail electricity customer counts at December 31, 2008 increased 2% from December 31, 2007, driven by a 3% increase in residential customers.

Wholesale electricity revenues increased $27 million, or 5%, to $532 million in 2008. The increase in wholesale electricity revenues reflected $66 million in revenues attributable to the ten fewer days in the 2007 period. The change also reflected lower wholesale electricity prices driven by lower natural gas prices.

The change in operating revenues also reflected a $29 million decrease in amortization of intangible assets arising in purchase accounting.

Fuel, purchased power costs and delivery fees increased $102 million, or 12%, to $954 million in 2008. The increase was largely due to $123 million in costs attributable to the ten fewer days in the 2007 period.

Following is an analysis of amounts reported as net gain (loss) from commodity hedging and trading activities for the three months ended December 31, 2008 and the Successor period from October 11, 2007 through December 31, 2007:

Three Months Ended December 31, 2008—Net gain totaling $2.432 billion included:

•	Unrealized mark-to-market net gains of $2.586 billion, substantially all of which related to commodity hedge positions, and

•

Realized net losses totaling $154 million, including $101 million in net losses related to commodity hedge positions that primarily offset hedged electricity revenues recognized in the period and $53 million in net losses related to trading positions.

Period from October 11 through December 31, 2007—Net losses totaling $1.492 billion included:

•	Unrealized mark-to-market net losses of $1.556 billion, substantially all of which related to commodity hedge positions, and

•

Realized net gains totaling $64 million consisting primarily of net gains related to commodity hedge positions that offset hedged electricity revenues and fuel and purchased power costs recognized in the period.

Operating costs increased $52 million, or 42%, to $176 million in 2008. The increase was partially due to $20 million in costs attributable to the ten fewer days in the 2007 period. The increase in operating costs also reflects higher maintenance costs related to the timing and scope of planned and unplanned outages in baseload generation facilities, higher staffing and benefits costs and expenses associated with operational readiness of the generation units under construction.

Depreciation and amortization decreased $50 million, or 16%, to $265 million in 2008. The decrease in depreciation and amortization reflected lower amortization expense related to the intangible value of customer relationships, partially offset by incremental depreciation expense from stepped-up property, plant and equipment values, both related to purchase accounting and $8 million in expense attributable to the ten fewer days in the 2007 period.

SG&A expenses increased $32 million, or 21%, to $185 million in 2008. The increase was partially due to $13 million in expenses attributable to the ten fewer days in the 2007 period. The increase in SG&A expenses also reflected higher bad debt expense due in part to the effects of Hurricane Ike and higher salaries and contractor costs to support customer growth initiatives and computer system enhancements, net of a decrease in fees associated with the sale of accounts receivable program and lower advertising-related costs.

See Note 3 to our December 31, 2009 Financial Statements for discussion of the $8.0 billion goodwill impairment charge recorded in the fourth quarter of 2008.

Other income totaled $27 million in 2008 and $2 million in 2007. Other income in 2008 included a $21 million insurance recovery for damages to certain mining equipment. Other deductions totaled $713 million in 2008 and $5 million in 2007. Other deductions in 2008 included a charge of $481 million for the impairment of a trade name intangible asset (see Note 3 to our December 31, 2009 Financial Statements) and a $229 million charge to write down the natural gas-fueled generation facilities to fair value (see Note 5 to our December 31, 2009 Financial Statements).

Interest income increased $6 million to $15 million in 2008 reflecting higher average balances of notes/advances to parent.

Interest expense and related charges increased $1.579 billion to $2.231 billion in 2008. The increase was driven by an unrealized mark-to-market net loss on interest rate swaps of $1.512 billion.

Income tax benefit on a pre-tax loss for 2008 totaled $10 million compared to a $675 million income tax benefit on pre-tax loss in 2007. Excluding the impact of the $8.0 billion goodwill impairment, the effective rate on a pretax loss was 9.3% in 2008 compared to 34.8% in 2007. (This nondeductible charge distorts the comparison; therefore, it has been excluded for purposes of a more meaningful discussion.) The decrease in the rate is driven by the unfavorable impact of tax provision adjustments recorded in 2008 on a small pretax loss.

After-tax results declined by $6.831 billion to a loss of $8.097 billion driven by impairment charges related to goodwill, the trade name intangible asset and the natural gas-fueled generation facilities and the unrealized mark-to-market net losses on interest rate swaps, partially offset by the change in unrealized mark-to-market values of commodity hedge positions in the long-term hedging program.

Financial Results—Nine Months Ended September 30, 2008 Compared to Predecessor Period from January 1, 2007 through October 10, 2007

Operating revenues increased $925 million, or 13%, to $7.809 billion in 2008.

Wholesale electricity revenues increased $1.160 billion, or 71%. A 40% increase in average wholesale electricity prices driven by higher natural gas prices contributed $797 million to revenue growth and a 27% increase in sales volumes contributed $429 million. The rise in natural gas prices reflected the overall trend of higher energy prices and increased demand in natural gas-fueled generation due to warmer weather in 2008. Higher wholesale sales and purchase volumes reflected several factors, including increased demand (due to warmer weather), baseload plant outages and congestion, as well as increased near-term bilateral power contracting activity due in part to increased demand and market volatility in 2008. The higher natural gas prices also contributed to the increase in fuel and purchased power costs. The increase in wholesale electricity revenues and sales volumes was partially offset by $66 million in revenues attributable to the ten additional days in the 2007 period.

The $53 million, or 1%, decrease in retail electricity revenues reflected the following:

•	The ten additional days in the 2007 period contributed $186 million to the decrease in retail electricity revenues.

•

The decrease in retail electricity revenues was partially offset by a 2% increase in retail sales volumes that increased revenues by $107 million. Residential volumes increased 4% reflecting the effects of warmer than normal weather in 2008 combined with the cooler than normal weather experienced in 2007 and a 4% increase in residential customer counts. Business and other customer volumes were comparable with 2007.

•

The decrease in retail electricity revenues was also partially offset by higher average pricing that increased revenues by $26 million. Higher average retail pricing reflected higher prices in the business markets driven by higher natural gas prices, partially offset by an approximate $108 million effect of lower pricing in the residential customer market. Lower residential pricing reflected the effect of a 6% price discount in March 2007, an additional 4% price discount in June 2007 and another 5% price discount in October 2007 to those residential customers in Oncor’s service territory with month-to-month service plans and a rate equivalent to the former price-to-beat.

Comparisons of wholesale balancing activity, reported net, are generally not meaningful because the activity represents intraday purchases and sales transactions with ERCOT for real-time balancing purposes, as measured in 15-minute intervals, which are highly variable. The relatively large amount in 2008 reflects weather-driven volatility, generation facility outages and congestion effects.

Other operating revenues increased $46 million, or 19%, to $293 million primarily due to higher retail natural gas revenues reflecting increased prices, the effect of which was partially offset by $11 million in revenues attributable to the ten additional days in the 2007 period.

Fuel, purchased power costs and delivery fees increased $1.437 billion, or 45%, to $4.646 billion. The increase was driven by higher purchased power costs, reflecting 28% growth in purchased power volumes as well as the effect of higher natural gas prices on wholesale power prices. The increase also reflected greater utilization of natural gas-fueled generation facilities to meet peak demand and a 56% increase in fuel costs per MWh in those facilities due to higher natural gas prices. Higher fuel costs also reflected higher usage and prices (including transportation costs) of purchased coal. The increase reflects $246 million of net expense recorded in the 2008 period representing amortization of the intangible net asset values of environmental credits, coal purchase contracts and power purchase agreements and the stepped-up value of nuclear fuel resulting from purchase accounting. Other cost increases included $101 million related primarily to congestion-related charges and $41 million in higher costs of natural gas for resale. The increase in fuel, purchased power costs and delivery fees was partially offset by $123 million in costs attributable to the ten additional days in the 2007 period.

Following is an analysis of amounts reported as net gain (loss) from commodity hedging and trading activities for the nine months ended September 30, 2008 and the Predecessor period from January 1, 2007 through October 10, 2007, which totaled $248 million and $554 million in net losses, respectively:

Nine Months Ended September 30, 2008—Unrealized mark-to-market net losses totaling $305 million include:

•

$250 million in net losses related to hedge positions, which includes $248 million in net losses from changes in fair value and $2 million in net losses that represent reversals of previously recorded fair values of positions settled in the period;

•	$69 million in “day one” net losses related to large hedge positions (see Note 15 to our December 31, 2009 Financial Statements), and

•

$13 million in net gains related to trading positions, which includes $79 million in net gains from changes in fair value and $66 million in net losses that represent reversals of previously recorded fair values of positions settled in the period.

Realized net gains totaling $57 million include:

•	$76 million in net losses related to hedge positions that primarily offset hedged electricity revenues recognized in the period, and

•	$133 million in net gains related to trading positions.

Period from January 1, 2007 through October 10, 2007—Unrealized mark-to-market net losses totaling $722 million include:

•

$566 million in net losses related to hedge positions, which includes $528 million in net losses from changes in fair value and $38 million in net losses that represent reversals of previously recorded fair values of positions settled in the period;

•

$90 million in hedge ineffectiveness net gains, which includes $111 million of net gains from changes in fair values and $21 million in net losses that represent reversals of previously recorded ineffectiveness net gains related to positions settled in the period. These amounts relate to positions accounted for as cash flow hedges;

•

$45 million in net losses related to trading positions, which includes $28 million in net losses from changes in fair values and $17 million in net losses that represent reversals of previously recorded fair values of positions settled in the period;

•	$231 million in “day one” losses related to large hedge positions entered into at below-market prices, and

•	a $30 million “day one” gain related to a power purchase agreement.

Realized net gains totaling $168 million include:

•	$125 million in net gains related to hedge positions that offset hedged electricity revenues and fuel and purchased power costs recognized in the period, and

•	$43 million in net gains related to trading positions.

Operating costs increased $30 million, or 6%, to $501 million in 2008. The increase reflects $36 million in higher maintenance costs related to the timing and scope of planned and unplanned outages in baseload generation facilities, $11 million in costs related to combustion turbines now being operated for EFC Holdings’ own benefit, $10 million in higher property taxes and $5 million of expenses associated with operational readiness of the generation units under construction, partially offset by $7 million in costs in 2007 for utilization of SO2 credits for the lignite/coal-fueled generation plants and $3 million in individually insignificant items. The increase in operating costs was partially offset by $20 million in costs attributable to the ten additional days in the 2007 period.

Depreciation and amortization increased $574 million to $827 million. The increase includes $502 million of incremental depreciation expense from stepped-up property, plant and equipment values and $38 million in incremental amortization expense related to the intangible value of customer relationships, both resulting from the effects of purchase accounting. The remaining increase primarily reflects normal additions and replacements of equipment in generation operations. The increase in depreciation and amortization was partially offset by $8 million in costs attributable to the ten additional days in the 2007 period.

SG&A expenses increased $43 million, or 10%, to $495 million in 2008. The increase reflects:

•

$26 million in higher expenses in the retail operations, primarily increased employees and labor costs to support customer growth initiatives and increased marketing and computer systems enhancement costs, net of a $6 million decrease in fees associated with the sale of accounts receivable program;

•

$14 million in higher salaries in generation operations driven by construction development and reflecting the transfer of employees to Luminant who were previously assigned to generation plants being developed by other EFH Corp. subsidiaries, and

•	$16 million in higher retail customer bad debt expense

partially offset by $13 million in expenses attributable to the ten additional days in the 2007 period.

Other income totaled $8 million in 2008 and $59 million in 2007. The 2007 amount includes $35 million of amortization of a deferred gain on sale of a business that was eliminated in purchase accounting. The 2007 amount also includes $7 million of royalty income and $6 million in penalties received due to nonperformance under a coal transportation agreement. Other income totaling $4 million in 2007 was attributable to the ten additional days in the period.

Other deductions totaled $550 million in 2008 and a net credit of $20 million in 2007. The 2008 amount includes $501 million in impairment charges related to NOx and SO2 environmental allowances intangible assets discussed in Note 3 to our December 31, 2009 Financial Statements and $26 million in charges to reserve for net receivables (excluding termination related costs) from terminated hedging transactions with subsidiaries of Lehman Brothers Holdings Inc., which has filed for protection under Chapter 11 of the US Bankruptcy Code. The 2007 amount includes a $48 million reduction in the liability previously recorded for leases related to gas-fueled combustion turbines that EFC Holdings had ceased operating for its own benefit and a $10 million charge related to the termination of a railcar operating lease. See Note 8 to our December 31, 2009 Financial Statements for more details.

Interest income decreased $268 million, or 86%, to $44 million in 2008 reflecting lower average balances of notes/advances to parent. The ten additional days in the 2007 period contributed $12 million to the decrease.

Interest expense and related charges increased $1.628 billion to $1.957 billion in 2008. The increase reflects $1.324 billion due to higher average borrowings, driven by the Merger-related financings, and $501 million due to higher average interest rates, including a $36 million mark-to-market gain related to interest rate swaps and $12 million of amortization of debt fair value discount resulting from purchase accounting, partially offset by $183 million in increased capitalized interest. The increase was also net of $14 million in additional interest in the 2007 period attributable to the ten additional days in the period.

Income tax benefit on a pretax loss totaled $493 million in 2008 and income tax expense on pretax income totaled $618 million in 2007. The 2007 amount includes a deferred tax benefit of $35 million related to an amendment of the Texas margin tax by the Texas legislature. Excluding the effect of this 2007 item, the effective income tax rates were 34.3% on a loss in 2008 compared to 33.9% on income in 2007. (The deferred tax benefit in 2007 distorts the comparison; therefore, it has been excluded for purposes of a more meaningful discussion.) The increase in the effective tax rate is due to lower lignite depletion benefit in 2008, partially offset by the effect of the Texas margin tax under which interest expense is not deductible.

Net income (loss) decreased $2.249 billion to a net loss of $943 million in 2008 driven by higher net interest expense, the impairment of environmental allowances intangible assets and the effects of purchase accounting, partially offset by the decrease in net unrealized mark-to-market losses on positions in the long-term hedging program.

Energy-Related Commodity Contracts and Mark-to-Market Activities

The table below summarizes the changes in commodity contract assets and liabilities for the periods presented. The net changes in these assets and liabilities, excluding “fair value adjustments,” “other activity” and “reclassification” as described below, represent the pretax effect on earnings of positions in the commodity contract portfolio that are marked-to-market in net income (see Note 15 to our December 31, 2009 Financial Statements). The portfolio consists primarily of economic hedges but also includes trading positions.

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	October 11, 2007 through December 31, 2007	January 1, 2007 through October 10, 2007
Commodity contract net asset (liability) at beginning of period	$430	$(1,917)	$(920)	$(23)
Settlements of positions (a)	(518)	39	(87)	(55)
Changes in fair value (b)	1,741	2,294	(1,469)	(757)
Fair value adjustments at Merger closing date (c)	—	—	144	—
Reclassification at Merger closing date (d)	—	—	400	—
Other activity (e)	65	14	15	(85)

Commodity contract net asset (liability) at end of period (f)	$1,718	$430	$(1,917)	$(920)

(a)	Represents reversals of previously recognized unrealized gains and losses upon settlement (offsets realized gains and losses recognized in the settlement period).
(b)	Represents unrealized gains and losses recognized, primarily related to positions in the long-term hedging program (see discussion above under “—Business—Significant Activities and Events—Long-Term Hedging Program”). Includes gains and losses recorded at contract inception dates (see Note 15 to our December 31, 2009 Financial Statements).
(c)	Represents purchase accounting adjustments arising primarily from the adoption of fair value accounting (largely nonperformance risk effect).
(d)	Represents reclassification of fair values of derivatives previously accounted for as cash flow hedges.
(e)	These amounts do not represent unrealized gains or losses. Includes initial values of positions involving the receipt or payment of cash or other consideration, generally related to options purchased/sold and physical natural gas exchange transactions. Activity in 2009 included $36 million for the net payment of option premiums, $29 million in natural gas provided under physical gas exchange transactions and $18 million in amortization of derivative liabilities related to settlement of certain multi-year power sales agreements (see Note 15 to our December 31, 2009 Financial Statements), partially offset by $18 million for expired option premiums. Activity in the 2007 Predecessor period included $257 million (net of amounts settled of $7 million) in liabilities related to certain power sales agreements, net of a $102 million payment related to a structured economic hedge transaction in the long-term hedging program and $64 million in natural gas provided under physical gas exchange transactions.
(f)	2009 amount excludes $4 million in net derivative liabilities related to cash flow hedge positions not marked-to-market in net income.

In addition to the effect on net income of recording unrealized mark-to-market gains and losses that are reflected in the table above, similar effects arise in the recording of unrealized ineffectiveness gains and losses associated with commodity-related positions accounted for as cash flow hedges. These effects on net income, which include reversals of previously recorded unrealized ineffectiveness gains and losses to offset realized gains and losses upon settlement, are reflected in the balance sheet as changes in cash flow hedge and other derivative assets and liabilities (see Note 15 to our December 31, 2009 Financial Statements). The total pretax effect of recording unrealized gains and losses in net income related to commodity contracts is summarized as follows:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	October 11, 2007 through December 31, 2007	January 1, 2007 through October 10, 2007
Unrealized gains (losses) related to contracts marked-to-market	$1,223	$2,333	$(1,556)	$(812)
Ineffectiveness gains (losses) related to cash flow hedges	2	(4)	—	90

Total unrealized gains (losses) related to commodity contracts	$1,225	$2,329	$(1,556)	$(722)

Maturity Table—The following table presents the net commodity contract asset arising from recognition of fair values under mark-to-market accounting as of December 31, 2009, scheduled by the source of fair value and contractual settlement dates of the underlying positions.

	Maturity dates of unrealized commodity contract asset at December 31, 2009
Source of fair value	Less than 1 year	1-3 years	4-5 years	Excess of 5 years	Total
Prices actively quoted	$(63)	$(92)	$—	$—	$(155)
Prices provided by other external sources	745	904	143	—	1,792
Prices based on models	39	(7)	227	(178)	81

Total	$721	$805	$370	$(178)	$1,718

Percentage of total fair value	42%	47%	21%	(10)%	100%

The “prices actively quoted” category reflects only exchange traded contracts for which active quotes are readily available. The “prices provided by other external sources” category represents forward commodity positions valued using prices for which over-the-counter broker quotes are available in active markets. Over-the-counter quotes for power in ERCOT that are deemed active markets (excluding the West zone) generally extend through 2012 and over-the-counter quotes for natural gas generally extend through 2015, depending upon delivery point. The “prices based on models” category contains the value of all nonexchange traded options, valued using option pricing models. In addition, this category contains other contractual arrangements that may have both forward and option components, as well as other contracts that are valued using proprietary long-term pricing models that utilize certain market based inputs. See Note 13 to our December 31, 2009 Financial Statements for fair value disclosures and discussion of fair value measurements.

Comprehensive Income

Cash flow hedge activity reported in other comprehensive income included (all amounts after-tax):

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period From January 1, 2007 through October 10, 2007
Net increase (decrease) in fair value of cash flow hedges:
Commodities	$(20)	$(8)	$5	$(288)
Financing – interest rate swaps	—	(173)	(182)	—

	(20)	(181)	(177)	(288)

Derivative value net losses (gains) reported in net income that relate to hedged transactions recognized in the period:
Commodities	11	11	—	(95)
Financing – interest rate swaps	118	111	—	6

	129	122	—	(89)

Total income (loss) effect of cash flow hedges reported in other comprehensive income	$109	$(59)	$(177)	$(377)

All amounts included in accumulated other comprehensive income as of October 10, 2007, which totaled $53 million in net gains, were eliminated as part of purchase accounting.

EFC Holdings has historically used, and expects to continue to use, derivative instruments that are effective in offsetting future cash flow variability in interest rates and energy commodity prices. Amounts in accumulated other comprehensive income include the value of dedesignated and terminated cash flow hedges at the time of such dedesignation/termination, less amounts reclassified to earnings as the original hedged transactions are recognized, unless the hedged transactions become probable of not occurring. The effects of the hedge will be recorded in the statement of income as the hedged transactions are actually settled and affect earnings. Also see Note 15 to our December 31, 2009 Financial Statements.

Financial Condition

Liquidity and Capital Resources

Cash Flows—Cash flows from operating, financing and investing activities included:

	Successor					Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Three Months Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Nine Months Ended September 30, 2008	Period From January 1, 2007 through October 10, 2007
Cash flows — operating activities
Net income (loss)	$515	$(9,039)	$(8,097)	$(1,266)	$(943)	$1,306
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,581	1,549	387	444	1,162	306
Deferred income tax expense (benefit) - net	324	(377)	11	(453)	(388)	(68)
Impairment charges	104	9,211	8,710	—	501	—
Unrealized net losses (gains) from mark-to-market valuations of commodity positions	(1,225)	(2,329)	(2,550)	1,556	221	722
Unrealized net losses from mark-to- market valuations of interest rate swaps	(696)	1,477	1,512	—	(36)	—
Noncash interest expense related to pushed down debt of Parent	265	251	125	24	126	—
Increase in Toggle Notes in lieu of cash interest	202	—	—	—	—	—
Other, net	273	169	53	19	118	(18)
Changes in operating assets and liabilities (including margin deposits)	41	745	641	(572)	104	(1,017)

Cash provided by (used in) operating activities	$1,384	$1,657	$792	$(248)	$865	$1,231

Cash flows — financing activities
Net issuances and (repayments and repurchases) of borrowings, including premiums and discounts	261	1,286	(1,620)	22,497	2,906	2,054
Decrease in income tax-related payable to Oncor	(35)	(34)	(9)	(9)	(25)	(24)
Distributions paid to parent	—	—	—	(21,000)	—	(1,135)
Contributions from noncontrolling interests	48	—	—	—	—	—
Other	5	37	4	—	33	—

Cash provided by (used in) financing activities	$279	$1,289	$(1,625)	$1,488	$2,914	$895

Cash flows — investing activities
Loans (to) from to affiliates	$(822)	$(558)	$(177)	$(134)	$(381)	$114
Capital expenditures, including purchases of mining-related assets and nuclear fuel	(1,521)	(2,074)	(560)	(519)	(1,514)	(1,585)
Proceeds from TCEH senior secured letter of credit facility deposited with bank	115	—	—	(1,250)	—	—
Other	180	(50)	177	22	(227)	194

Cash used in investing activities	$(2,048)	$(2,682)	$(560)	$(1,881)	$(2,122)	$(1,277)

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008—Cash provided by operating activities totaled $1.384 billion in 2009 compared to $1.657 billion in 2008. The $273 million decrease reflected:

•	a $347 million unfavorable change in net margin deposits received primarily due to the effects of forward natural gas prices on positions in the long-term hedging program and

•	a $267 million increase in cash income taxes paid,

partially offset by

•	a $253 million decrease in cash interest paid driven by the payment of approximately $202 million of interest with new notes instead of cash as discussed under “Toggle Notes Interest Election” below.

Three Months Ended December 31, 2008 Compared to Successor Period from October 11, 2007 through December 31, 2007—Cash provided by operating activities totaled $792 million in the three months ended December 31, 2008 compared to cash used in operating activities of $248 million in the Successor period from October 11, 2007 through December 31, 2007. The $1.040 billion increase reflects a $1.445 billion favorable change in net margin deposits primarily due to the effect of lower forward natural gas prices on positions in the long-term hedging program and a $271 million favorable change in income taxes paid due to refund received in 2008, partially offset by a $595 million increase in cash interest payments.

Nine Months Ended September 30, 2008 Compared to Predecessor Period from January 1, 2007 through October 10, 2007—Cash provided by operating activities totaled $865 million in the nine months ended September 30, 2008 compared to $1.231 billion in the Predecessor period from January 1, 2007 through October 10, 2007. The $366 million decrease reflected:

•	a $1.370 billion increase in cash interest paid resulting from increased Merger-related debt,

partially offset by,

•

a $333 million favorable change in margin deposits primarily due to the effect of lower forward natural gas prices on hedge positions. The majority of the margin deposits were funded by borrowings from TCEH’s senior secured cash posting credit facility and

•	a $878 million decrease in cash income taxes paid to EFH Corp. reflecting payment in 2007 of 2006 taxes.

The decline in capital spending for the year ended December 31, 2009 as compared to the year ended December 31, 2008 primarily reflected a decrease in spending related to the construction of new generation facilities, which is nearing completion.

Depreciation and amortization expense reported in the statement of cash flows exceeded the amount reported in the statement of income by $409 million, $457 million, $122 million, $129 million, $335 million and $53 million for the years ended December 31, 2009 and 2008, the three months ended December 31, 2008, the Successor period from October 11, 2007 through December 31, 2007, the nine months ended September 30, 2008 and the Predecessor period from January 1, 2007 through October 10, 2007, respectively. For the 2007 Predecessor period, this difference represented amortization of nuclear fuel, which is reported as fuel costs in the statement of income consistent with industry practice. For the 2009, 2008 and 2007 Successor periods, this difference also represented amortization of intangible net assets and debt fair value discounts arising from purchase accounting that is reported in various other income statement line items including operating revenues, fuel and purchased power costs, other income and interest expense.

Debt Financing Activity—Long-term cash borrowings for the year ended December 31, 2009 totaled $522 million consisting of borrowings under TCEH’s senior secured delayed draw term loan facility to fund capital expenditures principally related to the construction of the new generation facilities. Cash retirements for the year ended December 31, 2009 totaled $279 million and included $165 million repaid under TCEH’s senior secured initial term loan facility, $65 million repaid upon maturity of a TCEH promissory note, $9 million repaid under TCEH’s senior secured delayed draw term loan facility and other repayments totaling $40 million, principally related to capitalized leases. In addition, EFH Corp. issued $115 million principal amount of 9.75% Senior Secured Notes due in 2019 (EFH Corp. 9.75% Notes) in debt exchanges and EFH Corp. and Intermediate Holding acquired $181 million principal amount of EFH Corp. Senior Notes and $143 million of TCEH 10.25% Notes in the debt exchanges, the latter of which they are holding as an investment. As discussed in Note 10 to our December 31, 2009 to Financial Statements, the new EFH Corp. 9.75% Notes and the EFH Corp. Senior Notes are guaranteed by EFC Holdings and Intermediate Holding and are subject to push down accounting, so half of the new notes ($58 million principal amount) was pushed down to EFC Holdings, and half of the acquired notes ($91 million) were retired. These issuances do not include the $202 million of TCEH Toggle Notes and $154 million of EFH Corp. Toggle Notes pushed down to EFC Holdings that were issued in May and November 2009 in payment of accrued interest as discussed below under “Toggle Notes Interest Election.”

See Note 10 to our December 31, 2009 Financial Statements for further detail of long-term debt and other financing arrangements.

EFC Holdings, its affiliates or its agents may from time to time purchase their outstanding debt securities for cash in open market purchases or privately negotiated transactions or pursuant to a Section 10b-5(1) plan, or they may refinance existing debt securities. EFC Holdings will evaluate any such transactions in light of market prices of the securities, taking into account liquidity requirements and prospects for future access to capital, contractual restrictions and other factors. The amounts involved in any such transactions, individually or in the aggregate, may be material. See Note 10 to our December 31, 2009 Financial Statements for discussion of debt exchanges completed by EFH Corp. in November 2009.

Available Liquidity—The following table summarizes changes in available liquidity for the year ended December 31, 2009.

	Available Liquidity
	December 31, 2009	December 31, 2008	Change
Cash and cash equivalents	$94	$479	$(385)
Investments held in money market fund	—	142	(142)
TCEH Delayed Draw Term Loan Facility	—	522	(522)
TCEH Revolving Credit Facility (a)	1,721	1,767	(46)
TCEH Letter of Credit Facility	399	490	(91)

Subtotal	$2,214	$3,400	$(1,186)
Short-term investment (b)	65	—	65

Total liquidity (c)	$2,279	$3,400	$(1,121)

(a)	As of December 31, 2009 and 2008, TCEH’s senior secured revolving credit facility includes $141 million and $144 million, respectively, of commitments from the Lehman that are only available from the fronting banks and the swingline lender.
(b)	Represents $65 million in letters of credit posted related to certain interest rate swaps transactions. Under the related agreement, the collateral is to be returned no later than March 2010. See Note 15 to our December 31, 2009 Financial Statements.
(c)	Pursuant to PUCT rules, TCEH is required to maintain available liquidity to assure adequate credit worthiness of TCEH’s REP subsidiaries, including the ability to return retail customer deposits, if necessary. As a result, at December 31, 2009, the total availability under the TCEH credit facilities should be further reduced by $228 million. See “Regulation and Rates—Certification of REPs.”

Note: Available liquidity above does not include the potential amounts available from exercising the payment-in-kind (PIK) option on the TCEH Toggle Notes, which for the remaining payment dates from May 2010 through November 2012, could avoid cash interest payments of approximately $650 million.

The $1.121 billion decrease in available liquidity, after taking into account the short-term investment, was driven by an $822 million increase in notes receivable from EFH Corp. as well as capital spending to construct the new generation facilities.

See Note 10 to our December 31, 2009 Financial Statements for additional discussion of these credit facilities.

Toggle Notes Interest Election—EFH Corp. and TCEH have the option every six months at their discretion, ending with the payment due November 2012, to use the payment-in-kind (PIK) feature of their respective toggle notes in lieu of making cash interest payments. EFH Corp. and TCEH elected to use the PIK feature for the May 2009, November 2009 and May 2010 interest payments as an efficient and cost-effective method to further enhance liquidity, in light of the weaker economy and related lower electricity demand and the continuing uncertainty in the financial markets. Once EFH Corp. and/or TCEH make a PIK election, the election is valid for each succeeding interest payment period until EFH Corp. and/or TCEH revoke the applicable election. Use of the PIK feature will be evaluated at each election period, taking into account market conditions and other relevant factors at such time.

TCEH made its May and November 2009 interest payments and will make its May 2010 interest payment by using the PIK feature of its Toggle Notes. During the applicable interest periods, the interest rate on the notes is increased from 10.50% to 11.25%. TCEH increased the aggregate principal amount of the notes by approximately $98.5 million and $104 million in May and November 2009, respectively, and will further increase the aggregate principal amount of the notes by approximately $110 million in May 2010. The elections increased liquidity in 2009 by an amount equal to approximately $189 million and will further increase liquidity in May 2010 by an amount equal to approximately $103 million, with such amounts constituting the amount of cash interest that otherwise would have been payable on the notes. If paid in cash, the annual interest expense would increase by approximately $33 million, constituting the additional interest that would be payable with respect to the $312 million of additional principal amount.

Similarly, EFH Corp. made its May and November 2009 interest payments and will make its May 2010 interest payment by using the PIK feature of its Toggle Notes. During the applicable interest periods, the interest rate on the notes is increased from 11.25% to 12.00%. EFH Corp. increased the aggregate principal amount of the notes by $150 million and $159 million in May and November 2009, respectively, and will further increase the aggregate principal amount of the notes by $168 million in May 2010. The elections increased liquidity in 2009 by an amount equal to approximately $290 million and will further increase liquidity in May 2010 by an amount equal to approximately $157 million, with such amounts constituting the amount of cash interest that otherwise would have been payable on the notes. If paid in cash, the annual interest expense would increase by approximately $54 million (50% of which relates to EFC Holdings due to push down), constituting the additional cash interest that would be payable with respect to the $477 million of additional principal amount. See Note 10 to our December 31, 2009 Financial Statements for discussion of debt exchanges that resulted in redemption of portions of the outstanding principal of these notes.

Liquidity Needs, Including Capital Expenditures—Capital expenditures, including capitalized interest, for 2010 are expected to include:

•	$900 million for investments in generation facilities, including approximately:

•	$700 million for major maintenance, primarily in existing generation operations;

•	$150 million related to the completion of the construction of a second generation unit and mine development at Oak Grove, and

•	$50 million for environmental expenditures related to existing generation units.

EFC Holdings expects cash flows from operations combined with availability under its credit facilities discussed in Note 10 to our December 31, 2009 Financial Statements to provide sufficient liquidity to fund its current obligations, projected working capital requirements, any restructuring obligations and capital spending for a period that includes the next twelve months.

Liquidity Effects of Commodity Hedging and Trading Activities—Commodity hedging and trading transactions typically require a counterparty to post collateral if the forward price of the underlying commodity moves such that the hedging or trading instrument held by such counterparty has declined in value. TCEH uses cash, letters of credit, asset-backed liens and other forms of credit support to satisfy such collateral obligations. In addition, TCEH’s senior secured cash posting credit facility, an uncapped senior secured revolving credit facility, funds the cash collateral posting requirements for a significant portion of the positions in the long-term hedging program not otherwise secured by a first-lien in the assets of TCEH. The aggregate principal amount of this facility is determined by the exposure arising from higher forward market prices, regardless of the amount of such exposure, on a portfolio of certain natural gas hedging transaction volumes. Including those hedging transactions where margin deposits are covered by unlimited borrowings under TCEH’s senior secured cash posting credit facility, at December 31, 2009, more than 95% of the long-term natural gas hedging program transactions were secured by a first-lien interest in the assets of TCEH that is pari passu with the TCEH Senior Secured Facilities, the effect of which is a significant reduction in the liquidity exposure associated with collateral requirements for those hedging transactions. See Note 10 to our December 31, 2009 Financial Statements for more information about this facility.

As of December 31, 2009, TCEH received or posted cash and letters of credit for commodity hedging and trading activities as follows:

•	$183 million in cash has been posted with counterparties for exchange cleared transactions (including initial margin), as compared to $317 million posted as of December 31, 2008;

•

$516 million in cash has been received from counterparties, net of $4 million in cash posted, for over-the-counter and other non-exchange cleared transactions, as compared to $402 million received, net of $122 million in cash posted, as of December 31, 2008;

•	$379 million in letters of credit have been posted with counterparties, as compared to $342 million posted as of December 31, 2008, and

•	$44 million in letters of credit have been received from counterparties, as compared to $30 million received as of December 31, 2008.

In addition, EFH Corp. (parent) elected to post cash collateral of $400 million in 2009 related to certain TCEH interest rate and commodity hedge transactions (see Note 15 to our December 31, 2009 Financial Statements).

With respect to exchange cleared transactions, these transactions typically require initial margin (i.e., the upfront cash and/or letter of credit posted to take into account the size and maturity of the positions and credit quality) in addition to variance margin (i.e., the daily cash margin posted to take into account changes in the value of the underlying commodity). The amount of initial margin required is generally defined by exchange rules. Clearing agents, however, typically have the right to request additional initial margin based on various factors including market depth, volatility and credit quality, which may be in the form of cash, letters of credit, a guaranty or other forms as negotiated with the clearing agent. With respect to cash collateral that is received, such cash collateral is either used for working capital and other corporate purposes, including reducing short-term borrowings under credit facilities, or it is required to be deposited in a separate account and restricted from being used for working capital and other corporate purposes. With respect to over-the-counter transactions, counterparties generally have the right to substitute letters of credit for such cash collateral. In such event, the cash collateral previously posted would be returned to such counterparties thereby reducing liquidity in the event that it was not restricted. As of December 31, 2009, restricted cash collateral held totaled $1 million. See Note 21 to our December 31, 2009 Financial Statements regarding restricted cash.

With the long-term hedging program, increases in natural gas prices generally result in increased cash collateral and letter of credit postings to counterparties. As of December 31, 2009, approximately 600 million MMBtu of positions related to the long-term hedging program were not directly secured on an asset-lien basis and thus have cash collateral posting requirements. TCEH’s senior secured cash posting credit facility, which is uncapped, supports the collateral posting requirements related to these transactions.

Interest Rate Swap Transactions—See Note 10 to our December 31, 2009 Financial Statements for TCEH interest rate swaps entered into as of December 31, 2009.

Sale of Accounts Receivable—TXU Energy participates in an accounts receivable securitization program, the activity under which is accounted for as a sale of accounts receivable in accordance with transfers and servicing accounting standards. Under the program, TXU Energy (originator) sells retail trade accounts receivable to TXU Receivables Company, a consolidated wholly-owned bankruptcy-remote direct subsidiary of EFH Corp., which sells undivided interests in the purchased accounts receivable for cash to special purpose entities established by financial institutions. All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Funding under the program totaled $383 million and $416 million at December 31, 2009 and 2008, respectively. See Note 1 to our December 31, 2009 Financial Statements for discussion of a new accounting standard that is expected to require consolidation of this program and Note 9 to our December 31, 2009 Financial Statements for a more complete description of the program including the impact of the program on the financial statements for the periods presented and the contingencies that could result in termination of the program and a reduction of liquidity should the underlying financing be settled.

Capitalization—EFC Holdings’ capitalization ratios consisted of 115.1% and 118.8% long-term debt, less amounts due currently, and (15.3)% and (18.8)% common stock equity, at December 31, 2009 and 2008, respectively. Total debt to capitalization, including short-term debt, was 114.5% and 118.0% at December 31, 2009 and 2008, respectively.

Financial Covenants, Credit Rating Provisions and Cross Default Provisions—The terms of certain of EFC Holdings’ financing arrangements contain maintenance covenants with respect to leverage ratios and/or minimum net worth. As of December 31, 2009, EFC Holdings was in compliance with all such maintenance covenants.

Covenants and Restrictions under Financing Arrangements—Each of the TCEH Senior Secured Facilities and the indentures governing substantially all of the debt EFC Holdings has issued in connection with and subsequent to the Merger contain covenants that could have a material impact on the liquidity and operations of EFC Holdings and its subsidiaries.

Adjusted EBITDA (see glossary), as used in the maintenance covenant contained in the TCEH Senior Secured Facilities, for the year ended December 31, 2009 totaled $3.634 billion for TCEH. The following is a reconciliation of net income to Adjusted EBITDA:

	Year Ended December 31, 2009	Year Ended December 31, 2008
	(millions of dollars)
Net income (loss)	$709	$(8,862)
Income tax expense (benefit)	447	(411)
Interest expense and related charges	1,833	3,918
Depreciation and amortization	1,172	1,092

EBITDA	$4,161	$(4,263)

Interest income	(64)	(60)
Amortization of nuclear fuel	95	76
Purchase accounting adjustments (a)	299	413
Impairment of goodwill	70	8,000
Impairment of assets and inventory write down (b)	36	1,210
EBITDA amount attributable to consolidated unrestricted subsidiaries	3	—
Unrealized net (gain) loss resulting from hedging transactions	(1,225)	(2,329)
Amortization of “day one” net loss on Sandow 5 power purchase agreement	(10)	—
Corporate depreciation, interest and income tax expenses included in SG&A expense	6	—
Losses on sale of receivables	12	29
Noncash compensation expense (c)	1	10
Severance expense (d)	10	3
Transition and business optimization costs (e)	25	33
Transaction and merger expenses (f)	5	10
Insurance settlement proceeds (g)	—	(21)
Restructuring and other (h)	(19)	31
Expenses incurred to upgrade or expand a generation station (i)	100	100

Adjusted EBITDA per Incurrence Covenant	$3,505	$3,242

Expenses related to unplanned generation station outages (i)	91	250
Other adjustments allowed to determine Adjusted EBITDA per Maintenance Covenant (j)	38	15

Adjusted EBITDA per Maintenance Covenant	$3,634	$3,507

(a)	Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits not recognized in net income due to purchase accounting.
(b)	Impairment of assets includes impairments of emission allowances and trade name intangible assets and impairments of land and the natural gas-fueled generation fleet.
(c)	Noncash compensation expenses are accounted for under accounting standards related to stock compensation and exclude capitalized amounts.
(d)	Severance expense includes amounts incurred related to outsourcing, restructuring and other amounts deemed to be in excess of normal recurring amounts.
(e)	Transition and business optimization costs include professional fees primarily for retail billing and customer care systems enhancements and incentive compensation.
(f)	Transaction and merger expenses include costs related to the Merger, outsourcing transition costs and costs related to certain growth initiatives.
(g)	Insurance settlement proceeds include the amount received for property damage to certain mining equipment.
(h)	Restructuring and other for 2009 primarily represents reversal of certain liabilities accrued in purchase accounting and recorded as other income, partially offset by restructuring and nonrecurring activities; 2008 includes a charge related to the bankruptcy of a subsidiary of Lehman Brothers Holdings Inc. and other restructuring initiatives and nonrecurring activities.
(i)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.
(j)	Primarily pre-operating expenses relating to Oak Grove and Sandow 5.

The following table summarizes TCEH’s secured debt to adjusted EBITDA ratio under the maintenance covenant in the TCEH Senior Secured Facilities and various other financial ratios of EFH Corp. and TCEH that are applicable under certain other covenants in the TCEH Senior Secured Facilities and the indentures governing the TCEH Senior Notes, the EFH Corp. Senior Notes, and the EFH Corp. 9.75% Notes as of December 31, 2009 and 2008 and the corresponding maintenance and other covenant threshold levels as of December 31, 2009:

	December 31, 2009	December 31, 2008	Threshold Level as of December 31, 2009
Maintenance Covenant:
TCEH Senior Secured Facilities:
Secured debt to adjusted EBITDA ratio	4.76 to 1.00	4.77 to 1.00	Must not exceed 7.25 to 1.00 (a)

Debt Incurrence Covenants:
EFH Corp. Senior Notes:
EFH Corp. fixed charge coverage ratio	1.2 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
TCEH fixed charge coverage ratio	1.5 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
EFH Corp. 9.75% Notes:
EFH Corp. fixed charge coverage ratio	1.2 to 1.0	N/A	At least 2.0 to 1.0
TCEH fixed charge coverage ratio	1.5 to 1.0	N/A	At least 2.0 to 1.0
TCEH Senior Notes:
TCEH fixed charge coverage ratio	1.5 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
TCEH fixed charge coverage ratio	1.5 to 1.0	1.3 to 1.0	At least 2.0 to 1.0

Restricted Payments/Limitations on Investments Covenants:
EFH Corp. Senior Notes:
General restrictions (non-Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (b)	1.4 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
General restrictions (Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (b)	1.2 to 1.0	1.5 to 1.0	At least 2.0 to 1.0
EFH Corp. leverage ratio	9.4 to 1.0	6.9 to 1.0	Equal to or less than 7.0 to 1.0
EFH Corp. 9.75% Notes:
General restrictions (non-Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (b)	1.4 to 1.0	N/A	At least 2.0 to 1.0
General restrictions (Sponsor Group payments):
EFH Corp. fixed charge coverage ratio (b)	1.2 to 1.0	N/A	At least 2.0 to 1.0
EFH Corp. leverage ratio	9.4 to 1.0	N/A	Equal to or less than 7.0 to 1.0
TCEH Senior Notes:
TCEH fixed charge coverage ratio	1.5 to 1.0	1.3 to 1.0	At least 2.0 to 1.0
TCEH Senior Secured Facilities:
Payments to Sponsor Group:
TCEH total debt to adjusted EBITDA ratio	8.4 to 1.0	8.7 to 1.0	At least 6.5 to 1.0

(a)	Threshold level decreased to a maximum of 7.00 to 1.00 effective March 31, 2010 and to a maximum of 6.75 to 1.00 effective December 31, 2010. Calculation excludes debt that ranks junior to the TCEH Senior Secured Facilities.
(b)	The EFH Corp. fixed charge coverage ratio for non-Sponsor Group payments includes the results of Oncor Holdings and its subsidiaries. The EFH Corp. fixed charge coverage ratio for Sponsor Group payments excludes the results of Oncor Holdings and its subsidiaries.

Credit Ratings—The issuer credit ratings as of April 1, 2010 for EFC Holdings and its subsidiaries are B-, Caa1 and B- by S&P, Moody’s and Fitch, respectively.

Additionally, the rating agencies assign credit ratings on certain of EFC Holdings’ debt securities. The credit ratings assigned for debt securities issued by EFC Holdings and certain of its subsidiaries and by EFH Corp. that are guaranteed by EFC Holdings as of April 1, 2010 are presented below:

	S&P	Moody’s	Fitch
EFH Corp. (Senior Secured) (a)	B+	Caa3	B+
EFH Corp. (Senior Unsecured) (b)	B-	Caa3	B
EFC Holdings (Senior Unsecured)	CCC	Caa3	CCC
TCEH (Senior Secured)	B+	B1	B+
TCEH (Senior Unsecured) (c)	CCC	Caa2	B-
TCEH (Unsecured)	CCC	Caa3	CCC

(a)	EFH Corp. 9.75% Notes.
(b)	EFH Corp. 10.875% Notes and EFH Corp. Toggle Notes.
(c)	TCEH 10.25% Notes and TCEH Toggle Notes.

In November 2009, the credit rating agencies announced certain rating actions shortly after completion of the EFH Corp. debt exchange transaction discussed in Note 10 to our December 31, 2009 Financial Statements. S&P restored its corporate issuer ratings of EFH Corp., EFC Holdings and TCEH with multi-notch upgrades to B- from SD and maintained a negative outlook. Also, S&P established a B+ rating for the new EFH Corp. 9.75% Notes, and it completed multi-notch upgrades from ratings of D for issuances subject to the exchange. Previously, in accordance with its “distressed exchange” policy, S&P downgraded the corporate issuer ratings of EFH Corp., EFC Holdings and TCEH to SD from CC and downgraded ratings of issuances subject to the exchange to D from CC. Moody’s affirmed its Caa1 corporate family rating and negative outlook for EFH Corp. and TCEH but upgraded its probability of default rating to Caa2 from Ca as it determined that the final transaction results did not represent a “distressed exchange.” In addition, Moody’s established Caa3 ratings for the new EFH Corp. 9.75% Notes and completed upgrades of certain securities due to results of the exchange. Fitch established a rating of B+ on the new EFH Corp. 9.75% Notes resulting from the exchange and downgraded its ratings of the EFH Corp. 10.875% and Toggle Notes by one notch to B from B+. Additionally, Fitch affirmed its ratings and outlook for EFH Corp., EFC Holdings and TCEH. However, on April 1, 2010, Fitch downgraded its issuer default ratings of EFH Corp., EFC Holdings and TCEH one notch to B- from B and maintained a negative outlook, citing its diminished expectations of the cash flow generation capability of EFH Corp.’s competitive businesses in the face of very high debt leverage. In addition, Fitch downgraded the TCEH Senior Secured Facilities two notches to B+ from BB and the notes one notch to B- from B.

A rating reflects only the view of a rating agency, and is not a recommendation to buy, sell or hold securities. Ratings can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

Material Credit Rating Covenants and Credit Worthiness Effects on Liquidity—As a result of TCEH’s non-investment grade credit rating and considering collateral thresholds of certain retail and wholesale commodity contracts, as of December 31, 2009, counterparties to those contracts could have required TCEH to post up to an aggregate of $41 million in additional collateral. This amount largely represents the below market terms of these contracts as of December 31, 2009; thus, this amount will vary depending on the value of these contracts on any given day.

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s below investment grade credit rating, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. The amount of collateral support required to be posted, as well as the time period of transition charges covered, varies by utility. As of December 31, 2009, TCEH has posted collateral support in the form of letters of credit to the applicable utilities in an aggregate amount equal to $29 million, with $15 million of this amount posted for the benefit of Oncor.

The PUCT has rules in place to assure adequate credit worthiness of each REP, including the ability to return customer deposits, if necessary. Under these rules, as of December 31, 2009, TCEH maintained availability under its credit facilities of approximately $228 million. See “Regulation and Rates—Certification of REPs.”

The RRC has rules in place to assure adequate credit worthiness of parties that have mining reclamation obligations. Under these rules, should the RRC determine that the credit worthiness of Luminant Generation Company LLC (a subsidiary of TCEH) is not sufficient to support its reclamation obligations, TCEH may be required to post cash or letter of credit collateral support in an amount currently estimated to be approximately $600 million to $800 million. The actual amount (if required) could vary depending upon numerous factors, including Luminant Generation Company LLC’s credit worthiness and the level of mining reclamation obligations.

ERCOT also has rules in place to assure adequate credit worthiness of parties that schedule power on the ERCOT System. Under these rules, TCEH has posted collateral support, predominantly in the form of letters of credit, totaling $43 million as of December 31, 2009 (which is subject to weekly adjustments based on settlement activity with ERCOT).

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH is required to post a letter of credit in an amount equal to $170 million to secure its payment obligations to Oncor if two or more rating agencies downgrade Oncor’s credit ratings below investment grade.

Other arrangements of EFC Holdings and its subsidiaries, including the accounts receivable securitization program (see Note 9 to our December 31, 2009 Financial Statements) and certain leases, contain terms pursuant to which the interest rates charged under the agreements may be adjusted depending on the relevant credit ratings.

In the event that any or all of the additional collateral requirements discussed above are triggered, EFC Holdings believes it will have adequate liquidity to satisfy such requirements.

Material Cross Default Provisions—Certain financing arrangements contain provisions that may result in an event of default if there were a failure under other financing arrangements to meet payment terms or to observe other covenants that could or does result in an acceleration of payments due. Such provisions are referred to as “cross default” provisions.

A default by TCEH or any of its restricted subsidiaries in respect of indebtedness, excluding indebtedness relating to the sale of receivables program and hedging obligations, in an aggregate amount in excess of $200 million may result in a cross default under the TCEH Senior Secured Facilities. Under these facilities, such a default will allow the lenders to accelerate the maturity of outstanding balances ($22.357 billion at December 31, 2009) under such facilities.

The indenture governing the TCEH Senior Notes contains a cross acceleration provision where a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of TCEH or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the TCEH Senior Notes.

Under the terms of a TCEH rail car lease, which had approximately $47 million in remaining lease payments as of December 31, 2009 and terminates in 2017, if TCEH failed to perform under agreements causing its indebtedness in aggregate principal amount of $100 million or more to become accelerated, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

Under the terms of a TCEH rail car lease, which had approximately $53 million in remaining lease payments as of December 31, 2009 and terminates in 2028, if obligations of TCEH in excess of $200 million in the aggregate for payments of obligations to third party creditors under lease agreements, deferred purchase agreements or loan or credit agreements are accelerated prior to their original stated maturity, the lessor could, among other remedies, terminate the lease and effectively accelerate the payment of any remaining lease payments due under the lease.

The indentures governing the EFH Corp. Senior Notes, 9.75% and 10% Notes contain a cross acceleration provision whereby a payment default at maturity or on acceleration of principal indebtedness under any instrument or instruments of EFH Corp. or any of its restricted subsidiaries in an aggregate amount equal to or greater than $250 million may cause the acceleration of the EFH Corp. Senior Notes, 9.75% and 10% Notes.

The accounts receivable securitization program contains a cross default provision with a threshold of $200 million that applies in the aggregate to the originator, any parent guarantor of an originator or any subsidiary acting as collection agent under the program. TXU Receivables Company and EFH Corporate Services Company (a direct subsidiary of EFH Corp.), as collection agent, in the aggregate have a cross default threshold of $50,000. If any of the aforementioned defaults on indebtedness of the applicable threshold were to occur, the program could terminate.

EFC Holdings and its subsidiaries enter into energy-related and financial contracts, the master forms of which contain provisions whereby an event of default or acceleration of settlement would occur if EFC Holdings or those subsidiaries were to default under an obligation in respect of borrowings in excess of thresholds, which vary, stated in the contracts. The subsidiaries whose default would trigger cross default vary depending on the contract.

Each of TCEH’s natural gas hedging agreements that are secured with a lien on its assets on a pari passu basis with the TCEH Senior Secured Facilities contains a cross default provision. In the event of a default by TCEH or any of its subsidiaries relating to indebtedness (such amounts varying by contract but ranging from $200 million to $250 million) that results in the acceleration of such debt, then each counterparty under these hedging agreements would have the right to terminate its hedge agreement with TCEH and require all outstanding obligations under such agreement to be settled.

In the event of a default by TCEH relating to indebtedness in an amount equal to or greater than $200 million that results in the acceleration of such debt, then each counterparty under TCEH’s interest rate swap agreements with an aggregate derivative liability of $1.21 billion at December 31, 2009 would have the right to terminate its interest rate swap agreement with TCEH and require all outstanding obligations under such agreement to be settled.

Other arrangements, including leases, have cross default provisions, the triggering of which would not be expected to result in a significant effect on liquidity.

Long-Term Contractual Obligations and Commitments—The following table summarizes EFC Holdings’ contractual cash obligations as of December 31, 2009 (see Note 10 to our December 31, 2009 Financial Statements for additional disclosures regarding these long-term debt and noncancellable purchase obligations).

Contractual Cash Obligations	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total
Long-term debt – principal (a)	$226	$874	$20,915	$10,417	$32,432
Long-term debt – interest (b)	2,383	5,005	4,403	2,609	14,400
Operating and capital leases (c)	122	114	99	319	654
Obligations under commodity purchase and services agreements (d)	1,518	1,664	861	803	4,846

Total contractual cash obligations	$4,249	$7,657	$26,278	$14,148	$52,332

(a)	Excludes capital lease obligations, unamortized discounts and fair value premiums and discounts related to purchase accounting. Also excludes $194 million of additional principal amount of notes to be issued in May 2010 and due in 2016 and 2017, reflecting the election of the PIK feature on toggle notes as discussed above under “Toggle Notes Interest Election.” More than five years period includes $2.371 billion of EFH Corp. notes pushed down to EFC Holdings (See Note 10 to our December 31, 2009 Financial Statements.)

(b)	Includes net amounts payable under interest rate swaps. Variable interest payments and net amounts payable under interest rate swaps are calculated based on interest rates in effect at December 31, 2009.
(c)	Includes short-term noncancellable leases.
(d)	Includes capacity payments, nuclear fuel and natural gas take-or-pay contracts, coal contracts, business services and nuclear-related outsourcing and other purchase commitments. Amounts presented for variable priced contracts assumed the year-end 2009 price remained in effect for all periods except where contractual price adjustment or index-based prices were specified.

The following are not included in the table above:

•	contracts between affiliated entities and intercompany debt;

•

individual contracts that have an annual cash requirement of less than $1 million (however, multiple contracts with one counterparty that are more than $1 million on an aggregated basis have been included);

•	contracts that are cancellable without payment of a substantial cancellation penalty;

•	employment contracts with management;

•	estimated funding of the pension plan totaling less than $1 million in 2010 and approximately $30 million for the 2010 to 2014 period, and

•	liabilities related to uncertain tax positions totaling $903 million discussed in Note 6 to our December 31, 2009 Financial Statements as the ultimate timing of payment is not known.

Guarantees—See Note 11 to our December 31, 2009 Financial Statements for details of guarantees.

Off Balance Sheet Arrangements

See discussion above regarding sales of accounts receivable under “Financial Condition—Liquidity and Capital Resources” and in Note 9 to our December 31, 2009 Financial Statements.

Also see Note 11 to our December 31, 2009 Financial Statements regarding guarantees.

Commitments and Contingencies

See Note 11 to our December 31, 2009 Financial Statements for discussion of commitments and contingencies.

Changes in Accounting Standards

See Note 1 to our December 31, 2009 Financial Statements for a discussion of changes in accounting standards.

Regulation and Rates

Regulatory Investigations and Reviews

See Note 11 to our December 31, 2009 Financial Statements.

Certification of REPs

In April 2009, the PUCT finalized a rule relating to the Certification of Retail Electric Providers. The rule strengthens the certification requirements for REPs in order to better protect customers, transmission and distribution utilities (TDUs), and other REPs from the potential insolvency of REPs. The rule, among other things, increases creditworthiness and financial reporting requirements for REPs and provides additional customer protection requirements and regulatory asset consideration for TDU bad debt expenses. Under the rule, REPs are required to amend their certifications, including the manner in which they meet financial requirements, by May 21, 2010. TXU Energy plans to file its amended certification no later than the first quarter 2010. Under the new financial requirements, which will be effective upon approval of the amended certification, the amount of available liquidity required to be maintained by TCEH would have been reduced from $228 million as of December 31, 2009 to approximately $83 million as a result of no longer having to reserve liquidity for payments related to TDUs.

FERC Infrastructure Protection Standards

In September 2009, the FERC issued an order approving a revised set of mandatory NERC standards for critical infrastructure protection (CIP). These standards are designed to protect the nation’s bulk power system against potential disruptions from cyber security breaches. The mandatory reliability standards require certain users, owners and operators of the bulk power system to establish policies, plans and procedures to safeguard physical and electronic access to control systems, to train personnel on security matters, to report security incidents, and to be prepared to recover from a cyber incident. Luminant was compliant at December 31, 2009 and is expected to achieve “Auditable Compliance” by year-end 2010 in accordance with the NERC CIP implementation schedule.

Wholesale Market Design—Nodal Market

In August 2003, the PUCT adopted a rule that, when implemented, will alter the wholesale market design in the ERCOT market. The rule requires ERCOT to:

•	use a stakeholder process to develop a new wholesale market model;

•	operate a voluntary day-ahead energy market;

•	directly assign all congestion rents to the resources that caused the congestion;

•	use nodal energy prices for resources;

•	provide information for energy trading hubs by aggregating nodes;

•	use zonal prices for loads, and

•	provide congestion revenue rights (but not physical rights).

ERCOT currently has a zonal wholesale market structure consisting of four geographic zones. The proposed location-based congestion-management market is referred to as a “nodal” market because wholesale pricing would differ across the various nodes on the transmission grid. The implementation of a nodal market is being done in conjunction with transmission improvements designed to reduce current congestion. Pursuant to a request from the PUCT, ERCOT announced in November 2008 a preliminary schedule for the implementation of the nodal market by December 2010.

ERCOT imposes a surcharge on all Qualified Scheduling Entities in the ERCOT market (including subsidiaries of TCEH) for the purpose of financing 38% of ERCOT’s expected nodal implementation costs. In November 2008, ERCOT filed a request with the PUCT for approval of an interim increase in the nodal surcharge from $0.169 per MWh to $0.375 per MWh. In September 2009, the PUCT approved an increase in the nodal surcharge to $0.375 per MWh, effective January 1, 2010. At the approved $0.375 per MWh nodal surcharge, the annual surcharge to EFC Holdings will be an estimated $30 million to $35 million, which is reported in fuel, purchased power costs and delivery fees. The implementation of a nodal market is scheduled for December 2010. EFC Holdings cannot predict the ultimate impact of the proposed nodal wholesale market design on its operations or financial results.

Environmental Regulations

See discussion in Note 3 to our December 31, 2009 Financial Statements regarding the invalidation of the EPA’s Clean Air Interstate Rule and the related impairment in 2008 of intangible assets representing NOx and SO2 emission allowances.

Sunset Review—PURA, the PUCT and the RRC will be subject to “sunset” review by the Texas Legislature in the 2011 legislative session. Sunset review includes, generally, a comprehensive review of the need for and effectiveness of an administrative agency (the PUCT or the RRC), along with an evaluation of the advisability of any changes to the PUCT’s authorizing legislation (PURA). A Sunset staff report is scheduled to be issued in April 2010, and a Sunset public meeting is scheduled for May 2010. EFC Holdings cannot predict the outcome of the Sunset review process.

Summary

EFC Holdings cannot predict future regulatory or legislative actions or any changes in economic and securities market conditions. Such actions or changes could significantly alter EFC Holdings’ basic financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the risk that EFC Holdings may experience a loss in value as a result of changes in market conditions affecting factors such as commodity prices and interest rates, that may be experienced in the ordinary course of business. EFC Holdings’ exposure to market risk is affected by a number of factors, including the size, duration and composition of its energy and financial portfolio, as well as the volatility and liquidity of markets. Instruments used to manage this exposure include interest rate swaps to manage interest rate risk related to indebtedness, as well as exchange traded, over-the-counter contracts and other contractual arrangements to manage commodity price risk.

Risk Oversight

TCEH manages the commodity price, counterparty credit and commodity-related operational risk related to the unregulated energy business within limitations established by senior management and in accordance with overall risk management policies. Interest rate risk is managed centrally by the corporate treasury function. Market risks are monitored by risk management groups that operate independently of the wholesale commercial operations, utilizing defined practices and analytical methodologies. These techniques measure the risk of change in value of the portfolio of contracts and the hypothetical effect on this value from changes in market conditions and include, but are not limited to, Value at Risk (VaR) methodologies. Key risk control activities include, but are not limited to, transaction review and approval (including credit review), operational and market risk measurement, validation of transaction capture, portfolio valuation and reporting, including mark-to-market valuation, VaR and other risk measurement metrics.

EFH Corp. has a corporate risk management organization that is headed by the Chief Financial Officer, who also functions as the Chief Risk Officer. The Chief Risk Officer, through his designees, enforces applicable risk limits, including the respective policies and procedures to ensure compliance with such limits and evaluates the risks inherent in EFC Holdings’ businesses.

Commodity Price Risk

TCEH is subject to the inherent risks of market fluctuations in the price of electricity, natural gas and other energy-related products it markets or purchases. The company actively manages its portfolio of owned generation assets, fuel supply and retail sales load to mitigate the near-term impacts of these risks on results of operations. The company, similar to other participants in the market, cannot fully manage the long-term value impact of structural declines or increases in natural gas and power prices and spark spreads (differences between the market price of electricity and its cost of production).

In managing energy price risk, TCEH enters into a variety of market transactions including, but not limited to, short- and long-term contracts for physical delivery, exchange traded and over-the-counter financial contracts and bilateral contracts with customers. Activities include hedging, the structuring of long-term contractual arrangements and proprietary trading. The company continuously monitors the valuation of identified risks and adjusts positions based on current market conditions. The company strives to use consistent assumptions regarding forward market price curves in evaluating and recording the effects of commodity price risk.

Long-Term Hedging Program—See “—Business—Significant Activities and Events” above for a description of the program, including potential effects on reported results.

VaR Methodology—A VaR methodology is used to measure the amount of market risk that exists within the portfolio under a variety of market conditions. The resultant VaR produces an estimate of a portfolio’s potential for loss given a specified confidence level and considers among other things, market movements utilizing standard statistical techniques given historical and projected market prices and volatilities.

A Monte Carlo simulation methodology is used to calculate VaR and is considered by management to be the most effective way to estimate changes in a portfolio’s value based on assumed market conditions for liquid markets. The use of this method requires a number of key assumptions, such as use of (i) an assumed confidence level; (ii) an assumed holding period (i.e., the time necessary for management action, such as to liquidate positions); and (iii) historical estimates of volatility and correlation data.

Trading VaR—This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts entered into for trading purposes based on a 95% confidence level and an assumed holding period of five to 60 days.

	Year Ended December 31, 2009	Year Ended December 31, 2008
Month-end average Trading VaR:	$4	$6
Month-end high Trading VaR:	$7	$15
Month-end low Trading VaR:	$2	$2

VaR for Energy-Related Contracts Subject to Mark-to-Market (MtM) Accounting—This measurement estimates the potential loss in fair value, due to changes in market conditions, of all contracts marked-to-market in net income (principally hedges not accounted for as cash flow hedges and trading positions), based on a 95% confidence level and an assumed holding period of five to 60 days.

	Year Ended December 31, 2009	Year Ended December 31, 2008
Month-end average MtM VaR:	$1,050	$2,290
Month-end high MtM VaR:	$1,470	$3,549
Month-end low MtM VaR:	$638	$1,087

Earnings at Risk (EaR)—This measurement estimates the potential reduction of pretax earnings for the periods presented, due to changes in market conditions, of all energy-related contracts marked-to-market in net income and contracts not marked-to-market in net income that are expected to be settled within the fiscal year (physical purchases and sales of commodities). Transactions accounted for as cash flow hedges are also included for this measurement. A 95% confidence level and a five to 60 day holding period are assumed in determining EaR.

	Year Ended December 31, 2009	Year Ended December 31, 2008
Month-end average EaR:	$1,088	$2,300
Month-end high EaR:	$1,511	$3,916
Month-end low EaR:	$676	$1,069

The decreases in the risk measures (MtM VaR and EaR) above were primarily driven by lower natural gas prices in 2009.

Interest Rate Risk

The table below provides information concerning EFC Holdings’ financial instruments as of December 31, 2009 and 2008 that are sensitive to changes in interest rates, which include debt obligations and interest rate swaps. EFC Holdings has entered into interest rate swaps under which EFC Holdings has exchanged the difference between fixed-rate and variable-rate interest amounts calculated with reference to specified notional principal amounts at dates that generally coincide with interest payments under the TCEH Senior Secured Facilities. In addition, in connection with entering into certain interest rate basis swaps to further reduce fixed borrowing costs, EFC Holdings has changed the variable interest rate terms of certain debt from three-month LIBOR to one-month LIBOR, as discussed in Note 10 to our December 31, 2009 Financial Statements. The weighted average interest rate presented is based on the rate in effect at the reporting date. Capital leases and the effects of unamortized premiums and discounts and fair value hedges are excluded from the table. See Note 10 to our December 31, 2009 Financial Statements for a discussion of changes in debt obligations.

	Expected Maturity Date
	(millions of dollars, except percentages)						Successor
	2010	2011	2012	2013	2014	There- After	2009 Total Carrying Amount	2009 Total Fair Value	2008 Total Carrying Amount	2008 Total Fair Value
Long-term debt (including current maturities):
Fixed rate debt amount (a)	$21	$439	$25	$84	$43	$10,212	$10,824	$8,422	$10,584	$6,838
Average interest rate	8.06%	5.82%	8.07%	7.13%	6.42%	10.45%	10.21%		9.94%
Variable rate debt amount	$205	$205	$205	$205	$20,583	$205	$21,608	$17,463	$21,261	$14,886
Average interest rate	3.74%	3.74%	3.74%	3.74%	3.74%	0.29%	3.71%		5.28%

Total debt	$226	$644	$230	$289	$20,626	$10,417	$32,432	$25,885	$31,845	$21,724

Debt swapped to fixed:
Amount	$500	$600	$2,600	$3,600	$9,000	$—	$16,300		$17,550
Average pay rate	7.43%	7.57%	7.99%	7.60%	8.18%	—	7.98%		8.00%
Average receive rate	3.74%	3.74%	3.74%	3.74%	3.74%	—	3.74%		5.88%
Variable basis swaps:
Amount	$3,600	$5,450	$7,200	$—	$—	$—	$16,250		$13,045
Average pay rate	0.32%	0.33%	0.33%	—	—	—	0.33%		2.48%
Average receive rate	0.24%	0.24%	0.24%	—	—	—	0.24%		2.00%

(a)	Reflects the remarketing date and not the maturity date for certain debt that is subject to mandatory tender for remarketing prior to maturity. See Note 10 to our December 31, 2009 Financial Statements for details concerning long-term debt subject to mandatory tender for remarketing.

As of December 31, 2009, the potential reduction of annual pretax earnings due to a one percentage point (100 basis points) increase in floating interest rates on long-term debt totaled approximately $42 million, taking into account the interest rate swaps discussed in Note 10 to our December 31, 2009 Financial Statements.

Credit Risk

Credit risk relates to the risk of loss associated with nonperformance by counterparties. EFC Holdings maintains credit risk policies with regard to its counterparties to minimize overall credit risk. These policies prescribe practices for evaluating a potential counterparty’s financial condition, credit rating and other quantitative and qualitative credit criteria and specify authorized risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. EFC Holdings has processes for monitoring and managing credit exposure of its businesses including methodologies to analyze counterparties’ financial strength, measurement of current and potential future exposures and contract language that provides rights for netting and set-off. Credit enhancements such as parental guarantees, letters of credit, surety bonds and margin deposits are also utilized. Additionally, individual counterparties and credit portfolios are managed to assess overall credit exposure. This evaluation results in establishing exposure limits or collateral requirements for entering into an agreement with a counterparty that creates exposure. Additionally, EFC Holdings has established controls to determine and monitor the appropriateness of these limits on an ongoing basis. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. This process can result in the subsequent reduction of the credit limit or a request for additional financial assurances.

Credit Exposure—EFC Holdings’ gross exposure to credit risk associated with trade accounts receivable (retail and wholesale) and net asset positions arising from hedging and trading activities totaled $2.303 billion at December 31, 2009. The components of this exposure are discussed in more detail below.

Assets subject to credit risk as of December 31, 2009 include $897 million in accounts receivable from the retail sale of electricity to residential and business customers. Cash deposits held as collateral for these receivables totaled $83 million at December 31, 2009. The risk of material loss (after consideration of bad debt allowances) from nonperformance by these customers is unlikely based upon historical experience. Allowances for uncollectible accounts receivable are established for the potential loss from nonpayment by these customers based on historical experience, market or operational conditions and changes in the financial condition of large business customers.

The remaining credit exposure arises from wholesale energy sales and purchases and hedging and trading activities, including interest rate hedging. Counterparties to these transactions include energy companies, financial institutions, electric utilities, independent power producers, oil and gas producers, local distribution companies and energy trading and marketing companies. As of December 31, 2009, the exposure to credit risk from these counterparties totaled $1.406 billion taking into account the standardized master netting contracts and agreements described above but before taking into account $177 million in credit collateral (cash, letters of credit and other credit support). The net exposure (after credit collateral) of $1.229 billion decreased approximately $434 million in the year ended December 31, 2009, driven by increased derivative asset/decreased derivative liability values due to the effect of changes in natural gas prices and interest rates on the values of EFC Holdings’ hedge positions.

Of this $1.229 billion net exposure, 99.7% is with investment grade customers and counterparties, as determined using publicly available information including major rating agencies’ published ratings and EFC Holdings’ internal credit evaluation process. Those customers and counterparties without a S&P rating of at least BBB- or similar rating from another major rating agency are rated using internal credit methodologies and credit scoring models to estimate a S&P equivalent rating. The company routinely monitors and manages credit exposure to these customers and counterparties on this basis.

The following table presents the distribution of credit exposure as of December 31, 2009 arising from wholesale energy sales and purchases and hedging and trading activities. This credit exposure represents wholesale trade accounts receivable and net asset positions on the balance sheet arising from hedging and trading activities after taking into consideration netting and setoff provisions within each contract and any master netting contracts with counterparties.

				Net Exposure by Maturity
	Exposure Before Credit Collateral	Credit Collateral	Net Exposure	2 years or less	Between 2-5 years	Greater than 5 years	Total
Investment grade	$1,399	$174	$1,225	$812	$413	$—	$1,225
Noninvestment grade	7	3	4	4	—	—	4

Totals	$1,406	$177	$1,229	$816	$413	$—	$1,229

Investment grade	99.5%		99.7%
Noninvestment grade	0.5%		0.3%

In addition to the exposures in the table above, contracts classified as “normal” purchase or sale and non-derivative contractual commitments are not marked-to-market in the financial statements. Such contractual commitments may contain pricing that is favorable considering current market conditions and therefore represent economic risk if the counterparties do not perform. Nonperformance could have a material adverse impact on future results of operations, financial condition and cash flows.

Significant (10% or greater) concentration of credit exposure exists with three counterparties, which represented 39%, 38% and 12% of the net $1.229 billion exposure. EFC Holdings views exposure to these counterparties to be within an acceptable level of risk tolerance due to the applicable counterparty’s credit rating and the importance of EFC Holdings’ business relationship with the counterparty. However, this concentration increases the risk that a default would have a material effect on results of operations.

With respect to credit risk related to the long-term hedging program, over 99% of the transaction volumes are with counterparties with an A credit rating or better. However, there is current and potential credit concentration risk related to the limited number of counterparties that comprise the substantial majority of the program with such counterparties being in the banking and financial sector. The transactions with these counterparties contain certain credit rating provisions that would require the counterparties to post collateral in the event of a material downgrade in the credit rating of the counterparties. An event of default by one or more hedge counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the commodity contracts or delays in receipts of expected settlements if the hedge counterparties owe amounts to EFC Holdings. While the potential concentration of risk with these counterparties is viewed to be within an acceptable risk tolerance, the exposure to hedge counterparties is managed through the various ongoing risk management measures described above.

TCEH’S BUSINESSES AND STRATEGY

EFC Holdings, a wholly-owned subsidiary of EFH Corp., is a Dallas-based holding company that conducts its operations almost entirely through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management, are performed on an integrated basis; consequently, there are no reportable business segments. References to notes to financial statements refer to the notes to our December 31, 2009 Financial Statements included elsewhere in this prospectus. See “Glossary” for defined terms.

TCEH owns or leases 17,519 MW of generation capacity in Texas, which consists of lignite/coal, nuclear and natural gas-fueled generation facilities, including two new lignite-fueled units that achieved substantial completion (as defined in the EPC agreements for the units) in late 2009. In addition, TCEH is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US. TCEH is currently constructing one additional lignite/coal-fueled generation unit in Texas. This unit, which is in the commissioning and start-up phase, synchronized to the grid in January 2010 and is expected to achieve substantial completion (as defined in the EPC Agreement for the unit) in mid-2010. TCEH provides competitive electricity and related services to more than two million retail electricity customers in Texas.

At December 31, 2009, TCEH had approximately 4,850 full-time employees, including approximately 2,040 employees under collective bargaining agreements.

TCEH’s Market

TCEH operates primarily within the ERCOT market. This market represents approximately 85% of electricity consumption in Texas. ERCOT is the regional reliability coordinating organization for member electricity systems in Texas and the system operator of the interconnected transmission grid for those systems. ERCOT’s membership consists of more than 300 corporate and associate members, including electric cooperatives, municipal power agencies, independent generators, independent power marketers, investor-owned utilities, REPs and consumers.

The ERCOT market is currently divided into four regions or congestion management zones (North, Houston, South and West), which reflect transmission constraints that are commercially significant and which have limits as to the amount of electricity that can flow across zones. These constraints and zonal differences can result in differences between wholesale power prices among zones. Of TCEH’s baseload (coal- and nuclear-fueled) generation units, 12 (including the unit under construction) are located in the North zone, and two are located in the South zone. See “Energy Future Competitive Holdings Company and Subsidiaries Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulation and Rates—Wholesale Market Design-Nodal Market” for discussion of ERCOT’s planned implementation of a nodal market design by December 2010.

The ERCOT market operates under reliability standards set by the NERC. The PUCT has primary jurisdiction over the ERCOT market to ensure adequacy and reliability of power supply across Texas’s main interconnected transmission grid. The ERCOT independent system operator is responsible for maintaining reliable operations of the bulk electricity supply system in the market. Its responsibilities include ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. Unlike certain other regional power markets, the ERCOT market is not a centrally dispatched power pool, and the ERCOT independent system operator does not procure energy on behalf of its members, except to the extent that it acquires ancillary services as agent for market participants. Members who sell and purchase power are responsible for contracting sales and purchases of power with other members through bilateral transactions. The ERCOT independent system operator also serves as agent for procuring ancillary services for those members who elect not to provide their own ancillary services.

The following data is derived from information published by ERCOT:

From 1999 through September 2009, over 41,000 MW of mostly natural gas-fueled and wind generation capacity has been developed in the ERCOT market. Installed generation capacity in the ERCOT market totals approximately 84,000 MW, including approximately 3,000 MW mothballed (idled) capacity, as well as wind (over 9,000 MW), water and other resources that may not be available coincident with system need. In 2009, hourly demand peaked at a record 63,400 MW. ERCOT’s estimate of total available capacity for 2010 reserve margin calculation is approximately 76,000 MW of which, approximately 66% is natural gas-fueled generation and approximately 33% is lignite/coal and nuclear-fueled baseload generation. ERCOT currently has a target reserve margin level of 12.5%; the reserve margin is projected by ERCOT to be 21.8% in 2010, 19.9% in 2011, and drop below the target reserve margin, to 12.3% by 2014. Reserve margin is the difference between system generation capability and anticipated peak load.

The ERCOT market has limited interconnections to other markets in the US, which currently limits potential imports into and exports out of the ERCOT market to 1,106 MW of generation capacity (or approximately 2% of peak demand). In addition, wholesale transactions within the ERCOT market are generally not subject to regulation by the FERC.

Natural gas-fueled generation is the predominant electricity capacity resource in the ERCOT market and accounted for approximately 42% of the electricity produced in the ERCOT market in 2009. Because of the significant natural gas-fueled capacity and the ability of such facilities to more readily increase or decrease production when compared to baseload generation, marginal demand for electricity is usually met by natural gas-fueled facilities. As a result, wholesale electricity prices in ERCOT are highly correlated with natural gas prices.

TCEH’s Strategies

TCEH’s businesses focus operations on key drivers such as optimizing and developing its generation fleet to safely provide reliable electricity supply in a cost-effective manner, hedging its electricity price-risk and providing high quality service and innovative energy products to retail and wholesale customers.

Other elements of TCEH’s strategies include:

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Increase value from existing business lines. TCEH’s strategy focuses on striving for top quartile or better performance across its operations in terms of safety, reliability, cost and customer service. In establishing tactical objectives, TCEH incorporates the following core operating principles:

•	Safety: Placing the safety of communities, customers and employees first;

•	Environmental Stewardship: Continuing to make strategic and operational improvements that lead to cleaner air, land and water;

•	Customer Focus: Delivering products and superior service to help customers more effectively manage their use of electricity;

•	Community Focus: Being an integral part of the communities in which TCEH lives, works and serves;

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Operational Excellence: Incorporating continuous improvement and financial discipline in all aspects of the business to achieve top-tier results that maximize the value of the company for stakeholders, including operating world-class facilities that produce and deliver safe and dependable electricity at affordable prices, and

•	Performance-Driven Culture: Fostering a strong values- and performance-based culture designed to attract, develop and retain best-in-class talent.

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Pursue growth opportunities across business lines. Scale in TCEH’s operating businesses allows it to take part in large capital investments, such as new generation projects, with a smaller fraction of overall capital at risk and with an enhanced ability to streamline costs. TCEH expects to also explore smaller-scale growth initiatives that are not expected to be material to its performance over the near term but can enhance its growth profile over time. Specific growth initiatives include:

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Pursue generation development opportunities to help meet ERCOT’s growing electricity needs over the longer term from a diverse range of alternatives such as nuclear, renewable energy and advanced coal technologies.

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Profitably increase the number of retail customers served throughout the competitive ERCOT market areas by delivering superior value through high quality customer service and innovative energy products, including leading energy efficiency initiatives and service offerings.

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Reduce the volatility of cash flows through a commodity risk management strategy. The strong historical correlation between natural gas prices and wholesale electricity prices in the ERCOT market provides TCEH an opportunity to manage its exposure to variability of wholesale electricity prices. TCEH has established a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments, and as of December 31, 2009, has effectively sold forward approximately 1.6 billion MMBtu of natural gas (equivalent to the natural gas exposure of approximately 200,000 GWh at an assumed 8.0 market heat rate) for the period January 1, 2010 through December 31, 2014 at weighted average annual hedge prices ranging from $7.80 per MMBtu to $7.19 per MMBtu. These transactions, as well as forward power sales, have effectively hedged an estimated 68% of the natural gas price exposure related to TCEH’s expected generation output for the period beginning January 1, 2010 and ending December 31, 2014 (on an average basis for such period and assuming an 8.0 market heat rate). The hedges were entered into with the continuing expectation that wholesale electricity prices in ERCOT will be highly correlated with natural gas prices, which are expected to be the marginal fuel for the purpose of setting electricity prices approximately 75% to 90% of the time. If this correlation changes, the cash flows targeted under the long-term hedging program may not be achieved. As of December 31, 2009, more than 95% of the long-term hedging program transactions were directly or indirectly secured by a first-lien interest in TCEH’s assets (including the transactions supported by TCEH’s senior secured cash porting credit facility, thereby reducing the cash and letter of credit collateral requirements for the hedging program.

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Pursue new environmental initiatives. TCEH is committed to continue to operate in compliance with all environmental laws, rules and regulations and to reduce its impact on the environment. EFH Corp.’s Sustainable Energy Advisory Board advises in the pursuit of technology development opportunities that reduce the company’s impact on the environment while balancing the need to help address the energy requirements of Texas. The Sustainable Energy Advisory Board is comprised of individuals who represent the following interests, among others: the environment, labor unions, customers, economic development in Texas and technology/reliability standards. In addition, TCEH is focused on and is pursuing opportunities to reduce emissions from its existing and new lignite/coal-fueled generation units in the ERCOT market. TCEH has voluntarily committed to reduce emissions of mercury, NOx and SO2 at its existing units. TCEH expects to make these reductions through a combination of investment in new emission control equipment, new coal cleaning technologies and optimizing fuel blends. In addition, TCEH expects to invest $100 million over a five-year period that began in 2008 in programs designed to encourage customer electricity demand efficiencies. As of December 31, 2009, TCEH had invested a total of $20 million in these programs.

Seasonality

TCEH’s revenues and results of operations are subject to seasonality, weather conditions and other electricity usage drivers, with revenues being highest in the summer.

Business Organization

For purposes of operational accountability, performance management and market identity, operations of TCEH have been grouped into Luminant, engaged in electricity generation and wholesale markets activities, and TXU Energy, engaged in retail electricity sales activities. These activities are conducted through separate legal entities.

Luminant—Luminant’s existing electricity generation fleet consists of 18 plants in Texas with total installed nameplate generating capacity as shown in the table below:

Fuel Type	Installed Nameplate Capacity (MW)	Number of Plants	Number of Units (a)
Nuclear	2,300	1	2
Lignite/coal (b)	7,217	5	11
Natural gas (c)(d)	8,002	12	35

Total	17,519	18	48

(a)	Leased units consist of six natural gas-fueled units totaling 390 MW of capacity. All other units are owned.
(b)	Does not include generation capacity of the second unit at Oak Grove, currently under construction, as discussed below under “Lignite/Coal-Fueled Generation Operations.”
(c)	Includes 1,953 MW representing seven units mothballed and not currently available for dispatch and 655 MW representing two units operated under reliability-must-run (RMR) contracts with ERCOT. See “Natural Gas-Fueled Generation Operations” below.
(d)	Includes 1,528 MW representing 12 units currently operated for unaffiliated parties.

The generation plants are located primarily on land owned in fee. Nuclear and lignite/coal-fueled (baseload) plants are generally scheduled to run at capacity except for periods of scheduled maintenance activities or, in the case of lignite/coal units, backdown due to periods of low wholesale power prices (i.e., economic backdown) or ERCOT instruction. The natural gas-fueled generation units supplement the baseload generation capacity in meeting consumption in peak demand periods as production from a certain number of these units can more readily be ramped up or down as demand warrants.

Nuclear Generation Operations—Luminant operates two nuclear generation units at the Comanche Peak plant, each of which is designed for a capacity of 1,150 MW. Comanche Peak’s Unit 1 and Unit 2 went into commercial operation in 1990 and 1993, respectively, and are generally operated at full capacity to meet the load requirements in ERCOT. Refueling (nuclear fuel assembly replacement) outages for each unit are scheduled to occur every eighteen months during the spring or fall off-peak demand periods. Every three years, the refueling cycle results in the refueling of both units during the same year, which last occurred in 2008. While one unit is undergoing a refueling outage, the remaining unit is intended to operate at full capacity. During a refueling outage, other maintenance, modification and testing activities are completed that cannot be accomplished when the unit is in operation. Over the last three years, excluding the 55-day outage in 2007 to refuel and replace the steam generators and reactor vessel head in Unit 1, the refueling outage period per unit has ranged from 19 to 27 days. The Comanche Peak plant operated at a capacity factor of 93.5% in 2007, reflecting the planned extended refueling outage to replace the steam generator and reactor vessel head in Unit 1, 95.2% in 2008, reflecting refueling of both units and 100.0% in 2009.

Luminant has contracts in place for all of its nuclear fuel conversion services through 2011 and 77% of its requirements through 2015. In addition, Luminant has contracts for the acquisition of approximately 80% of its uranium requirements for 2010 (with contracts for the remainder substantially complete) and 64% of its requirements through 2014, all of its nuclear fuel enrichment services through 2012 and all of its nuclear fuel fabrication services through 2018.

Contracts for the acquisition of additional raw uranium and nuclear fuel conversion services through 2024 and 2029, respectively, are being negotiated. Luminant does not anticipate any significant difficulties in acquiring raw uranium and contracting for associated conversion services and enrichment in the foreseeable future.

Luminant believes its on-site used nuclear fuel storage capability is sufficient for a minimum of three years. The nuclear industry is continuing to review ways to enhance security of used-fuel storage with the NRC to fully utilize physical storage capacity. Current on-site used nuclear fuel storage capability will require the use of the industry technique of dry cask storage within the next three years.

The Comanche Peak nuclear generation units have an estimated useful life of 60 years from the date of commercial operation. Therefore, assuming that Luminant receives 20-year license extensions, similar to what has been granted by the NRC to several other commercial generation reactors over the past several years, plant decommissioning activities would be scheduled to begin in 2050 for Comanche Peak Unit 1 and 2053 for Unit 2 and common facilities. Decommissioning costs will be paid from a decommissioning trust that, pursuant to state law, is funded from Oncor’s customers through an ongoing delivery surcharge. (See Note 16 to Financial Statement for discussion of the decommissioning trust fund.)

Nuclear insurance provisions are discussed in Note 11 to our December 31, 2009 Financial Statements.

Nuclear Generation Development—In September 2008, a subsidiary of TCEH filed a combined operating license application with the NRC for two new nuclear generation units, each with approximately 1,700 MW (gross capacity), at its existing Comanche Peak nuclear generation site. In connection with the filing of the application, in January 2009, subsidiaries of TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture, Comanche Peak Nuclear Power Company (CPNPC), to further the development of the two new nuclear generation units using MHI’s US—Advanced Pressurized Water Reactor technology. The TCEH subsidiary owns an 88% interest in CPNPC, and a MHI subsidiary owns a 12% interest.

In March 2009, the NRC announced an official review schedule for the license application. Based on the schedule, the NRC expects to complete its review by December 2011, and it is expected that a license would be issued approximately one year later. In November 2009, CPNPC filed a comprehensive revision to the license application that updated the license application for developments occurring after the initial filing.

In 2009, the DOE announced that it had selected four applicants to proceed to the due diligence phase of its Loan Guarantee Program and to commence negotiations towards potential loan guarantees for their respective generation projects. CPNPC was not among the initial four applicants selected by the DOE; however, CPNPC continues to update the DOE on its progress, with the goal of securing a DOE loan guarantee for financing the proposed units prior to commencement of construction.

Lignite/Coal-Fueled Generation Operations—Luminant’s lignite/coal-fueled generation fleet capacity totals 7,217 MW (including two recently completed new units) and consists of the Big Brown (2 units), Monticello (3 units), Martin Lake (3 units), Oak Grove (1 unit) and Sandow (2 units) plants. These plants are generally operated at full capacity to help meet the load requirements in ERCOT. Maintenance outages are scheduled during off-peak demand periods. Over the last three years, the total annual scheduled and unscheduled outages per unit averaged 31 days. Luminant’s lignite/coal-fueled generation fleet operated at a capacity factor of 90.9% in 2007, 87.6% in 2008 and 86.5% in 2009, which represents top quartile performance of US coal-fueled generation facilities. The 2008 performance reflects extended unplanned outages at several units, and the 2009 performance reflects increased economic backdown of the units.

Luminant is nearing completion of a program to develop and construct three lignite-fueled generation units with a total estimated capacity of 2,200 MW. The three units consist of one unit at a leased site that is adjacent to an existing owned lignite-fueled generation unit (Sandow) and two units at an owned site (Oak Grove). The Sandow unit and the first Oak Grove unit achieved substantial completion (as defined in the EPC Agreements for the respective units) effective September 30, 2009 and December 22, 2009, respectively. Accordingly, the company has operational control of these units. The second Oak Grove unit, which is in the commissioning and start-up phase, synchronized to the grid in January 2010 and is expected to achieve substantial completion (as defined in the EPC Agreement for the unit) in mid-2010.

Aggregate cash capital expenditures for these three units are expected to total approximately $3.25 billion including all construction, site preparation and mining development costs, of which approximately $3.1 billion was spent as of December 31, 2009. The investment includes approximately $500 million for state-of-the-art emissions controls for the three new units. Including capitalized interest and the step-up in construction work-in-process balances to fair value as a result of purchase accounting for the Merger in 2007, carrying value of the units are estimated to total approximately $4.8 billion upon completion. Agreements were executed with EPC contractors Bechtel Power Corporation and Fluor Enterprises, Inc. to engineer and construct the units at Sandow and Oak Grove, respectively.

Luminant also has an environmental retrofit program under which it plans to install additional environmental control systems at its existing lignite/coal-fueled generation facilities. Capital expenditures associated with these additional environmental control systems could exceed $1.0 billion, of which $326 million was spent through 2009. Luminant has not yet completed all detailed cost and engineering studies for the additional environmental systems, and the cost estimates could change materially as it determines the details of and further evaluates the engineering and construction costs related to these investments.

Approximately 47% of the fuel used at Luminant’s lignite/coal-fueled generation plants in 2009 was supplied from lignite reserves owned in fee or leased surface-minable deposits dedicated to the Big Brown, Monticello, Martin Lake and Oak Grove plants, which were constructed adjacent to the reserves. Luminant owns in fee or has under lease an estimated 843 million tons of lignite reserves dedicated to its generation plants and 241 million tons associated with an undivided interest in the lignite mine that provides fuel for the Sandow facility. Luminant also owns in fee or has under lease in excess of 85 million tons of reserves not currently dedicated to specific generation plants. In 2009, Luminant recovered approximately 20 million tons of lignite to fuel its generation plants. Luminant utilizes owned and/or leased equipment to remove the overburden and recover the lignite.

Luminant’s lignite mining operations include extensive reclamation activities that return the land to productive uses such as wildlife habitats, commercial timberland and pasture land. In 2009, Luminant reclaimed 1,485 acres of land. In addition, Luminant planted more than 1.1 million trees in 2009, the majority of which were part of the reclamation effort.

Luminant supplements its lignite fuel at Big Brown, Monticello and Martin Lake with western coal from the Powder River Basin in Wyoming. The coal is purchased from multiple suppliers under contracts of various lengths and is transported from the Powder River Basin to Luminant’s generation plants by railcar. Based on its current usage, Luminant believes that it has sufficient lignite reserves for the foreseeable future and has contracted approximately 80% of its western coal resources and all of the related transportation through 2011.

Natural Gas-Fueled Generation Operations—Luminant’s fleet of 35 natural gas-fueled generation units totaling 8,002 MW of capacity includes 3,866 MW of currently available capacity, 2,183 MW of capacity being operated for unaffiliated third parties (including 655 MW under RMR agreements with ERCOT), and 1,953 MW of capacity currently mothballed (idled). The natural gas-fueled units predominantly serve as peaking units that can be ramped up or down as demand for electricity warrants.

Wholesale Operations—Luminant’s wholesale operations play a pivotal role in TCEH’s competitive business portfolio by optimally dispatching the generation fleet, including the baseload facilities, sourcing TXU Energy’s and other customers’ electricity requirements and managing commodity price risk.

TCEH’s commodity price exposure is managed across the complementary Luminant generation and TXU Energy retail businesses on a portfolio basis. Under this approach, Luminant’s wholesale operations manage the risks of imbalances between generation supply and sales load, which primarily represent exposures to natural gas price movements and market heat rate changes (variations in the relationships between natural gas prices and wholesale electricity prices), through wholesale markets activities that include physical purchases and sales and transacting in financial instruments.

Luminant’s wholesale operations manage this commodity price and heat rate exposure through asset management and hedging activities. These operations provide TXU Energy and other retail and wholesale customers with electricity and related services to meet their demands and the operating requirements of ERCOT. Luminant also sells forward generation and seeks to maximize the economic value of the generation fleet, particularly the baseload facilities. In consideration of operational production and customer consumption levels that can be highly variable, as well as opportunities for long-term purchases and sales with large wholesale market participants, Luminant buys and sells electricity in short-term transactions and executes longer-term forward electricity purchase and sales agreements. Luminant is the largest purchaser of wind-generated electricity in Texas and the fifth largest in the US with more than 900 MW of existing wind power under contract.

In its hedging activities, Luminant enters into contracts for the physical delivery of electricity and natural gas, exchange traded and “over-the-counter” financial contracts and bilateral contracts with producers, generators and end-use customers. A major part of these hedging activities is a long-term hedging program, described above under “TCEH’s Strategies”, designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, principally utilizing natural gas-related financial instruments.

The wholesale operations also dispatch Luminant’s available natural gas-fueled generation capacity. Luminant’s dispatching activities are performed through a centrally managed real-time operational staff that synthesizes operational activities across the fleet and interfaces with various wholesale market channels. Luminant’s wholesale operations coordinate the overall commercial strategy for these plants working closely with other Luminant operations. In addition, the wholesale operations manage the natural gas and fuel-oil procurement requirements for Luminant’s natural gas-fueled generation fleet.

Luminant’s wholesale operations engage in commercial operations such as physical purchases, storage and sales of natural gas, electricity and natural gas trading and third-party energy management. Natural gas operations include direct purchases from natural gas producers, transportation agreements, storage leases and commercial retail sales. Luminant currently manages approximately 11 billion cubic feet of natural gas storage capacity.

Luminant’s wholesale operations manage exposure to wholesale commodity and credit-related risk within established transactional risk management policies, limits and controls. These policies, limits and controls have been structured so that they are practical in application and consistent with stated business objectives. Risk management processes include capturing transactions, performing and validating valuations and reporting exposures on a daily basis using risk management information systems designed to support a large transactional portfolio. A risk management forum meets regularly to ensure that business practices comply with approved transactional limits, commodities, instruments, exchanges and markets. Transactional risks are monitored and limits are enforced to comply with the established risk policy. Luminant has a disciplinary program to address any violations of the risk management policies and periodically reviews these policies to ensure they are responsive to changing market and business conditions.

TXU Energy—TXU Energy serves approximately 2.1 million residential and commercial retail electricity customers in Texas with approximately 61% of retail revenues in 2009 from residential customers. Texas is one of the fastest growing states in the nation with a diverse economy and, as a result, has attracted a number of competitors into the retail electricity market; consequently, competition is expected to continue to be robust. TXU Energy, as an active participant in this competitive market, provides retail electric service to all areas of the ERCOT market now open to competition, including the Dallas/Fort Worth, Houston, Corpus Christi, and lower Rio Grande Valley areas of Texas. TXU Energy continues to market its services in Texas to add new customers and to retain its existing customers. There are more than 140 active REPs certified to compete within the State of Texas.

TXU Energy’s strategy focuses on providing its customers with high quality customer service and creating new products and services to meet customer needs; accordingly, a new customer management computer system was implemented in 2009, and other customer care enhancements are being implemented to further improve customer satisfaction. TXU Energy offers a wide range of residential products to meet various customer needs. TXU Energy is investing $100 million over five years ending in 2012, including a total of $20 million spent as of December 31, 2009, in energy efficiency initiatives as part of a program to offer customers a broad set of innovative energy products and services.

Regulation—Luminant is an exempt wholesale generator under the Energy Policy Act of 2005 and is subject to the jurisdiction of the NRC with respect to its nuclear generation plant. NRC regulations govern the granting of licenses for the construction and operation of nuclear-fueled generation facilities and subject such facilities to continuing review and regulation. Luminant also holds a power marketer license from the FERC and, with respect to any wholesale power sales outside the ERCOT market, is subject to market behavior and any other competition-related rules and regulations under the Federal Power Act that are administered by the FERC.

Luminant is also subject to the jurisdiction of the PUCT’s oversight of the competitive ERCOT wholesale electricity market. PUCT rules do not set wholesale power prices in the market but do provide certain limits and framework for such pricing and market behavior.

TXU Energy is a licensed REP under the Texas Electric Choice Act and is subject to the jurisdiction of the PUCT with respect to provision of electricity service in ERCOT. PUCT rules govern the granting of licenses for REPs, including oversight but not setting of prices charged.

Environmental Regulations and Related Considerations

Global Climate Change

Background—A growing concern has emerged nationally and internationally about global climate change and how greenhouse gas (GHG) emissions, such as CO2, might contribute to global climate change. TCEH produces GHG emissions from the direct combustion of fossil fuels at its generation plants, primarily its lignite/coal-fueled generation units. CO2, methane and nitrous oxide are emitted in this combustion process, with CO2 representing the largest portion of these GHG emissions. GHG emissions (primarily CO2) from TCEH’s combustion of fossil fuels represent the substantial majority of TCEH’s total GHG emissions. For 2008, TCEH estimates that its generation plants produced 55 million short tons of CO2 based on continuously monitored data reported to and approved by the EPA. The two new lignite-fueled units that achieved substantial completion (as defined in the EPC Agreement for the units) in late 2009 and the one new lignite-fueled unit that is expected to achieve substantial completion (as defined in the EPC Agreement for the unit) in mid-2010 will generate additional CO2 emissions. Other aspects of TCEH’s operations result in emissions of GHGs including, among other things, coal piles at its generation plants, refrigerant from its chilling and cooling equipment, fossil fuel combustion in its motor vehicles and electricity usage at its facilities and headquarters. Because a substantial portion of TCEH’s generation portfolio consists of lignite/coal-fueled generation plants, including the three new lignite-fueled generation units that are at or near completion, TCEH’s financial condition and/or results of operations could be materially adversely affected by the enactment of statutes or regulations that mandate a reduction in GHG emissions or that impose financial penalties, costs or taxes on those that produce GHG emissions. See “Risk Factors” for additional discussion of risks posed to TCEH regarding global climate change regulation.

Global Climate Change Legislation—Several bills have been introduced in the US Congress or advocated by the Obama Administration that are intended to address climate change using different approaches, including a cap on carbon emissions with emitters allowed to trade unused emission allowances (cap-and-trade), a tax on carbon emissions (carbon tax) and incentives for the development of low-carbon technology. In addition to potential federal legislation to regulate GHG emissions, the US Congress might also consider other legislation that could result in the reduction of GHG emissions, such as the establishment of renewable energy portfolio standards.

Through its own evaluation and working in tandem with other companies and industry trade associations, TCEH has supported the development of an integrated package of recommendations for the federal government to address the global climate change issue through federal legislation, including GHG emissions reduction targets for total US GHG emissions and rigorous cost containment measures to ensure that program costs are not prohibitive. In the event GHG legislation involving a cap-and-trade program is enacted, TCEH believes that such a program should be mandatory, economy-wide, consistent with expected technology development timelines and designed in a way to limit potential harm to the economy and protect consumers. TCEH contends that any mechanism for allocation of GHG emission allowances should include substantial allocation of allowances to offset the cost of GHG regulation, including the cost to electricity consumers. In addition, TCEH participates in a voluntary electric utility industry sector climate change initiative in partnership with the DOE. TCEH’s strategies are generally consistent with the “EEI Global Climate Change Points of Agreement” published by the Edison Electric Institute in January 2009 and “The Carbon Principles” announced in February 2008 by three major financial institutions. Finally, EFH Corp. has created a Sustainable Energy Advisory Board that advises TCEH on technology development opportunities that reduce the effects of its operations on the environment while balancing the need to address the energy requirements of Texas. EFH Corp.’s Sustainable Energy Advisory Board is comprised of individuals who represent the following interests, among others: the environment, customers, economic development in Texas and technology/reliability standards. If despite these efforts, a substantial number of TCEH’s investors, customers or other refuse to do business with it because of its GHG emissions, it could have a material adverse effect on its results of operations, financial position and liquidity.

Federal Level—A number of pieces of legislation dealing with GHG emissions have been proposed in the US Congress, including the Waxman-Markey bill, known as the American Clean Energy and Security Act of 2009 (Waxman-Markey) and the Kerry-Boxer bill, known as the Clean Energy Jobs and American Power Act (Kerry-Boxer). This proposed legislation is not law, but in June 2009 Waxman-Markey was passed by the US House of Representatives and sent to the US Senate for consideration. Kerry-Boxer recently was reported out of the US Senate Environment and Public Works Committee. President Obama has also expressed support for Waxman-Markey and Kerry-Boxer.

As currently proposed, Waxman-Markey takes several approaches to address GHG emissions, including establishing renewable energy and energy efficiency standards, establishing performance standards for coal-fueled electricity generation units, and creating an economy-wide cap-and-trade program. The renewable energy and energy efficiency standards would require retail electricity suppliers to meet 6% of their load with renewable energy sources by 2012, increasing to 20% of their load by 2020, some of which could be met by energy efficiency measures. The performance standards for coal-fueled electricity generation units would require a 65% reduction in CO2 emissions for subject generation units initially permitted after January 1, 2020, and a 50% reduction in CO2 emissions for subject electricity generation units initially permitted between January 1, 2009 and January 1, 2020 once certain technology deployment criteria are met but no later than January 1, 2025. The cap-and-trade program would require emissions from capped sources, including coal-fueled electricity generation units, to be reduced 3% below 2005 levels by 2012, 17% by 2020, 42% by 2030 and 83% by 2050. The version of Waxman-Markey passed by the US House of Representatives included provisions that allocated a large percentage of the emissions allowances at no charge to various groups that would be impacted by such a cap-and-trade program, including certain merchant coal-fueled generation units. The Kerry-Boxer proposal employs a cap and trade approach similar to Waxman-Markey, but requires a 20% reduction in CO2 emissions levels by 2020 and provides a smaller grant of emission allowances to the electric power sector, including merchant coal-fueled generation units. Kerry-Boxer does not include a renewable energy and energy efficiency standard, which is addressed in a separate proposal in the US Senate.

Both Waxman-Markey and Kerry-Boxer remain subject to deliberation and modifications in the US Congress, thereby precluding an accurate estimate of the cost of compliance; however, if Waxman-Markey, Kerry-Boxer or similar legislation were to be adopted, TCEH’s costs of compliance with the law could be material.

In April 2007, the US Supreme Court issued a decision in the case of Massachusetts v. US Environmental Protection Agency holding that CO2 and other GHG emissions are pollutants subject to regulation under the new motor vehicle provisions of the federal Clean Air Act. The case was remanded to the EPA for further rulemaking to determine whether GHG emissions may reasonably be anticipated to endanger public health or welfare, or in the alternative, provide a reasonable explanation why GHG emissions should not be regulated. In December 2009, the EPA issued a finding that GHG emissions endanger human health and the environment and that emissions from motor vehicles contribute to that endangerment. The EPA’s finding will require it to begin regulating GHG emissions from motor vehicles and ultimately stationary sources under existing provisions of the federal Clean Air Act, and the EPA has already begun work on such regulations. Since the issuance of the finding, a number of parties (including the State of Texas) have appealed the finding to the US District Court of Appeals.

In September 2009, the EPA proposed two sets of regulations in anticipation of finalizing its endangerment finding: one to reduce GHG emissions from certain new motor vehicles and the other to establish new thresholds of GHG emissions for the applicability of permits under the Clean Air Act to stationary sources (known as the “tailoring rule”), including power generation facilities. Upon adoption of those regulations, GHG emissions, for the first time, will be air contaminants regulated under the Clean Air Act. The EPA asserts that once GHG emissions are air contaminants regulated under the Clean Air Act, major sources of GHG emissions—including fossil-fuel fired electricity generating units—will need to address GHG emissions in air permits for new sources and renewed permits for existing sources and to satisfy the control technology requirements of the Clean Air Act’s New Source Review (NSR) program with respect to GHG emissions if they undergo a major modification that is subject to the NSR program. The EPA solicited public comments on its position, originally set forth in a memorandum issued in December 2008 by then EPA Administrator Stephen Johnson, that CO2 and other GHGs are regulated air contaminants for purposes of the NSR program applicable to stationary sources, when they are controlled by a regulation under the Clean Air Act. The EPA’s tailoring rule seeks to define the threshold of GHG emissions for determining applicability of the Clean Air Act’s permitting programs and NSR program at levels greater than the lower emission thresholds contained in the Clean Air Act. In addition, in September 2009, the EPA issued a final rule requiring the reporting by March 2011 of calendar year 2010 GHG emissions from specified large GHG emissions sources in the US (such reporting rule would apply to TCEH’s lignite-fueled generation facilities).

As with the regional GHG regulatory programs, any federal GHG legislation is expected to limit, to some extent, the EPA’s authority to regulate GHGs under existing Clean Air Act regulatory programs, but if Congress fails to pass GHG legislation, the EPA is expected to continue its announced Clean Air Act regulatory actions. TCEH’s costs of complying with future EPA limitations on GHG emissions could be material.

In September 2009, the US Court of Appeals for the Second Circuit issued a decision in the case of State of Connecticut v. American Electric Power Company Inc. holding that various states, a municipality and certain private trusts have standing to sue and have sufficiently alleged a cause of action under the federal common law of nuisance for injuries allegedly caused by the defendant power generation companies’ emissions of GHGs. The decision does not address the merits of the nuisance claim, and is still subject to appeal.

        In October 2009, the US Court of Appeals for the Fifth Circuit issued a decision in the case of Comer v. Murphy Oil USA holding that certain Mississippi residents have standing to sue to pursue state law nuisance, negligence and trespass claims for injuries purportedly suffered because the defendants’ emissions of GHGs allegedly increased the destructive force of Hurricane Katrina. This decision, like the American Electric Power decision discussed above, does not address the merits of such a nuisance claim and is still subject to appeal.

In September 2009, the US District Court for the Northern District of California issued a decision in the case of Native Village of Kivalina v. ExxonMobil Corporation dismissing claims asserted by an Eskimo village that emissions of GHGs from approximately 24 oil and energy companies are causing global warming, which has damaged the arctic sea ice that protects the village from winter storms and erosion. The court dismissed the claims because they raised nonjudiciable political questions and because plaintiffs lacked standing to sue. The decision is subject to appeal.

While TCEH is not a party to these suits, they could encourage or form the basis for a lawsuit asserting similar nuisance claims regarding emissions of GHGs. If any similar suit was successfully asserted against TCEH in the future, it could have a material adverse effect on TCEH’s business, results of operations and financial condition.

State and Regional Level—There are currently no Texas state regulations in effect concerning GHGs, and there are no regional initiatives concerning GHGs in which the State of Texas is a participant. TCEH opposes state-by-state regulation of GHGs. In October 2009, Public Citizen Inc. filed a lawsuit against the Texas Commission on Environmental Quality (TCEQ) and its commissioners seeking to compel the TCEQ to regulate GHG emissions under the Texas Clean Air Act. The Attorney General of Texas has filed special exceptions to the Public Citizen pleading. TCEH is not a party to this litigation. If limitations on emissions of GHGs are enacted in Texas, TCEH’s costs of compliance could be material.

International Level—The US currently is not a party to the Kyoto Protocol, which is a protocol to the United Nations Framework Convention on Climate Change (UNFCCC). The United Nations’ Kyoto Protocol process generally requires developed countries to cap GHG emissions at certain levels during the 2008 to 2012 time period. At the conclusion of the December 2007 United Nations Climate Change Conference, the Bali Action Plan was adopted, which identifies a work group, process and timeline for the consideration of possible post-2012 international actions to further address climate change. In December 2009, leaders of developed and developing countries met in Copenhagen under the UNFCCC and issued the Copenhagen Accord. The Copenhagen Accord provides a mechanism for countries to make economy-wide GHG emission mitigation commitments for reducing emissions of GHGs by 2020 and provides for developed countries to fund GHG emission mitigation projects in developing countries. President Obama participated in the development of, and endorsed, the Copenhagen Accord. In January 2010, the US informed the United Nations that it would reduce GHG emissions by 17% from 2005 levels by 2020, contingent on Congress passing climate change legislation.

TCEH continues to assess the risks posed by possible future legislative or regulatory changes pertaining to GHG emissions. Because the proposals described above are in their formative stages, TCEH is unable to predict the potential effects on its business, financial condition and/or results of operations; however, any such effects could be material. The effect will depend, in large part, on the specific requirements of the legislation or regulation and how much, if any, of the costs are included in wholesale prices.

TCEH’s Voluntary Energy Efficiency, Renewable Energy, and Global Climate Change Efforts—TCEH is considering, or expects to be actively engaged in, business activities that could result in reduced GHG emissions including:

•

Investing in Energy Efficiency or Related Initiatives—TCEH expects to invest $100 million in energy efficiency or related initiatives over a five-year period that began in 2008, including initiatives such as the TXU Energy Power Monitor™, an in-home display device that enables residential customers to monitor whole-house energy usage and cost in real-time, and projects month-end bill amounts; the TXU Energy iThermostat™, a web-enabled programmable thermostat with a load control feature for cycling off air conditioners during times of peak energy demand; time-based electricity rates that are expected to work in conjunction with advanced metering infrastructure; rate plans that include electricity from renewable resources; an Online Energy Store that provides customers the opportunity to purchase hard-to-find, cost-effective energy efficiency products; a Compact Fluorescent Light (CFL) program that provides packages of CFLs to customers; a program to refer customers to energy efficiency contractors; the provision of rebates to business customers for purchasing new energy efficient equipment for their facilities based on a detailed engineering design through the Energy Conservation Investment Program; the Energy Efficiency Assistance Program that delivers products and services, as well as grants through social service agencies, to improve the energy efficiency of participating low income customer homes and apartment complexes; and online energy audit tools and tips for using less electricity;

•

Purchasing Electricity from Renewable Sources—TCEH expects to remain a leader in the ERCOT market in providing electricity from renewable sources by purchasing up to 1,500 MW of wind power. TCEH’s total wind power portfolio is currently more than 900 MW;

•

Promoting the Use of Solar Power—TXU Energy currently purchases surplus renewable distributed generation from qualified customers. In addition, TXU Energy’s Solar Academy works with Texas school districts to teach and demonstrate the benefits of solar power;

•

Investing in Technology—TCEH continues to evaluate the development and commercialization of cleaner power facility technologies; technologies that support sequestration and/or reduction of CO2; incremental renewable sources of electricity, including wind and solar power; energy storage, including advanced battery and compressed air storage, as well as related technologies that seek to lower emissions intensity. Additionally, TCEH continues to explore the advances in electric cars and plug-in hybrid electric vehicles that have the potential to reduce overall GHG emissions;

•

Evaluating the Development of a New Nuclear Generation Facility—TCEH has filed an application with the NRC for combined construction and operating licenses for up to 3,400 MW of new nuclear generation capacity (the lowest GHG emission source of baseload generation currently available) at its Comanche Peak nuclear generation facility. In addition, TCEH has (i) filed a loan guarantee application with the DOE for financing of the proposed units and (ii) formed a joint venture with Mitsubishi Heavy Industries Ltd. (MHI) to further develop the units using MHI’s US-Advanced Pressurized Water Reactor technology, and

•

Offsetting GHG Emissions by Planting Trees—TCEH is engaged in a number of tree planting programs that offset GHG emissions, resulting in the planting of over 1.1 million trees in 2009. The majority of these trees were planted as part of TCEH’s mining reclamation efforts but also include TXU Energy’s Urban Tree Farm program which has planted more than 150,000 trees since its inception in 2002.

Sulfur Dioxide, Nitrogen Oxide and Mercury Air Emissions

The EPA has promulgated Acid Rain Program rules that require fossil-fueled plants to have sufficient SO2 emission allowances and meet certain NOx emission standards. TCEH’s generation plants meet these SO2 allowance requirements and NOx emission rates.

In 2005, the EPA issued a final rule to further reduce SO2 and NOx emissions from power plants. The SO2 and NOx reductions required under the Clean Air Interstate Rule (CAIR), which were required to be phased in between 2009 and 2015, were based on a cap and trade approach (market-based) in which a cap was put on the total quantity of emissions allowed in 28 eastern states (including Texas). Emitters were required to have allowances for each ton emitted, and emitters were allowed to trade emissions under the cap. In July 2008, the US Court of Appeals for the D.C. Circuit (D.C. Circuit Court) vacated CAIR. In December 2008, in response to an EPA petition, the D.C. Circuit Court reversed, in part, its previous ruling. Such reversal confirmed CAIR is not valid, but allowed it to remain in place while the EPA revises CAIR to correct the previously identified shortcomings. Since the D.C. Circuit Court did not prescribe a deadline for this revision, at this time, TCEH cannot predict how or when the EPA may revise CAIR. See Note 3 to our December 31, 2009 Financial Statements for discussion of the impairment of emission allowances intangible assets.

In 2005, the EPA also published a final rule requiring reductions of mercury emissions from coal-fueled generation plants. The Clean Air Mercury Rule (CAMR) was based on a nationwide cap and trade approach. The mercury reductions were required to be phased in between 2010 and 2018. In March 2008, the D.C. Circuit Court vacated CAMR. In February 2009, the US Supreme Court refused to hear the appeal of the D.C. Circuit Court’s ruling. The EPA agreed in a consent decree submitted for court approval to propose Maximum Achievable Control Technology rules by March 2011 and finalize those rules by November 2011. See “—Legal and Administrative Proceedings—Litigation Related to Generation Facilities.”

SO2 reductions required under the proposed regional haze/visibility rule (or so-called BART rule) only apply to units built between 1962 and 1977. The reductions are required on a unit-by-unit basis. The EPA provides the option for states to use CAIR to satisfy BART reductions for electricity generating units, and Texas has chosen this option. TCEH believes the D.C. Circuit Court decision to leave CAIR in place while the EPA revises it should allow Texas to move forward with its plans.

In connection with TCEH’s construction of three new lignite-fueled generation units in Texas, TCEH has committed to reduce emissions of NOx, SO2 and mercury through the installation of emissions control equipment at both new and existing units and fuel blending at some existing units. TCEH has also applied with the TCEQ to seek a “maximum achievable control technology” determination for its two Oak Grove units that are under construction and has agreed to offset any emissions above those levels. These efforts, which will involve incremental equipment investments as well as additional costs for facility operations and maintenance in the future, will be coordinated with efforts related to applicable environmental rules to provide the most cost-effective compliance plan options.

The following are the major air quality improvements planned at TCEH’s existing and new coal-fueled generation plants to help meet the offset and reduction commitment:

•

To reduce NOx emissions, TCEH has applied for permits to install selective catalytic reduction (SCR) systems at its Martin Lake plant. In addition, TCEH has installed selective non-catalytic reduction systems at its Monticello and Big Brown plants and improved the low-NOx burner technology at one of its Monticello units. These activities are in addition to SCR systems being installed at the legacy Sandow unit and at the new Oak Grove units;

•	To reduce mercury emissions, TCEH plans to use activated carbon injection, a sorbent injection system technology, at all of its plants, and

•

To reduce SO2 emissions, TCEH plans to increase use of lower-sulfur coal at various plants. In addition, Martin Lake mine is using coal-cleaning technology to reduce both SO2 and mercury emissions, and TCEH is evaluating the effectiveness of this technology at Big Brown and Monticello mines.

The Clean Air Act requires each state to monitor air quality for compliance with federal health standards. The standards for ozone are not being achieved in several areas of Texas. The TCEQ adopted State Implementation Plan (SIP) rules in May 2007 to deal with eight-hour ozone standards, which required NOx emission reductions from certain of TCEH’s peaking natural gas-fueled units in the Dallas-Fort Worth area. In March 2008, the EPA made the eight-hour ozone standards more stringent. In January 2010, the EPA proposed to further reduce the eight-hour ozone standard and to adopt a secondary standard for the protection of sensitive vegetation from ozone-related damage. Since the EPA projects that SIP rules to address attainment of these new more stringent standards will not be required until December 2013, TCEH cannot yet predict the impact of this action on its facilities.

TCEH believes that it holds all required emissions permits for facilities in operation and has applied for or obtained the necessary construction permits for facilities under construction.

Water

The TCEQ and the EPA have jurisdiction over water discharges (including storm water) from facilities in Texas. TCEH believes its facilities are presently in material compliance with applicable state and federal requirements relating to discharge of pollutants into water. TCEH believes it holds all required waste water discharge permits from the TCEQ for facilities in operation and has applied for or obtained necessary permits for facilities under construction. TCEH also believes it can satisfy the requirements necessary to obtain any required permits or renewals. Recent changes to federal rules pertaining to the Spill Prevention, Control and Countermeasure (SPCC) plans for oil-filled electrical equipment and bulk storage facilities for oil will require updating of certain of TCEH’s facilities. TCEH has determined that SPCC plans will be required for certain generation plant facilities by November 10, 2010, and TCEH is currently compiling data for development of these plans.

Diversion, impoundment and withdrawal of water for cooling and other purposes are subject to the jurisdiction of the TCEQ and the EPA. TCEH believes it possesses all necessary permits for these activities from the TCEQ for its present operations. TCEH has obtained the necessary water rights permit from the TCEQ for the lignite mine that supports the Oak Grove units. Clean Water Act Section 316(b) regulations pertaining to existing water intake structures at large generation facilities were published by the EPA in 2004. As prescribed in the regulations, TCEH began implementing a monitoring program to determine the future actions that might need to be taken to comply with these regulations. In January 2007, a federal court ruled against the EPA in a lawsuit brought by environmental groups challenging aspects of these regulations, and in July 2007, the EPA announced that it was suspending the regulations pending further rulemaking. The US Supreme Court issued a decision in April 2009 reversing the federal court’s decision, in part, and finding that the EPA permissibly used cost-benefit analysis in the Section 316(b) regulations. In the absence of regulations, the EPA has instructed the states implementing the Section 316(b) program to use best professional judgment in reviewing applications and issuing permits under Section 316(b). TCEH cannot predict the impact on its operations of the suspended regulations or of new regulations, if any, that replace them.

Radioactive Waste

TCEH currently ships low-level waste material to a disposal facility outside of Texas. Under the federal Low-Level Radioactive Waste Policy Act of 1980, as amended, the State of Texas is required to provide, either on its own or jointly with other states in a compact, for the disposal of all low-level radioactive waste generated within the state. The State of Texas has agreed to a compact for a disposal facility that would be located in Texas. That compact was ratified by Congress and signed by the President in 1998. In 2003, the State of Texas enacted legislation allowing a private entity to be licensed to accept low-level radioactive waste for disposal, and in 2004 the State received a license application from such an entity for review. In January 2009, the TCEQ approved this permit. TCEH expects to continue to ship low-level waste material off-site for as long as an alternative disposal site is available. Should existing off-site disposal become unavailable, the low-level waste material will be stored on-site. (See discussion under “—Business Organization—Luminant—Nuclear Generation Operations” above.)

TCEH believes that its on-site used nuclear fuel storage capability is sufficient for a minimum of three years. The nuclear industry is continuing to review ways to enhance security of used-fuel storage with the NRC to fully utilize physical storage capacity. Current on-site used nuclear fuel storage capability will require the use of the industry technique of dry cask storage within the next three years.

Solid Waste, Including Fly Ash Associated with Lignite/Coal-Fueled Generation

Treatment, storage and disposal of solid waste and hazardous waste are regulated at the state level under the Texas Solid Waste Disposal Act and at the federal level under the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act. The EPA has issued regulations under the Resource Conservation and Recovery Act of 1976 and the Toxic Substances Control Act, and the TCEQ has issued regulations under the Texas Solid Waste Disposal Act applicable to TCEH’s facilities. TCEH believes it is in material compliance with all applicable solid waste rules and regulations. In addition, TCEH has registered solid waste disposal sites and has obtained or applied for permits required by such regulations.

In December 2008, an ash impoundment facility at a Tennessee Valley Authority (TVA) site ruptured releasing a significant quantity of coal ash slurry. No impoundment failures of this magnitude have ever occurred at any of TCEH’s impoundments, which are inspected on a regular basis, and TCEH routinely samples groundwater monitoring wells to ensure compliance with all applicable regulations. As a result of the TVA ash impoundment failure, the EPA announced that it intends to develop regulations governing the management of coal combustion residuals. TCEH is unable to predict future impacts on its financial condition or operations due to any legislative or regulatory actions that may be taken in response to the TVA impoundment failure.

The EPA issued a notice in December 2009 that it had identified several industries, including the electric power industry, that should be subject to financial responsibility requirements under the Comprehensive Environmental Response, Compensation and Liability Act consistent with the risk associated with their production, transportation, treatment, storage or disposal of hazardous substances. The EPA indicated in its notice that it would develop regulations that define the scope of those financial responsibility requirements. TCEH does not know, at this time, the scope of these requirements, nor is it able to estimate the potential cost (which could be material) of complying with any such new requirements.

Environmental Capital Expenditures

Capital expenditures for TCEH’s environmental projects totaled $142 million in 2009 and are expected to total approximately $70 million in 2010, consisting primarily of environmental projects at existing lignite/coal-fueled generation plants. These amounts are exclusive of emissions control equipment investment planned as part of the three-unit generation development program, which is expected to total up to $500 million over the construction period. See discussion above under “—Business Organization—Luminant—Lignite/Coal-Fueled Generation Operations” regarding planned investments in emissions control systems.

Legal and Administrative Proceedings

Litigation Related to Generation Facilities

In September 2007, an administrative appeal challenging the order of the TCEQ issuing the air permit for construction and operation of the Oak Grove generation facility in Robertson County, Texas was filed in the State District Court of Travis County, Texas. Plaintiffs asked that the District Court reverse the TCEQ’s approval of the Oak Grove air permit and the TCEQ’s adoption and approval of the TCEQ Executive Director’s Response to Comments, and remand the matter back to TCEQ for further proceedings. In addition to this administrative appeal, two other petitions were filed in Travis County District Court by non-parties to the administrative hearing before the TCEQ and the State Office of Administrative Hearings (SOAH) seeking to challenge the TCEQ’s issuance of the Oak Grove air permit and asking the District Court to remand the matter to the SOAH for further proceedings. Finally, the plaintiffs in these two additional lawsuits filed a third, joint petition claiming insufficiencies in the Oak Grove application, permit, and process and seeking party status and remand to the SOAH for further proceedings. One of the plaintiffs asked the District Court to consolidate all these proceedings, and the Attorney General of Texas, on behalf of TCEQ, filed pleas to the jurisdiction seeking dismissal of all but the administrative appeal. In May 2009, the District Court dismissed the claims that contest the merits of the TCEQ’s permitting decision, but declined to dismiss the claims that contest the process by which the TCEQ handled the permit application. Oak Grove Management Company LLC (a subsidiary of TCEH) has subsequently intervened in these proceedings and has filed its own pleas to the jurisdiction asking the court to dismiss the remaining collateral attack claims. In October 2009, one of the plaintiffs ended its legal challenge to the permit. In December 2009, the Attorney General and Oak Grove Management Company LLC filed pleadings asking the court to dismiss the administrative appeal challenging the permit for want of prosecution by the plaintiffs. In January 2010, the court denied that request and set the case for a hearing on the merits on June 16, 2010. In March 2010, the remaining two non-parties to the administrative hearing before the TCEQ and SOAH filed a notice of non-suit, thus ending their legal challenge. Therefore, only one plaintiff remains in the case, TCEH believes the Oak Grove air permit granted by the TCEQ was issued in accordance with applicable law. There can be no assurance that the outcome of these matters will not adversely impact the Oak Grove project.

In July 2008, Alcoa Inc. filed a lawsuit in the State District Court of Milam County, Texas against Luminant Generation and Luminant Mining (wholly-owned subsidiaries of TCEH), later adding EFH Corp., a number of its subsidiaries, Texas Holdings and Texas Energy Future Capital Holdings LLC as parties to the suit. The lawsuit makes various claims concerning the operation of the Sandow Unit 4 generation facility and the Three Oaks lignite mine, including claims for breach of contract, breach of fiduciary duty, fraud, tortious interference, civil conspiracy and conversion. The plaintiff requests money damages of no less than $500 million, declaratory judgment, rescission and other forms of equitable relief. An agreed scheduling order is currently in place setting trial for May 2010. While TCEH is unable to estimate any possible loss or predict the outcome of this litigation, TCEH believes the plaintiff’s claims made in this litigation are without merit and, accordingly, intends to vigorously defend this litigation.

In February 2010, the Sierra Club informed Luminant that it may sue Luminant, after the expiration of a 60-day waiting period, for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown generation facility. This notice is similar to the notice that Luminant received in July 2008 with respect to its Martin Lake generation facility. TCEH cannot predict whether the Sierra Club will actually file suit or the outcome of any resulting proceedings.

Regulatory Investigations and Reviews

In June 2008, the EPA issued a request for information to TCEH under EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. Historically, as the EPA has pursued its New Source Review enforcement initiative, companies that have received a large and broad request under Section 114, such as the request received by TCEH, have in many instances subsequently received a notice of violation from the EPA, which has in some cases progressed to litigation or settlement. The company is cooperating with the EPA and is responding in good faith to the EPA’s request, but is unable to predict the outcome of this matter.

Other Proceedings

In addition to the above, TCEH is involved in various other legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect on its financial position, results of operations or cash flows.

REGULATION AND RATES

Certification of REPs

In April 2009, the PUCT finalized a rule relating to the Certification of Retail Electric Providers. The rule strengthens the certification requirements for REPs in order to better protect customers, transmission and distribution utilities (TDUs), and other REPs from the potential insolvency of REPs. The rule, among other things, increases creditworthiness and financial reporting requirements for REPs and provides additional customer protection requirements and regulatory asset consideration for TDU bad debt expenses. Under the new financial requirements, TXU Energy filed an amended certification, which became effective March 2010. As a result, TCEH posted a letter of credit in March 2010 totaling $84 million with the PUCT securing its payment obligations to TDUs, and is no longer required to reserve liquidity for such purposes. Liquidity reserved at December 31, 2009 totaled $228 million.

FERC Infrastructure Protection Standards

In September 2009, the FERC issued an order approving a revised set of mandatory NERC standards for critical infrastructure protection (CIP). These standards are designed to protect the nation’s bulk power system against potential disruptions from cyber security breaches. The mandatory reliability standards require certain users, owners and operators of the bulk power system to establish policies, plans and procedures to safeguard physical and electronic access to control systems, to train personnel on security matters, to report security incidents, and to be prepared to recover from a cyber incident. Luminant was compliant at December 31, 2009 and is expected to achieve “Auditable Compliance” by year-end 2010 in accordance with the NERC CIP implementation schedule.

Wholesale Market Design—Nodal Market

In August 2003, the PUCT adopted a rule that, when implemented, will alter the wholesale market design in the ERCOT market. The rule requires ERCOT to:

•	use a stakeholder process to develop a new wholesale market model;

•	operate a voluntary day-ahead energy market;

•	directly assign all congestion rents to the resources that caused the congestion;

•	use nodal energy prices for resources;

•	provide information for energy trading hubs by aggregating nodes;

•	use zonal prices for loads, and

•	provide congestion revenue rights (but not physical rights).

ERCOT currently has a zonal wholesale market structure consisting of four geographic zones. The proposed location-based congestion-management market is referred to as a “nodal” market because wholesale pricing would differ across the various nodes on the transmission grid. The implementation of a nodal market is being done in conjunction with transmission improvements designed to reduce current congestion. The implementation of a nodal market is scheduled for December 2010. EFC Holdings cannot predict the ultimate impact of the proposed nodal wholesale market design on its operations or financial results.

Environmental Regulations

See discussion in Note 3 to our December 31, 2009 Financial Statements regarding the invalidation of the EPA’s Clean Air Interstate Rule and the related impairment in 2008 of intangible assets representing NOx and SO2 emission allowances.

Sunset Review—PURA, the PUCT and the RRC will be subject to “sunset” review by the Texas Legislature in the 2011 legislative session. Sunset review includes, generally, a comprehensive review of the need for and effectiveness of an administrative agency (the PUCT or the RRC), along with an evaluation of the advisability of any changes to the PUCT’s authorizing legislation (PURA). A Sunset staff report is scheduled to be issued in April 2010, and a Sunset public meeting is scheduled for May 2010. TCEH cannot predict the outcome of the Sunset review process.

Summary

TCEH cannot predict future regulatory or legislative actions or any changes in economic and securities market conditions. Such actions or changes could significantly alter EFC Holdings’ basic financial position, results of operations or cash flows.

MANAGEMENT

Managers of TCEH

The names of TCEH’s managers and information about them, as furnished by the managers themselves, are set forth below:

Name	Age	Served As Manager Since	Business Experience
Frederick M. Goltz	38	2007	Frederick M. Goltz has served as a Manager of TCEH since October 2007. He has been with Kohlberg Kravis Roberts and Co., L.P. (KKR) for 14 years. Mr. Goltz has played a significant role in the development of many of the themes pursued by KKR in the energy space, including those related to integrated utilities, merchant generation, and oil and gas exploration and production. He now heads KKR’s newly created Mezzanine Fund headquartered in San Francisco. He is also a director of EFH Corp., EFC Holdings and Luminant. During the past five years, Mr. Goltz also served on the boards of Accuride Corp. and Texas Genco Holdings, Inc.

Scott Lebovitz	34	2007	Scott Lebovitz has served as a Manager of TCEH since October 2007. He is a Managing Director of Goldman, Sachs & Co. in its Principal Investment Area. He joined Goldman, Sachs & Co. in 1997 and was promoted to Managing Director in 2007. He is also a director of EFH Corp., EFC Holdings and Luminant. Mr. Lebovitz serves on the board of directors of CVR Energy, Inc.

Michael MacDougall	39	2007	Michael MacDougall has served as a Manager of TCEH since October 2007. He is a partner of TPG. Prior to joining TPG in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. Mr. MacDougall is also a director of EFH Corp., EFC Holdings and Luminant. He also serves on the board of directors of both public and private companies, including Graphic Packaging Holding Company, Kraton Performance Polymers Inc. and Valerus Compression Services, L.P. During the past five years, he also served on the board of directors of Aleris International. Mr. MacDougall also serves as the Chairman of the Board of The Opportunity Network and is a member of the board of directors of the Dwight School Foundation and Islesboro Affordable Property.

Directors of TCEH Finance

The names of TCEH Finance’s directors and information about them, as furnished by the directors themselves, are set forth below:

Name	Age	Served As Director Since	Business Experience
John F. Young	53	2008	John F. Young has served as a Director of TCEH Finance since April 2008. Before joining EFH Corp. and its subsidiaries, Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation.

Paul M. Keglevic	56	2008	Paul M. Keglevic has served as a Director of TCEH Finance since July 2008. Before joining EFH Corp. and its subsidiaries, Mr. Keglevic was an audit partner at PricewaterhouseCoopers (“PWC”). Mr. Keglevic was PWC’s Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

Manager/Director Qualifications

When considering whether the managers and directors have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Managers of TCEH (the “TCEH Board”) and the Board of Directors of TCEH Finance (the “TCEH Finance Board”) to satisfy their oversight responsibilities effectively in light of TCEH’s and TCEH Finance’s business and structure, respectively, the TCEH Board and TCEH Finance Board focused primarily on the information in each of the manager’s or director’s biographical information set forth above. In addition, TCEH believes that each of its managers and each of TCEH Finance’s directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Each is committed to employing his skills and abilities in the long-term interests of TCEH, TCEH Finance and their stakeholders. Finally, each of the managers serving on the TCEH Board and each of the directors serving on the TCEH Finance Board is knowledgeable and experienced in business and civic endeavors, further qualifying them for service as members of the TCEH Board and/or the TCEH Finance Board.

Executive Officers

The names and information regarding TCEH’s and TCEH Finance’s executive officers, as furnished by the executive officers themselves, are set forth below:

Name of Officer	Age	Positions and Offices Presently Held	Date First Elected to Present Offices	Business Experience (Preceding Five Years)
John F. Young	53	President and Chief Executive	April 2008	John F. Young was elected President and Chief Executive of TCEH in April 2008. Before joining EFH Corp. and its subsidiaries, Mr. Young served in many leadership roles at Exelon Corporation from March 2003 to January 2008, including Executive Vice President of Finance and Markets and Chief Financial Officer of Exelon Corporation; President of Exelon Generation; and President and Chief Operating Officer of Exelon Power. Prior to joining Exelon, Mr. Young was Senior Vice President of Sierra Pacific Resources Corporation.

James A. Burke	41	President and Chief Executive of TXU Energy	August 2005	James A. Burke was elected President and Chief Executive of TXU Energy in August 2005. Previously, Mr. Burke was Senior Vice President Consumer Markets of TXU Energy.

David A. Campbell	41	President and Chief Executive of Luminant	June 2008	David A. Campbell was elected President and Chief Executive of Luminant in June 2008. Mr. Campbell was Executive Vice President and Chief Financial Officer of EFH Corp. from April 2007 to June 2008 having previously served as Acting Chief Financial Officer beginning in March 2006 and as Executive Vice President for Corporate Planning, Strategy & Risk when he joined the company in May 2004.

Paul M. Keglevic	56	Executive Vice President and Chief Financial Officer	July 2008	Paul M. Keglevic was elected Executive Vice President and Chief Financial Officer of TCEH in July 2008. Before joining EFH Corp. and its subsidiaries, Mr. Keglevic was an audit partner at PWC. Mr. Keglevic was PWC’s Utility Sector Leader from 2002 to 2008 and Clients and Sector Assurance Leader from 2007 to 2008.

M. A. McFarland	40	Executive Vice President and Chief Commercial Officer of Luminant	July 2008	M. A. McFarland was elected Executive Vice President and Chief Commercial Officer of Luminant in July 2008. Before joining Luminant, Mr. McFarland served as Senior Vice President of Mergers, Acquisitions and Divestitures and as a Vice President in the wholesale marketing and trading division power team at Exelon.

Robert C. Walters	51	Executive Vice President and General Counsel	April 2008	Robert C. Walters was elected Executive Vice President and General Counsel of TCEH in April 2008. Prior to joining EFH Corp. and its subsidiaries, Mr. Walters was a Partner of Vinson & Elkins LLP and served on the firm’s management committee. Mr. Walters was co-managing partner of the Dallas office of Vinson & Elkins LLP from 1998 through 2005.

There is no family relationship between any of the above-named executive officers.

EXECUTIVE COMPENSATION

Introductory Note

TCEH’s and TCEH Finance’s executive officers are comprised of executive officers of our parent company, EFH Corp. Consequently, TCEH’s and TCEH Finance’s named executive officers are also named executive officers of EFH Corp. All compensation matters, including compensation philosophy, are administered by EFH Corp. As a result, set forth below is substantially the same executive compensation disclosure publicly filed with the SEC by EFH Corp. on February 19, 2010 in EFH Corp.’s Annual Report on Form 10-K. References in this “Executive Compensation” section to “we,” “our” and “us” refer to EFH Corp.

Organization and Compensation Committee

The Organization and Compensation Committee (the “O&C Committee”) of EFH Corp.’s Board of Directors (the “Board”) is comprised of four non-employee directors: Arcilia C. Acosta, Donald L. Evans, Marc S. Lipschultz and Kenneth Pontarelli. The primary responsibility of the O&C Committee is to:

•

determine and oversee the compensation program of EFH Corp. and its subsidiaries (other than the Oncor Ring-Fenced Entities), including making recommendations to the Board with respect to the adoption, amendment or termination of compensation and benefits plans, arrangements, policies and practices;

•

evaluate the performance of EFH Corp.’s Chief Executive Officer (the “CEO”) and the other executive officers of EFH Corp. and its subsidiaries (other than the Oncor Ring-Fenced Entities) (collectively, the “executive officers”), including all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and

•	approve executive compensation based on those evaluations.

Compensation Discussion and Analysis

Compensation of the CEO

In determining the compensation of the CEO, the O&C Committee annually follows a thorough and detailed process. At the end of each year, the O&C Committee reviews a self-assessment prepared by the CEO regarding his performance and the performance of our businesses and meets (with and without the CEO) to evaluate and discuss his performance and the performance of our businesses.

In addition to conducting an annual review of the CEO’s performance, the O&C Committee periodically uses independent compensation consultants to assess the compensation of the CEO against a variety of market reference points and competitive data, including the compensation practices of a number of companies that we consider to comprise our peer group, size-adjusted energy services industry survey data and size-adjusted general industry survey data. While the O&C Committee tries to ensure that the bulk of the CEO’s compensation is directly linked to his performance and the performance of our businesses, the O&C Committee also seeks to set his compensation in the manner that is competitive for retention purposes. The last assessment of the CEO’s compensation was performed in late 2009 / early 2010, when the O&C Committee engaged Towers Watson to perform a competitive analysis of the CEO’s compensation. In January 2010, Towers Watson delivered its report to the O&C Committee, which report included market data for a peer group composed of the following companies:

AES Corporation	Allegheny Energy, Inc.	Ameren Corp.
American Electric Power Co. Inc,	Calpine Corp.	Constellation Energy Group Inc.
Dominion Resources Inc.	Duke Energy Corp.	Edison International
Entergy Corp.	Exelon Corp.	FirstEnergy Corp.
FPL Group Inc.	Mirant Corp.	NRG Energy, Inc.
PPL Corp.	Progress Energy Inc.	Public Service Enterprise Group Inc.
RRI Energy Inc.	Southern Co.	Xcel Energy Inc.

The data for CEO compensation of the peer group was developed at both the 50th and 75th percentiles of market in order to provide the O&C Committee with a broad market view and multiple benchmarks. The O&C Committee targets total direct compensation around the 75th percentile of the peer group.

While the O&C Committee considers market reference points and competitive data in determining the appropriate compensation of the CEO (and the other executive officers), the O&C Committee also considers qualitative and subjective factors that are more specific to EFH Corp. in making such determinations. One such factor is the fact that EFH Corp. is a highly-leveraged, privately-owned company. In this regard, while executive officers of publicly traded energy companies, including those in our peer group, are typically granted smaller long-term equity incentive awards on an annual basis, our executive officers received one-time, up front grants of long-term equity incentive awards intended to cover a multi-year period. Extended periods of economic strength or weakness generally has less affect on the cumulative value of annual awards as compared to one-time, up front awards because the annual awards are typically granted at fair market value over time. Accordingly, one-time, up front awards are typically riskier than annual awards.

After a comprehensive review of the CEO’s performance and the performance of our businesses in 2009, and taking into consideration the Towers Watson report, the economic dislocation occurring over the last 18 months and other qualitative and subjective factors as described above, the O&C Committee approved several changes to the compensation arrangement for the CEO in February 2010. The O&C Committee made these changes to provide incentives for retention and performance and to maintain a strong alignment between the CEO and our shareholders. We believe these changes are consistent with our compensation philosophy as described below.

Compensation of Other Executive Officers

In determining whether to make any adjustments to the compensation of any of our executive officers (other than the CEO), the O&C Committee seeks the input of the CEO. At the end of each year, the CEO reviews a self-assessment prepared by each of these executive officers and assesses the executive officer’s performance against business unit and individual goals and objectives. The O&C Committee and the CEO then review the CEO’s assessments and, in that context, the O&C Committee approves any adjustments to the compensation for each of these executive officers.

In addition to these annual reviews/assessments, the CEO periodically assesses the compensation of each of these executive officers. The last assessment of the compensation of the executive officers by the CEO was performed in the second half of 2009. Following that assessment, and taking into consideration the economic dislocation occurring over the last 18 months and other qualitative and subjective factors as described above, the CEO suggested several changes to the compensation arrangements for certain of our executive officers in order to provide incentives for retention and performance and to maintain alignment between our executive officers and shareholders. These changes, which are described in more detail below, were approved by the O&C Committee in October 2009 with respect to such executive officers, including each of Messrs. Keglevic, Campbell, Walters and Burke. We believe these changes are consistent with our compensation philosophy as described below.

Compensation Philosophy

We have a pay-for-performance compensation philosophy, which places an emphasis on pay-at-risk. In other words, a significant portion of an executive officer’s compensation is comprised of variable, at-risk incentive compensation. Our compensation program is intended to compensate executive officers appropriately for their contribution to the attainment of our financial, operational and strategic objectives. In addition, we believe it is important to retain our executive officers and strongly align their interests with EFH Corp.’s shareholders by emphasizing long-term incentive compensation, including equity-based compensation.

To achieve our compensation philosophy, we believe that:

•	compensation plans should balance both long-term and short-term objectives;

•	the overall compensation program should emphasize variable compensation elements that have a direct link to overall corporate performance and shareholder value, and

•

an executive officer’s individual compensation level should be based upon an evaluation of the financial and operational performance of that executive officer’s business unit as well as the executive officer’s individual performance.

We believe our compensation philosophy supports our businesses by:

•	aligning performance measures with our business objectives to drive the financial and operational performance of EFH Corp. and its business units;

•	rewarding business unit and individual performance by providing compensation levels consistent with the level of contribution and degree of accountability;

•	attracting and retaining the best performers, and

•	strengthening the correlation between the long-term interests of our executive officers and shareholders.

Elements of Compensation

The material elements of our executive compensation program are:

•	a base salary;

•	the opportunity to earn an annual performance-based cash bonus based on the achievement of specific corporate, business unit and individual performance goals, and

•

long-term incentive awards, primarily in the form of (i) long-term cash incentive awards and (ii) options to purchase shares of EFH Corp.’s common stock (the “Stock Option Awards”) under our 2007 Stock Incentive Plan for Key Employees of EFH Corp. and Affiliates (the “2007 Stock Incentive Plan”).

In addition, executive officers generally have the opportunity to participate in certain of our broad-based employee compensation plans, including our Thrift (401(k)) Plan, retirement plans and non-qualified benefit plans, and to receive certain perquisites.

Assessment of Compensation Elements

We design the majority of an executive officer’s compensation to be directly linked to corporate and business unit performance. For example, an executive officer’s annual performance-based cash bonus is primarily based on the achievement of certain corporate and business unit financial and operational targets (such as management EBITDA, cost management, generation output and customer satisfaction). In addition, the vesting of a portion of each executive officer’s Stock Option Awards is contingent upon the attainment of certain management EBITDA targets. We also try to ensure that our executive compensation program is competitive in order to reduce the risk of losing our executive officers.

The following is a detailed discussion of the principal compensation elements provided to our executive officers. More detail about each of the elements can be found in the compensation tables, including the footnotes to the tables, and the narrative discussion following certain of the tables.

Base Salary

Base salary should reward executive officers for the scope and complexity of their position and the level of responsibility required. We believe that a competitive level of base salary is required to attract and retain qualified talent.

The O&C Committee annually reviews base salaries and periodically uses independent compensation consultants to ensure the base salaries are market-competitive. The O&C Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his responsibilities are significantly increased.

We want to ensure our cash compensation is competitive and sufficient to incent executive officers to remain with us, recognizing our high performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives and the higher risk levels associated with being a significantly-leveraged company.

In light of the significant market dislocation and uncertainty that began in late 2008 and continued into 2009, our Named Executive Officers’ base salaries for 2009 remained unchanged from 2008 levels. In October 2009, the O&C Committee approved an increase in the base salary, effective January 1, 2010, for each of the Named Executive Officers, with the exception of Messrs. Young and Burke. In February 2010, the O&C Committee approved an increase in the base salary of each of Messrs. Young and Burke, which increases took effect retroactively on January 1, 2010. These increases reflect, in part, that none of the Named Executive Officers received a salary increase for 2009. The following table indicates the Named Executive Officers’ base salaries for 2008, 2009 and 2010.

Name	Title	2008 Base Salary	2009 Base Salary	Approved 2010 Base Salary
John F. Young	President and Chief Executive Officer of EFH Corp.	$1,000,000	$1,000,000	$1,200,000
Paul M. Keglevic	Executive Vice President and Chief Financial Officer of EFH Corp.	$600,000	$600,000	$650,000
David A. Campbell	Chief Executive Officer of Luminant	$600,000	$600,000	$700,000
Robert C. Walters	Executive Vice President and General Counsel of EFH Corp.	$575,000	$575,000	$600,000
James A. Burke	Chief Executive Officer of TXU Energy	$600,000	$600,000	$630,000
Rizwan Chand(1)	Former Executive Vice President - Human Resources of EFH Corp.	$450,000	$450,000	N/A

(1)	Mr. Chand’s employment with EFH Corp. terminated in October 2009.

Annual Performance-Based Cash Bonus - Executive Annual Incentive Plan

The Executive Annual Incentive Plan (“EAIP”) provides an annual performance-based cash bonus for the successful attainment of certain annual financial and operational performance targets that are established annually at each of the corporate and business unit levels by the O&C Committee. Under the terms of the EAIP, performance against these targets, which are generally set at challenging levels to incent high performance, drives bonus funding. Based on the level of attainment of these performance targets, an aggregate EAIP funding percentage amount for all participants is determined.

Our financial performance targets typically include “management” EBITDA, a non-GAAP financial measure. When the O&C Committee reviews management EBITDA for purposes of determining our performance against the applicable management EBITDA target, it includes our earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to the Sponsor Group, together with such adjustments as the O&C Committee shall determine appropriate in its discretion after good faith consultation with the CEO and the Chief Financial Officer, including adjustments consistent with those included in the comparable definitions in TCEH’s Senior Secured Facilities (to the extent considered appropriate for executive compensation purposes). Our management EBITDA targets are also expected to be adjusted for acquisitions, divestitures or major capital investment initiatives to the extent that they were not contemplated in our financial plan (the “Financial Plan”). The management EBITDA targets are intended to measure achievement of the Financial Plan and the adjustments to management EBITDA described above primarily represent elements of our performance that are either beyond the control of management or were not predictable at the time the Financial Plan was submitted. The O&C Committee has broad authority to make these or any other adjustments to EBITDA that it deems appropriate in connection with its evaluation and compensation of our executive officers. Management EBITDA is an internal measure used only for performance management purposes, and EFH Corp. does not intend for management EBITDA to be an alternative to any measure of financial performance presented in accordance with GAAP. Management EBITDA is not the same as Adjusted EBITDA, which is disclosed elsewhere in the registration statement of which this prospectus forms a part and defined in the section entitled “Glossary” elsewhere in this prospectus.

Financial and Operational Performance Targets

The following table provides a summary of the performance targets for Mr. Young, who had primary responsibility at EFH Corp.

Performance Targets – EFH Corp.	Weight	Performance(1)	Payout
EFH Corp. Management EBITDA	50%	101%	50%
EFH Corp. Management EBITDA (excluding Oncor)	10%	119%	12%
Luminant Scorecard Multiplier (see below)	10%	119%	12%
TXU Energy Scorecard Multiplier (see below)	10%	141%	14%
EFH Corp. Total Spend	10%	121%	12%
EFH Business Services Cost	10%	130%	13%

Total	100%		113%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

The following table provides a summary of the performance targets for Messrs. Keglevic and Walters, who had primary responsibility at EFH Corp. and EFH Business Services.

Performance Targets – EFH Corp. / Services	Weight	Performance(1)	Payout
EFH Corp. Management EBITDA (excluding Oncor)	60%	119%	72%
Luminant Scorecard Multiplier (see below)	10%	119%	12%
TXU Energy Scorecard Multiplier (see below)	10%	141%	14%
EFH Corp. Total Spend	10%	121%	12%
EFH Business Services Cost	10%	130%	13%

Total	100%		123%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

The following table provides a summary of the performance targets for Mr. Campbell, who had primary responsibility at Luminant.

Performance Targets – Luminant	Weight	Performance(1)	Payout
EFH Corp. Management EBITDA (excluding Oncor)	25%	119%	30%
Luminant Management EBITDA (excluding 3 new units)	30%	146%	44%
Luminant Baseload Generation (excluding 3 new units)	18.75%	89%	17%
Luminant O&M/SG&A/Capital Expenditures	15%	139%	21%
Luminant Fossil Fuel Costs	7.5%	75%	5%
Management EBITDA for 3 new units (excluding capital expenditures)	3.75%	56%	2%

Total	100%		119%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

The following table provides a summary of the performance targets for Mr. Burke, who had primary responsibility at TXU Energy.

Performance Targets – TXU Energy	Weight	Performance(1)	Payout
EFH Corp. Management EBITDA (excluding Oncor)	25%	119%	30%
TXU Energy Management EBITDA	26.25%	200%	53%
Contribution Margin	15%	200%	30%
TXU Energy Total Costs	15%	59%	9%
Upgrades to Customer Care System (Project Spend, PUCT Complaints and Days Meter to Cash)	11.25%	29%	3%
Customer Satisfaction	7.5%	150%	11%

Total	100%		136%

(1)	Performance payouts equal 100% if the target amount is achieved for a particular metric, 50% if the threshold amount is achieved and 200% if the superior amount is achieved. The actual performance payouts are interpolated between threshold and target or target and superior, as applicable, with a maximum performance payout for any particular metric being equal to 200%.

Individual Performance Modifier

After approving the actual performance against the applicable targets under the plan, the O&C Committee and/or the CEO reviews the performance of each of our executive officers on an individual and comparative basis. Based on this review, which includes an analysis of both objective and subjective criteria, including the CEO’s recommendations (with respect to all executive officers other than himself), the O&C Committee approves an individual modifier for each executive officer. Under the terms of the EAIP for 2009, the individual performance modifier can range from an outstanding rating (200%) to an unacceptable rating (0%). In February 2010, the O&C Committee amended the EAIP to reduce the maximum individual performance modifier applicable for 2010 and beyond from 200% to 150%. To calculate an executive officer’s final performance-based cash bonus, the executive officer’s corporate/business unit payout percentages are multiplied by the executive officer’s target incentive level, which is computed as a percentage of annualized base salary, and then by the executive officer’s individual performance modifier.

Actual Award

The following table provides a summary of the 2009 performance-based cash bonus for each Named Executive Officer (other than Mr. Chand) under the EAIP.

Name	Target (% of salary)	Target Award ($ Value)	Actual Award
John F. Young (1)	100%	$1,000,000	$1,469,000
Paul M. Keglevic (2)	75%	$450,000	$664,200
David A. Campbell (3)	75%	$450,000	$642,600
Robert C. Walters (4)	75%	$431,250	$610,000
James A. Burke (5)	75%	$450,000	$856,800

(1)	Mr. Young’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier that increased his incentive award. In 2009, Mr. Young successfully led the company in a difficult year in which sales volumes and demand fell, wholesale power prices declined and the credit markets were at times inaccessible. Notwithstanding these difficulties, Mr. Young created value in many parts of the company’s businesses. In particular, Mr. Young led the company’s efforts in, among other things: improving operations and safety at our generation and mining operations; participating in the national debate on climate change, green energy and financial reforms; bringing online two new lignite-fueled generation units on time and budget; implementing substantial and lasting cost reductions; exceeding EFH Corp.’s planned EBITDA for 2009; and strengthening the company’s management team. Given these and other significant achievements, the O&C Committee approved an individual performance modifier that increased Mr. Young’s incentive award.
(2)	Mr. Keglevic’s incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and EFH Business Services and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier that increased his incentive award. In 2009, Mr. Keglevic successfully implemented several new financial processes at EFH Corp. and its business units, including processes for understanding, managing and communicating the financial and operational performance of our businesses, managing the varied risks of our businesses and preserving effective liquidity levels. In addition, Mr. Keglevic led the company’s liquidity and liability management efforts, including the successful amendment to the TCEH Senior Secured Facilities. Given these significant accomplishments and other achievements (including his installation of a “drive for results” culture), the O&C Committee approved an individual performance modifier that increased Mr. Keglevic’s incentive award.
(3)	Mr. Campbell’s incentive award is based on the successful achievement of a financial performance target for EFH Corp. and the financial and operational performance targets for Luminant and an individual performance modifier that increased his incentive award. In 2009, Mr. Campbell strengthened the Luminant management team (including, among others, the designation of a new Chief Nuclear Officer and Chief Fossil Officer) while overseeing strong financial and operational results primarily at Luminant’s nuclear plant and in Luminant’s wholesale energy organization. Luminant’s baseload generation construction program also achieved several important milestones, including the substantial completion of the two new lignite-fueled units, at costs and time-to-build schedules that are in the top decile relative to recent industry benchmarks. In addition, under Mr. Campbell’s leadership, Luminant had a very strong year for safety, with substantially all of its recordable safety metrics being in the top quartile for its industry. Given these significant accomplishments and other achievements (including his focus on developing strategic business solutions and building a team-oriented culture), the O&C Committee approved an individual performance modifier that increased Mr. Campbell’s incentive award.
(4)	Mr. Walters’ incentive award is based on the successful achievement of the financial performance targets for EFH Corp. and EFH Business Services and the financial and operational performance targets for Luminant and TXU Energy and an individual performance modifier that increased his incentive award. In 2009, Mr. Walters successfully managed several significant legal issues of the company. In particular, Mr. Walters’ led the company’s efforts in (i) defending the challenges to the Oak Grove and Sandow 5 construction and operating permits, (ii) negotiating the termination and transition of the company’s outsourcing relationship with CapGemini Energy and (iii) settling a dispute with the PUCT regarding alleged market manipulation activities. In addition, Mr. Walters drove improvements in the financial performance of our real estate holdings. Given these significant accomplishments and other achievements (including his strategic contributions in the political and civic arena on a local, state and national level), the O&C Committee approved an individual performance modifier that increased Mr. Walters’ incentive award.
(5)	Mr. Burke’s incentive award is based on the successful achievement of a financial performance target for EFH Corp. and the financial and operational performance targets for TXU Energy and an individual performance modifier that increased his incentive award. In 2009, Mr. Burke strengthened the TXU Energy management team and performance-oriented culture to drive strong financial and operational results at TXU Energy. Among the operational results, Mr. Burke led the successful implementation of a new customer care system and successfully managed the transition of a number of functions previously performed by Capgemini Energy. Among the financial results, Mr. Burke was successful in driving improvement in retail margins, managing TXU Energy through a challenging economic environment and implementing overall customer satisfaction ratings. Given these significant accomplishments and other achievements (including his continued commitment to build a strong retail and customer-focused culture at TXU Energy), the O&C Committee approved an individual performance modifier that increased Mr. Burke’s incentive award.

In October 2009, the O&C Committee approved an increase in the annual target award under the EAIP from 75% of base salary to 85% of base salary for Messrs. Keglevic, Campbell, Walters and Burke. These increases will be effective for the 2010 award period.

Long-Term Incentive Awards

Long-Term Cash Incentive

In October 2009, the O&C Committee approved the adoption of a new long-term cash incentive (the “LTI”), effective as of the date of adoption, to be included by amendment in the employment agreements of each of Messrs. Keglevic, Campbell, Walters and Burke. Under the terms of the LTI, each of Messrs. Keglevic, Campbell, Walters and Burke will be entitled to receive on September 30, 2012, to the extent such Named Executive Officer remains employed by EFH Corp. on such date (with customary exceptions for death, disability, and leaving for “good reason” or termination without “cause”), an additional one-time, lump-sum cash payment equal to 75% of the aggregate EAIP award received by such executive officer for fiscal years 2009, 2010 and 2011.

In February 2010, the O&C Committee approved the adoption of an LTI to be included by amendment in the employment agreement of Mr. Young. Under the terms of the LTI, Mr. Young will be entitled to receive on September 30, 2012, to the extent Mr. Young remains employed by EFH Corp. on such date (with customary exceptions for death, disability, and leaving for “good reason” or termination without “cause”), an additional one-time, lump-sum cash payment equal to 100% of the aggregate EAIP award received by Mr. Young for fiscal years 2009, 2010 and 2011.

These awards provide significant retentive value because an award is not paid to an executive officer unless the executive officer remains employed with us until September 30, 2012 (subject to the customary exceptions described above). In addition, these awards provide additional incentive to our executive officers to achieve top operational and financial performance because the award is based on a percentage of the executive officers’ annual performance-based cash bonuses.

Long-Term Equity Incentives

We believe it is important to strongly align the interests of our executive officers and shareholders through equity-based compensation. In December 2007, our Board approved and adopted our 2007 Stock Incentive Plan pursuant to which we grant Stock Option Awards to our executive officers. The purpose of the 2007 Stock Incentive Plan is to:

•

promote our long-term financial interests and growth by attracting and retaining management and other personnel with the training, experience and ability to make a substantial contribution to our success;

•	motivate management and other personnel by means of growth-related incentives to achieve long-range goals, and

•	strengthen the correlation between the long-term interests of our shareholders and the interests of our executive officers through opportunities for stock (or stock-based) ownership in EFH Corp.

The Stock Option Awards granted to our executive officers provide significant retentive value because a portion of these awards is time-based and vest over a five year period. In addition, we believe that the Stock Option Awards granted to our executive officers provide incentive to our executive officers to achieve top operational and financial performance because a portion of these Stock Option Awards is performance-based and only vests upon EFH Corp. achieving certain management EBITDA targets.

In February 2008, Mr. Young was granted 7,500,000 Stock Option Awards. In May 2008, Messrs. Campbell, Walters and Burke were granted 4,000,000, 2,000,000 and 2,450,000 Stock Option Awards, respectively. In December 2008, Mr. Keglevic was granted 2,500,000 Stock Option Awards. Each of these Stock Option Awards are set forth in the table below and are referred to as the “Original Stock Option Awards,” half of which were “Original Time Vested Options” and half of which were “Original Performance Vested Options”. The exercise price of the Original Stock Option Awards (the fair market value on the grant date) is $5.00.

Executive Officer	Original Time Vested Options	Original Performance Vested Options	Exercise Price
John Young	3,750,000	3,750,000	$5.00
Paul Keglevic	1,250,000	1,250,000	$5.00
David Campbell	2,000,000	2,000,000	$5.00
Robert Walters	1,000,000	1,000,000	$5.00
James Burke	1,225,000	1,225,000	$5.00

In October 2009 (February 2010, with respect to Mr. Young), the O&C Committee approved the grant of new Stock Option Awards to the Named Executive Officers as set forth in the table below. The new Stock Option Awards are referred to as the “New Stock Option Awards,” a portion of which are “New Time Vested Options” and a portion of which are “New Cliff Vested Options.” In connection with these grants, each Named Executive Officer surrendered to EFH Corp. a portion of his Original Performance Vested Options. The exercise price of the New Stock Option Awards is $3.50.

Executive Officer	Surrendered Original Performance Vested Options	New Time Vested Options	New Cliff Vested Options	Exercise Price
John Young	1,500,000	1,500,000	1,500,000	$ $	5.00 3.50
Paul Keglevic	500,000	500,000	500,000	$ $	5.00 3.50
David Campbell	800,000	800,000	800,000	$ $	5.00 3.50
Robert Walters	400,000	400,000	400,000	$ $	5.00 3.50
James Burke	490,000	200,000	490,000	$ $	5.00 3.50

Please refer to the outstanding Equity Awards at Fiscal Year-End—2009 table, including the footnotes thereto, for a summary of the outstanding Stock Option Awards held by each of the Named Executive Officers.

The Stock Option Awards vest (subject to the executive officer continuing to be employed by EFH Corp.) as follows:

•	Time Vested Options

•	The Original Time Vested Options and the New Time Vested Options vest in 20% increments on each of the first five anniversaries of September 30, 2007 and September 30, 2009, respectively.

•	The New Cliff Vested Options vest 100% on September 30, 2014.

•	Performance Vested Options

•

The Original Performance Vested Options vest in 20% increments on each of the first five anniversaries of December 31, 2007, subject to our achievement of the annual management EBITDA target for the given fiscal year (or certain cumulative performance targets) as detailed in the stock option agreements.

In deciding whether to vest the Original Performance Vested Options, the O&C Committee considers EFH Corp.’s quantitative performance against certain management EBITDA targets. The method of calculating management EBITDA for purposes of vesting the Original Performance Vested Options is the same as the method for calculating management EBITDA for purposes of the EAIP, as described above. The O&C Committee also has broad discretion to consider other qualitative and quantitative criteria that it deems appropriate in connection with its decision to vest the Original Performance Vested Options.

Our management EBITDA for 2009 was less than the management EBITDA target of $5.569 billion set forth in the applicable stock option agreements with respect to 2009. While EFH Corp. did not meet the applicable management EBITDA target, which was originally established in 2007, it exceeded the management EBITDA target established by the O&C Committee in the beginning of 2009 for purposes of the EAIP. In addition, EFH Corp.’s actual SG&A for 2009 was less than the targeted amount of SG&A set by the O&C Committee. Given these achievements, as well as the successful attainment of most of the other annual financial and operational performance targets that were established by the O&C Committee at the beginning of 2009, the O&C Committee exercised its discretionary authority under the 2007 Stock Incentive Plan and approved the vesting of the 2009 Original Performance Vested Options.

In the future, we may make additional discretionary grants of stock options or other equity-based compensation to reward high performance or achievement.

Equity Investment

In addition to being granted Stock Option Awards, several of our Named Executive Officers (including Messrs. Young, Keglevic, Campbell and Burke) have an equity investment in EFH Corp. These investments have been made through a direct cash investment for shares of EFH Corp. common stock (Mr. Young) and/or through the receipt of restricted stock units (Mr. Young) or deferred shares of EFH Corp. common stock (Messrs. Keglevic, Campbell and Burke) (i) as a result of the executive officer foregoing the right to receive certain payments from EFH Corp., whether in respect of outstanding equity awards issued prior to the Merger or otherwise (Messrs. Campbell and Burke) or (ii) as consideration for compensation forfeited by the executive officer when he left his former employer to join EFH Corp. (Messrs. Young and Keglevic). We believe such investment strongly aligns the interests of our Named Executive Officers with the interests of our shareholders and provides increased incentive to our executive officers to maximize financial and operational performance because the value of their investment is dependant upon the success of EFH Corp. In addition, as we are a private company, the illiquid nature of the investment provides additional retentive value.

Other Elements of Compensation

General

Our executive officers generally have the opportunity to participate in certain of our broad-based employee compensation plans, including our Thrift (401(k)) Plan, retirement plans and non-qualified benefit plans. Please refer to the footnotes to the Summary Compensation table for a more detailed description of our Thrift Plan, the narrative that follows the Pension Benefits table for a more detailed description of our Retirement Plan and Supplemental Executive Retirement Plan and the footnotes to the Nonqualified Deferred Compensation table for a more detailed description of our Salary Deferral Program.

Perquisites

We do not believe that a significant amount of perquisites fit within our compensation philosophy. Those perquisites that exist are intended to serve as part of a competitive total compensation program and to enhance our executive officers’ ability to conduct company business. These benefits include financial planning, a preventive physical health exam and reimbursement for certain spousal travel expenses. Expenditures for the perquisites outlined above are disclosed by individual in footnotes to the Summary Compensation Table.

The following is a summary of perquisites offered to our Named Executive Officers that are not available to all employees:

Executive Financial Planning: We pay for our executive officers to receive financial planning services. This service is intended to support them in managing their financial affairs, which we consider especially important given the high level of time commitment and performance expectation required of our executive officers. Furthermore, we believe that such service helps ensure greater accuracy and compliance with individual tax regulations by our executive officers.

Annual Executive Physical Health Exam: We pay for our executive officers to receive annual physical health exams. The health of our executive officers is important given the vital leadership role they play in directing and operating the company. Our executive officers are important assets of EFH Corp., and this benefit is designed to help ensure their health and long-term ability to serve our shareholders.

Spouse Travel Expenses: From time to time, we pay for an executive officer’s spouse to travel with the executive officer when taking a business trip.

Contingent Payments

We have entered into employment agreements with Messrs. Young, Keglevic, Campbell, Walters and Burke. Each of the employment agreements provides that certain payments and benefits will be paid upon the expiration or termination of the agreement under various circumstances, including termination without cause, resignation for good reason and termination of employment within a fixed period of time following a change in control. We believe these provisions are important in order to attract and retain the caliber of executive officers that our business requires and provide incentive for our executive officers to fully consider potential changes that are in our and our shareholders’ best interest, even if such changes would result in the executive officers’ termination of employment. For a description of the applicable provisions in the employment agreements of our Named Executive Officers see “—Potential Payments upon Termination or Change in Control.”

Other

On February 15, 2010, the O&C Committee approved several changes to Mr. Young’s compensation arrangements, including certain amendments to his employment agreement and his stock option agreement. Generally, these changes were made after considering relevant market compensation data and for retention purposes.

Pursuant to Mr. Young’s amended employment agreement, Mr. Young’s base salary was increased from $1,000,000 to $1,200,000, which increase will be effective retroactively to January 1, 2010, and Mr. Young was granted a new cash-based retention incentive award (the “Retention Award”). Under the terms of the Retention Award, Mr. Young will be entitled to receive on September 30, 2012, to the extent Mr. Young remains employed by EFH Corp. on such date (with customary exceptions for death, disability and leaving for “good reason” or termination without “cause”), an additional one-time, lump-sum cash payment equal to 100% of the aggregate Executive Annual Incentive Plan award received by (or otherwise payable to) Mr. Young for fiscal years 2009, 2010 and 2011.

In addition, Mr. Young’s amended employment agreement provides that EFH Corp. will (i) purchase, on behalf of Mr. Young, a 10 year term life insurance policy in an insured amount equal to $10,000,000 and (ii) adopt a supplemental retirement plan for Mr. Young that vests on December 31, 2014 (with customary exceptions for death, disability and leaving for “good reason” or termination “without cause”) with a value of $3,000,000.

Pursuant to Mr. Young’s amended stock option agreement, Mr. Young received a grant of 3,000,000 new stock options under the 2007 Stock Incentive Plan at a strike price of $3.50 per share. Half of Mr. Young’s new stock options are cliff-vested options that will vest 100% on September 30, 2014, and the other half are time-vested options that will vest 20% per year over a five-year period beginning September 30, 2009. In connection with the grant of these new stock options, Mr. Young surrendered to EFH Corp. 1,500,000 unvested performance-related stock options that were granted to Mr. Young when he joined EFH Corp.

Also, in February 2010, the O&C Committee increased Mr. Burke’s base salary to $630,000. The increase took effect retroactively on January 1, 2010.

Accounting and Tax Considerations

Accounting Considerations

Under FASB ASC Topic 718, the total amount of compensation expense to be recorded for stock-based awards (e.g., Stock Option Awards granted under the 2007 Stock Incentive Plan) is based on the fair value of the award on the grant date. This fair value is then recorded as expense over the vesting period, with an offsetting increase in paid-in capital. The amount of compensation expense is not subsequently adjusted for changes in our share price, for the actual number of shares distributed, or for any other factors except for true-ups related to estimated forfeitures compared to actual forfeitures. The surrendered shares are considered modifications to the original awards and are treated as an exchange of the original award for a new award. The compensation expense related to the new award represents the incremental costs of the surrendered shares and is based on the new grant date fair value and is recognized over its new vesting period.

Income Tax Considerations

Section 162(m) of the Code limits the tax deductibility by a publicly held company of compensation in excess of $1 million paid to the CEO or any other of its three most highly compensated executive officers other than the principal financial officer. Because EFH Corp. is a privately-held company, Section 162(m) will not limit the tax deductibility of any executive compensation for 2009.

The O&C Committee administers our compensation programs with the good faith intention of complying with Section 409A of the Code.

Summary Compensation Table

The following table provides information for the fiscal years ended December 31, 2009, 2008 and 2007 regarding the aggregate compensation paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(7)	Non-Equity Incentive Plan Compen-sation ($)(8)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(9)	All Other Compen- sation ($)(10)	Total ($)
John F. Young (1)	2009	1,000,000	—	—	—	1,469,000	—	105,291	2,574,291
President & CEO of EFH	2008	912,500	—	3,000,000	13,635,000	1,418,000	—	462,258	19,427,758
Corp.	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Paul M. Keglevic (2)	2009	600,000	150,000	—	1,325,000	664,200	—	73,320	2,812,520
EVP & Chief Financial	2008	293,182	250,000	1,125,000	6,442,500	613,800	—	88,508	8,812,990
Officer of EFH Corp.	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

David A. Campbell (3)	2009	600,000	—	—	2,120,000	642,600	68,861	15,020	3,446,481
President & CEO of	2008	545,500	5,092,250	2,500,000	7,272,000	625,950	22,779	3,395,878	19,454,357
Luminant	2007	382,000	—	2,292,000	—	300,481	14,667	2,342,814	5,331,962

Robert C. Walters (4)	2009	575,000	—	—	1,060,000	610,000	—	81,562	2,326,562
EVP & General Counsel of	2008	435,609	100,000	—	3,636,000	695,175	—	44,249	4,911,033
EFH Corp.	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

James A. Burke (5)	2009	600,000	—	—	933,100	856,800	55,931	23,885	2,469,716
President & CEO of TXU	2008	600,000	—	—	4,454,100	473,918	25,501	639,136	6,192,655
Energy	2007	342,712	—	830,850	—	274,050	9,864	978,189	2,435,665

Rizwan Chand (6)	2009	348,750	—	—	—	—	36,218	2,110,925	2,495,893
Former EVP – Human	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Resources of EFH Corp	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Young commenced employment with EFH Corp. in January 2008. The amounts for 2009 reported as “All Other Compensation” for Mr. Young represent (i) the costs of providing certain perquisites, including $9,728 for financial planning and $863 of taxable reimbursements partially related to his spouse’s travel and (ii) $14,700 and $80,000 for our matching contributions to the EFH Thrift Plan and the Salary Deferral Plan, respectively.
(2)	Mr. Keglevic commenced employment with EFH Corp. in July 2008. Mr. Keglevic’s employment agreement provides that we pay him a signing bonus equal to $550,000 as follows: (i) $250,000 payable in July 2008; (ii) $150,000 payable in July 2009 and (iii) $50,000 payable in July 2010, 2011 and 2012. The amount for 2009 reported as “Bonus” for Mr. Keglevic represents the 2009 portion of his signing bonus. The amounts for 2009 reported as “All Other Compensation” for Mr. Keglevic represent (i) the costs of providing certain perquisites, including $2,724 for an executive physical, $3,410 of taxable reimbursements primarily related to his spouse’s travel and $11,836 for moving expenses and (ii) $7,350 and $48,000 for our matching contributions to the EFH Thrift Plan and the Salary Deferral Plan, respectively.
(3)	The amount reported as “All Other Compensation” in 2009 for Mr. Campbell represents (i) $10,120 for financial planning and (ii) $4,900 for our matching contributions to the EFH Thrift Plan. The amount reported as “All Other Compensation” in 2008 for Mr. Campbell includes $3,319,963 for a tax gross-up payment that was made in 2009. The tax gross-up payment, which was not reported in the 2008 Summary Compensation Table, related to excise taxes due with respect to a January 2009 payment of $5,092,250 that was provided to Mr. Campbell as an inducement for entering into his employment agreement in 2008. The $5,092,250 was reported in the 2008 Summary Compensation Table under “Bonus,” and we believe the tax gross-up payment should be reported for the same calendar year as the related payment.
(4)	Mr. Walters commenced employment with EFH Corp. in March 2008. The amounts for 2009 reported as “All Other Compensation” for Mr. Walters represent (i) the costs of providing certain perquisites, including $16,800 for financial planning, $2,350 for an executive physical and $1,712 of taxable reimbursements primarily related to his spouse’s travel and (ii) $14,700 and $46,000 for our matching contributions to the EFH Thrift Plan and the Salary Deferral Plan, respectively.
(5)	The amounts for 2009 reported as “All Other Compensation” for Mr. Burke represent (i) the costs of providing certain perquisites, including $8,875 for financial planning, $2,350 for an executive physical and $660 of taxable reimbursements and (ii) $12,000 for our matching contributions to the EFH Thrift Plan.
(6)	Mr. Chand’s employment with EFH Corp. terminated in October 2009. The amounts for 2009 reported as “All Other Compensation” for Mr. Chand represent (i) the costs of providing certain perquisites, including $8,875 for financial planning and $2,350 for an executive physical (ii) $14,700 for our matching contributions to the EFH Thrift Plan, (iii) $1,485,000 in cash severance due to him under the terms of his employment agreement, and (iv) $600,000 related to his deferred share agreement with EFH Corp.

(7)	The amounts reported as “Option Awards” represent the grant date fair value of Stock Option Awards granted in the fiscal year computed for the stock options awarded under the 2007 Stock Incentive Plan in accordance with FASB ASC Topic 718 and do not take into account estimated forfeitures. See table titled “Grants of Plan-Based Awards – 2009”. In February 2010, Mr. Young received certain new Stock Option Awards. The grant date fair value of those Stock Option Awards was $3,405,000.
(8)	The amounts in 2009 reported as “Non-Equity Incentive Plan Compensation” were earned by the executive officers in 2009 under the EAIP and are expected to be paid in March 2010.
(9)	The amounts in 2009 reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” (i) include the aggregate increase in actuarial value of EFH Corp.’s Retirement Plan and Supplemental Retirement Plan and (ii) exclude amounts attributable to the portion of the vested amounts for Messrs. Young ($33,313), Keglevic ($44,409), Walters ($62,351) and Burke ($19,500) that were transferred from the Supplemental Retirement Plan and/or Salary Deferral Program to the cash balance component of the Retirement Plan as of December 31, 2009. For a more detailed description of EFH Corp.’s retirement plans, including the transfers of certain assets and liabilities from the Supplemental Retirement Plan and/or Salary Deferral Program to the cash balance component of the Retirement Plan, please refer to the narrative that follows the table titled “Pension Benefits”. There are no above market earnings for nonqualified deferred compensation that is deferred under the Salary Deferral Program.
(10)	As described above, “All Other Compensation” includes amounts associated with our matching contributions to the EFH Thrift Plan and Salary Deferral Plan. Our Thrift Plan allows participating employees to contribute a portion of their regular salary or wages to the plan. Under the Thrift Plan, EFH Corp. matches a portion of an employee’s contributions. This matching contribution is 100% of each Named Executive Officer’s contribution up to 6% of the named Executive Officer’s salary. All matching contributions are invested in Thrift Plan investments as directed by the participant. Please refer to the narrative that follows the Nonqualified Deferred Compensation table for a more detailed description of the Salary Deferral Program.

Grants of Plan-Based Awards – 2009

The following table sets forth information regarding grants of compensatory awards to our Named Executive Officers during the fiscal year ended December 31, 2009.

Name	Grant Date	Date of Board Action	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # Shares or Units	All Other Option Awards: # of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)
John F. Young	2/18/09	2/18/09	500,000	1,000,000	2,000,000
Paul M. Keglevic	2/18/09 12/17/09	2/18/09 10/29/09	225,000	450,000	900,000					1,000,000	$3.50	1,325,000
David A. Campbell	2/18/09 12/17/09	2/18/09 10/29/09	225,000	450,000	900,000					1,600,000	$3.50	2,120,000
Robert C. Walters	2/18/09 12/17/09	2/18/09 10/29/09	215,625	431,250	862,500					800,000	$3.50	1,060,000
James A. Burke	2/18/09 12/17/09	2/18/09 10/29/09	225,000	450,000	900,000					690,000	$3.50	933,100
Rizwan Chand	—	—	—	—	—					—	—	—

(1)	The amounts disclosed under the heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” reflect the threshold, target and maximum amounts available under the EAIP for each executive officer and each executive officer’s employment agreement. The actual awards for the 2009 plan year are expected to be paid in March 2010 and are reported in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” and described above under the section entitled “Annual Performance Bonus—EAIP”.
(2)	Represents grants of New Time Vested Options and New Cliff Vested Options under the 2007 Stock Incentive Plan, as described above under “Long-Term Incentive Awards.”
(3)	The amounts reported under “Grant Date Fair Value of Stock Award” represent the grant date fair value of stock options related to the 2009 Awards in accordance with FASB ASC Topic 718.

For a discussion of the terms of the New Stock Option Awards granted to each Named Executive Officer (other than Mr. Chand) in connection with such Named Executive Officer surrendering a portion of his Original Performance Vested Options, please see “—Long-Term Incentive Awards—Long-Term Equity Incentives.” For a discussion of certain material terms of the employment agreements with the Named Executive Officers, please see “—Assessment of Compensation Elements” and “—Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End—2009

	Option Awards						Stock Awards
	# of Securities Underlying Unexercised Options
Name	Exer- cisable	Unexer- cisable		Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (4)	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units or Rights That Have Not Vested
John F. Young(6)	2,250,000	2,250,000	(1)	3,000,000	5.00	02/01/2018

Paul M. Keglevic	750,000	750,000	(1)	500,000	5.00	12/22/2018
		500,000	(2)		3.50	12/17/2019
		500,000	(3)		3.50	12/17/2019
							225,000	787,500
David A. Campbell	1,200,000	1,200,000	(1)	800,000	5.00	05/20/2018
		800,000	(2)		3.50	12/17/2019
		800,000	(3)		3.50	12/17/2019
Robert C. Walters	600,000	600,000	(1)	400,000	5.00	05/20/2018
		400,000	(2)		3.50	12/17/2019
		400,000	(3)		3.50	12/17/2019
James A. Burke	735,000	735,000	(1)	490,000	5.00	05/20/2018
		200,000	(2)		3.50	12/17/2019
		490,000	(3)		3.50	12/17/2019
Rizwan Chand	350,000				5.00	04/04/2010

(1)	These Original Time Vested Options are scheduled to become exercisable ratably in September 2010, 2011 and 2012 provided the Named Executive Officer has remained continuously employed by EFH Corp. through the applicable vesting date (with customary exceptions for death, disability, and leaving for “good reason” or termination without “cause”).
(2)	These New Time Vested Options are scheduled to become exercisable ratably in September 2010, 2011, 2012, 2013 and 2014 provided the Named Executive Officer has remained continuously employed by EFH Corp. through the applicable vesting date (with customary exceptions for death, disability, and leaving for “good reason” or termination without “cause”).
(3)	These New Cliff Vested Options are scheduled to become exercisable in September 2014 provided the Named Executive Officer has remained continuously employed by EFH Corp. through that date (with customary exceptions for death, disability, and leaving for “good reason” or termination without “cause”).
(4)	If we achieve certain performance targets, these Original Performance Vested Options are eligible to become exercisable as of the end of fiscal years 2010, 2011 and 2012. See “—Long-Term Incentive Awards—Long-Term Equity Incentives” for a detailed description of the vesting schedule for the Original Performance Vested Options and the decision by the O&C Committee in February 2010 to approve the vesting of a portion of the Original Performance Vested Options.
(5)	This column reflects deferred shares described above under “Long-Term Incentive Awards-Equity Investment.” The deferred shares for Mr. Keglevic will vest and become nonforfeitable as to (i) 112,500 of the shares on the third anniversary of his employment (July 2011) and (ii) 112,500 of the shares on the fifth anniversary of his employment (July 2013).
(6)	In February 2010, Mr. Young surrendered 1,500,000 Original Performance Vested Options listed in the “Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options” column, and in connection therewith received 1,500,000 New Time Vested options and 1,500,000 New Cliff Vested Options.

Options Exercised and Stock Vested—2009

None of the Named Executive Officers exercised any of his vested Stock Option Awards in 2009. In addition, none of the Named Executive Officers owned any restricted or deferred shares of EFH Corp. common stock that vested in 2009.

Pension Benefits—2009

The table set forth below illustrates present value on December 31, 2009 of each Named Executive Officer’s Retirement Plan benefit and benefits payable under the Supplemental Retirement Plan, based on their years of service and remuneration through December 31, 2009:

Name	Plan Name	Number of Years Credited Service (#)	PV of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John F. Young	Retirement Plan	N/A	33,313	—
	Supplemental Retirement Plan	N/A	N/A	N/A
Paul M. Keglevic	Retirement Plan	N/A	44,409	—
	Supplemental Retirement Plan	N/A	N/A	N/A
David A. Campbell	Retirement Plan	4.5833	109,838	—
	Supplemental Retirement Plan	7.5000	34,912	—
Robert C. Walters	Retirement Plan	N/A	62,351	—
	Supplemental Retirement Plan	N/A	N/A	N/A
James A. Burke	Retirement Plan	4.1667	99,396	—
	Supplemental Retirement Plan	4.1667	29,397	—
Rizwan Chand	Retirement Plan	3.3333	34,180	—
	Supplemental Retirement Plan	3.3333	41,752	—

EFH Corp. and its participating subsidiaries maintain the Retirement Plan, which is intended to be qualified under applicable provisions of the Code and covered by ERISA. The Retirement Plan contains both a traditional defined benefit component and a cash balance component. Only employees hired before January 1, 2002 may participate in the traditional defined benefit component. Accordingly, none of the Named Executive Officers participates in the traditional defined benefit component. Employees hired after January 1, 2002 and before October 1, 2007 are eligible to participate in the cash balance component. In addition, effective December 31, 2009, certain assets and liabilities under the Salary Deferral Program and the Supplemental Retirement Plan were transferred to the cash balance component of the Retirement Plan. Accordingly, Messrs. Campbell and Burke have participated and may continue to participate in the cash balance component of the Retirement Plan; and Messrs. Young, Keglevic and Walters participate in the cash balance component of the Retirement Plan solely with respect to amounts that were transferred from the Salary Deferral Program.

Under the cash balance component of the Retirement Plan, hypothetical accounts are established for participants and credited with monthly contribution credits equal to a percentage of the participant’s compensation (3.5%, 4.5%, 5.5% or 6.5% depending on the participant’s combined age and years of accredited service), contribution credits equal to the amounts transferred from the Salary Deferral Program and/or the Supplemental Retirement Plan effective as of December 31, 2009 and interest credits on all of such amounts based on the average yield of the 30-year Treasury bond for the 12 months ending November 30 of the prior year.

The Supplemental Retirement Plan provides for the payment of retirement benefits, which would otherwise be limited by the Code or the definition of earnings under the Retirement Plan. Under the Supplemental Retirement Plan, retirement benefits under the cash balance component are calculated in accordance with the same formula used under the Retirement Plan. Participation in EFH Corp.’s Supplemental Retirement Plan has been limited to employees of all of its businesses other than Oncor, who were employed by EFH Corp. (or its participating subsidiaries) on or before October 1, 2007. Accordingly, Messrs. Campbell and Burke participate in the Supplemental Retirement Plan, and Messrs. Young, Keglevic and Walters are not eligible to participate in the Supplemental Retirement Plan.

Benefits accrued under the Supplemental Retirement Plan after December 31, 2004, are subject to Section 409A of the Code. Accordingly, certain provisions of the Supplemental Retirement Plan have been modified in order to comply with the requirements of Section 409A and related guidance.

The present value of the accumulated benefit for the Retirement Plan (the cash balance component) was calculated as the value of their cash balance account projected to age 65 at an assumed growth rate of 4.75% and then discounted back to December 31, 2009 at 5.90%. No mortality or turnover assumptions were applied.

Nonqualified Deferred Compensation—2009(1)

The following table sets forth information regarding plans that provide for the deferral of the Named Executive Officers’ compensation on a basis that is not tax-qualified for the fiscal year ended December 31, 2009:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions($)(3)	Aggregate Balance at Last FYE ($)(4)
John F. Young	80,000	80,000	56,561	—	281,715
Paul M. Keglevic	48,000	48,000	72	—	87,703
David A. Campbell	—	—	48,558		195,891
Robert C. Walters	46,000	46,000	32,367	—	103,402
James A. Burke	—	—	86,658	—	233,262
Rizwan Chand	—	—	28,960	(116,068)	—

(1)	The amounts reported in the Nonqualified Deferred Compensation table include deferrals and the company match under the Salary Deferral Program. The amounts reported as “Executive Contributions in Last FY” are salary deferrals and are also included as “Salary” in the Summary Compensation Table. Under EFH Corp.’s Salary Deferral Program each employee of EFH Corp. and its participating subsidiaries who is in a designated job level and whose annual salary is equal to or greater than an amount established under the Salary Deferral Program ($110,840 for the program year beginning January 1, 2009) may elect to defer up to 50% of annual base salary, and/or up to 100% of any bonus or incentive award, for a maturity period of seven years, for a maturity period ending with the retirement of such employee, or for a combination thereof. EFH Corp. makes a matching award, which vests at the end of the applicable maturity period (subject to acceleration or forfeiture under certain circumstances), equal to 100% of up to the first 8% of salary deferred under the Salary Deferral Program. Deferrals are credited with earnings or losses based on the performance of investment alternatives under the Salary Deferral Program selected by each participant. At the end of the applicable maturity period, the trustee for the Salary Deferral Program distributes the deferred compensation, any vested matching awards and the applicable earnings in cash as a lump sum or in annual installments at the participant’s election made at the time of deferral. EFH Corp. is financing the retirement option portion of the Salary Deferral Program through the purchase of corporate-owned life insurance on the lives of participants. The proceeds from such insurance are expected to allow EFH Corp. to fully recover the cost of the retirement option. Beginning in 2010, certain executive officers, including the Named Executive Officers, will not be eligible to participate in the Salary Deferral Program.
(2)	The amount included in “Registrant Contributions in Last FY” is attributable to EFH Corp.’s matching award under the Salary Deferral Program.
(3)	The “Aggregate Withdrawals/Distributions($)” column excludes amounts transferred from the Supplemental Retirement Plan and/or Salary Deferral Program to the cash balance component of the Retirement Plan as of December 31, 2009 for Messrs. Young ($37,500), Keglevic ($48,511), Walters ($71,283) and Burke ($25,000). In accordance with the terms of the Salary Deferral Plan, Mr. Chand forfeited $39,606 of company matching and received a distribution of the remaining balance of his account upon termination of his employment.
(4)	A portion of the amounts reported as “Aggregate Balance at Last FYE” are also included in the Summary Compensation Table as follows: for Mr. Young, $80,000 and $66,667 of executive contributions are included as “Salary” for 2009 and 2008, respectively, and $80,000 and $66,667 of company matching contributions are included as “All Other Compensation” for 2009 and 2008, respectively; for Mr. Keglevic, $48,000 and $20,000 of executive contributions are included as “Salary” for 2009 and 2008, respectively, and $48,000 and $20,000 of company matching contributions are included as “All Other Compensation” for 2009 and 2008, respectively; for Mr. Walters, $46,000 and $30,667 of executive contributions are included as “Salary” for 2009 and 2008, respectively, and $46,000 and $30,667 of company matching contributions are included as “All Other Compensation” for 2009 and 2008, respectively; for Mr. Burke, $48,000 and $27,417 of executive contributions are included as “Salary” for 2008 and 2007, respectively, and $48,000 and $27,417 of company matching contributions are included as “All Other Compensation” for 2009 and 2008, respectively. The amounts reported as “Aggregate Balance at Last FYE” reflect decreases resulting from the amounts transferred from the Supplemental Retirement Plan and/or Salary Deferral Program to the cash balance component of the Retirement Plan as of December 31, 2009 for Messrs. Young ($37,500), Keglevic ($48,511), Walters ($71,283) and Burke ($25,000).

Potential Payments upon Termination or Change in Control

The tables and narrative below provide information for payments to each of the Named Executive Officers (or, as applicable, enhancements to payments or benefits) in the event of his termination, including if such termination is voluntary, for cause, as a result of death, as a result of disability, without cause or for good reason or without cause or for good reason in connection with a change in control.

The information in the tables below is presented in accordance with SEC rules, assuming termination of employment as of December 31, 2009.

Employment Arrangements with Contingent Payments

As of December 31, 2009, each of Messrs. Young, Keglevic, Campbell, Walters and Burke had employment agreements with change in control and severance provisions as described in the following tables. In addition, in October 2009, the O&C Committee approved several changes to the compensation arrangements for all of the Named Executive Officers other than Messrs. Young and Chand, which changes were effective as of December 31, 2009 but not yet documented in such Named Executive Officers’ employment agreements. Certain of these changes affected the potential payments of Messrs. Keglevic, Campbell, Walters and Burke and are reflected in the following tables. In February, 2010, Mr. Young’s employment agreement was amended and restated effective retroactively on January 1, 2010. Because the changes to Mr. Young’s employment agreement were not effective as of December 31, 2009, they are not reflected in the following table for Mr. Young, but are described elsewhere in this prospectus. Mr. Chand had an employment agreement, and the change in control and severance terms included in the employment agreement governed until his employment with EFH Corp. terminated in October 2009.

With respect to each Named Executive Officer’s employment agreement, a change in control is generally defined as (i) a transaction that results in a sale of substantially all of our assets to another person and such person having more seats on our Board than the Sponsor Group, (ii) a transaction that results in a person not in the Sponsor Group owning more than 50% of our common stock and such person having more seats on our Board than the Sponsor Group or (iii) a transaction that results in the Sponsor Group owning less than 20% of our common stock and the Sponsor Group not being able to appoint a majority of the directors to our Board.

Each Named Executive Officer’s employment agreement includes customary non-compete and non-solicitation provisions that generally restrict the Named Executive Officer’s ability to compete with us or solicit our customers or employees for his own personal benefit during the term of the employment agreement and 24 months (with respect to Mr. Young) or 18 months (with respect to Messrs. Keglevic, Campbell, Walters and Burke) after the employment agreement expires or is terminated.

In addition, in October 2009, the O&C Committee approved the adoption of a new LTI to be included by amendment in the employment agreement of Messrs. Keglevic, Campbell, Walters and Burke. Under the terms of the LTI, in the event of the death or disability of any such Named Executive Officer, his termination without cause or resignation for good reason (or in the event we elect not to extend his employment term), or his termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) within 24 months following a change in control of EFH Corp., in each case prior to September 30, 2012, such Named Executive Officer shall be entitled to receive the LTI, or a pro rata portion thereof, calculated as (i) 75% of the aggregate EAIP award actually earned by the Named Executive Officer for any applicable fiscal year completed prior to the date of the Named Executive Officer’s termination, plus (ii) for a termination occurring in fiscal year 2009, 2010, or 2011, 75% of the Named Executive Officer’s prorated annual performance-based cash bonus for the year of termination. In February 2010, Mr. Young’s employment agreement was amended to add a similar new LTI that is calculated based on 100% of the aggregate EAIP award actually earned by Mr. Young for fiscal years 2009, 2010 and 2011.

As of December 31, 2009, each of Messrs. Young, Keglevic, Campbell, Walters and Burke had stock option agreements. Under the stock option agreement for each Named Executive Officer, in the event of such Named Executive Officer’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) following a change in control of EFH Corp., such Named Executive Officer’s Original Time Vested Options would become immediately exercisable as to 100% of the shares of EFH Corp. common stock subject to such options immediately prior to the change in control. As of December 31, 2009, the fair market value of the shares of EFH Corp. common stock underlying each Named Executive Officer’s Original Time Vested Options was less than the exercise price of such options.

1. Mr. Young

Potential Payments to Mr. Young upon Termination as of December 31, 2009 (per employment agreement, restricted stock agreement and stock option agreement, each in effect as of December 31, 2009)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	N/A	N/A	N/A	N/A	$5,000,000	$5,000,000
EAIP	N/A	N/A	$1,000,000	$1,000,000	N/A	$1,000,000
Payment of Common Stock in respect of Restricted Stock Units	N/A	$1,950,000	$1,950,000	$1,950,000	$1,950,000	$1,950,000
Acceleration of Stock Option Awards	N/A	N/A	N/A	N/A	N/A	$0
Deferred Compensation
- Salary Deferral Program	N/A	N/A	$159,608	$159,608	N/A	$159,608
Health & Welfare
- Medical/COBRA	N/A	N/A	N/A	N/A	$33,273	$33,273
- Dental/COBRA	N/A	N/A	N/A	N/A	$2,790	$2,790

Totals	N/A	$1,950,000	$3,109,608	$3,109,608	$6,986,063	$8,145,671

Mr. Young has entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Young’s death or disability:

a.	a prorated annual incentive bonus for the year of termination, and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Young may be entitled.

2.	In the event of Mr. Young’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term):

a.	a lump sum payment equal to two and one-half times the sum of (i) his annualized base salary and (ii) a prorated annual incentive bonus for the year of termination;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Young may be entitled, and

c.	certain continuing health care and company benefits.

3.	In the event of Mr. Young’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two and one-half times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	a prorated annual incentive bonus for the year of termination;

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Young may be entitled;

d.	certain continuing health care and company benefits, and

e.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

In addition, Mr. Young has entered into a restricted stock agreement. Under Mr. Young’s restricted stock agreement, Mr. Young was granted 600,000 restricted stock units, payable in January 2010, with one share of common stock of EFH Corp. for each such unit, all of which were fully vested and nonforfeitable upon grant; provided, however, in the event of Mr. Young’s voluntary termination prior to January 2010, Mr. Young would have had to forfeit all of his restricted stock units.

2. Mr. Keglevic

Potential Payments to Mr. Keglevic upon Termination as of December 31, 2009 (per employment agreement, deferred share agreement and stock option agreement, each in effect as of December 31, 2009, and revisions to such employment agreement that were adopted by the O&C Committee in October 2009 and effective as of December 31, 2009)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	N/A	N/A	N/A	N/A	$2,100,000	$2,100,000
EAIP	N/A	N/A	$450,000	$450,000	N/A	N/A
Put Right in respect of Deferred Shares	N/A	N/A	$3,200,000	$3,200,000	$3,200,000	$3,200,000
Acceleration of Stock Option Awards	N/A	N/A	N/A	N/A	N/A	$0
LTI Cash Retention Award	N/A	N/A	$498,150	$498,150	$498,150	$498,150
Deferred Compensation
- Salary Deferral Program	N/A	N/A	$68,107	$68,107	N/A	$68,107
Health & Welfare
- Dental/COBRA	N/A	N/A	N/A	N/A	$2,790	$2,790

Totals	N/A	N/A	$4,216,257	$4,216,257	$5,800,940	$5,869,047

Mr. Keglevic entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Keglevic’s death or disability:

a.	a prorated annual incentive bonus for the year of termination, and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled.

2.	In the event of Mr. Keglevic’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term):

a.	for a termination occurring on or prior to the second anniversary of the effective date of the agreement, a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target, and for a termination occurring after the second anniversary of the effective date of the agreement, a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination and (iii) the matching contributions which would have been made on his behalf to EFH Corp.’s Salary Deferral Program had Mr. Keglevic continued his participation in the plan for an additional twelve months;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled, and

c.	certain continuing health care and company benefits.

3.	In the event of Mr. Keglevic’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Keglevic may be entitled;

c.	certain continuing health care and company benefits, and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

In addition, Mr. Keglevic has entered into a deferred share agreement. Under Mr. Keglevic’s deferred share agreement, EFH Corp. agreed to deliver to Mr. Keglevic 112,500 shares of EFH Corp. common stock on July 1, 2011 and 112,500 shares of EFH Corp. common stock on July 1, 2013; provided, however, that any shares not yet vested shall become 100% vested and become nonforfeitable in the event of Mr. Keglevic’s death or disability or as a result of his termination without cause or for good reason or without cause or for good reason in connection with a change in control. Further, in the event of Mr. Keglevic’s termination prior to July 1, 2013 as a result of death, as a result of disability, without cause or for good reason or without cause or for good reason in connection with a change in control, Mr. Keglevic shall have the right (but not the obligation) to sell to EFH Corp. all (but not less than all) of the shares of EFH Corp. common stock delivered pursuant to the deferred share agreement for a purchase price of $3,200,000.

3. Mr. Campbell

Potential Payments to Mr. Campbell upon Termination as of December 31, 2009 (per employment agreement, deferred share agreement and stock option agreement, each in effect as of December 31, 2009, and revisions to such employment agreement that were adopted by the O&C Committee in October 2009 and effective as of December 31, 2009)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	N/A	N/A	N/A	N/A	$2,100,000	$2,100,000
EAIP	N/A	N/A	$450,000	$450,000	N/A	N/A
Payment of EFH Corp. Common Stock in respect of Vested Deferred Shares	$1,625,000	$1,625,000	$1,625,000	$1,625,000	$1,625,000	$1,625,000
Acceleration of Stock Option Awards	N/A	N/A	N/A	N/A	N/A	$0
LTI Cash Retention Award	N/A	N/A	$481,950	$481,950	$481,950	$481,950
Retirement Benefits
- Supplemental Retirement Plan	$43,511	$43,511	$45,205	$271,531	$43,511	$43,511
Deferred Compensation
- Salary Deferral Program (1)	$77,146	$77,146	$77,146	$77,146	$77,146	$77,146
Health & Welfare
- Medical/COBRA	N/A	N/A	N/A	N/A	$26,719	$26,719
- Dental/COBRA	N/A	N/A	N/A	N/A	$2,232	$2,232

Totals	$1,745,657	$1,745,657	$2,679,301	$2,905,627	$4,356,558	$4,356,558

(1)	Mr. Campbell is fully vested in the company matching portion of the Salary Deferral Plan.

Mr. Campbell entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Campbell’s death or disability:

a.	a prorated annual incentive bonus for the year of termination, and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled.

2.	In the event of Mr. Campbell’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term):

a.	for a termination occurring on or prior to the second anniversary of the effective date of the agreement, a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target, and for a termination occurring after the second anniversary of the effective date of the agreement, a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination and (iii) the matching contributions which would have been made on his behalf to EFH Corp.’s Salary Deferral Program had Mr. Campbell continued his participation in the plan for an additional twelve months;

b.	payment of employee benefits, including stock compensations, if any, to which Mr. Campbell may be entitled, and

c.	certain continuing health care and company benefits.

3.	In the event of Mr. Campbell’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Campbell may be entitled;

c.	certain continuing health care and company benefits, and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

In addition, Mr. Campbell has entered into a deferred share agreement. Under Mr. Campbell’s deferred share agreement, EFH Corp. agreed to deliver to Mr. Campbell 500,000 shares of EFH Corp. common stock in the event of Mr. Campbell’s termination for any reason.

4. Mr. Walters

Potential Payments to Mr. Walters upon Termination as of December 31, 2009 (per employment agreement and stock option agreement, each in effect as of December 31, 2009, and revisions to such employment agreement that were adopted by the O&C Committee in October 2009 and effective as of December 31, 2009)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	N/A	N/A	N/A	N/A	$2,012,500	$2,012,500
EAIP	N/A	N/A	$431,250	$431,250	N/A	N/A
Acceleration of Stock Option Awards	N/A	N/A	N/A	N/A	N/A	$0
LTI Cash Retention Award	N/A	N/A	$457,500	$457,500	$457,500	$457,500
Lump Sum Payment	N/A	N/A	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Deferred Compensation
- Salary Deferral Program	N/A	N/A	$87,343	$87,343	N/A	$87,343
Health & Welfare
- Medical/COBRA	N/A	N/A	N/A	N/A	$26,618	$26,618
- Dental/COBRA	N/A	N/A	N/A	N/A	$2,232	$2,232

Totals	N/A	N/A	$2,976,093	$2,976,093	$4,498,850	$4,586,193

Mr. Walters entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Walters’ death or disability:

a.	a prorated annual incentive bonus for the year of termination;

b.	a lump sum payment equal to $2,000,000, and

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Walters may be entitled.

2.	In the event of Mr. Walters’ termination without cause or resignation for good reason (or in the event we elect not to extend his employment term):

a.	for a termination occurring on or prior to the second anniversary of the effective date of the agreement, a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target, and for a termination occurring after the second anniversary of the effective date of the agreement, a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination and (iii) the matching contributions which would have been made on his behalf to EFH Corp.’s Salary Deferral Program had Mr. Walters continued his participation in the plan for an additional twelve months;

b.	a lump sum payment equal to $2,000,000;

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Walters may be entitled, and

d.	certain continuing health care and company benefits.

3.	In the event of Mr. Walters’ termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	a lump sum payment equal to $2,000,000;

c.	payment of employee benefits, including stock compensation, if any, to which Mr. Walters may be entitled;

d.	certain continuing health care and company benefits, and

e.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

5. Mr. Burke

Potential Payments to Mr. Burke upon Termination as of December 31, 2009 (per employment agreement and stock option agreement, each in effect as of December 31, 2009, and revisions to such employment agreement that were adopted by the O&C Committee in October 2009 and effective as of December 31, 2009)

Benefit	Voluntary	For Cause	Death	Disability	Without Cause Or For Good Reason	Without Cause Or For Good Reason In Connection With Change in Control
Cash Severance	N/A	N/A	N/A	N/A	$1,200,000	$2,100,000
EAIP	N/A	N/A	$450,000	$450,000	$450,000	N/A
Acceleration of Stock Option Awards	N/A	N/A	N/A	N/A	N/A	$0
LTI Cash Retention Award	N/A	N/A	$642,600	$642,600	$642,600	$642,600
Retirement Benefits
- Supplemental Retirement Plan	$35,747	$35,747	$38,099	$255,572	$35,747	$35,747
Deferred Compensation
- Salary Deferral Program	$66,775	$66,775	$128,976	$128,976	$66,775	$128,976
Health & Welfare
- Medical/COBRA	N/A	N/A	N/A	N/A	$26,618	$26,618
- Dental/COBRA	N/A	N/A	N/A	N/A	$2,232	$2,232

Totals	$102,522	$102,522	$1,259,675	$1,477,148	$2,423,972	$2,936,173

Mr. Burke entered into an employment agreement that provides for certain payments and benefits upon the expiration or termination of the agreement under the following circumstances:

1.	In the event of Mr. Burke’s death or disability:

a.	a prorated annual incentive bonus for the year of termination, and

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled.

2.	In the event of Mr. Burke’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term):

a.	a lump sum payment equal to (i) two times his annualized base salary, (ii) a prorated annual incentive bonus for the year of termination and (iii) the matching contributions which would have been made on his behalf to EFH Corp.’s Salary Deferral Program had Mr. Burke continued his participation in the plan for an additional twelve months;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled, and

c.	certain continuing health care and company benefits.

3.	In the event of Mr. Burke’s termination without cause or resignation for good reason (or in the event we elect not to extend his employment term) within 24 months following a change in control of EFH Corp.:

a.	a lump sum payment equal to two times the sum of (i) his annualized base salary and (ii) his annual bonus target;

b.	payment of employee benefits, including stock compensation, if any, to which Mr. Burke may be entitled;

c.	certain continuing health care and company benefits and

d.	a tax gross-up payment to offset any excise tax which may result from the change in control payments.

6. Mr. Chand

Mr. Chand’s employment with EFH Corp. terminated in October 2009. Under the terms of his Severance Agreement, EFH Corp. provided Mr. Chand a severance payment which consisted of a lump sum cash payment of (i) $1,485,000, representing the cash severance that was due under his employment agreement and (ii) $600,000 related to his deferred share agreement.

Excise Tax Gross-Ups

Pursuant to their employment agreements, if any of our Named Executive Officers would be subject to the imposition of the excise tax imposed by Section 4999 of the Code, related to the executive’s employment, but the imposition of such tax could be avoided by approval of our shareholders as described in Section 280G(b)(5)(B) of the Code, then such executive may cause EFH Corp. to seek such approval, in which case EFH Corp. will use its reasonable best efforts to cause such approval to be obtained and such executive will cooperate and execute such waivers as may be necessary so that such approval avoids imposition of any excise tax under Section 4999. If such executive fails to cause EFH Corp. to seek such approval or fails to cooperate and execute the waivers necessary in the approval process, such executive shall not be entitled to any gross-up payment for any resulting tax under Section 4999.

Compensation Committee Interlocks and Insider Participation

There are no relationships among our executive officers, members of the O&C Committee or entities whose executives served on the O&C Committee that required disclosure under applicable SEC rules and regulations. For a description of related person transactions involving members of the O&C Committee, see below.

Limited Partnership Agreement of Texas Energy Future Holdings Limited Partnership; Limited Liability Company Agreement of Texas Energy Future Capital Holdings LLC

The Sponsor Group and certain investors who agreed to co-invest with the Sponsor Group or through a vehicle jointly controlled by the Sponsor Group to provide equity financing for the Merger (the “Co-Investors”) entered into (i) a limited partnership agreement (the “LP Agreement”) in respect of EFH Corp.’s parent company, Texas Holdings and (ii) a limited liability company agreement (the “LLC Agreement”) in respect of the General Partner. The LP Agreement provides that the General Partner has the right to vote or execute consents with respect to any shares of EFH Corp.’s common stock owned by Texas Holdings. The LLC Agreement and LP Agreement contain agreements among the parties with respect to the election of EFH Corp.’s directors, restrictions on the issuance or transfer of interests in EFH Corp., including tag-along rights and drag-along rights, and other corporate governance provisions (including the right to approve various corporate actions).

The LLC Agreement provides that the General Partner and its members will take all action required to ensure that the managers of the General Partner are also members of EFH Corp.’s Board. Pursuant to the LLC Agreement each of (i) KKR 2006 Fund L.P. and affiliated investment funds, (ii) TPG Partners V, L.P. and affiliated investment funds and (iii) certain funds affiliated with Goldman Sachs, has the right to designate three managers of the General Partner. These rights are subject to maintenance of certain investment levels in Texas Holdings.

Registration Rights Agreement

        The Sponsor Group and the Co-Investors entered into a registration rights agreement with EFH Corp. upon completion of the Merger. Pursuant to this agreement, in certain circumstances, the Sponsor Group can cause EFH Corp. to register shares of EFH Corp.’s common stock owned directly or indirectly by them under the Securities Act. In certain circumstances, the Sponsor Group and the Co-Investors are also entitled to participate on a pro rata basis in any registration of EFH Corp.’s common stock under the Securities Act that it may undertake. In 2008 and 2009, Ms. Acosta and Mr. Evans, each of whom is a member of the O&C Committee, and certain executive officers of EFH Corp. became parties to this agreement.

Management Services Agreement

In October 2007, in connection with the Merger, the Sponsor Group and Lehman Brothers Inc. entered into a management agreement with EFH Corp. (the “Management Agreement”), pursuant to which affiliates of the Sponsor Group provide management, consulting, financial and other advisory services to EFH Corp. Pursuant to the Management Agreement, affiliates of the Sponsor Group are entitled to receive an aggregate annual management fee of $35 million, which amount increases 2% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the Management Agreement. The Management Agreement will continue in effect from year to year, unless terminated upon a change of control of EFH Corp. or in connection with an initial public offering of EFH Corp. or if the parties thereto mutually agree to terminate the Management Agreement. Pursuant to the Management Agreement, affiliates of the Sponsor Group and Lehman Brothers Inc. were paid transaction fees of $300 million for certain services provided in connection with the Merger and related transactions. In addition, the Management Agreement provides that the Sponsor Group will be entitled to receive a fee equal to a percentage of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, merger combination and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the Management Agreement in the event of an initial public offering or under certain other circumstances. Under terms of the Management Agreement, EFH Corp. paid $8 million, $37 million and $37 million, inclusive of expenses, to the Sponsor Group during 2007, 2008 and 2009, respectively.

Indemnification Agreement

Concurrently with entering into the Management Agreement, the Sponsor Group, Texas Holdings and EFH Corp. entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which EFH Corp. and Texas Holdings agree to indemnify the Sponsor Group and their affiliates against any claims relating to (i) certain securities and financing transactions relating to the Merger, (ii) the performance of transaction services pursuant to the Management Agreement, (iii) actions or failures to act by EFH Corp., Texas Holdings, the General Partner or their subsidiaries or affiliates (collectively, the “Company Group”), (iv) service as an officer or director of, or at the request of, any member of the Company Group, and (v) any breach or alleged breach of fiduciary duty as a director or officer of any member of the Company Group.

Sale Participation Agreement

Ms. Acosta and Mr. Evans, each of whom is a member of the O&C Committee, and each of EFH Corp.’s executive officers have entered into sale participation agreements with EFH Corp. Pursuant to the terms of these agreements, among other things, shares of EFH Corp.’s common stock held by these individuals are subject to tag-along and drag-along rights in the event of a sale by the Sponsor Group of shares of EFH Corp.’s common stock held by the Sponsor Group.

Certain Charter Provisions

EFH Corp.’s restated certificate of formation contains provisions limiting directors’ obligations in respect of corporate opportunities.

Director Stockholders’ Agreement

Certain members of EFH Corp.’s Board have entered into a stockholders’ agreement with EFH Corp. These stockholders’ agreements create certain rights and restrictions on the equity, including transfer restrictions and tag-along, drag-along, put, call and registration rights in certain circumstances.

Transactions with Sponsor Affiliates

TCEH has entered into the TCEH Senior Secured Facilities, and Oncor has entered into a revolving credit facility, each with syndicates of financial institutions and other lenders. These syndicates included affiliates of GS Capital Partners. These transactions were approved by the Board.

Affiliates of the Sponsor Group participated in the debt exchange offers completed in November 2009 by EFH Corp., Intermediate Holding and EFIH Finance Inc. to exchange new senior secured notes for certain EFH Corp. and TCEH notes. Goldman, Sachs & Co. and KKR Capital Markets LLC were paid customary fees in the amounts of $750,000 and $260,000, respectively, as compensation for their services as dealer managers in the debt exchange offers and TPG Capital, L.P. received a fee in the amount of $260,000 as compensation for the advisory services it rendered in connection with the debt exchange offers.

Also, Goldman, Sachs & Co. acted as an initial purchaser in EFH Corp.’s issuance of $500 million principal amount of senior secured notes completed in January 2010.

Affiliates of GS Capital Partners have from time to time engaged in commercial and investment banking and financial advisory transactions with EFH Corp. in the normal course of business. Affiliates of Goldman Sachs & Co. are party to certain commodity and interest rate hedging transactions with EFH Corp. in the normal course of business.

From time to time affiliates of the Sponsor Group may acquire debt or debt securities issued by EFH Corp. or its subsidiaries in open market transactions or through loan syndications.

Members of the Sponsor Group and/or their respective affiliates have from time to time entered into, and may continue to enter into, arrangements with us to use our products and services in the ordinary course of their business, which often result in revenues to us in excess of $120,000 annually. In addition, we have entered into, and may continue to enter into, arrangements with members of the Sponsor Group and/or their respective affiliates to use their products and services in the ordinary course of their business, which often result in revenues to members of the Sponsor Group or their respective affiliates in excess of $120,000 annually.

DIRECTOR COMPENSATION

TCEH and TCEH Finance did not pay any compensation to the members of their current and former board of directors during the fiscal year ended December 31, 2009. TCEH and TCEH Finance reimburse some directors for certain reasonable expenses incurred in connection with their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

All of TCEH’s equity interests are owned by EFC Holdings. All of EFC Holdings equity interests are owned by EFH Corp. All of TCEH Finance’s equity interests are owned by TCEH.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE
Policies and Procedures Relating to Related Party Transactions

EFH Corp.’s Board has adopted a policy governing EFH Corp. and its subsidiaries, including TCEH and TCEH Finance, regarding related person transactions. Under this policy, a related person transaction shall be consummated or shall continue only if:

1.	the Audit Committee of the Board approves or ratifies such transaction in accordance with the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction is approved by the disinterested members of the Board or the Executive Committee of the Board; or

3.	the transaction involves compensation approved by the Organization and Compensation Committee of the Board.

For purposes of this policy, the term “related person” includes EFH Corp.’s directors, executive officers, 5% shareholders and their immediate family members. “Immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law or any person (other than a tenant or employee) sharing the household of a director, executive officer or 5% shareholder.

A “related person transaction” is a transaction between EFH Corp. or its subsidiaries, including TCEH and TCEH Finance, and a related person, other than the types of transactions described below, which are deemed to be pre-approved by the Audit Committee of the Board:

1.	any compensation paid to a director if the compensation is required to be reported under Item 402 of Regulation S-K of the Securities Act;

2.	any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s ownership interests;

3.	any charitable contribution, grant or endowment by EFH Corp. to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director;

4.	transactions where the related person’s interest arises solely from the ownership of EFH Corp.’s equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis;

5.	transactions involving a related party where the rates or charges involved are determined by competitive bids;

6.	any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, as rates or charges fixed in conformity with law or governmental authority;

7.	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar service;

8.	transactions available to all employees or customers generally (unless required to be disclosed under Item 404 of Regulation S-K of the Securities Act, if applicable);

9.	transactions involving less than $100,000 when aggregated with all similar transactions;

10.	transactions between EFH Corp. and its subsidiaries or between subsidiaries of EFH Corp.;

11.	transactions not required to be disclosed under Item 404 of Regulation S-K under the Securities Act, as amended, and

12.	open market purchases of EFH Corp. or its subsidiaries’ debt or equity securities and interest payments on such debt.

The Board has determined that it is appropriate for the Audit Committee of the Board to review and approve or ratify related person transactions. Accordingly, at least annually, management reviews related person transactions to be entered into by EFH Corp. or its subsidiaries, if any. After review, the Audit Committee of the Board approves/ratifies or disapproves such transactions. Management updates the Audit Committee of the Board as to any material changes to such related person transactions. In unusual circumstances, EFH Corp. or its subsidiaries may enter into related person transactions in advance of receiving approval, provided that such related person transactions are reviewed and ratified as soon as reasonably practicable by the Audit Committee of the Board. If the Audit Committee of the Board determines not to ratify such transactions, EFH Corp. shall make all reasonable efforts to cancel or otherwise terminate such transactions.

Transactions described below under “—Related Person Transactions—Transactions with Sponsor Affiliates” are not related person transactions under the EFH Corp. policy because they are not with a director, executive officer, 5% shareholder or any of their immediate family members, but are described in the interest of greater disclosure.

Related Person Transactions

Transactions with Sponsor Affiliates

Affiliates of the Sponsor Group participated in the debt exchange offers completed in November 2009 by EFH Corp., Intermediate Holding and EFIH Finance Inc. to exchange new senior secured notes for certain EFH Corp. notes and the cash-pay notes. Goldman, Sachs & Co. and KKR Capital Markets LLC were paid fees in the amounts of $750,000 and $260,000, respectively, as compensation for their services as dealer managers in the debt exchange offers and TPG Capital, L.P. received a fee in the amount of $260,000 as compensation for the advisory services it rendered in connection with the debt exchange offers.

From time to time affiliates of the Sponsor Group may acquire debt or debt securities issued by TCEH and/or TCEH Finance in open market transactions or through loan syndications.

Director Independence

Because of their relationships with the Sponsor Group or with EFH Corp. directly, none of the managers on the TCEH Board or the directors on the TCEH Finance Board would be considered independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither TCEH nor TCEH Finance has a compensation committee or other board committee performing equivalent function. As described above, all compensation matters for TCEH and TCEH Finance, including compensation philosophy, are administered by EFH Corp. For a description of the compensation committee interlocks and insider participation of the O&C Committee of EFH Corp., please see the disclosure set forth under “Executive Compensation—Compensation Committee Interlocks and Insider Participation” above.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to EFC Holdings and its consolidated Subsidiaries, (ii) the term “Issuer” refers only to collectively, TCEH and TCEH Finance, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of TCEH, and not any of their respective subsidiaries and (iii) the term “Parent Guarantor” refers only to EFC Holdings and not any of its subsidiaries.

As of the date of this prospectus, $3,000,000,000 aggregate principal amount of the Issuer’s 10.25% senior notes due 2015 (the “Initial Cash Pay Notes”) are outstanding. The Initial Cash Pay Notes were issued under an Indenture dated as of October 31, 2007 (the “Initial Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). As of the date of this prospectus, $2,000,000,000 aggregate principal amount of the Issuer’s 10.25% Senior Notes due 2015, Series B (the “Series B Cash Pay Notes”) and $1,952,414,000 aggregate principal amount of the Issuer’s 10.50%/11.25% optional PIK interest senior notes due 2016 (the “Toggle Notes”) are outstanding. The Series B Cash Pay Notes and the Toggle Notes were issued under the Initial Indenture, as supplemented by a supplemental indenture dated as of December 6, 2007 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”).

The Initial Cash Pay Notes, the Series B Cash Pay Notes and the Toggle Notes each constitute a separate series of senior notes under the Indenture. Except as set forth herein, the Initial Cash Pay Notes, the Series B Cash Pay Notes and the Toggle Notes have substantially identical terms. The Initial Cash Pay Notes and the Series B Cash Pay Notes are collectively referred to as the “Cash Pay Notes.”

The Cash Pay Notes and the Toggle Notes are collectively referred to herein as the “Notes.”

The term “Issue Date” refers to October 31, 2007, the date the Initial Cash Pay Notes were issued, and the term “Toggle Notes issue date” refers to December 6, 2008, the date the Toggle Notes were issued.

Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Parent Guarantor and its subsidiaries from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the holders of Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Parent Guarantor and its subsidiaries, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Parent Guarantor and its subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer, the Parent Guarantor and the other Guarantors only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Parent Guarantor and its subsidiaries and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture, the applicable Registration Rights Agreement and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture, the applicable Registration Rights Agreement or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture relating to each series of Notes, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Prospectus Summary.”

Brief Description of the Notes and the Guarantees

The Notes:

•	are senior unsecured obligations of the Issuer and rank equally in right of payment with all Senior Indebtedness of the Issuer (including the applicable Existing Notes);

•

are effectively subordinated to any Indebtedness of the Issuer secured by assets of the Issuer, including the Issuer’s obligations under the TCEH Senior Secured Facilities, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of the Issuer’s non-guarantor Subsidiaries, including any of the Issuer’s Foreign Subsidiaries and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer; [and]

•

are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Energy Future Competitive Holdings Company (which we refer to herein as the “Parent Guarantor”) and by each Restricted Subsidiary that guarantees the Issuer’s obligations under the TCEH Senior Secured Facilities as described below under “—Guarantees.”

The Guarantees:

•	are a general unsecured senior obligation of each Guarantor;

•	rank equally in right of payment with all Senior Indebtedness of each Guarantor;

•	are effectively subordinated to all Secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness (including the TCEH Senior Secured Facilities);

•	are structurally subordinated to all Indebtedness and other liabilities of Subsidiaries of a Guarantor that do not Guarantee the Notes, and any other Unrestricted Subsidiaries; and

•	are senior in right of payment to any future Subordinated Indebtedness of each Guarantor.

See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of guarantees and require note holders to return payments received from the Guarantors.”

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of guarantees and require note holders to return payments received from Guarantors.”

Each Guarantee by a Guarantor (other than the Parent Guarantor) will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of its guarantee under the TCEH Senior Secured Facilities or of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

Each of the Parent Guarantor and the Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, each of the Parent Guarantor and the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. As of the date of this prospectus, the paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. As of the date of this prospectus, the registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

As of the date of this prospectus, $3,000,000,000 in aggregate principal amount of Initial Cash Pay Notes is outstanding and $2,000,000,000 in aggregate principal amount of Series B Cash Pay Notes is outstanding. The Cash Pay Notes mature on November 1, 2015.

As of the date of this prospectus, $1,952,414,000 in aggregate principal amount of Toggle Notes is outstanding. On May 1, 2009, the Issuer increased the aggregate principal amount of the Toggle Notes by $98,439,000 in payment of interest due on such date. On May 1, 2016, the Issuer will repay in full in U.S. Dollars an amount of Toggle Notes equal to $50,000,000, which shall be made on a pro rata basis based on the aggregate principal amount of Toggle Notes outstanding.

        Subject to compliance with the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional cash pay notes and/or toggle notes from time to time under the Indenture (any such cash pay notes or toggle notes, “Additional Notes”). The Notes are “Required Debt” under the Indenture and we may issue additional debt securities that constitute Required Debt. In addition, in connection with the payment of PIK Interest (as defined below) or Partial PIK Interest (as defined below) in respect of Toggle Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of Toggle Notes or issue additional toggle notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Toggle Notes (in each case, the “PIK Payment”). Each of the Series B Cash Pay Notes, the Initial Cash Pay Notes and the Toggle Notes are each a separate series of Notes but are treated as a single class of securities under the Indenture, except as otherwise stated herein. As a result, Holders of each series of Notes have no separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as described under “—Amendment, Supplement and Waiver,” the Notes, the PIK Notes, any Additional Notes subsequently issued under the Indenture and any additional Required Debt issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Cash Pay Notes

Interest on the Cash Pay Notes accrues at the rate of 10.25% per annum and is payable semi-annually in arrears on May 1 and November 1 to the Holders of Cash Pay Notes of record on the immediately preceding April 15 and October 15. Interest on the Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Toggle Notes

Interest on the Toggle Notes is payable semi-annually in arrears on May 1 and November 1 to the Holders of Toggle Notes of record on the immediately preceding April 15 and October 15. Interest on the Toggle Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Toggle Notes issue date. Interest on the Toggle Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

For any interest payment period after the initial interest payment period and prior to November 1, 2012, the Issuer may, at its option, elect to pay interest on the Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•

on 50% of the outstanding principal amount of the Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment for the Toggle Notes with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Toggle Notes shall be payable according to the election for the previous interest period. After November 1, 2012, the Issuer will make all interest payments on the Toggle Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Toggle Notes as described under “—Optional Redemption—Toggle Notes” or “—Repurchase at the Option of Holders” shall be made solely in cash.

Cash Interest on the Toggle Notes accrues at a rate of 10.50% per annum and be payable in cash. PIK Interest on the Toggle Notes accrues at a rate of 11.25% per annum and be payable (x) with respect to Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC, to authenticate new global Toggle Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Toggle Notes as a result of a PIK Payment, the global Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Toggle Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Toggle Notes issued on the Toggle Notes issue date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth under “—Principal, Maturity and Interest” above, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Cash Pay Notes

Except as set forth below, the Issuer will not be entitled to redeem any series of Cash Pay Notes at its option prior to November 1, 2011.

At any time prior to November 1, 2011, the Issuer may redeem each of the Series B Cash Pay Notes or the Initial Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of such series of Cash Pay Notes to be redeemed or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the series of Cash Pay Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of such series of Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2011, the Issuer may redeem each of the Series B Cash Pay Notes or the Initial Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of such series of Cash Pay Notes to be redeemed or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the series of Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of record of such series of Cash Pay Notes to be redeemed on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	105.125%
2012	102.563%
2013 and thereafter	100.000%

In addition, until November 1, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of each series of Cash Pay Notes at a redemption price equal to 110.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of such series of Cash Pay Notes to be redeemed of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of such series of Cash Pay Notes issued under the Indenture and the original principal amount of any Additional Notes that are Cash Pay Notes of such series to be redeemed issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Cash Pay Notes of a series, the Trustee shall select the Cash Pay Notes of such series to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Toggle Notes

Except as set forth below, the Issuer will not be entitled to redeem Toggle Notes at its option prior to November 1, 2012.

At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Toggle Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2012, the Issuer may redeem the Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2012	105.250%
2013	103.500%
2014	101.750%
2015 and thereafter	100.000%

In addition, until November 1, 2010, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Toggle Notes at a redemption price equal to 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Toggle Notes issued under the Indenture and the original principal amount of any Additional Notes that are Toggle Notes issued under the Indenture after the Toggle Notes issue date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the issue date of the Toggle Notes (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each Toggle Note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the Toggle Notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the Toggle Notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the Toggle Notes minus (c) $50,000,000.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Toggle Notes, the Trustee shall select the Toggle Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by TCEH, consistent with the covenant described under this “—Repurchase at the Option of Holders—Change of Control” section, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The TCEH Senior Secured Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the TCEH Senior Secured Facilities, we could seek a waiver of such default or seek to refinance the TCEH Senior Secured Facilities. In the event we do not obtain such a waiver or refinance the TCEH Senior Secured Facilities, such default could result in amounts outstanding under the TCEH Senior Secured Facilities being declared due and payable and could cause a Receivables Facility to be wound down. Additionally, the terms of the Notes provide that certain change of control events with respect to the Issuer (including a Change of Control under the Indenture) would result in the Issuer being required to offer to repurchase such Notes.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. As of the Issue Date, we had no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to engage in such a transaction in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived with the consent of the Required Holders of a majority in principal amount of the Required Debt. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Required Holders of a majority in principal amount of the Required Debt.

Asset Sales

The Indenture provides that TCEH will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) TCEH or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by TCEH) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by TCEH or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on TCEH’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of TCEH or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to TCEH or an Affiliate of TCEH, that are assumed by the transferee of any such assets and for which TCEH and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by TCEH or such Restricted Subsidiary from such transferee that are converted by TCEH or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by TCEH or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, TCEH or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any;

(c) Obligations under the Existing Notes which have a final maturity date (as in effect on the Closing Date) on or prior to October 15, 2016; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (c) following the Closing Date shall not exceed 3.5% of Total Assets at such time; or

(d) Indebtedness of a Restricted Subsidiary (other than TCEH Finance, Inc.) that is not a Guarantor, other than Indebtedness owed to TCEH or another Restricted Subsidiary (or any Affiliate thereof);

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in TCEH or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in TCEH or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as TCEH, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, TCEH or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then TCEH or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, TCEH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, the Issuer may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of an Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds and any remaining amounts may be used to make Restricted Payments to the extent permitted by clause (16) of the second paragraph described under the caption “Limitation on Restricted Payments.”

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

TCEH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of TCEH’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by TCEH payable solely in Equity Interests (other than Disqualified Stock) of TCEH; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, TCEH or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of TCEH or any direct or indirect parent of TCEH, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, TCEH could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TCEH and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of TCEH for the period (taken as one accounting period) beginning October 1, 2007, to the end of TCEH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received by TCEH since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of TCEH, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of TCEH, any direct or indirect parent company of TCEH and TCEH’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of TCEH, Equity Interests of TCEH’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of TCEH that have been converted into or exchanged for such Equity Interests of TCEH;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of TCEH sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by TCEH, of marketable securities or other property contributed to the capital of TCEH following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by TCEH, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to TCEH or a Restricted Subsidiary) of Restricted Investments made by TCEH or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from TCEH or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by TCEH or its Restricted Subsidiaries, after the Closing Date; or

(ii) the sale (other than to TCEH or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by TCEH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by TCEH in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by TCEH or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of TCEH, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of TCEH or any direct or indirect parent company of TCEH to the extent contributed to the capital of TCEH (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of TCEH) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor (other than the Parent Guarantor) made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of TCEH or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of TCEH, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of TCEH or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by TCEH or any direct or indirect parent entity of TCEH) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by TCEH or any direct or indirect parent entity of TCEH)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of TCEH and, to the extent contributed to the capital of TCEH, Equity Interests of any of TCEH’s direct or indirect parent companies, in each case to members of management, directors or consultants of the TCEH, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by TCEH or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further that cancellation of Indebtedness owing to TCEH or any Restricted Subsidiary from members of management of TCEH, any of TCEH’s direct or indirect parent companies or any of TCEH’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of TCEH or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of TCEH or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by TCEH after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of TCEH, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the capital of TCEH from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, TCEH and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on TCEH’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of TCEH’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to TCEH in or from any such public offering, other than public offerings with respect to TCEH’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) (A) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (A) not to exceed 2.0% of Total Assets at the time made; and (B) dividends to or, the making of loans to, EFH Corp. in an aggregate amount not to exceed $1,000.0 million, to the extent the proceeds of such loans or dividends are invested in any of the Oncor Subsidiaries; provided that no more than $500.0 million of payments under this clause (B) may be made other than by Intercompany Loans;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including any payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of TCEH to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by TCEH to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement), to the extent such income taxes are attributable to the income of (i) EFH Corp. and its Subsidiaries (other than the Oncor Subsidiaries) and (ii) the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent of TCEH for such payments in amounts required to pay such taxes; provided that the amount of such payments in any fiscal year does not exceed the amount that EFH Corp. and its Subsidiaries, is required to pay in respect of foreign, federal, state and local income taxes for such fiscal year (including any amounts reimbursable to the Oncor Subsidiaries in respect of such taxes pursuant to a tax sharing agreement);

(c) customary salary, bonus and other benefits payable to officers and employees of EFH Corp. or any direct or indirect parent company of EFH Corp. that are paid in the ordinary course of business to the extent such salaries, bonuses and other benefits are attributable to (i) the ownership or operation of EFH Corp. and its Restricted Subsidiaries or (ii) the ownership and operation of the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent company of EFH Corp. for such payments;

(d) general corporate operating and overhead costs and expenses of EFH Corp. or any direct or indirect parent company of EFH Corp. that are incurred in the ordinary course of business to the extent such costs and expenses are attributable to (i) the ownership or operation of EFH Corp. and its Restricted Subsidiaries or (ii) the ownership and operation of the Oncor Subsidiaries, to the extent the Oncor Subsidiaries have not reimbursed EFH Corp. or such direct or indirect parent company of EFH Corp. for such payments;

(e) fees and expenses other than to Affiliates of TCEH related to any unsuccessful equity or debt offering of such parent entity;

(16) Restricted Payments that are made with Excess Proceeds remaining after the completion of any Asset Sale Offer in an amount not to exceed $200 million;

(17) the making of Intercompany Loans to EFH Corp. so long as TCEH is a Subsidiary of EFH Corp. (A) in amounts required for EFH Corp. to pay, in each case without duplication, principal, premium and interest when due on (x) the EFH Corp. Notes and any Indebtedness incurred to replace, refund or refinance such debt and (y) Indebtedness of EFH Corp. and Parent Guarantor in existence on the Closing Date, including the Existing EFH Corp. Notes and the Existing Parent Guarantor Notes, and any Indebtedness incurred to replace, refund or refinance such debt and (B) in amounts required for EFH Corp. and its Subsidiaries (other than the Issuer and its Subsidiaries) that guarantee debt of EFH Corp. to pay, without duplication, principal, premium and interest when due on any Indebtedness incurred after the Closing Date by EFH Corp. or such Subsidiaries after the Issue Date; provided that the aggregate amount of Intercompany Loans to EFH Corp. pursuant to this subclause (B) shall not exceed $600.0 million;

(18) any distributions of, or Investments in, accounts receivable for purposes of inclusion in any Receivables Facility for the benefit of TCEH or its Restricted Subsidiaries, in each case made in the ordinary course of business or consistent with past practices; or

(19) making of Intercompany Loans to EFH Corp. in an amount sufficient to permit EFH Corp. to make any Optional Interest Repayment (as defined in the EFH Corp. Notes), permitted by the terms of the EFH Corp. Notes or any similar payments on Indebtedness incurred to replace, refund or refinance such debt; provided that in connection with any such replacement, refunding or refinancing, the aggregate principal amount of such Indebtedness is not increased (except by an amount equal to accrued interest, fees and expenses payable in connection therewith);

provided, however, that at the time of, and after giving effect to (A) any Restricted Payment permitted under clause (7), (11) and (19), no Default shall have occurred and be continuing or would occur as a consequence thereof and (B) any Restricted Payment permitted under clause (17), no Default under clauses (1) or (2) under “Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof or any payment default or bankruptcy event of default under the EFH Corp. Notes (or any Indebtedness incurred to replace, refund or refinance such debt) shall have occurred and be continuing.

On the date of this prospectus, all of TCEH’s Subsidiaries were Restricted Subsidiaries (other than Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC). TCEH will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by TCEH and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

TCEH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and TCEH will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that TCEH may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for TCEH and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $1,250.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this paragraph and clauses (12) and (14) below at such time.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities by TCEH or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $26,500.0 million outstanding at any one time and (y) any Collateral Posting Facility;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee thereof) (other than any Additional Notes or Guarantees thereof);

(3) Indebtedness of TCEH and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes and Indebtedness under the TCEH Senior Interim Facility (including any PIK Interest which may be paid with respect thereto);

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by TCEH or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of TCEH or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of TCEH, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of TCEH to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor is expressly subordinated in right of payment to the Notes; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to TCEH or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to TCEH or another Restricted Subsidiary; provided that if the Issuer or a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to TCEH or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to TCEH or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that (i) other than in the case of commodity Hedging Obligations, such Hedging Obligations are not entered into for speculative purposes (as determined by TCEH in its reasonable discretion acting in good faith) and (ii) in the case of speculative commodity Hedging Obligations, such Hedging Obligations are entered into in the ordinary course of business and are consistent with past practice;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by TCEH or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of TCEH and Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by TCEH since immediately after the Closing Date from the issue or sale of Equity Interests of TCEH or cash contributed to the capital of TCEH (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to TCEH or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of TCEH and Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,750.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which TCEH or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b)); provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant and clause (14), no more than $1,250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12) shall be incurred by Restricted Subsidiaries that are not Guarantors;

(13) the incurrence or issuance by TCEH or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of TCEH or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of TCEH that is not the Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of TCEH or a Guarantor;

and, provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens or the TCEH Senior Interim Facilities; provided, further, that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) TCEH or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by TCEH or any Restricted Subsidiary or merged into TCEH or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) TCEH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) such Fixed Charge Coverage Ratio of TCEH and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

provided, however that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this covenant and clause (12), no more than $1,250.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (14) shall be incurred by Restricted Subsidiaries that are not Guarantors;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of TCEH or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by TCEH or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of TCEH; provided that such guarantee is incurred in accordance with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of TCEH or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(19) Indebtedness consisting of Indebtedness issued by TCEH or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of TCEH or any direct or indirect parent company of TCEH to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”; and

(20) Indebtedness of TCEH or any Restricted Subsidiary to EFH Corp. or any of its Subsidiaries consistent with past practice in an aggregate amount not to exceed $25.0 million; provided, that at the time of incurring, and after giving effect to, such Indebtedness, no Default described in clauses (1) and (2) under the caption “—Events of Default and Remedies” shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any such Indebtedness owing to an entity that is not a Guarantor is expressly subordinated in right of payment to the Notes.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (20) above or is entitled to be incurred pursuant to the first paragraph of this covenant, TCEH, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, TCEH will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above;

provided that all Indebtedness outstanding under the TCEH Senior Secured Facilities on the Closing Date will be treated as incurred on the Closing Date under clause (1) of the preceding paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that TCEH will not, and will not permit TCEH Finance, Inc. or any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of TCEH, TCEH Finance, Inc. or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of TCEH, TCEH Finance, Inc. or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

TCEH will not, and will not permit TCEH Finance, Inc. or any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither TCEH nor the Parent Guarantor may consolidate or merge with or into or wind up into (whether or not TCEH or the Parent Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) TCEH or the Parent Guarantor, as the case may be, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than TCEH or the Parent Guarantor, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of TCEH or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than TCEH or the Parent Guarantor, as the case may be, expressly assumes (i) all the obligations of TCEH or the Parent Guarantor, as the case may, be under the Notes and the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement;

(3) immediately after such transaction, no Default exists;

(4) in the case of TCEH, immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) TCEH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture.

The Successor Company will succeed to, and be substituted for TCEH or the Parent Guarantor, as the case may be, under the Indenture and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to TCEH, and

(2) TCEH may merge with an Affiliate of TCEH, solely for the purpose of reincorporating TCEH in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of TCEH and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor (other than the Parent Guarantor), no Guarantor will, and TCEH will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not TCEH or the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) TCEH shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or TCEH, (ii) merge with an Affiliate of TCEH solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

TCEH Finance, Inc. may not consolidate or merge with or into or wind up into (whether or not TCEH Finance, Inc. is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of TCEH Finance, Inc.’s properties or assets, in one or more related transactions, to any Person unless:

(1)(a) concurrently therewith, a corporate Wholly-Owned Subsidiary of TCEH that is a Restricted Subsidiary organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof expressly assumes (i) all the obligations of TCEH Finance, Inc. under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement; or

(b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof; and

(2) immediately after such transaction, no Default exists;

(3) TCEH Finance shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture.

Transactions with Affiliates

TCEH will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of TCEH (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to TCEH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TCEH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) TCEH delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of TCEH approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among TCEH or any of its Restricted Subsidiaries or between or among TCEH, and its Restricted Subsidiaries and EFH Corp. and any of its Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under the covenant “—Limitation on Restricted Payments” and “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of TCEH to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Closing Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of TCEH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which TCEH or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to TCEH or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to TCEH or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TCEH or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(7) the existence of, or the performance by TCEH or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by TCEH or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including any payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions, in each case as disclosed in this prospectus;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, including EFH Corp. and its subsidiaries, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to TCEH and its Restricted Subsidiaries, in the reasonable determination of the board of directors of TCEH or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of TCEH to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(12) payments by TCEH or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of TCEH in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of TCEH, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by TCEH in good faith;

(14) investments by the Investors in securities of TCEH or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by TCEH (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among TCEH (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of TCEH and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that TCEH, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were TCEH and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

TCEH will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to TCEH or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to TCEH or any of its Restricted Subsidiaries;

(2) make loans or advances to TCEH or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to TCEH or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the TCEH Senior Secured Facilities and the related documentation, the TCEH Senior Interim Facility and the related documentation and the Existing Notes Indentures and the related documentation;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by TCEH or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of TCEH pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of TCEH, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries that, in the good faith determination of TCEH, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which TCEH or any Restricted Subsidiary of TCEH is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance solely to the property or assets of TCEH or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of TCEH or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

TCEH will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of TCEH, TCEH Finance, Inc. or any Guarantor), other than TCEH Finance, Inc., a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of TCEH, TCEH Finance, Inc. or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against TCEH or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitations on Business Activities of TCEH Finance, Inc.

TCEH Finance, Inc. may not hold assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by TCEH, and may engage in any activities directly related thereto or necessary in connection therewith. TCEH Finance, Inc. shall be a Wholly-Owned Subsidiary of TCEH at all times.

Reports and Other Information

Notwithstanding that TCEH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires TCEH to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which TCEH would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that TCEH shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event TCEH will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time TCEH would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, each of the Parent Guarantor and the Issuer have agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of TCEH is or becomes a Guarantor of the Notes (including the Parent Guarantor), the Indenture permits TCEH to satisfy its obligations in this covenant with respect to financial information relating to TCEH by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to TCEH and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, TCEH will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Required Holders of not less than 30% in principal amount of the Required Debt to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by TCEH or any of its Restricted Subsidiaries or the payment of which is guaranteed by TCEH or any of its Restricted Subsidiaries, other than Indebtedness owed to TCEH or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of the Parent Guarantor or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Required Holders of at least 30% in principal amount of the Required Debt may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Required Holders of a majority in aggregate principal amount of the Required Debt by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Required Holders of at least 30% in principal amount of the Required Debt have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Required Holders of a majority in principal amount of the Required Debt have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Required Holders of a majority in principal amount of the Required Debt are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that TCEH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and TCEH is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer, the Parent Guarantor or any other Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer, the Parent Guarantor or the other Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the TCEH Senior Secured Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, the TCEH Senior Secured Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Required Holders of at least a majority in principal amount of the Required Debt, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Required Debt, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Required Holders of a majority in principal amount of the Required Debt, other than Required Debt beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Required Debt).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Required Holders of at least a majority in aggregate principal amount of the Required Debt and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets; or

(14) in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the Indenture to reflect an appropriate minimum denominations of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

In addition, the terms of the Indenture permit the Issuer, the Guarantors and the Trustee to amend or supplement the Indenture at any time, without the consent of any Holder, to provide for the issuance of Additional Notes and Required Debt in accordance with the terms of the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Required Holders of a majority in principal amount of the Required Debt will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the applicable Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) (A) with respect to Cash Pay Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Cash Pay Note at November 1, 2011 (such redemption price being set forth in the tables appearing under the caption “Optional Redemption—Cash Pay Notes”), plus (ii) all required interest payments due on such Cash Pay Note through November 1, 2011 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Cash Pay Note, or

(B) with respect to the Toggle Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Toggle Note at November 1, 2012 (such redemption price being set forth in the table appearing under “Optional Redemption—Toggle Notes”), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the Toggle Notes) due on such Toggle Note through November 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Toggle Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of TCEH or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of TCEH in a manner permitted pursuant to the provisions described under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of TCEH to TCEH or by TCEH or a Restricted Subsidiary of TCEH to another Restricted Subsidiary of TCEH;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by TCEH or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales” or TCEH or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights), provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by TCEH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by TCEH to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities, provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the second paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Closing Date (i) that were not included on the balance sheet of TCEH as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by TCEH and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor or TCEH and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder;

(2) TCEH becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of TCEH or any of its direct or indirect parent companies; or

(3) at any time, EFH Corp. shall cease to own directly or indirectly beneficially and of record at least a majority of the total voting power of the voting stock of TCEH.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral Posting Facility” means any senior cash posting credit facility, the size of which is capped by the mark-to-market loss, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of commodity swaps, forwards and futures transactions that correspond to or replicate all or a portion of actual transactions by TCEH and its subsidiaries that are outstanding on, or entered into from time to time on or after, the Closing Date.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding, (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by TCEH, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of TCEH shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of TCEH will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to TCEH or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to TCEH and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of TCEH or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as TCEH has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by TCEH and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from TCEH and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by TCEH or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of TCEH for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of TCEH or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of TCEH and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of TCEH and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by TCEH.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products, renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to TCEH or any of its Restricted Subsidiaries, one or more debt facilities, including the TCEH Senior Secured Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by TCEH or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of TCEH, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of TCEH or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by TCEH or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of TCEH or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of TCEH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by TCEH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period.

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1) (u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the TCEH Senior Secured Facilities, the TCEH Senior Interim Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by TCEH in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by TCEH or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of TCEH or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of TCEH (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) Expenses Relating to a Unit Outage; provided that the only Expenses Relating to a Unit Outage that may be included in EBITDA shall be, without duplication, (i) up to $250.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Government Authority or to comply with any applicable law, and (ii) up to $100.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned outage of any Unit for purposes of expanding or upgrading such Unit;

(m) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in a non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Corp.” means Energy Future Holdings Corp.

“EFH Corp. Notes” means the $2,000,000,000 aggregate principal amount of 10.875% Senior Notes due 2017 and the $2,500,000,000 aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 issued by EFH Corp. and any PIK notes issued (or increase in principal amount) as payment of interest thereon.

“EFH Senior Interim Facility” means the senior interim loan agreement dated as of the Closing Date by and among EFH Corp., as borrower, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantee instruments and agreements executed in connection therewith and any amendments, supplements, modifications or restatements thereof.

“Energy Future Intermediate Holding Company” means Energy Future Intermediate Holding Company LLC.

“Environmental CapEx Debt” means Indebtedness of TCEH or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by TCEH or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by TCEH or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of TCEH or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to TCEH’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of TCEH; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by TCEH after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of TCEH or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or TCEH) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of TCEH.

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of TCEH on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes” means

•	Parent Guarantor’s Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Parent Guarantor’s 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	TCEH’s 6.125% Senior Notes due 2008;

•	TCEH’s 7.000% Senior Notes due 2013;

•	Parent Guarantor’s 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Parent Guarantor’s 7.480% Fixed Secured Bonds;

•	Parent Guarantor’s 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Parent Guarantor’s 8.254% Fixed Notes due in quarterly installments to 2021;

Pollution Control Revenue Bonds—Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034;

•	7.700% Fixed Series 1999C due March 1, 2032;

•	Floating Rate Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036;

•	Floating Rate Series 2001D due May 1, 2033;

•	Floating Rate Taxable Series 2001I due December 1, 2036;

•	Floating Rate Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038;

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014;

•	5.000% Fixed Series 2006 due March 1, 2041;

Pollution Control Revenue Bonds—Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011;

•	5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011;

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022;

Pollution Control Revenue Bonds—Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028;

in each case to the extent outstanding on the Closing Date.

“Existing Notes Indentures” means each of the indentures or other documents containing the terms of the Existing Notes.

“Existing Parent Guarantor Notes” means

•	Parent Guarantor’s Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Parent Guarantor’s 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	Parent Guarantor’s 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Parent Guarantor’s 7.480% Fixed Secured Bonds;

•	Parent Guarantor’s 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Parent Guarantor’s 8.254% Fixed Notes due in quarterly installments to 2021;

in each case to the extent outstanding on the Closing Date.

“Existing EFH Corp. Notes” means:

•	EFH Corp. 5.550% Fixed Senior Notes Series P due 2014;

•	EFH Corp. 6.500% Fixed Senior Notes Series Q due 2024;

•	EFH Corp. 6.550% Fixed Senior Notes Series R due 2034;

•	EFH Corp. Floating Convertible Senior Notes due 2033;

•	EFH Corp. 6.375% Series C Senior Notes due 2008; and

•	EFH Corp. 4.800% Series O Senior Notes due 2009,

in each case to the extent outstanding on the Closing Date.

“Expenses Relating to a Unit Outage” means any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down, net of the expenses not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such outage or shut down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses to the extent in excess of the expenses not in fact incurred (including fuel and other operating costs) that would have been incurred absent such outage or shut down, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that TCEH or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by TCEH or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into TCEH or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of TCEH. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of TCEH to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as TCEH may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means the Parent Guarantor and each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means Incremental Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by TCEH and any Restricted Subsidiary in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of TCEH, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

“Intercompany Loan” means a senior, unsubordinated loan by TCEH or any of its Restricted Subsidiaries to EFH Corp., with an interest rate commensurate with an arm’s length relationship, guaranteed by any Subsidiary of EFH Corp. that has guaranteed any Indebtedness of EFH Corp. and (if outstanding at the time any such proceeds are received) requiring repayment with up to $1,250.0 million of proceeds received by EFH Corp. or any of its Subsidiaries (other than the Oncor Subsidiaries) from the sale of Equity Interests in, Indebtedness of, or all or substantially all of the assets (in one transaction or a series of related transactions) of any of the Oncor Subsidiaries or any direct or indirect parent of the Oncor Subsidiaries.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among TCEH (or any of its direct or indirect parent companies) and its (or their) Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of TCEH in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to TCEH’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of TCEH at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, TCEH shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) TCEH’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to TCEH’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by TCEH.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to the Indenture. The Initial Cash Pay Notes were originally issued on October 31, 2007.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by the Issuer and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by TCEH or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by TCEH or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by TCEH or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings LLC.

“Oncor Subsidiaries” means the Subsidiaries of Energy Future Intermediate Holding Company, including Oncor Holdings and its subsidiaries.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between TCEH or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means each of the Investors, members of management (including directors) of EFH Corp. or its Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of TCEH (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of TCEH or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in TCEH or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by TCEH or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TCEH or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date;

(6) any Investment acquired by TCEH or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by TCEH or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by TCEH or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of TCEH or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness of TCEH or any of its Restricted Subsidiaries permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of TCEH, are necessary or advisable to effect any Receivables Facility for the benefit of TCEH or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) any loans to, letters of credit issued on behalf of, EFH Corp. or any of its Restricted Subsidiaries under the EFH Corp. Notes, and any refinancings thereof, for working capital purposes, in each case made in the ordinary course of business and consistent with past practices;

(19) any Investment in Shell Wind in an aggregate amount not to exceed $1,500.0 million; and

(20) one or more letters of credit in an aggregate amount not to exceed $170.0 million posted by a Restricted Subsidiary in favor of an Oncor Subsidiary to secure that Restricted Subsidiary’s contractual obligations to that Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Closing Date (other than Liens in favor of the lenders under the TCEH Senior Secured Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by TCEH or any of its Restricted Subsidiaries;

(9) Liens on property at the time TCEH or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into TCEH or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by TCEH or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to TCEH or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations of TCEH or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by TCEH in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity);

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of TCEH or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by TCEH and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of TCEH or any Restricted Subsidiary that is a Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of TCEH or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by TCEH or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of TCEH or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of TCEH and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of TCEH or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by TCEH or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of TCEH or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of TCEH or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of TCEH or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of TCEH or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of TCEH or any of its Restricted Subsidiaries, taken as a whole; and

(33) Liens on cash and Cash Equivalents (i) deposited by TCEH or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by TCEH or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum¬based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1)—(14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1)—(14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of TCEH and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of TCEH or any of its Restricted Subsidiaries, taken as a whole;

(37) any Liens arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or any of its Restricted Subsidiaries to maintain self-insurance or participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of TCEH or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of TCEH or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by TCEH or any Subsidiary of TCEH pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) rights of first refusal and purchase options in favor of Aluminum Company of America (“Alcoa”) to purchase Sandow Unit 4 and/or the real property related thereto, as described in (i) the Sandow Unit 4 Agreement dated August 13, 1976, as amended, between Alcoa and Texas Power & Light Company (“TPL”) and (ii) Deeds dated March 14, 1978 and July 21, 1980, as amended, executed by Alcoa conveying to TPL the Sandow Four real property; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of TCEH or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures (including Environmental CapEx Debt and Necessary CapEx Debt).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by TCEH in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the applicable Notes or other investment publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by TCEH which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to TCEH or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which TCEH or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means, as applicable (1) the Registration Rights Agreement relating to the Initial Cash Pay Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, (2) the Registration Rights Agreement relating to the Series B Cash Pay Notes, dated as of the issue date of the Series B Cash Pay Notes, among the Issuer and the other parties thereto, (3) the Registration Rights Agreement relating to the Toggle Notes, dated as of the Toggle Notes issue date, among the Issuer and the other parties thereto and (4) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by TCEH or a Restricted Subsidiary in exchange for assets transferred by TCEH or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes),

(2) the Senior Term Loans under the TCEH Senior Interim Facility (excluding any Senior Term Loans held by Defaulting Lenders (as defined in the TCEH Senior Interim Facility),

(3) the Senior Notes (as defined in the TCEH Senior Interim Facility), and

(4) any other senior unsecured securities issued by the Issuer to refinance or replace any of the items described in clauses (2) and (3) of this definition (including any additional securities of the same series)

at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clauses (2) through (4) of this definition, to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clause (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, Required Debt shall mean the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, as the case may be, voting as a single class and the debt described in clauses (1) through (4) voting as a single class; and (c) if any amendment, waiver or other action would affect (i) only the Notes, with equal effect on each series of the Cash Pay Notes and the Toggle Notes, (ii) only the Series B Cash Pay Notes, (iii) only the Initial Cash Pay Notes or (iv) only the Toggle Notes, Required Debt shall mean the Notes, the Series B Cash Pay Notes, the Initial Cash Pay Notes or the Toggle Notes, as the case may be, voting as a single class without the debt described in clauses (2) through (4) of this definition.

“Required Holders” means Persons holding the Required Debt.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that TCEH or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of TCEH (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by TCEH or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by TCEH or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of TCEH or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor (other than the Parent Guarantor) outstanding under the TCEH Senior Secured Facilities, the TCEH Senior Interim Facility or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any such Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Issuer or any such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) of the Issuer or any Guarantor (other than the Parent Guarantor) owing to a Lender (as defined in the TCEH Senior Secured Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor (other than the Parent Guarantor) permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to TCEH or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Shell Wind” means a joint venture with Shell WindEnergy Inc. (or a similar entity) in which TCEH and its Restricted Subsidiaries have up to a 50% ownership interest relating to the joint development of a 3,000 megawatt wind project in Texas and other renewable energy projects in Texas.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by TCEH and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and EFH Corp.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Senior Interim Facility” means the interim loan agreement dated as of the Closing Date, by and among the Parent Guarantor, as guarantor, TCEH, as borrower, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date by and among the Parent Guarantor, as guarantor, TCEH, as borrower, the other guarantors party thereto the lenders party thereto in their capacities as lenders thereunder and Citibank N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Total Assets” means the total assets of TCEH and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of TCEH or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, the TCEH Senior Interim Facility, the EFH Senior Interim Facility, borrowings under the TCEH Senior Secured Facilities, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date and any repayments of indebtedness in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Texas Energy Future Merger Sub Corp., Texas Holdings and EFH Corp.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to (x) November 1, 2011, in the case of the Cash Pay Notes, and (y) November 1, 2012, in the case of the Toggle Notes; provided, however, that if the period from the Redemption Date to November 1, 2011 or November 1, 2012, as the case may be, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unit” means an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “Certain Covenants—Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of TCEH and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of Issuer and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of TCEH (other than TCEH Finance, Inc.) which at the time of determination is an Unrestricted Subsidiary (as designated by TCEH, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

TCEH may designate any Subsidiary of TCEH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary but excluding TCEH Finance, Inc.) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, TCEH or any Subsidiary of TCEH (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by TCEH;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of TCEH or any Restricted Subsidiary.

TCEH may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) TCEH could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for TCEH and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by TCEH shall be notified by TCEH to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of TCEH or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY; SETTLEMENT AND CLEARANCE

The notes are represented by one or more global notes in registered form without interest coupons (collectively, the “global notes”). The global notes have been deposited with the applicable registrar as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	DTC will credit portions of the principal amount of the global notes to the accounts of the Participants; and

•

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we, the trustee, the registrar, the paying agent and the transfer agent (together with the registrar and the paying agent, the “agents”) will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, the agents, nor any agent of ours or theirs has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we, the trustee nor the agents will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we, the trustee and the agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “— Same Day Settlement and Payment.”

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such global notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the global notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. TAX CONSIDERATIONS

The following is a summary of material U.S. federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with notes held as capital assets (generally, property held for investment).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income and estate tax consequences different from those summarized below.

If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors regarding the tax consequences of an investment in the notes.

This summary does not represent a detailed description of the U.S. federal income and estate tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to the Company

Because (i) the yield-to-maturity on the toggle notes equals or exceeds the sum of (x) the “applicable federal rate” (as determined under Section 1274(d) of the Code) in effect for the calendar month in which the toggle notes were issued (the “AFR”) and (y) 5 percentage points, (ii) the maturity date of the toggle notes is more than five years from the date of issue and (iii) the toggle notes have “significant” original issue discount (“OID”), the toggle notes are considered “applicable high yield discount obligations”. Therefore we will not be allowed to take a deduction for interest (including OID) accrued on the toggle notes for U.S. federal income tax purposes until such time as we actually pay such interest (including OID) in cash or in other property (other than stock or debt issued by us or by a person deemed to be related to us under Section 453(f)(1) of the Code).

Moreover, because the yield-to-maturity on the toggle notes exceeds the sum of (x) the AFR and (y) 6 percentage points (such excess shall be referred to hereinafter as the “Disqualified Yield”), the deduction for interest (including OID) accrued on the toggle notes will be permanently disallowed (regardless of whether we actually pay such interest or OID in cash or in other property) for U.S. federal income tax purposes to the extent such interest or OID is attributable to the Disqualified Yield on the toggle notes (“Dividend-Equivalent Interest”).

Certain Tax Consequences to U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to U.S. holders of the notes.

Initial Cash-Pay Notes

Payments of Interest on Initial Cash-Pay Notes. Interest on an initial cash-pay note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Market Discount. If you purchase an initial cash-pay note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, an initial cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the initial cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the initial cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Amortizable Bond Premium. If you purchase an initial cash-pay note for an amount in excess of its principal amount, you will be considered to have purchased the initial cash-pay note at a “premium.” You generally may elect to amortize the premium over the remaining term of the initial cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the initial cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Initial Cash-Pay Notes. Upon the sale, exchange, retirement, or other taxable disposition of an initial cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition (less an amount equal to any accrued interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the initial cash-pay note. Your adjusted tax basis in an initial cash-pay note will, in general, be your cost for that initial cash-pay note increased by any market discount previously included in income and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Series B Cash-Pay Notes

Payments of Interest on Series B Cash-Pay Notes. Except as set forth below, “qualified stated interest” (as defined below) on a Series B cash-pay note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. The Series B cash-pay notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the Series B cash-pay notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the Series B cash-pay notes, even if denominated as interest, to the extent such payments do not constitute “qualified stated interest.”

The “issue price” of each Series B cash-pay note is the first price at which a substantial amount of the Series B cash-pay notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The stated interest payments on the Series B cash-pay notes are qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the Series B cash-pay note for each day during the taxable year or portion of the taxable year in which you held such Series B cash-pay note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Series B cash-pay note may be of any length and may vary in length over the term of the Series B cash-pay note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the product of the Series B cash-pay note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the Series B cash-pay note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note.

The “adjusted issue price” of a Series B cash-pay note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below. We are required to provide information returns stating the amount of OID accrued on Series B cash-pay notes held by persons of record other than corporations and other holders exempt from information reporting.

You may elect to treat all interest on a Series B cash-pay note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which you acquired the Series B cash-pay note, and may not be revoked without the consent of the Internal Revenue Service (“IRS”). You should consult with your own tax advisors about this election.

Market Discount. If you purchase a Series B cash-pay note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Series B cash-pay note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the Series B cash-pay note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Series B cash-pay note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a Series B cash-pay note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Series B cash-pay note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that Series B cash-pay note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Series B cash-pay note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a Series B cash-pay note for an amount in excess of the sum of all amounts payable on the Series B cash-pay note after the purchase date other than qualified stated interest, you will be considered to have purchased the Series B cash-pay note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the Series B cash-pay note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Series B cash-pay note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Series B Cash-Pay Notes. Upon the sale, exchange, retirement, or other taxable disposition of a Series B cash-pay note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income as discussed above) and the adjusted tax basis of the Series B cash-pay note. Your adjusted tax basis in a Series B cash-pay note will, in general, be your cost for that Series B cash-pay note increased by any OID or market discount previously included in income, and reduced by any amortized premium. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Toggle Notes

Original Issue Discount. Because the toggle notes provide us with the option to pay PIK interest in lieu of paying cash interest in any interest payment period until November 1, 2012, and because the issue price of the toggle notes is actually less than their stated redemption price at maturity, the toggle notes are treated as having been issued with OID, as described below. The issuance of PIK Notes generally is not treated as a payment of interest. Instead, the toggle note and any PIK Notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

The toggle notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the toggle notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

The “issue price” of each toggle note is the first price at which a substantial amount of the toggle notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period until November 1, 2012 to make interest payments in PIK interest instead of paying cash, the stated interest payments on the toggle notes are not qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the toggle note for each day during the taxable year or portion of the taxable year in which you held such toggle note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a toggle note may be of any length and may vary in length over the term of the toggle note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the toggle note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the toggle note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise the option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest.

The “adjusted issue price” of a toggle note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any cash payments previously made on such toggle note. We are required to provide information returns stating the amount of OID accrued on toggle notes held by persons of record other than corporations and other holders exempt from information reporting.

If we in fact pay interest in cash on the toggle notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a toggle note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the toggle notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

With respect to any interest payment period for which we exercise our option to pay interest in the form of PIK interest, including the interest period related to the May 1, 2009 interest payment date, your OID calculation for future periods will be adjusted by treating the toggle note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and recalculating the yield to maturity of the reissued note by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such note.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Applicable High Yield Discount Obligations. For purposes of the dividends-received deduction, the Dividend-Equivalent Interest, as defined above under “Certain Tax Consequences to the Company”, will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, if you are a corporation, you may be entitled, subject to applicable limitations, to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by you on such toggle note.

Market Discount. If you purchase a toggle note for an amount that is less than its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a toggle note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the toggle note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the toggle note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium. If you purchase a toggle note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased that toggle note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the toggle note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a toggle note for an amount in excess of the sum of all amounts payable on the toggle note after the purchase date, you will be considered to have purchased the toggle note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the toggle note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the toggle note.

Sale, Exchange, Retirement, or Other Taxable Disposition of Toggle Notes. Upon the sale, exchange, retirement, or other taxable disposition of a toggle note (or a PIK Note), you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other taxable disposition and the adjusted tax basis of the toggle note (or the PIK Note). Your adjusted tax basis in a toggle note will, in general, be your cost for the toggle note, increased by OID or market discount previously included in income, and reduced by any amortized premium and any cash payments on the toggle note. Although not free from doubt, your adjusted tax basis in the toggle note should be allocated between the original toggle note and any PIK Notes received in respect of PIK interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK interest would likely be identical to your holding period for the original toggle note with respect to which the PIK Note was received. Except as described above with respect to market discount, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. holders derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain U.S. federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of interest (which for these purposes includes OID) on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes (including OID) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest (including OID) on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest (including OID) paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of a note.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest (including OID) on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to U.S. federal income tax on that interest (including OID) on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax, provided you furnish us with a properly executed IRS Form W-8 ECI as discussed above in “—U.S. Federal Withholding Tax”) in generally the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest (including OID), subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a non-U.S. holder of notes is described in the first bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax in the same manner as effectively connected interest as described above. If a non-U.S. holder of notes is described in the second bullet point above, any gain realized upon a sale, exchange, retirement, or other taxable disposition of the notes will be subject to U.S. federal income tax at a statutory rate of 30%, which gain may be offset by certain losses.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest rule” described above under “—U.S. Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest (including OID) paid on the notes and to the proceeds of sale or other disposition (including retirement or a redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

In general, we must report to the IRS and to you the amount of interest (including OID) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest (including OID) on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including retirement or a redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code or any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Benefit Plan”) and both ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should consult with its counsel in order to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Benefit Plan with respect to which we, a Guarantor or the Market Maker are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers.

Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance of these or any other PTCE should carefully review the PTCE to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code and are otherwise permissible under all applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee are entitled to exemptive relief from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and are otherwise permissible under all applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

This prospectus is to be used by the Market Maker and its affiliates in connection with offers and sales of the notes in market-making transactions in the secondary market effected from time to time.

The Market Maker and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

From time to time, the Market Maker and its affiliates have provided, and may in the future provide from time to time, investment banking and commercial banking services and financial advisory services to us for which they have in the past received, and may in the future receive, customary fees. In addition, the Market Maker and certain of its affiliates have provided, and may in the future provide from time to time, certain investment banking and commercial banking services and financial advisory services for certain of our subsidiaries and for the members of the Sponsor Group and certain of their affiliates, for which they have received, or will receive, customary fees.

The Market Maker is one of the members of the Sponsor Group. The Sponsor Group indirectly owns approximately 60% of our capital stock on a fully-diluted basis through its investment in Texas Holdings, which owns approximately 99% of EFH Corp.’s capital stock. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s Limited Liability Company Agreement, to have shared voting or dispositive power over Texas Holdings.

Each of Scott Lebovitz, Kenneth Pontarelli and Thomas Ferguson, who are members of EFH Corp.’s board of directors, are employees of the Market Maker or its affiliates.

An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, the TCEH Senior Secured Facilities. This affiliate is also the sole lead arranger, sole bookrunner and posting agent for TCEH’s senior secured cash posting credit facility. An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, Oncor’s revolving credit facility. The Market Maker acted as dealer manager for the offers to purchase and consent solicitations with respect to $1.0 billion in aggregate principal amount of EFH Corp.’s 4.80% Series O Senior Notes due 2009, $250 million in aggregate principal amount of TCEH’s 6.125% Senior Notes due 2008 and $1.0 billion in aggregate principal amount of TCEH’s 7.000% Senior Notes due 2013.

The Market Maker acted as an initial purchaser in connection with the original offering and sale of the notes, the EFH Corp. Senior Notes, the EFH Corp. 9.75% Notes and the EFH Corp. 2020 Notes, and received customary fees in connection with those transactions.

The Market Maker acted as a dealer manager for the exchange offers and consent solicitations with respect to the EFH Corp. Senior Notes and the EFIH Notes. The Market Maker and/or its affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, the Market Maker and/or its affiliates may, from time to time, own notes as a result of market-making activities.

We have been advised by the Market Maker that, subject to applicable laws and regulations, the Market Maker or its affiliates currently intend to make a market in the notes. However, the Market Maker is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

We have agreed to indemnify the Market Maker against certain liabilities, including liabilities under the Securities Act and pay all expenses in connection with the performance of our obligations relating to the market-making activities of the Market Maker and its affiliates.

LEGAL MATTERS

The validity and enforceability of the notes and the related guarantees have been passed upon for us by Andrew M. Wright, Vice President & Associate General Counsel of EFH Corporate Services Company, Dallas, Texas. Mr. Wright beneficially owns 125,000 shares of common stock of EFH Corp., including 75,000 shares issuable upon exercise of vested options. In addition, Mr. Wright has unvested stock options to purchase an additional 75,000 shares of common stock of EFH Corp. at a price per share equal to $5.00 and 100,000 shares of common stock of EFH Corp. at a price per share equal to $3.50.

EXPERTS

The consolidated financial statements as of December 31, 2009 and 2008 (successor), and for the years ended December 31, 2009 and 2008 (successor), the period from October 11, 2007 through December 31, 2007 (successor) and the period from January 1, 2007 through October 10, 2007 (predecessor) of EFC Holdings, included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to EFC Holdings as a wholly-owned subsidiary of EFH Corp., which was merged with Texas Energy Future Merger Sub Corp on October 10, 2007). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

EFC Holdings and the Guarantors have filed with the SEC a post effective amendment to a registration statement on Form S-1 under the Securities Act with respect to the notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

EFC Holdings files annual, quarterly and current reports and other information with the SEC. You may read and copy any document EFC Holdings has filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

The Issuer has agreed that even if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFC Holdings will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified under “Description of the Notes—Certain Covenants—Reports and Other Information,” subject to the provisions described in that section.

The Issuer and the Guarantors have filed jointly with the SEC a registration statement on Form S-1 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about the Issuer, the Guarantors and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration from this prospectus.

GLOSSARY

Other than under the caption “Description of the Notes,” where a different meaning for a term or abbreviation listed below is provided, when the following terms and abbreviations appear in the text of this prospectus, they have the meanings indicated below.

1999 Restructuring Legislation	Texas Electric Choice Plan, the legislation that restructured the electric utility industry in Texas to provide for retail competition

2008 Form 10-K	EFC Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008

Adjusted EBITDA	Adjusted EBITDA means EBITDA adjusted to exclude non-cash items, unusual items and other adjustments allowable under certain debt arrangements of TCEH and EFH Corp. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. EFC Holdings is providing TCEH’s Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in the debt arrangements. EFC Holdings does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFC Holdings does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFC Holdings’ presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.

Ancillary services	Refers to services necessary to support the transmission of energy and maintain reliable operations for the entire transmission system.

CAIR	Clean Air Interstate Rule

Capgemini	Capgemini Energy LP, a provider of business support services to EFC Holdings and its subsidiaries

CO2	carbon dioxide

DOE	US Department of Energy

EBITDA	Refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. See the definition of Adjusted EBITDA above.

EFC Holdings	Refers to Energy Future Competitive Holdings Company, a direct subsidiary of EFH Corp. and the direct parent of TCEH, and/or its consolidated subsidiaries, depending on context.

EFH Corp.	Refers to Energy Future Holdings Corp., a holding company, and/or its subsidiaries, depending on context. Its major subsidiaries include TCEH and Oncor.

EFH Corp. 9.75% Notes	Refers to EFH Corp.’s 9.75% Senior Secured Notes due October 15, 2019.

EFH Corp. Senior Notes	Refers collectively to EFH Corp.’s 10.875% Senior Notes due November 1, 2017 (EFH Corp. 10.875% Notes) and EFH Corp.’s 11.25%/12.00% Senior Toggle Notes due November 1, 2017 (EFH Corp. Toggle Notes).

EPA	US Environmental Protection Agency

EPC	engineering, procurement and construction

ERCOT	Electric Reliability Council of Texas, the independent system operator and the regional coordinator of various electricity systems within Texas

ERISA	Employee Retirement Income Security Act of 1974, as amended

FASB	Financial Accounting Standards Board, the designated organization in the private sector for establishing standards for financial accounting and reporting

FERC	US Federal Energy Regulatory Commission

Fitch	Fitch Ratings, Ltd. (a credit rating agency)

GAAP	generally accepted accounting principles

GHG	greenhouse gas

GWh	gigawatt-hours

Intermediate Holding	Refers to Energy Future Intermediate Holding Company LLC, a direct, wholly-owned subsidiary of EFH Corp. and the direct parent of Oncor Holdings.

IRS	US Internal Revenue Service

kWh	kilowatt-hours

LIBOR	London Interbank Offered Rate. An interest rate at which banks can borrow funds, in marketable size, from other banks in the London interbank market.

Luminant	Refers to subsidiaries of TCEH engaged in competitive market activities consisting of electricity generation and wholesale energy sales and purchases as well as commodity risk management and trading activities, all largely in Texas.

Market heat rate	Heat rate is a measure of the efficiency of converting a fuel source to electricity. Market heat rate is the implied relationship between wholesale electricity prices and natural gas prices and is calculated by dividing the wholesale market price of electricity, which is based on the price offer of the marginal supplier in ERCOT (generally natural gas plants), by the market price of natural gas. Forward wholesale electricity market price quotes in ERCOT are generally limited to two or three years; accordingly, forward market heat rates are generally limited to the same time period. Forecasted market heat rates for time periods for which market price quotes are not available are based on fundamental economic factors and forecasts, including electricity supply, demand growth, capital costs associated with new construction of generation supply, transmission development and other factors.

Merger	The transaction referred to in “Merger Agreement” (defined immediately below) that was completed on October 10, 2007.

Merger Agreement	Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp.

Merger Sub	Texas Energy Future Merger Sub Corp, a Texas corporation and a wholly-owned subsidiary of Texas Holdings that was merged into EFH Corp. on October 10, 2007

MMBtu	million British thermal units

Moody’s	Moody’s Investors Services, Inc. (a credit rating agency)

MW	megawatts

MWh	megawatt-hours

NERC	North American Electric Reliability Corporation

NOx	nitrogen oxide

NRC	US Nuclear Regulatory Commission

Oncor	Refers to Oncor Electric Delivery Company LLC, a direct majority-owned subsidiary of Oncor Holdings and an indirect subsidiary of EFH Corp., and/or its consolidated bankruptcy-remote financing subsidiary, Oncor Electric Delivery Transition Bond Company LLC, depending on context, that is engaged in regulated electricity transmission and distribution activities.

Oncor Holdings	Refers to Oncor Electric Delivery Holdings Company LLC, a direct wholly-owned subsidiary of Intermediate Holding and the direct majority owner of Oncor.

Oncor Ring-Fenced Entities	Refers to Oncor Holdings and its direct and indirect subsidiaries, including Oncor.

OPEB	other postretirement employee benefits

PUCT	Public Utility Commission of Texas

PURA	Texas Public Utility Regulatory Act

Purchase accounting	The purchase method of accounting for a business combination as prescribed by GAAP, whereby the cost or “purchase price” of a business combination, including the amount paid for the equity and direct transaction costs are allocated to identifiable assets and liabilities (including intangible assets) based upon their fair values. The excess of the purchase price over the fair values of assets and liabilities is recorded as goodwill.

REP	retail electric provider

RRC	Railroad Commission of Texas, which among other things, has oversight of lignite mining activity in Texas

S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc. (a credit rating agency)

SEC	US Securities and Exchange Commission

Securities Act	Securities Act of 1933, as amended

SG&A	selling, general and administrative

SO2	sulfur dioxide

Sponsor Group	Collectively, the investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (KKR), TPG Capital, L.P. and GS Capital Partners, an affiliate of Goldman Sachs & Co. (See Texas Holdings below.)

TCEH	Refers to Texas Competitive Electric Holdings Company LLC, a direct, wholly-owned subsidiary of EFC Holdings and an indirect subsidiary of EFH Corp., and/or its subsidiaries, depending on context, that are engaged in electricity generation and wholesale and retail energy markets activities. Its major subsidiaries include Luminant and TXU Energy.

TCEH Finance	Refers to TCEH Finance, Inc., a direct, wholly-owned subsidiary of TCEH, formed for the sole purpose of serving as co-issuer with TCEH of certain debt securities.

TCEH Senior Notes	Refers collectively to TCEH’s 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes Series B due November 1, 2015 (collectively, TCEH 10.25% Notes) and TCEH’s 10.50%/11.25% Senior Toggle Notes due November 1, 2016 (TCEH Toggle Notes).

TCEH Senior Secured Facilities	Refers collectively to TCEH’s senior secured initial term loan facility, TCEH’s senior secured delayed draw term loan facility, TCEH’s senior secured revolving credit facility, TCEH’s senior secured letter of credit facility and TCEH’s senior secured cash posting credit facility. See Note 10 to our December 31, 2009 Financial Statements for details of these facilities.

TCEQ	Texas Commission on Environmental Quality

Texas Holdings	Refers to Texas Energy Future Holdings Limited Partnership, a limited partnership controlled by the Sponsor Group that owns substantially all of the common stock of EFH Corp.

Texas Holdings Group	Refers to Texas Holdings and its direct and indirect subsidiaries other than the Oncor Ring-Fenced Entities.

TXU Energy	Refers to TXU Energy Retail Company LLC, a direct, wholly-owned subsidiary of TCEH engaged in the retail sale of electricity to residential and business customers. TXU Energy is a REP in competitive areas of ERCOT.

TXU Fuel	TXU Fuel Company, a former subsidiary of TCEH

US	United States of America

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

Audited Financial Statements for each of the Three Fiscal Years in the Period Ended December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Energy Future Competitive Holdings Company

Dallas, Texas

We have audited the accompanying consolidated balance sheets of Energy Future Competitive Holdings Company and subsidiaries (“EFC Holdings”) as of December 31, 2009 and 2008 (successor), and the related statements of consolidated income (loss), comprehensive income (loss), cash flows and equity for the years ended December 31, 2009 and 2008 (successor), the period from October 11, 2007 through December 31, 2007 (successor) and the period from January 1, 2007 through October 10, 2007 (predecessor). These financial statements are the responsibility of EFC Holdings’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. EFC Holdings is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of EFC Holdings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Energy Future Competitive Holdings Company and subsidiaries at December 31, 2009 and 2008 (successor), and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008 (successor), the period from October 11, 2007 through December 31, 2007 (successor) and the period from January 1, 2007 through October 10, 2007 (predecessor), in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, EFC Holdings is a wholly owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), which was merged with Texas Energy Future Merger Sub Corp on October 10, 2007.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 18, 2010

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED INCOME (LOSS)

(Millions of Dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Operating revenues	$7,911	$9,787	$1,671	$6,884
Fuel, purchased power costs and delivery fees	(3,934)	(5,600)	(852)	(3,209)
Net gain (loss) from commodity hedging and trading activities	1,736	2,184	(1,492)	(554)
Operating costs	(693)	(677)	(124)	(471)
Depreciation and amortization	(1,172)	(1,092)	(315)	(253)
Selling, general and administrative expenses	(741)	(680)	(153)	(452)
Franchise and revenue-based taxes	(108)	(109)	(30)	(83)
Impairment of goodwill (Note 3)	(70)	(8,000)	—	—
Other income (Note 8)	59	35	2	59
Other deductions (Note 8)	(63)	(1,263)	(5)	20
Interest income	62	59	9	312
Interest expense and related charges (Note 21)	(2,121)	(4,187)	(652)	(329)

Income (loss) before income taxes	866	(9,543)	(1,941)	1,924
Income tax (expense) benefit	(351)	504	675	(618)

Net income (loss)	515	(9,039)	(1,266)	1,306
Net (income) loss attributable to noncontrolling interests	—	—	—	—

Net income (loss) attributable to EFC Holdings	$515	$(9,039)	$(1,266)	$1,306

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

(Millions of Dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Net income (loss)	$515	$(9,039)	$(1,266)	$1,306

Other comprehensive income (loss), net of tax effects:
Cash flow hedges:
Net decrease in fair value of derivatives (net of tax benefit of $10, $98, $97 and $154)	(20)	(181)	(177)	(288)
Derivative value net (gains) losses related to hedged transactions recognized during the period and reported in net income (net of tax (expense) benefit of $72, $66, $— and $(48))	129	122	—	(89)

Total adjustments to net income (loss)	109	(59)	(177)	(377)

Comprehensive income (loss)	624	(9,098)	(1,443)	929
Comprehensive (income) loss attributable to noncontrolling interests	—	—	—	—

Comprehensive income (loss) attributable to EFC Holdings	$624	$(9,098)	$(1,443)	$929

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Cash flows — operating activities
Net income (loss)	$515	$(9,039)	$(1,266)	$1,306

Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	1,581	1,549	444	306
Deferred income tax expense (benefit) – net	324	(377)	(453)	(68)
Impairment of goodwill (Note 3)	70	8,000	—	—
Impairment of trade name intangible asset (Note 3)	—	481	—	—
Impairment of emission allowances intangible assets (Note 3)	—	501	—	—
Impairment of natural gas-fueled generation facilities (Note 5)	—	229	—	—
Impairment of land (Note 8)	34	—	—	—
Charge related to Lehman bankruptcy (Note 8)	—	26	—	—
Net effect of unrealized mark-to-market valuations of commodity positions – losses (gains)	(1,225)	(2,329)	1,556	722
Unrealized net (gain) loss on mark-to-market valuations of interest rate swaps	(696)	1,477	—	—
Bad debt expense (Note 9)	116	81	13	44
Stock-based incentive compensation expense	4	10	—	6
Reversal of reserves recorded in purchase accounting (Note 8)	(34)	—	—	—
Losses on dedesignated cash flow hedges (interest rate swaps)	183	66	1	8
Credit related to impaired leases (Note 8)	—	—	—	(48)
Net (gains) losses on sale of assets, including amortization of deferred gains	(5)	—	1	(38)
Increase in Toggle Notes in lieu of cash interest (Note 10)	202	—	—	—
Effect of Parent’s payment of interest on pushed-down debt	265	251	24	—
Net equity loss from unconsolidated affiliate	7	10	2	5
Other — net	2	(24)	2	5
Changes in operating assets and liabilities:
Affiliate accounts receivable/payable – net	45	44	(91)	100
Accounts receivable – trade	(104)	(491)	(211)	308
Impact of accounts receivable sales program (Note 9)	(33)	53	(223)	45
Inventories	(32)	(12)	(14)	(33)
Accounts payable – trade	(141)	366	260	(444)
Commodity and other derivative contractual assets and liabilities	(64)	(28)	(10)	(167)
Margin deposits – net	248	595	(614)	(569)
Other – net assets	108	374	(223)	(5)
Other – net liabilities	14	(156)	554	(252)

Cash provided by (used in) operating activities	$1,384	$1,657	$(248)	$1,231

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS (CONT.)

(Millions of Dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Cash flows — financing activities
Issuances of long-term borrowings (Note 10):
Merger-related debt financing	$—	$—	$33,732	$—
Pollution control revenue bonds	—	242	—	—
Other long-term debt	522	1,443	—	1,000
Retirements/repurchases of long-term borrowings (Note 10):
Merger-related debt repurchases	—	—	(8,992)	—
Pollution control revenue bonds	—	(242)	—	(143)
Other long-term debt	(279)	(618)	(49)	(28)
Increase (decrease) in short-term borrowings (Note 10):
Bank	53	462	(1,617)	1,860
Commercial paper	—	—	—	(623)
Decrease in income tax-related note payable to Oncor	(35)	(34)	(9)	(24)
Distribution paid to parent	—	—	(21,000)	(1,135)
Contributions from noncontrolling interests	48	—	—	—
Debt discount, financing and reacquisition expenses – net	(35)	(1)	(577)	(12)
Other — net	5	37	—	—

Cash provided by financing activities	$279	$1,289	$1,488	$895

Cash flows — investing activities
Loans (to) from affiliates.	$(822)	$(558)	$(134)	$114
Capital expenditures	(1,324)	(1,908)	(496)	(1,409)
Nuclear fuel purchases	(197)	(166)	(23)	(54)
Money market fund redemptions (investments) (Note 1)	142	(142)	—	—
Purchase of mining-related assets	—	—	—	(122)
Proceeds from sale of assets	1	29	14	2
Proceeds from sale of controlling interest in natural gas gathering pipeline business	40	—	—	—
Reduction of (proceeds from) letter of credit facility posted with trustee (restricted cash) (Note 10)	115	—	(1,250)	—
Reduction of restricted cash related to pollution control revenue bonds	—	29	13	202
Other changes in restricted cash	3	(4)	1	(1)
Proceeds from sales of environmental allowances and credits	19	39	—	—
Purchases of environmental allowances and credits	(19)	(34)	—	—
Proceeds from sales of nuclear decommissioning trust fund securities	3,064	1,623	831	602
Investments in nuclear decommissioning trust fund securities	(3,080)	(1,639)	(835)	(614)
Cash settlements related to outsourcing contract termination (Note 17)	—	41	—	—
Other — net	10	8	(2)	3

Cash used in investing activities	$(2,048)	$(2,682)	$(1,881)	$(1,277)

Net change in cash and cash equivalents	(385)	264	(641)	849

Cash and cash equivalents — beginning balance	479	215	856	7

Cash and cash equivalents — ending balance	$94	$479	$215	$856

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

	Successor
	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents (Note 1)	$94	$479
Investments held in money market fund (Note 1)	—	142
Restricted cash (Note 21)	1	4
Trade accounts receivable — net (Note 9)	1,009	994
Note receivable from parent (Note 20)	1,406	584
Inventories (Note 21)	393	361
Commodity and other derivative contractual assets (Note 15)	2,339	2,391
Accumulated deferred income taxes (Note 7)	1	21
Margin deposits related to commodity positions	187	439
Other current assets	46	86

Total current assets	5,476	5,501

Restricted cash (Note 21)	1,135	1,250
Investments (Note 16)	591	484
Property, plant and equipment — net (Note 21)	20,980	20,902
Goodwill (Note 3)	10,252	10,322
Intangible assets — net (Note 3)	2,593	2,774
Commodity and other derivative contractual assets (Note 15)	1,533	962
Other noncurrent assets, principally unamortized debt issuance costs	685	805

Total assets	$43,245	$43,000

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings (Note 10)	$953	$900
Long-term debt due currently (Note 10)	302	269
Trade accounts payable – nonaffiliates	748	1,000
Trade accounts and other payables to affiliates	203	171
Commodity and other derivative contractual liabilities (Note 15)	2,310	2,730
Margin deposits related to commodity positions	520	525
Accrued income taxes payable to parent (Note 20)	50	33
Accrued taxes other than income	75	70
Accrued interest	349	354
Other current liabilities	339	275

Total current liabilities	5,849	6,327

Accumulated deferred income taxes (Note 7)	5,467	5,242
Commodity and other derivative contractual liabilities (Note 15)	1,060	2,095
Notes or other liabilities due affiliates (Note 20)	217	254
Long-term debt held by affiliate (Note 20)	143	—
Long-term debt, less amounts due currently (Note 10)	31,978	31,556
Other noncurrent liabilities and deferred credits (Note 21)	2,749	2,528

Total liabilities	47,463	48,002

Commitments and Contingencies (Note 11)

EFC Holdings shareholder’s equity	(4,266)	(5,002)
Noncontrolling interests in subsidiaries	48	—

Total equity (Note 12)	(4,218)	(5,002)

Total liabilities and equity	$43,245	$43,000

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED EQUITY

(Millions of Dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Preferred stock – not subject to mandatory redemption:
Balance at beginning of period	$1	$—	$—	$—
Issuance of preferred stock	—	1	—	—
Redemption of preferred stock	(1)	—	—	—

Balance at end of period (number of shares outstanding:
Successor: December 31, 2008 and 2007 – 4,788 shares; Predecessor: October 10, 2007 – 788 shares)	—	1	—	—

Class A common stock without par value – authorized shares – 9,000,000 (a):
Balance at beginning of period	277	272	—	9
Effects of purchase accounting push-down	—	(2)	1,415	—
Dividend to parent to fund Merger	—	—	(1,050)	—
Merger-related transactions	—	—	15	—
Effects of debt push-down from EFH Corp. (Note 10)	6	7	(108)	—
Effects of stock-based incentive compensation plans	—	—	—	1
Allocated pension assets	—	—	—	1

Balance at end of period (shares outstanding for all periods presented – 2,062,768)	283	277	272	11

Class B common stock without par value – authorized shares – 171,000,000 (a):
Balance at beginning of period	5,261	5,174	—	177
Effects of purchase accounting push-down	—	(49)	26,888	—
Dividend to parent to fund Merger	—	—	(19,950)	—
Merger-related transactions	—	—	286	—
Effects of debt push-down from EFH Corp. (Note 10)	101	133	(2,050)	—
Effects of stock-based incentive compensation plans	5	3	—	30
Allocated pension assets	—	—	—	7
Other	1	—	—	—

Balance at end of period (shares outstanding for all periods presented – 39,192,594)	5,368	5,261	5,174	214

Retained earnings:
Balance at beginning of period	(10,305)	(1,266)	—	7,327
Net income (loss)	515	(9,039)	(1,266)	1,306
Intercompany payable/receivable settlements and contributions related to the Merger	—	—	—	(4,832)
Dividends declared on common stock	—	—	—	(1,135)
Effect of adoption of accounting guidance related to uncertain tax positions (Note 6)	—	—	—	(42)

Balance at end of period	(9,790)	(10,305)	(1,266)	2,624

Accumulated other comprehensive income (loss), net of tax effects (b):
Balance at beginning of period	(236)	(177)	—	430
Change during the period	109	(59)	(177)	(377)

Balance at end of period	(127)	(236)	(177)	53

EFC Holdings’ shareholder’s equity at end of period	(4,266)	(5,002)	4,003	2,902

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

STATEMENTS OF CONSOLIDATED EQUITY (cont.)

(Millions of Dollars)

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Noncontrolling interests in subsidiaries:
Balance at beginning of period	—	—	—	—
Net income (loss)	—	—	—	—
Investment in subsidiary by noncontrolling interests	48	—	—	—

Noncontrolling interests in subsidiaries at end of period	48	—	—	—

Total equity at end of period	$(4,218)	$(5,002)	$4,003	$2,902

(a)	The beginning equity balance for the Successor period reflects the application of push-down accounting as a result of the Merger.
(b)	All amounts relate to cash flow hedges.

See Notes to Financial Statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business

EFC Holdings, a wholly-owned subsidiary of EFH Corp., is a Dallas-based holding company that conducts its operations almost entirely through its wholly-owned subsidiary, TCEH. TCEH is a Dallas-based holding company for subsidiaries engaged in competitive electricity market activities largely in Texas, including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities and retail electricity sales. Key management activities, including commodity risk management, are performed on an integrated basis; consequently, there are no reportable business segments.

See “Glossary” for definition of terms and abbreviations.

On October 10, 2007, EFH Corp. completed its Merger with Merger Sub. As a result of the Merger, EFH Corp. became a subsidiary of Texas Holdings, which is controlled by the Sponsor Group. See Note 2.

In connection with the Merger, certain wholly-owned subsidiaries of EFH Corp. established for the purpose of developing and constructing new generation facilities became subsidiaries of TCEH, and certain assets and liabilities of other such subsidiaries were transferred to TCEH and its subsidiaries. Those subsidiaries holding impaired construction work-in-process assets related to eight canceled coal-fueled generation units did not become subsidiaries of TCEH. In addition, a wholly-owned subsidiary of EFC Holdings representing a lease trust holding certain combustion turbines became a subsidiary of TCEH. Because these transactions were between entities under the common control of EFH Corp., EFC Holdings accounted for the transactions in a manner similar to a pooling of interests. As a result, historical operations, financial position and cash flows of EFC Holdings and the entities and other net assets contributed are presented on a combined basis for all periods presented. See Note 4 for further information.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with US GAAP. The accompanying consolidated statements of income (loss), comprehensive income (loss), cash flows and equity present results of operations and cash flows for “Successor” and “Predecessor” periods, which relate to periods succeeding and preceding the Merger, respectively. The consolidated financial statements have been prepared on the same basis as the audited financial statements included in the 2008 Form 10-K. The consolidated financial statements of the Successor reflect the application of purchase accounting in accordance with the provisions of accounting standards related to business combinations and reflect the adoption of accounting standards related to the determination of fair value. All intercompany items and transactions have been eliminated in consolidation. All dollar amounts in the financial statements and tables in the notes are stated in millions of US dollars unless otherwise indicated. Subsequent events have been evaluated through February 18, 2010, the date these consolidated financial statements were issued.

Use of Estimates

Preparation of financial statements requires estimates and assumptions about future events that affect the reporting of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments, other than those disclosed elsewhere herein, were made to previous estimates or assumptions during the current year.

Purchase Accounting

The Merger was accounted for under purchase accounting, whereby the total purchase price of the transaction was allocated to EFH Corp.’s identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values, and the excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The allocation resulted in a significant amount of goodwill, an increase in the carrying value of property, plant and equipment and deferred income tax liabilities as well as new identifiable intangible assets and liabilities. Purchase accounting impacts, including goodwill recognition, have been “pushed down”, resulting in the assets and liabilities of EFC Holdings being recorded at their respective fair values as of October 10, 2007 and the recording of $18.3 billion of goodwill by EFC Holdings. Reported earnings in periods subsequent to the Merger reflect increases in interest, depreciation and amortization expense. See Note 2 for details regarding the effect of purchase accounting.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Derivative Instruments and Mark-to-Market Accounting

EFC Holdings enters into contracts for the purchase and sale of electricity, natural gas and other commodities and also enters into other derivative instruments such as options, swaps, futures and forwards primarily to manage commodity price and interest rate risks. If the instrument meets the definition of a derivative under accounting standards related to derivative instruments and hedging activities, changes in the fair value of the derivative are recognized in net income as unrealized gains and losses, unless the criteria for certain exceptions are met, and an offsetting derivative asset or liability is recorded in the balance sheet. This recognition is referred to as “mark-to-market” accounting. The fair values of EFC Holdings’ unsettled derivative instruments under mark-to-market accounting are reported in the balance sheet as commodity and other derivative contractual assets or liabilities. When derivative instruments are settled and realized gains and losses are recorded, the previously recorded unrealized gains and losses and derivative assets and liabilities are reversed. See Notes 13 and 15 for additional information regarding fair value measurement and commodity and other derivative contractual assets and liabilities. Under the election criteria of accounting standards related to derivative instruments and hedging activities, EFC Holdings may elect the “normal” purchase and sale exemption. A commodity-related derivative contract may be designated as a “normal” purchase or sale if the commodity is to be physically received or delivered for use or sale in the normal course of business. If designated as normal, the derivative contract is accounted for under the accrual method of accounting (not marked-to-market) with no balance sheet or income statement recognition of the contract until settlement.

Because derivative instruments are frequently used as economic hedges, accounting standards related to derivative instruments and hedging activities allow for “hedge accounting,” which provides for the designation of such instruments as cash flow or fair value hedges if certain conditions are met. A cash flow hedge mitigates the risk associated with the variability of the future cash flows related to an asset or liability (e.g., a forecasted sale of electricity in the future at market prices or the payment of interest related to variable rate debt), while a fair value hedge mitigates risk associated with fixed future cash flows (e.g., debt with fixed interest rate payments). In accounting for changes in the fair value of cash flow hedges, derivative assets and liabilities are recorded on the balance sheet with an offset to other comprehensive income or loss to the extent the hedges are effective and the hedged transaction remains probable of occurring. If the hedged transaction becomes probable of not occurring, hedge accounting is discontinued and the amount recorded in other comprehensive income is immediately reclassified into net income. If the relationship between the hedge and the hedged transaction ceases to exist or is dedesignated, hedge accounting is discontinued, and the amounts recorded in other comprehensive income are recognized as the previously hedged transaction impacts earnings. Changes in value of fair value hedges are recorded as derivative assets or liabilities with an offset to net income, and the carrying value of the related asset or liability (hedged item) is adjusted for changes in fair value with an offset to net income. If the fair value hedge is settled prior to the maturity of the hedged item, the cumulative fair value gain or loss associated with the hedge is amortized into income over the remaining life of the hedged item. In the statement of cash flow, the effects of settlements of derivative instruments are classified consistent with the related hedged transactions.

To qualify for hedge accounting, a hedge must be considered highly effective in offsetting changes in fair value of the hedged item. Assessment of the hedge’s effectiveness is tested at least quarterly throughout its term to continue to qualify for hedge accounting. Changes in fair value that represent hedge ineffectiveness, even if the hedge continues to be assessed as effective, are immediately recognized in net income. Ineffectiveness is generally measured as the cumulative excess, if any, of the change in value of the hedging instrument over the change in value of the hedged item. See Notes 10 and 15 for additional information concerning hedging activity.

Realized and unrealized gains and losses from transacting in energy-related derivative instruments are primarily reported in the income statement in net gain (loss) from commodity hedging and trading activities. In accordance with accounting rules, upon settlement of physical derivative sales and purchase contracts that are marked-to-market in net income, related wholesale electricity revenues and fuel and purchased power costs are reported at approximated market prices, instead of the contract price. As a result, this noncash difference between market and contract prices is included in the operating revenues and fuel and purchased power costs and delivery fees line items of the income statement, with offsetting amounts included in net gain (loss) from commodity hedging and trading activities.

Revenue Recognition

EFC Holdings records revenue from electricity sales under the accrual method of accounting. Revenues are recognized when electricity is provided to customers on the basis of periodic cycle meter readings and include an estimated accrual for the revenues earned from the meter reading date to the end of the period (unbilled revenue).

EFC Holdings’ reported revenues include, on a net basis, ERCOT electricity balancing transactions, which represent wholesale purchases and sales of electricity for real-time balancing purposes as measured in 15-minute intervals. As is industry practice, these purchases and sales with ERCOT, as the balancing energy clearinghouse agent, are reported net in the income statement. Balancing transactions are difficult to predict, with results varying from period to period between net revenues and net expense, and are reported as a component of revenues in the income statement.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Impairment of Long-Lived Assets

EFC Holdings evaluates long-lived assets (including intangible assets with finite lives) for impairment whenever indications of impairment exist. The carrying value of such assets is deemed to be impaired if the projected undiscounted cash flows are less than the carrying value. If there is such impairment, a loss would be recognized based on the amount by which the carrying value exceeds the fair value. Fair value is determined primarily by discounted cash flows, supported by available market valuations, if applicable. See Note 5 for details of the impairment of the natural gas-fueled generation facilities recorded in 2008.

Finite-lived intangibles identified as a result of purchase accounting are amortized over their estimated useful lives based on the expected realization of economic effects. See Note 3 to Financial Statements for additional information.

Goodwill and Intangible Assets with Indefinite Lives

EFC Holdings evaluates goodwill and intangible assets with indefinite lives for impairment at least annually. The impairment tests performed are based on discounted cash flow analyses. See Note 3 for details of goodwill and intangible assets with indefinite lives, including discussion of goodwill and trade name intangible assets impairments recorded in 2009 and 2008.

In 2009, EFC Holdings changed the annual test date for goodwill and intangible assets with indefinite lives from October 1 to December 1. Management determined the new annual goodwill test date is preferable because of efficiencies gained by aligning the test with EFC Holdings’ annual budget and five-year plan processes in the fourth quarter. The change in the annual test date did not delay, accelerate or avoid an impairment charge, and retrospective application of this change in accounting principle did not affect previously reported results.

Amortization of Nuclear Fuel

Amortization of nuclear fuel is calculated on the units-of-production method and is reported as fuel costs.

Major Maintenance

Major maintenance costs incurred during generation plant outages and the costs of other maintenance activities are charged to expense as incurred and reported as operating costs.

Defined Benefit Pension Plans and Other Postretirement Employee Benefit Plans

EFC Holdings bears a portion of the costs of the EFH Corp. sponsored pension and OPEB plans offering pension benefits based on either a traditional defined benefit formula or a cash balance formula to eligible employees and also offering certain health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees from EFC Holdings. Costs of pension and OPEB plans are dependent upon numerous factors, assumptions and estimates. Under multiemployer plan accounting, EFH Corp. has elected to not allocate retirement plan assets and liabilities to EFC Holdings. See Note 18 for additional information regarding pension and OPEB plans.

Stock-Based Incentive Compensation

Prior to the Merger, EFH Corp. provided discretionary awards payable in its common stock to qualified managerial employees under its shareholder-approved long-term incentive plans. In December 2007, EFH Corp.’s board of directors established its 2007 Stock Incentive Plan, which authorizes discretionary grants to directors, officers and qualified managerial employees of EFH Corp. or its affiliates (including EFC Holdings) of non-qualified stock options, stock appreciation rights, restricted shares, shares of common stock, the opportunity to purchase shares of common stock and other EFH Corp. stock-based awards. Stock-based compensation is recognized over the vesting period based on the grant-date fair value of those awards. Stock options have been granted to employees of EFC Holdings under the plan. See Note 19 for information regarding stock-based incentive compensation.

Sales and Excise Taxes

Sales and excise taxes are accounted for as a “pass through” item on the balance sheet; i.e., the tax is billed to customers and recorded as trade accounts receivable with an offsetting amount recorded as a liability to the taxing jurisdiction.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Franchise and Revenue-Based Taxes

Unlike sales and excise taxes, franchise and gross receipt taxes are not a “pass through” item. These taxes are assessed to EFC Holdings by state and local government bodies, based on revenues or kWh delivered, as a cost of doing business and are recorded as an expense. Rates charged to customers by EFC Holdings are intended to recover the franchise and gross receipt taxes, but EFC Holdings is not acting as an agent to collect the taxes from customers.

Income Taxes

EFH Corp. files a consolidated federal income tax return; however, EFC Holdings’ income tax expense and related balance sheet amounts are recorded as if EFC Holdings files separate income tax returns. Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities. Previously earned investment tax credits were deferred and amortized as a reduction of income tax expense over the estimated lives of the related properties. In connection with purchase accounting, the remaining unamortized investment tax credit amount of $300 million was eliminated.

Accounting for Contingencies

The financial results of EFC Holdings may be affected by judgments and estimates related to loss contingencies. Accruals for loss contingencies are recorded when management determines that it is probable that an asset has been impaired or a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events and estimates of the financial impacts of such events. See Note 11 for a discussion of contingencies.

Cash and Cash Equivalents

For purposes of reporting cash and cash equivalents, temporary cash investments purchased with a remaining maturity of three months or less are considered to be cash equivalents.

EFC Holdings held an interest in The Reserve’s US Government Fund, which began liquidation proceedings in September 2008 due to the credit crisis and withdrawal demands. In September 2008, EFC Holdings attempted to redeem its interest, totaling $242 million, in the US Government Fund, but due to the liquidation process, the funds were not immediately made available; accordingly, such amount was reclassified from cash and cash equivalents to investment held in money market fund. EFC Holdings received $100 million of the funds in November 2008 and the remaining $142 million in January 2009.

Restricted Cash

The terms of certain agreements require the restriction of cash for specific purposes. At December 31, 2009, $1.135 billion of cash is restricted to support letters of credit. See Notes 10 and 21 for details of restricted cash.

Property, Plant and Equipment

As a result of purchase accounting, carrying amounts of property, plant and equipment on the Merger date were adjusted to estimated fair values. Subsequent additions are recorded at cost. The cost of self-constructed property additions includes materials and both direct and indirect labor and applicable overhead, including payroll-related costs.

Depreciation of EFC Holdings’ property, plant and equipment is calculated on a straight-line basis over the estimated service lives of the properties. As is common in the industry, the Predecessor historically recorded depreciation expense using composite depreciation rates that reflected blended estimates of the lives of major asset groups as compared to depreciation expense calculated on a component asset-by-asset basis. Effective with the Merger, depreciation expense is calculated on a component asset-by-asset basis. Estimated depreciable lives are based on management’s estimates of the assets’ economic useful lives. See Note 21.

Capitalized Interest

Interest related to qualifying construction projects and qualifying software projects is capitalized in accordance with accounting guidance related to capitalization of interest cost. See Note 21 for details of amounts.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Inventories

All inventories are reported at the lower of cost (on a weighted average basis) or market unless expected to be used in the generation of electricity. Also see discussion immediately below regarding environmental allowances and credits.

Environmental Allowances and Credits

Effective with the Merger, EFC Holdings began accounting for all environmental allowances and credits as identifiable intangible assets with finite lives that are subject to amortization. The recorded values of these intangible assets were originally established reflecting fair value determinations as of the date of the Merger under purchase accounting. Amortization expense associated with these intangible assets is recognized on a unit of production basis as the allowances or credits are consumed in generation operations. The environmental allowances and credits are assessed for impairment when conditions or events occur that could affect the carrying value of the assets. See Note 3 for details of impairment amounts recorded in 2009 and 2008.

Investments

Investments in a nuclear decommissioning trust fund are carried at fair market value in the balance sheet. Investments in unconsolidated business entities over which EFC Holdings has significant influence but does not maintain effective control, generally representing ownership of at least 20% and not more than 50% of common equity, are accounted for under the equity method. Assets related to employee benefit plans represent investments held to satisfy deferred compensation liabilities and are recorded at market value. See Note 16 for details of investments.

Push-Down of EFH Corp. Debt

In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, EFC Holdings reflects $2.313 billion and $58 million principal amount of the EFH Corp. Senior Notes and 9.75% Notes, respectively, on its balance sheet and the related interest expense in its income statement. The amount to be reflected on EFC Holdings’ balance sheet was calculated based upon the relative equity investment of EFC Holdings and Intermediate Holding in their respective operating subsidiaries at the time of the Merger (see Note 10).

Changes in Accounting Standards

In January 2010, the FASB issued guidance on disclosure about fair value measurements. The guidance requires new disclosures of transfers in and out of Levels 1 and 2 of the fair value hierarchy and separate disclosure about purchases, sales, issuances and settlements in Level 3 of the fair value hierarchy. The guidance also provides clarification on disclosures related to the level of disaggregation among assets and liabilities and to the inputs and valuation techniques used to measure fair value. This new guidance is effective for periods beginning January 1, 2010, except for the new disclosures about purchases, sales, issuances and settlements in Level 3, which are effective for periods beginning January 1, 2011. As this new guidance provides only disclosure requirements, the adoption will not have any effect on reported results of operations, financial condition or cash flows.

In August 2009, the FASB issued guidance on measuring fair value of liabilities, which provides clarification of fair value measurement when there is limited or no observable data available. The adoption of this guidance as of October 1, 2009, did not have any effect on reported results of operations, financial condition or cash flows and did not have any effect on the disclosures of the fair value of debt provided in Note 14.

In June 2009, the FASB issued “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles,” which establishes the FASB Accounting Standards Codification™ (Codification) as the source of authoritative US GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification was effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification did not affect reported results of operations, financial condition or cash flows.

In June 2009, the FASB issued new guidance that requires reconsideration of consolidation conclusions for all variable interest entities and other entities with which EFC Holdings is involved. This new guidance is effective January 1, 2010. The provisions of this guidance could result in different consolidation conclusions than reached under previous guidance, as the emphasis is on the power to direct the activities of the variable interest entity instead of risk and reward. EFC Holdings continues to evaluate the impact of this new guidance but currently does not expect a material impact on its financial statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June 2009, the FASB issued new guidance regarding accounting for transfers of financial assets that eliminates the concept of a qualifying special purpose entity, changes the requirements for derecognizing financial assets and requires additional disclosures. This new guidance is effective in the first quarter of 2010. EFC Holdings continues to evaluate the impact of this new guidance on its financial statements and footnote disclosures; however, EFC Holdings expects that its accounts receivable securitization program discussed in Note 9 will no longer be accounted for as a sale of accounts receivable as a result of the guidance, and the funding under the program will be reported as short-term borrowings. EFC Holdings does not expect this guidance to impact the covenant-related ratio calculations in its debt agreements.

In May 2009, the FASB issued new guidance related to subsequent events that requires disclosure of the date through which EFC Holdings has evaluated subsequent events related to the financial statements being issued and the basis for that date. EFC Holdings’ adoption of this guidance as of April 1, 2009 did not affect reported results of operations, financial condition or cash flows, and the required disclosure is provided above in “Basis of Presentation.”

In April 2009, the FASB issued new guidance regarding determining fair value when the volume and level of activity for the asset or liability have significantly decreased or market transactions are not orderly. EFC Holdings adopted this guidance as of April 1, 2009. While this guidance did not change EFC Holdings’ fair value measurement techniques, it requires disclosures of additional detail of securities held in EFC Holdings’ nuclear decommissioning trust that are provided in Notes 13 and 16.

In April 2009, the FASB issued new guidance regarding the recognition and presentation of other-than-temporary impairments, which changed the guidance for recording impairment of investments in debt securities. EFC Holdings’ adoption as of April 1, 2009 did not affect the accounting for its nuclear decommissioning trust fund because the trust balance has historically been reported at fair value, with changes in fair value of the trust resulting in changes in Oncor’s regulatory asset or liability related to the decommissioning cost.

In December 2008, the FASB issued new guidance for employers’ disclosures about postretirement benefit plan assets. This new guidance provides enhanced disclosures regarding how investment allocation decisions are made and certain aspects of fair value measurements on plan assets. The required disclosures are intended to provide transparency related to the types of assets and associated risks in an employer’s defined benefit pension or other postretirement employee benefits plan and events in the economy and markets that could have a significant effect on the value of plan assets. As this new guidance provides only disclosure requirements, EFC Holdings’ adoption as of December 31, 2009 did not have any effect on reported results of operations, financial condition or cash flows. The disclosures are provided in Note 18.

In March 2008, the FASB issued amended disclosure guidance for derivative instruments and hedging activities. This amended guidance enhances required disclosures regarding derivatives and hedging activities to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows. As this guidance provides only disclosure requirements, EFC Holdings’ adoption as of January 1, 2009 did not have any effect on reported results of operations or financial condition. The disclosures are provided in Note 15.

2. FINANCIAL STATEMENT EFFECTS OF THE MERGER

EFH Corp. accounted for the Merger under purchase accounting in accordance with the provisions of accounting standards related to business combinations, whereby the total purchase price of the transaction was allocated to EFH Corp.’s identifiable tangible and intangible assets acquired and liabilities assumed based on their fair values as of the Merger date. The fair values were determined based upon assumptions related to future cash flows, discount rates, and asset lives as well as factors more unique to EFH Corp., its industry and the competitive wholesale power market that include forward natural gas price curves and market heat rates, retail customer attrition rates, generation plant operating and construction costs, and the effect on generation facility values of lignite fuel reserves and mining capabilities using currently available information. The excess of the purchase price over the fair value of net assets acquired was recorded by EFH Corp. as goodwill, which upon finalization of purchase accounting in 2008 totaled $23.2 billion. See Note 3 for disclosures related to goodwill, including impairments recorded in the fourth quarter of 2008 and the first quarter of 2009.

Purchase accounting impacts, including goodwill recognition, have been “pushed down”, resulting in assets and liabilities of EFC Holdings being recorded at their fair values as of October 10, 2007. The assignment of purchase price was based on the relative estimated enterprise value of EFC Holdings’ operations as of the date of the Merger using discounted cash flow methodologies and resulted in EFC Holdings recording $18.3 billion of goodwill upon finalization of purchase accounting.

Management believes the drivers of the goodwill amount include the incremental value of the future cash flow potential of the baseload generation facilities, including facilities under construction, over the values assigned to those assets under purchase accounting rules, considering the market-pricing mechanisms and growth potential in the ERCOT market, as well as the value derived from the scale of the retail business.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the components of the final purchase price allocation (billions of dollars):

Purchase price assigned to EFC Holdings		$28.2

Property, plant and equipment	20.0
Intangible assets (Note 3)	4.4
Other assets	3.8

Total assets acquired	28.2

Short-term borrowings and long-term debt	6.1
Deferred tax liabilities	6.4
Other liabilities	5.8

Total liabilities assumed	18.3

Net identifiable assets acquired		9.9

Goodwill		$18.3

The following table summarizes the change in the total amount of goodwill during 2008 as a result of purchase accounting (billions of dollars):

Goodwill at December 31, 2007		$18.1
Purchase price allocation adjustments		(0.1)

Property, plant and equipment	0.3
Intangible assets	—
Other assets	0.1

Total assets acquired	0.4

Deferred income tax liabilities	(0.2)
Other liabilities	0.1

Total liabilities assumed	(0.1)

Net identifiable assets acquired		0.3

Goodwill at completion of purchase accounting		$18.3

The above changes relate largely to finalization of fair values of natural gas-fueled generation plants and amounts related to the Capgemini outsourcing agreement, as well as the effects on related deferred income tax balances.

Accrued liabilities were recorded in purchase accounting for exit activities resulting from the Merger. Exit liabilities recorded related to the exit of certain administrative activities and the termination of outsourcing arrangements with Capgemini under change of control provisions of such arrangements (see Note 17). The following table summarizes the changes to the exit liability:

Amount
Liability for exit activities as of October 11, 2007	$60

Liability for exit activities as of December 31, 2007	60
Additions to liability (a)	38
Payments recorded against liability	(60)

Liability for exit activities as of December 31, 2008	38
Payments recorded against liability	(24)
Other adjustments to the liability (b)	(11)

Liability for exit activities as of December 31, 2009 (c)	$3

(a)	Additional amounts recorded upon finalization of purchase accounting.
(b)	Represents reversal of exit liabilities due primarily to a shorter than expected outsourcing services transition period.
(c)	Remaining accrual is expected to be settled in 2010, the targeted date to complete the transition of outsourced activities back to EFC Holdings or to service providers.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial position and results of operations assume that the Merger-related transactions occurred on January 1, 2007. The unaudited pro forma information is provided for informational purposes only and is not necessarily indicative of what EFC Holdings’ results of operations would have been if the Merger-related transactions had occurred on that date, or what EFC Holdings’ results of operations will be for any future periods.

For the year ended December 31, 2007, unaudited pro forma revenues and net losses were $8.6 billion and $1.4 billion, respectively. Pro forma adjustments for the year ended December 31, 2007 consist of adjustments for the Predecessor period and consist of $473 million in depreciation and amortization expense (including amounts recognized in revenues or fuel and purchased power costs), $1.8 billion in interest expense and a $790 million income tax benefit.

3. GOODWILL AND IDENTIFIABLE INTANGIBLE ASSETS

Goodwill

Reported goodwill totaled $10.25 billion and $10.32 billion as of December 31, 2009 and 2008, respectively.

The 2009 annual impairment testing performed as of October 1, and December 1, 2009 for goodwill and intangible assets with indefinite useful lives in accordance with accounting guidance for a change in annual impairment testing dates resulted in no impairment (see discussion in Note 1 regarding change in the annual impairment test date from October 1 to December 1). The goodwill testing determined that EFC Holdings’ carrying value exceeded (by less than 10%) its estimated fair value (enterprise value), so the estimated enterprise value of EFC Holdings was compared to the estimated fair values of its operating assets and liabilities. This additional testing indicated that the implied goodwill amount exceeded the recorded goodwill amount, and thus no goodwill impairment was recorded. The estimated enterprise value of EFC Holdings reflects the impact of the decline in forward natural gas prices on wholesale electricity prices. Because lower wholesale electricity prices also result in lower fair values of EFC Holdings’ generation assets, calculated implied goodwill was sufficient to support the recorded goodwill amount. Key variables in the tests included forward natural gas prices, electricity prices, market heat rates and discount rates, assumptions regarding each of which could have a significant effect on valuations. Because of the volatility of these factors, EFC Holdings cannot predict the likelihood of any future impairment.

In the first quarter of 2009, EFC Holdings recorded a $70 million goodwill impairment charge. This charge resulted from the completion of fair value calculations supporting the initial $8.0 billion goodwill impairment charge that was recorded in the fourth quarter of 2008. The impairment charge primarily reflected the dislocation in the capital markets during the fourth quarter of 2008 that increased interest rate spreads and the resulting discount rates used in estimating fair values and the effect of declines in market values of debt and equity securities of comparable companies. The impairment determination involved significant assumptions and judgments in estimating EFC Holdings’ enterprise value and the fair values of its assets and liabilities. This cumulative $8.070 billion charge is the only goodwill impairment recorded since the Merger.

Also in the fourth quarter of 2008, EFC Holdings recorded a trade name intangible asset impairment charge totaling $481 million ($310 million after-tax). The impairment primarily arises from the increase in the discount rate used in estimating fair value as discussed above.

Although the annual impairment test date for goodwill and intangible assets with indefinite lives set by management was October 1, management determined that in consideration of the continuing deterioration of securities values during the fourth quarter of 2008, an impairment testing trigger occurred subsequent to that test date; consequently, the impairment charges were based on estimated fair values at December 31, 2008. See Note 1 for discussion of the change of the annual impairment test date to December 1 in 2009.

The calculations supporting the impairment determination utilized models that took into consideration multiple inputs, including commodity prices, debt yields, equity prices of comparable companies and other inputs. Those models were generally used in developing long-term forward price curves for certain commodities and discount rates for determining fair values of certain individual assets and liabilities of EFC Holdings. The fair value measurements resulting from such models are classified as Level 3 non-recurring fair value measurements consistent with accounting standards related to the determination of fair value (see Note 13).

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Identifiable Intangible Assets

Identifiable intangible assets reported in the balance sheet are comprised of the following:

	Successor
	As of December 31, 2009			As of December 31, 2008
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Retail customer relationship	$463	$215	$248	$463	$130	$333
Favorable purchase and sales contracts	700	374	326	700	249	451
Capitalized in-service software	184	28	156	48	13	35
Environmental allowances and credits	992	212	780	994	121	873
Mining development costs	32	5	27	19	2	17

Total intangible assets subject to amortization	$2,371	$834	1,537	$2,224	$515	1,709

Trade name (not subject to amortization)			955			955
Mineral interests (not currently subject to amortization)			101			110

Total intangible assets			$2,593			$2,774

Details of amortization expense related to intangible assets (including income statement line item in which the amortization is included) follows:

	Successor				Predecessor
Intangible Asset (Income Statement line)	Useful lives at December 31, 2009 (weighted average in years)	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Retail customer relationship (Depreciation and amortization)	4	$85	$51	$79	$—

Favorable purchase and sales contracts (Operating revenues/fuel, purchased power costs and delivery fees)	12	125	168	72	—
Capitalized in-service software (Depreciation and amortization)	8	16	10	2	4
Environmental allowances and credits (Fuel, purchased power costs and delivery fees)	28	91	102	20	—
Mining development costs (Depreciation and amortization)	5	4	1	—	—

Total amortization expense		$321	$332	$173	$4

Separately identifiable and previously unrecognized intangible assets acquired and recorded as part of purchase accounting for the Merger are described as follows:

•

Retail Customer Relationship—Retail customer relationship intangible asset represents the estimated fair value of the non-contracted customer base and is being amortized using an accelerated method based on customer attrition rates and reflecting the expected pattern in which economic benefits are realized over their estimated useful life.

•

Favorable Purchase and Sales Contracts—Favorable purchase and sales contracts intangible asset primarily represents the above market value, based on observable prices or estimates, of commodity contracts for which: (i) EFC Holdings has made the “normal” purchase or sale election allowed by accounting standards related to derivative instruments and hedging transactions or (ii) the contracts did not meet the definition of a derivative. The amortization periods of these intangible assets are based on the terms of the contracts. Unfavorable purchase and sales contracts are recorded as other noncurrent liabilities and deferred credits (see Note 21).

•

Trade name—The trade name intangible asset represents the estimated fair value of the TXU Energy trade name, and was determined to be an indefinite-lived asset not subject to amortization. This intangible asset will be evaluated for impairment at least annually in accordance with accounting guidance related to goodwill and other intangible assets. See above for discussion of an impairment charge recorded in 2008.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

Environmental Allowances and Credits—This intangible asset represents the fair value, based on observable prices or estimates, of environmental credits, substantially all of which were expected to be used in EFC Holdings’ power generation activities. These credits are amortized utilizing a units-of-production method.

Impairment of Environmental Allowances and Credits Intangible Assets

In March 2005, the EPA issued regulations called the Clean Air Interstate Rule (CAIR) for 28 states, including Texas, where EFC Holdings’ generation facilities are located. CAIR requires reductions of SO2 and NOx emissions from power generation facilities in these states. The SO2 reductions were beyond the reductions required under the Clean Air Act’s existing acid rain cap-and-trade program (the Acid Rain Program). CAIR also established a new regional cap-and-trade program for NOx emissions reductions.

In July 2008, the US Court of Appeals for the D.C. Circuit (the D.C. Circuit Court) invalidated CAIR. The D.C. Circuit Court did not overturn the existing cap-and-trade program for SO2 reductions under the Acid Rain Program.

Based on the D.C. Circuit Court’s ruling, EFC Holdings recorded a noncash impairment charge to earnings in 2008. EFC Holdings impaired NOx allowances in the amount of $401 million (before deferred income tax benefit). As a result of the D.C. Circuit Court’s decision, NOx allowances would no longer be needed, and thus there would not be an actively traded market for such allowances. Consequently, EFC Holdings’ NOx allowances would likely have very little value absent reversal of the D.C. Circuit Court’s decision or promulgation of new rules by the EPA. In addition, EFC Holdings impaired SO 2 allowances in the amount of $100 million (before deferred income tax benefit). While the D.C. Circuit Court did not invalidate the Acid Rain Program, EFC Holdings would have more SO2 allowances than it would need to comply with the Acid Rain Program. While there continued to be a market for SO2 allowances, the D.C. Circuit Court’s decision resulted in a material decrease in the market price of SO2 allowances.

The impairment amounts recorded in 2008 were reported in other deductions.

In December 2008, in response to an EPA petition, the D.C. Circuit Court reversed, in part, its previous ruling. Such reversal confirmed CAIR is not valid, but allowed it to remain in place while the EPA revises CAIR to correct the previously identified shortcomings. Since the D.C. Circuit Court did not prescribe a deadline for this revision, at this time, EFC Holdings cannot predict how or when the EPA may revise CAIR.

Estimated Amortization of Intangible Assets—The estimated aggregate amortization expense of intangible assets for each of the next five fiscal years is as follows:

Year	Amount
2010	$235
2011	177
2012	141
2013	125
2014	111

4. CONTRIBUTIONS OF ENTITIES AND NET ASSETS TO EFC HOLDINGS

In connection with the Merger, EFH Corp. contributed all of the outstanding equity of certain subsidiaries to EFC Holdings. In addition, EFH Corp. subsidiaries contributed certain assets and liabilities to EFC Holdings. These contributions included assets and liabilities associated with the three new lignite/coal-fueled generation units under development and certain natural gas hedge positions. Because these transactions were between entities under the common control of EFH Corp., EFC Holdings accounted for the transactions in a manner similar to a pooling of interests. As a result, historical operations, financial position and cash flows of EFC Holdings and the entities and other net assets contributed are presented on a combined basis for all periods presented.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the revenues, net gain (loss) from commodity hedging and trading activities and net income (loss) of the entities contributed and the combined amounts presented in EFC Holdings’ consolidated income statements.

Predecessor
Period from January 1, 2007 through October 10, 2007
Revenues:
EFC Holdings	$6,884
Contributed subsidiaries	—

Combined	$6,884

Net gain (loss) from commodity hedging and trading activities:
EFC Holdings	$(264)
Contributed subsidiaries	(290)

Combined	$(554)

Net income (loss):
EFC Holdings	$1,436
Contributed subsidiaries	(130)

Combined	$1,306

5. IMPAIRMENT OF NATURAL GAS-FUELED GENERATION FACILITIES

In 2008, EFC Holdings performed an evaluation of its natural gas-fueled generation facilities for impairment. The impairment test was triggered by a determination that it was more likely than not that certain generation units would be retired or mothballed (idled) earlier than previously expected. The natural gas-fueled generation units are generally operated to meet peak demands for electricity and all such facilities are tested for impairment as an asset group. As a result of the evaluation, it was determined that an impairment existed, and a charge of $229 million ($147 million after-tax) was recorded to write down the assets to fair value of approximately $28 million, which was determined based on discounted estimated future cash flows. The impairment was reported in other deductions.

6. ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES

Effective January 1, 2007, EFC Holdings adopted accounting guidance related to uncertain tax positions. This guidance requires that all tax positions subject to uncertainty be reviewed and assessed with recognition and measurement of the tax benefit based on a “more-likely-than-not” standard with respect to the ultimate outcome, regardless of whether this assessment is favorable or unfavorable. EFC Holdings applied updated guidance to uncertain tax positions to determine if each tax position was effectively settled for the purpose of recognizing previously uncertain tax positions. EFC Holdings completed its review and assessment of uncertain tax positions and in the 2007 Predecessor period recorded a net charge to retained earnings and an increase to noncurrent liabilities of $42 million in accordance with the new accounting rule.

EFH Corp. and its subsidiaries file income tax returns in US federal, state and foreign jurisdictions and are subject to examinations by the IRS and other taxing authorities. Examinations of income tax returns filed by EFH Corp. and any of its subsidiaries for the years ending prior to January 1, 2003 are complete, but the tax years from 1997 to 2002 remain in appeals with the IRS. The conclusion of issues contested from the 1997 to 2002 audit is not expected to occur prior to 2011. In 2008, EFH Corp. was notified of the commencement of an IRS audit of tax years 2003 to 2006. The audit is expected to require two years to complete. Texas franchise and margin tax returns are under examination or still open for examination for tax years beginning after 2002.

EFC Holdings classifies interest and penalties related to uncertain tax positions as current income tax expense. Amounts recorded related to interest and penalties totaled $18 million in 2009, $22 million in 2008, including $1 million recorded as goodwill, $5 million for the period October 11, 2007 through December 31, 2007 and $12 million for the period January 1, 2007 through October 10, 2007 (all amounts after tax).

Noncurrent liabilities included a total of $141 million and $74 million in accrued interest at December 31, 2009 and 2008, respectively. Effective in 2009, the federal income tax benefit on the interest accrued on uncertain tax positions is recorded as accumulated deferred income taxes. Such amounts were previously reported net as a reduction of the liability for uncertain tax positions.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the changes to the uncertain tax positions, reported in other noncurrent liabilities in the consolidated balance sheet, during the years ended December 31, 2009 and 2008:

	2009	2008
Balance at January 1 excluding interest and penalties	$787	$748
Additions based on tax positions related to prior years	59	46
Reductions based on tax positions related to prior years	(10)	(40)
Additions based on tax positions related to the current year	67	33
Settlements with taxing authorities	—	—

Balance at December 31, excluding interest and penalties	$903	$787

Of the balance at December 31, 2009, $860 million represents tax positions for which the uncertainty relates to the timing of recognition in tax returns. The disallowance of such positions would not affect the effective tax rate, but would accelerate the payment of cash to the taxing authority to an earlier period.

With respect to tax positions for which the ultimate deductibility is uncertain (permanent items), should EFH Corp. sustain such positions on income tax returns previously filed, EFC Holdings’ liabilities recorded would be reduced by $43 million, resulting in increased net income and a favorable impact on the effective tax rate.

EFC Holdings does not expect the total amount of liabilities recorded related to uncertain tax positions will significantly increase or decrease within the next 12 months.

7. INCOME TAXES

The components of EFC Holdings’ income tax expense (benefit) are as follows:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Current:
US federal	$(9)	$(163)	$(232)	$678
State	36	36	10	8

Total	27	(127)	(222)	686

Deferred:
US federal	322	(389)	(440)	(5)
State	2	12	(13)	(52)

Total	324	(377)	(453)	(57)

Amortization of investment tax credits	—	—	—	(11)

Total	$351	$(504)	$(675)	$618

Reconciliation of income taxes computed at the US federal statutory rate to income tax expense:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Income (loss) before income taxes	$866	$(9,543)	$(1,941)	$1,924

Income taxes at the US federal statutory rate of 35%	303	(3,340)	(679)	673
Lignite depletion allowance	(18)	(29)	(5)	(30)
Nondeductible goodwill impairment	25	2,800	—	—
Production activities deduction	(8)	—	8	(10)
Nondeductible interest expense	9	8	1	—
Amortization of investment tax credits	—	—	—	(11)
Texas margin tax, net of federal tax benefit	19	29	(5)	9
Texas margin tax—deferred tax adjustments	—	—	—	(35)
Accrual of interest, net of federal tax benefit	18	21	5	12
Other, including audit settlements	3	7	—	10

Income tax expense (benefit)	351	(504)	(675)	618

Effective tax rate	40.5%	5.3%	34.8%	32.1%

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Texas Margin Tax

In May 2006, the Texas legislature enacted a new law that reformed the Texas franchise tax system and replaced it with a new tax system, referred to as the Texas margin tax. The Texas margin tax has been determined to be an income tax for accounting purposes. In June 2007, an amendment to this law was enacted that included clarifications and technical changes to the provisions of the tax calculation. In the 2007 Predecessor period, EFC Holdings recorded a deferred tax benefit of $35 million, essentially all of which related to changes in the rate at which a tax credit is calculated as specified in the new law.

Deferred Income Tax Balances

Deferred income taxes provided for temporary differences based on tax laws in effect at December 31, 2009 and 2008 balance sheet dates are as follows:

	Successor
	December 31, 2009			December 31, 2008
	Total	Current	Noncurrent	Total	Current	Noncurrent
Deferred Income Tax Assets
Alternative minimum tax credit carryforwards	$339	$—	$339	$389	$—	$389
Net operating loss (NOL) carryforwards	—	—	—	58	—	58
Unfavorable purchase and sales contracts	249	—	249	259	—	259
Employee benefit obligations	55	18	37	58	26	32
Accrued interest	139	—	139	—	—	—
Other	234	15	219	198	29	169

Total	1,016	33	983	962	55	907

Deferred Income Tax Liabilities
Property, plant and equipment	4,231	—	4,231	4,454	—	4,454
Commodity contracts and interest rate swaps	1,322	31	1,291	643	32	611
Identifiable intangible assets	904	—	904	1,033	—	1,033
Debt fair value discounts	22	—	22	50	—	50
Other	3	1	2	3	2	1

Total	6,482	32	6,450	6,183	34	6,149

Net Deferred Income Tax (Asset) Liability	$5,466	$(1)	$5,467	$5,221	$(21)	$5,242

At December 31, 2009, EFC Holdings had $339 million of alternative minimum tax credit carryforwards (AMT) available to offset future tax payments. The AMT credit carryforwards have no expiration date. At December 31, 2009, EFC Holdings had no net operating loss (NOL) carryforwards for federal income tax purposes.

The income tax effects of the components included in accumulated other comprehensive income at December 31, 2009 and December 31, 2008 totaled a net deferred tax asset of $68 million and $131 million, respectively.

See Note 6 for discussion regarding accounting for uncertain tax positions.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8. OTHER INCOME AND DEDUCTIONS

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Other income:
Reversal of reserve recorded in purchase accounting (a)	$34	$—	$—	$—
Fee received related to interest rate/commodity hedge derivative agreement (Note 15)	6	—	—	—
Mineral rights royalty income	6	4	1	9
Sales/use tax refunds	5	—	—	3
Net gain on sale of other properties and investments	4	—	—	—
Amortization of gain on sale of TXU Fuel (b)	—	—	—	36
Insurance recoveries (c)	—	21	—	—
Net gain on sale of assets	—	4	—	1
Penalty received for nonperformance under a coal transportation agreement	—	—	—	6
Other	4	6	1	4

Total other income	$59	$35	$2	$59

Other deductions:
Impairment of land (d)	$34	$—	$—	$—
Severance expenses	7	—	—	—
Equity losses — unconsolidated affiliates	6	10	2	5
Contract termination expenses	4	—	—	—
Asset writeoff	2	—	—	—
Impairment of emission allowances intangible assets (Note 3)	—	501	—	—
Impairment of trade name intangible asset (Note 3)	—	481	—	—
Charge for impairment of natural gas-fueled generation facilities (Note 5)	—	229	—	—
Charge related to Lehman bankruptcy (e)	—	26	—	—
Charge related to termination of rail car lease (f)	—	—	—	10
Credit related to impaired leases (g)	—	—	—	(48)
Litigation/regulatory settlements	—	7	—	5
Other	10	9	3	8

Total other deductions	$63	$1,263	$5	$(20)

(a)	Includes $23 million for reversal of a use tax accrual, related to periods prior to the Merger, due to state ruling in the third quarter of 2009 and $11 million for reversal of excess exit liabilities recorded in connection with the termination of outsourcing arrangements (see Notes 2 and 17).
(b)	As part of the 2004 sale of the assets of TXU Fuel, TCEH entered into a transportation agreement with the new owner, intended to be market-price based, to transport natural gas to TCEH’s generation plants. Because of the continuing involvement in the business through the transportation agreement, the pretax gain of $375 million related to the sale was deferred and being recognized over the eight-year life of the transportation agreement, and the business was not accounted for as a discontinued operation. The remaining $218 million deferred gain was eliminated as part of purchase accounting related to the Merger.
(c)	Represents insurance recovery for damage to mining equipment.
(d)	Impairment of land expected to be sold in the next 12 months.
(e)	Represents reserve established against amounts due (excluding termination related costs) from subsidiaries of Lehman Brothers Holdings Inc. (Lehman) arising from commodity hedging and trading activities. There are no open positions with these subsidiaries.
(f)	Represents costs associated with termination and refinancing of a rail car lease.
(g)	In 2004, EFC Holdings recorded a charge of $157 million for leases of certain natural gas-fueled combustion turbines, net of estimated sublease revenues, that were no longer operated for its own benefit. In the third quarter of 2007, a $48 million reduction in the related liability was recorded to reflect new subleases entered into in October 2007. The remaining $59 million liability was eliminated as part of purchase accounting as EFC Holdings intends to operate these assets for its own benefit.

9. TRADE ACCOUNTS RECEIVABLE AND SALE OF RECEIVABLES PROGRAM

TXU Energy participates in an accounts receivable securitization program, the activity under which is accounted for as a sale of accounts receivable in accordance with transfers and servicing accounting standards (see Note 1 for discussion of a new accounting standard effective in the first quarter of 2010). Under the program, TXU Energy (originator) sells trade accounts receivable to TXU Receivables Company, which is a special purpose entity created for the purpose of purchasing receivables from the originator and is a consolidated wholly-owned bankruptcy-remote direct subsidiary of EFH Corp. TXU Receivables Company sells undivided interests in the purchased accounts receivable for cash to special purpose entities established by financial institutions (the funding entities).

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The maximum amount currently available under the accounts receivable securitization program is $700 million, and program funding totaled $383 million at December 31, 2009. Under the terms of the program, available funding was reduced by the total of $83 million of customer deposits held by the originator at December 31, 2009 because TCEH’s credit ratings were lower than Ba3/BB-.

All new trade receivables under the program generated by the originator are continuously purchased by TXU Receivables Company with the proceeds from collections of receivables previously purchased. Changes in the amount of funding under the program, through changes in the amount of undivided interests sold by TXU Receivables Company, reflect seasonal variations in the level of accounts receivable, changes in collection trends and other factors such as changes in sales prices and volumes. TXU Receivables Company has issued subordinated notes payable to the originator for the difference between the face amount of the uncollected accounts receivable purchased, less a discount, and cash paid to the originator that was funded by the sale of the undivided interests. The balance of the subordinated notes payable, which is reported in trade accounts receivable, totaled $463 million and $268 million at December 31, 2009 and 2008, respectively.

The discount from face amount on the purchase of receivables from the originator principally funds program fees paid to the funding entities. The program fees, which are also referred to as losses on sale of the receivables under transfers and servicing accounting standards, consist primarily of interest costs on the underlying financing. The discount also funds a servicing fee paid by TXU Receivables Company to EFH Corporate Services Company (Service Co.), a direct wholly-owned subsidiary of EFH Corp., which provides recordkeeping services and is the collection agent for the program.

Program fee amounts, which are reported in SG&A expenses, were as follows:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Program fees	$12	$25	$9	$26
Program fees as a percentage of average funding (annualized)	2.4%	5.2%	9.5%	6.4%

The trade accounts receivable balance reported in the December 31, 2009 consolidated balance sheet is net of $846 million face amount of retail trade accounts receivable sold to TXU Receivables Company, partially offset by the inclusion of $383 million of subordinated notes receivable from TXU Receivables Company. Funding under the program decreased $33 million in 2009, increased $53 million in 2008 and decreased $178 million in 2007. Funding increases or decreases under the program are reflected as operating cash flow activity in the statement of cash flows. The carrying amount of the retained interests in the accounts receivable balance approximated fair value due to the short-term nature of the collection period.

Activities of TXU Receivables Company were as follows:

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Cash collections on accounts receivable	$6,125	$6,393	$1,538	$5,169
Face amount of new receivables purchased	(6,287)	(6,418)	(1,194)	(5,472)
Discount from face amount of purchased receivables	14	29	9	30
Program fees paid to funding entities	(12)	(25)	(9)	(26)
Servicing fees paid to Service Co. for recordkeeping and collection services	(2)	(4)	(1)	(3)
Increase (decrease) in subordinated notes payable	195	(28)	(120)	257

Operating cash flows used by (provided to) originator under the program	$33	$(53)	$223	$(45)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The program, which expires in October 2013, may be terminated upon the occurrence of a number of specified events, including if the delinquency ratio (delinquent for 31 days) for the sold receivables, the default ratio (delinquent for 91 days or deemed uncollectible), the dilution ratio (reductions for discounts, disputes and other allowances) or the days collection outstanding ratio exceed stated thresholds, and the funding entities do not waive such event of termination. The thresholds apply to the entire portfolio of sold receivables. In addition, the program may be terminated if TXU Receivables Company or the EFH Corp. subsidiary acting as collection agent defaults in any payment with respect to debt in excess of $50,000 in the aggregate for such entities, or if TCEH, any affiliate of TCEH acting as collection agent other than the EFH Corp. subsidiary, any parent guarantor of the originator or the originator shall default in any payment with respect to debt (other than hedging obligations) in excess of $200 million in the aggregate for such entities. As of December 31, 2009, there were no such events of termination.

Upon termination of the program, liquidity would be reduced as collections of sold receivables would be used by TXU Receivables Company to repurchase the undivided interests from the funding entities instead of purchasing new receivables. The level of cash flows would normalize in approximately 16 to 30 days.

The subordinated notes issued by TXU Receivables Company are subordinated to the undivided interests of the funding entities in the purchased receivables.

Trade Accounts Receivable

	Successor
	December 31,
	2009	2008
Gross wholesale and retail trade accounts receivable	$1,473	$1,474
Retail accounts receivable sold to TXU Receivables Company	(846)	(684)
Subordinated notes receivable from TXU Receivables Company	463	268
Allowance for uncollectible accounts	(81)	(64)

Trade accounts receivable — reported in balance sheet	$1,009	$994

Gross trade accounts receivable at December 31, 2009 and 2008 included unbilled revenues of $468 million and $427 million, respectively.

Allowance for Uncollectible Accounts Receivable

Predecessor:
Allowance for uncollectible accounts receivable as of December 31, 2006	$8
Increase for bad debt expense	44
Decrease for account write-offs	(54)
Changes related to receivables sold	25

Allowance for uncollectible accounts receivable as of October 10, 2007	$23

Successor:
Allowance for uncollectible accounts receivable as of October 11, 2007	$23
Increase for bad debt expense	13
Decrease for account write-offs	(12)

Allowance for uncollectible accounts receivable as of December 31, 2007	24
Increase for bad debt expense	81
Decrease for account write-offs	(67)
Charge related to Lehman bankruptcy	26

Allowance for uncollectible accounts receivable as of December 31, 2008	64
Increase for bad debt expense	116
Decrease for account write-offs	(99)

Allowance for uncollectible accounts receivable as of December 31, 2009	$81

10. SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-Term Borrowings

At December 31, 2009, EFC Holdings and its subsidiaries had outstanding short-term borrowings of $953 million at a weighted average interest rate of 3.73%, excluding certain customary fees, at the end of the period. At December 31, 2008, EFC Holdings and its subsidiaries had outstanding short-term borrowings of $900 million at a weighted average interest rate of 3.95%, excluding certain customary fees, at the end of the period. All short-term borrowings were under the TCEH Revolving Credit Facility.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Credit Facilities

EFC Holdings’ (through TCEH) credit facilities with cash borrowing and/or letter of credit availability at December 31, 2009 are presented below. The facilities are all senior secured facilities.

		At December 31, 2009
Authorized Borrowers and Facility	Maturity Date	Facility Limit	Letters of Credit	Cash Borrowings	Availability
TCEH Revolving Credit Facility (a)	October 2013	$2,700	$—	$953	$1,721
TCEH Letter of Credit Facility (b)	October 2014	1,250	—	1,250	—

Subtotal TCEH (c)		$3,950	$—	$2,203	$1,721

TCEH Commodity Collateral Posting Facility (d)	December 2012	Unlimited	$—	$—	Unlimited

(a)	Facility used for letters of credit and borrowings for general corporate purposes. Borrowings are classified as short-term borrowings. Availability amount includes $141 million of commitments from Lehman that are only available from the fronting banks and the swingline lender and excludes $26 million of requested cash draws that have not been funded by Lehman. All outstanding borrowings under this facility at December 31, 2009 bear interest at LIBOR plus 3.5%, and a commitment fee is payable quarterly in arrears at a rate per annum equal to 0.50% of the average daily unused portion of the facility.
(b)	Facility used for issuing letters of credit for general corporate purposes, including, but not limited to, providing collateral support under hedging arrangements and other commodity transactions that are not eligible for funding under the TCEH Commodity Collateral Posting Facility. The borrowings under this facility were drawn at the inception of the facility, are classified as long-term debt, and except for $115 million related to a letter of credit drawn in June 2009, have been retained as restricted cash. Letters of credit totaling $736 million issued as of December 31, 2009 are supported by the restricted cash, and the remaining letter of credit availability totals $399 million.
(c)	Pursuant to PUCT rules, TCEH is required to maintain available capacity under its credit facilities to assure adequate credit worthiness of TCEH’s REP subsidiaries, including the ability to return retail customer deposits, if necessary. As a result, at December 31, 2009, the total availability under the TCEH credit facilities should be further reduced by $228 million.
(d)	Revolving facility used to fund cash collateral posting requirements for specified volumes of natural gas hedges totaling approximately 600 million MMBtu as of December 31, 2009. As of December 31, 2009, there were no borrowings under this facility. See “TCEH Senior Secured Facilities” below for additional information.

Long-Term Debt

At December 31, 2009 and 2008, the long-term debt consisted of the following:

	December 31, 2009	December 31, 2008
TCEH
Pollution Control Revenue Bonds:
Brazos River Authority:
5.400% Fixed Series 1994A due May 1, 2029	$39	$39
7.700% Fixed Series 1999A due April 1, 2033	111	111
6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013 (a)	16	16
7.700% Fixed Series 1999C due March 1, 2032	50	50
8.250% Fixed Series 2001A due October 1, 2030	71	71
5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011 (a)	217	217
8.250% Fixed Series 2001D-1 due May 1, 2033	171	171
0.264% Floating Series 2001D-2 due May 1, 2033 (b)	97	97
0.317% Floating Taxable Series 2001I due December 1, 2036 (c)	62	62
0.264% Floating Series 2002A due May 1, 2037 (b)	45	45
6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013 (a)	44	44
6.300% Fixed Series 2003B due July 1, 2032	39	39
6.750% Fixed Series 2003C due October 1, 2038	52	52
5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014 (a)	31	31
5.000% Fixed Series 2006 due March 1, 2041	100	100

Sabine River Authority of Texas:
6.450% Fixed Series 2000A due June 1, 2021	51	51
5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011 (a)	91	91
5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011 (a)	107	107
5.200% Fixed Series 2001C due May 1, 2028	70	70
5.800% Fixed Series 2003A due July 1, 2022	12	12
6.150% Fixed Series 2003B due August 1, 2022	45	45

Trinity River Authority of Texas:
6.250% Fixed Series 2000A due May 1, 2028	14	14
Unamortized fair value discount related to pollution control revenue bonds (d)	(147)	(161)

Senior Secured Facilities:
3.743% TCEH Initial Term Loan Facility maturing October 10, 2014 (e)(f)	16,079	16,244
3.735% TCEH Delayed Draw Term Loan Facility maturing October 10, 2014 (e)(f)	4,075	3,562
3.731% TCEH Letter of Credit Facility maturing October 10, 2014 (f)	1,250	1,250
0.215% TCEH Commodity Collateral Posting Facility maturing December 31, 2012 (g)	—	—

Other:
10.25% Fixed Senior Notes due November 1, 2015 (h)	3,000	3,000
10.25% Fixed Senior Notes Series B due November 1, 2015 (h)	2,000	2,000
10.50 / 11.25% Senior Toggle Notes due November 1, 2016	1,952	1,750
7.000% Fixed Senior Notes due March 15, 2013	5	5
7.100% Promissory Note due January 5, 2009	—	65
7.460% Fixed Secured Facility Bonds with amortizing payments through January 2015	55	67
Capital lease obligations	153	159
Unamortized fair value discount (d)	(4)	(6)

Total TCEH	$29,953	$29,470

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31, 2009	December 31, 2008
EFC Holdings (parent entity)
9.580% Fixed Notes due in semiannual installments through December 4, 2019	$51	$55
8.254% Fixed Notes due in quarterly installments through December 31, 2021	50	53
1.081% Floating Rate Junior Subordinated Debentures, Series D due January 30, 2037 (f)	1	1
8.175% Fixed Junior Subordinated Debentures, Series E due January 30, 2037	8	8
10.875% EFH Corp. Fixed Senior Notes due November 1, 2017 (i)	915	1,000
11.25/12.00% EFH Corp. Senior Toggle Notes due November 1, 2017 (i)	1,398	1,250
9.75% EFH Corp. Fixed Senior Notes due October 15, 2019 (i)	58	—
Unamortized fair value discount (d)	(11)	(12)

Total EFC Holdings (parent entity)	2,470	2,355

Total EFC Holdings consolidated	32,423	31,825
Less amount due currently	(302)	(269)

Total long-term debt	$32,121	$31,556

(a)	These series are in the multiannual interest rate mode and are subject to mandatory tender prior to maturity on the mandatory remarketing date. On such date, the interest rate and interest rate period will be reset for the bonds.
(b)	Interest rates in effect at December 31, 2009. These series are in a daily interest rate mode and are classified as long-term as they are supported by long-term irrevocable letters of credit.
(c)	Interest rate in effect at December 31, 2009. This series is in a weekly interest rate mode and is classified as long-term as it is supported by long-term irrevocable letters of credit.
(d)	Amount represents unamortized fair value adjustments recorded under purchase accounting.
(e)	Interest rate swapped to fixed on $16.30 billion principal amount.
(f)	Interest rates in effect at December 31, 2009.
(g)	Interest rate in effect at December 31, 2009, excluding a quarterly maintenance fee of approximately $11 million. See “Credit Facilities” above for more information.
(h)	As discussed in Note 20, principal amounts of notes totaling $143 million are held by affiliates as a result of debt exchanges completed by EFH Corp. and Intermediate Holding in November 2009.
(i)	Represents 50% of the principal amount of these EFH Corp. securities guaranteed by EFC Holdings (pushed-down debt) per the discussion below under “Push Down of EFH Corp. Notes.”

EFH Corp. 10% Senior Secured Notes Issued in 2010—In January 2010, EFH Corp. issued $500 million aggregate principal amount of 10.00% Senior Secured Notes due 2020 (the EFH Corp. 10% Notes). The notes will mature on January 15, 2020, and interest is payable in cash in arrears on January 15 and July 15 of each year at a fixed rate of 10.00% per annum with the first interest payment due on July 15, 2010. Other than interest rate and maturity date, the notes have the same guarantees and collateral and substantially the same other terms and conditions as the EFH Corp. 9.75% Notes that are discussed below under “Push Down of EFH Corp. Notes.”

Debt-Related Activity in 2009—Repayments of long-term debt in 2009 totaling $279 million represented principal payments at scheduled maturity dates as well as other repayments totaling $40 million, principally related to capitalized leases. Payments at scheduled amortization or maturity dates included $165 million repaid under the TCEH Initial Term Loan Facility, $65 million repaid under a TCEH promissory note and $9 million repaid under the TCEH Delayed Draw Term Loan Facility.

Increases in long-term debt during 2009 totaling $522 million consisted of increased borrowings under the TCEH Delayed Draw Term Loan Facility, which was fully drawn as of July 2009, to fund expenditures related to construction of new generation facilities and environmental upgrades of existing lignite/coal-fueled generation facilities. In addition, long-term debt increased as a result of TCEH increasing, through the payment-in-kind (PIK) election, the principal amount of the 10.50%/11.25% Senior Toggle Notes due November 2016 (TCEH Toggle Notes) by $202 million in lieu of making cash interest payments. Also see discussion below under “Push Down of EFH Corp. Notes” regarding changes in EFH Corp. debt guaranteed by EFC Holdings and reflected in EFC Holdings’ financial statements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Debt-Related Activity in 2008—Repayments of long-term debt in 2008 totaling $860 million represented principal payments at scheduled maturity dates as well as the remarketing of $242 million principal amount of pollution control revenue bonds discussed below, repayment of $413 million of borrowings under the TCEH Commodity Collateral Posting Facility, which fully repaid borrowings under the facility, and other repayments totaling $40 million, principally related to leases. Payments at scheduled maturity dates included $165 million repaid under the TCEH Initial Term Loan Facility.

Increases in long-term debt during 2008 totaling $1.685 billion consisted of borrowings under the TCEH Delayed Draw Term Loan Facility of $1.412 billion to fund expenditures related to the development of new generation facilities and the environmental retrofit program for existing lignite/coal-fueled generation facilities, the remarketing of $242 million principal amount of pollution control revenue bonds discussed immediately below and $31 million of additional borrowings under the TCEH Commodity Collateral Posting Facility.

In June 2008, TCEH remarketed the Brazos River Authority Pollution Control Revenue Bonds Series 2001A due in October 2030 and Series 2001D-1 due in May 2033 with aggregate principal amounts of $71 million and $171 million, respectively. The bonds were previously in a floating rate mode that reset weekly and were backed by two letters of credit in an aggregate amount of $247 million. As a result of the remarketing, the bonds were fixed to maturity at an interest rate of 8.25%, and the two letters of credit were cancelled. The bonds are redeemable at par beginning July 1, 2018 and are redeemable with a make-whole premium prior to July 1, 2018. These bonds were remarketed with a covenant package similar to the notes discussed below under “TCEH Senior Notes.”

Maturities—Long-term debt maturities as of December 31, 2009 are as follows:

Year
2010	$226
2011	644
2012	230
2013	289
2014	20,626
Thereafter (a)	10,417
Unamortized fair value discount (b)	(162)
Capital lease obligations	153

Total	$32,423

(a)	Long-term debt maturities for EFC Holdings (parent entity) total $8 million, $9 million, $10 million, $11 million, $12 million and $2.431 billion for 2010, 2011, 2012, 2013, 2014 and thereafter, respectively.
(b)	Unamortized fair value discount for EFC Holdings (parent entity) totals $(11) million.

TCEH Senior Secured Facilities—Borrowings under the TCEH Initial Term Loan Facility, the TCEH Delayed Draw Term Loan Facility, the TCEH Revolving Credit Facility and the TCEH Letter of Credit Facility, which totaled $22.357 billion at December 31, 2009, bear interest at per annum rates equal to, at TCEH’s option, (i) adjusted LIBOR plus 3.50% or (ii) a base rate (the higher of (1) the prime rate as announced from time to time by the administrative agent of the facilities and (2) the federal funds effective rate plus 0.50%) plus 2.50%. There is a margin adjustment mechanism in relation to term loans, revolving loans and letter of credit fees under which the applicable margins may be reduced based on the achievement of certain leverage ratio levels; there was no such reduction based upon December 31, 2009 levels. The applicable rate on borrowings under the facilities as of December 31, 2009 is provided in the long-term debt table and in the discussion of short-term borrowings above and reflects LIBOR-based borrowings.

In August 2009, the TCEH Senior Secured Facilities were amended to reduce the existing first lien capacity under the TCEH Senior Secured Facilities by $1.25 billion in exchange for the ability for TCEH to issue up to an additional $4 billion of secured notes or loans ranking junior to TCEH’s first lien obligations, provided that:

•	such notes or loans mature later than the latest maturity date of any of the initial term loans under the TCEH Senior Secured Facilities, and

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

any net cash proceeds from any such issuances are used (i) in exchange for, or to refinance, repay, retire, refund or replace indebtedness of TCEH or (ii) to acquire, directly or indirectly, all or substantially all of the property and assets or business of another person or to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of certain fixed or capital assets.

In addition, the amended facilities permit TCEH to, among other things:

•

issue new secured notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the TCEH Senior Secured Facilities, so long as, in each case, among other things, the net cash proceeds from any such issuance are used to prepay certain loans under the TCEH Senior Secured Facilities at par;

•

agree with individual lenders to extend the maturity of their term loans or extend or refinance their revolving credit commitments under the TCEH Senior Secured Facilities, and pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension, and

•

exclude from the financial maintenance covenant under the TCEH Senior Secured Facilities any new debt issued that ranks junior to TCEH’s first lien obligations under the TCEH Senior Secured Facilities.

Under the terms of the TCEH Senior Secured Facilities, the commitments of the lenders to make loans to TCEH are several and not joint. Accordingly, if any lender fails to make loans to TCEH, TCEH’s available liquidity could be reduced by an amount up to the aggregate amount of such lender’s commitments under the TCEH Senior Secured Facilities.

The TCEH Senior Secured Facilities are unconditionally guaranteed jointly and severally on a senior secured basis by EFC Holdings, and subject to certain exceptions, each existing and future direct or indirect wholly-owned US restricted subsidiary of TCEH. The TCEH Senior Secured Facilities, including the guarantees thereof, certain commodity hedging transactions and the interest rate swaps described under “TCEH Interest Rate Swap Transactions” below are secured by (a) substantially all of the current and future assets of TCEH and TCEH’s subsidiaries who are guarantors of such facilities and (b) pledges of the capital stock of TCEH and certain current and future direct or indirect subsidiaries of TCEH.

The TCEH Initial Term Loan Facility is required to be repaid in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of such facility (approximately $41 million quarterly), with the balance payable in October 2014. The TCEH Delayed Draw Term Loan Facility is required to be repaid in equal quarterly installments beginning in December 2009 in an aggregate annual amount equal to 1% of the actual principal outstanding under such facility as of such date, with the balance payable in October 2014. Amounts borrowed under the TCEH Revolving Facility may be reborrowed from time to time until October 2013. The TCEH Letter of Credit Facility and TCEH Commodity Collateral Posting Facility will mature in October 2014 and December 2012, respectively.

The TCEH Senior Secured Facilities contain customary negative covenants, restricting, subject to certain exceptions, TCEH and TCEH’s restricted subsidiaries from, among other things:

•	incurring additional debt;

•	incurring additional liens;

•	entering into mergers and consolidations;

•	selling or otherwise disposing of assets;

•	making dividends, redemptions or other distributions in respect of capital stock;

•	making acquisitions, investments, loans and advances, and

•	paying or modifying certain subordinated and other material debt.

In addition, the TCEH Senior Secured Facilities contain a maintenance covenant that prohibits TCEH and its restricted subsidiaries from exceeding a maximum consolidated secured leverage ratio and to observe certain customary reporting requirements and other affirmative covenants.

The TCEH Senior Secured Facilities contain certain customary events of default for senior leveraged acquisition financings, the occurrence of which would allow the lenders to accelerate all outstanding loans and terminate their commitments.

TCEH Senior Notes—The indebtedness under TCEH’s and TCEH Finance’s 10.25% Senior Notes due November 1, 2015 and 10.25% Senior Notes due November 1, 2015 (Series B) (collectively, TCEH 10.25% Notes) bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.25% per annum payable in cash. The indebtedness under the TCEH Toggle Notes bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK interest. For any interest periods until November 2012, the issuers may elect to pay interest on the notes (i) entirely in cash; (ii) by increasing the principal amount of the notes or by issuing new TCEH Toggle Notes (PIK Interest); or (iii) 50% in cash and 50% in PIK Interest. TCEH made the PIK election for both interest payments in 2009, increasing the principal amount. Once TCEH makes a PIK election, the election is valid for each succeeding interest payment period until TCEH revokes the election.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The TCEH 10.25% and Toggle Notes (collectively, the TCEH Senior Notes) are fully and unconditionally guaranteed on a joint and several basis by TCEH’s direct parent, EFC Holdings (which owns 100% of TCEH and its subsidiary guarantors), and by each subsidiary that guarantees the TCEH Senior Secured Facilities.

Before November 1, 2010, the issuers may redeem with the cash proceeds of certain equity offerings up to 35% of the aggregate principal amount of the TCEH 10.25% and Toggle Notes from time to time at a redemption price of 110.250% and 110.500%, respectively, of their respective aggregate principal amount plus accrued and unpaid interest, if any. The issuers may also redeem the TCEH Senior Notes at any time prior to November 1, 2011 and 2012, respectively, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and the applicable premium as defined in the indenture. The issuers may redeem the TCEH Senior Notes, in whole or in part, at any time on or after November 1, 2011 and 2012, respectively, at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change of control of EFC Holdings or TCEH, the issuers may be required to offer to repurchase the TCEH Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The indenture for the TCEH Senior Notes contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Co-Issuers’ and their restricted subsidiaries’ ability to:

•	make restricted payments;

•	incur debt and issue preferred stock;

•	create liens;

•	enter into mergers or consolidations;

•	sell or otherwise dispose of certain assets;

•	permit dividend and other payment restrictions on restricted subsidiaries, and

•	engage in certain transactions with affiliates.

The indenture also contains customary events of default, including failure to pay principal or interest on the notes when due, among others. If certain events of default occur and are continuing under the indenture, the trustee or the holders of at least 30% in principal amount of the notes may declare the principal amount on the notes to be due and payable immediately.

Push Down of EFH Corp. Notes—Merger-related debt of EFH Corp. (parent) is fully and unconditionally guaranteed on a joint and several basis by EFC Holdings and Intermediate Holding. In accordance with SEC Staff Accounting Bulletin (SAB) Topic 5-J, a portion of such debt and related interest expense is reflected in the financial statements of EFC Holdings. The amount reflected on EFC Holdings’ balance sheet represents 50% of the EFH Corp. Merger-Related debt guaranteed and not held by affiliates. This percentage reflects the fact that at the time of the Merger, the equity investments of EFC Holdings and Intermediate Holding in their respective operating subsidiaries were essentially equal amounts. Because payment of principal and interest on the notes is the responsibility of EFH Corp., EFC Holdings records the settlement of such amounts as noncash capital contributions from EFH Corp.

The Merger-related debt of EFH Corp. at December 31, 2009 guaranteed by EFC Holdings and Intermediate Holding consisted of $1.831 billion principal amount of 10.875% Senior Notes due November 2017 (EFH Corp. 10.875% Notes), $2.797 billion principal amount of 11.25%/12.00% Senior Toggle Notes due November 2017 (EFH Corp. Toggle Notes) and $115 million principal amount of 9.75% Senior Secured Notes due October 2019 (EFH Corp. 9.75% Notes). EFC Holdings’ balance sheet at December 31, 2009 reflects 50% of these amounts. The EFH Corp. 9.75% Notes were issued in connection with exchange offers completed in November 2009, which also resulted in the retirement of $181 million aggregate principal amount of the EFH Corp. 10.875% and Toggle Notes.

The guarantee from EFC Holdings is not secured. The guarantee from Intermediate Holding is secured by the pledge of all membership interests and other investments Intermediate Holding owns or holds in Oncor Holdings or any of Oncor Holdings’ subsidiaries (the Collateral). The guarantees are the general senior obligation of each guarantor and rank equally in right of payment with all existing and future senior indebtedness of each guarantor. The guarantee will be effectively subordinated to all secured indebtedness of each guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any existing and future indebtedness and liabilities of EFH Corp.’s subsidiaries that are not guarantors.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Borrowings under the EFH Corp. 10.875% Notes bear interest semiannually in arrears payable in cash on May 1 and November 1 of each year at a fixed rate of 10.875% per annum. Borrowings under the 9.75% Notes bear interest semiannually in arrears payable in cash on April 15 and October 15 of each year at a fixed rate of 9.75% per annum. Borrowings under the EFH Corp. Toggle Notes bear interest semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 11.250% per annum for cash interest and at a fixed rate of 12.000% per annum for PIK Interest. The EFH Corp. Toggle Notes have the same interest payment election options as the TCEH Toggle Notes. EFH Corp. made the PIK election for both the interest payments in 2009, resulting in an increase in the aggregate principal amount of its Toggle Notes totaling $309 million (50% of which is reflected in EFC Holdings’ balance sheet).

Before November 1, 2010, EFH Corp. may redeem, with the net cash proceeds of certain equity offerings, up to 35% of the aggregate principal amount of its 10.875% and Toggle Notes from time to time at a redemption price of 110.875% and 111.250%, respectively, of the aggregate principal amounts, plus accrued and unpaid interest, if any. EFH Corp. may redeem the notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. EFH Corp. may also redeem the notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. Before October 15, 2012, EFH Corp. may redeem up to 35% of the aggregate principal amount of its 9.75% Notes from time to time at a redemption price of 109.750% of their aggregate principal amount, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. EFH Corp. may also redeem the notes at any time prior to October 15, 2014 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and the applicable premium as defined in the indenture. EFH Corp. may redeem the notes, in whole or in part, at any time on or after October 15, 2014, at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change in control of EFH Corp., EFH Corp. may be required to offer to repurchase its 10.875%, Toggle and 9.75% Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

Intercreditor Agreement—In October 2007, TCEH entered into an intercreditor agreement with Citibank, N.A. and five secured commodity hedge counterparties (the Secured Commodity Hedge Counterparties). In connection with the August 2009 amendment to the TCEH Secured Facilities described above, the intercreditor agreement was amended and restated (as amended and restated, the “Intercreditor Agreement”) to take into account, among other things, the possibility that TCEH could issue notes and/or loans secured by collateral (other than the collateral that secures the TCEH Senior Secured Facilities) that ranks on parity with, or junior to, TCEH’s existing first lien obligations under the TCEH Senior Secured Facilities. The Intercreditor Agreement provides that the lien granted to the Secured Commodity Hedge Counterparties will rank pari passu with the lien granted with respect to the collateral of the secured parties under the TCEH Senior Secured Facilities. The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will be entitled to share, on a pro rata basis, in the proceeds of any liquidation of such collateral in connection with a foreclosure on such collateral in an amount provided in the TCEH Senior Secured Facilities. The Intercreditor Agreement also provides that the Secured Commodity Hedge Counterparties will have voting rights with respect to any amendment or waiver of any provision of the Intercreditor Agreement that changes the priority of the Secured Commodity Hedge Counterparties’ lien on such collateral relative to the priority of lien granted to the secured parties under the TCEH Senior Secured Facilities or the priority of payments to the Secured Commodity Hedge Counterparties upon a foreclosure and liquidation of such collateral relative to the priority of the lien granted to the secured parties under the TCEH Senior Secured Facilities.

TCEH Interest Rate Swap Transactions—As of December 31, 2009, TCEH has entered into interest rate swap transactions pursuant to which payment of the floating interest rates on an aggregate of $16.30 billion of senior secured term loans of TCEH were exchanged for interest payments at fixed rates of between 7.3% and 8.3% on debt maturing from 2010 to 2014. Swaps on $1.25 billion principal amount of senior secured debt expired in 2009. Interest rate swaps on an aggregate of $15.05 billion were being accounted for as cash flow hedges related to variable interest rate cash flows until August 29, 2008, at which time these swaps were dedesignated as cash flow hedges as a result of the intent to change the variable interest rate terms of the hedged debt (from three-month LIBOR to one-month LIBOR) in connection with the planned execution of interest rate basis swaps (discussed immediately below) to further reduce the fixed borrowing costs. Based on the fair value of the positions, the cumulative unrealized mark-to-market net losses related to these interest rate swaps totaled $431 million (pre-tax) at the dedesignation date and was recorded in accumulated other comprehensive income. This balance will be reclassified into net income as interest on the hedged debt is reflected in net income. No ineffectiveness gains or losses were recorded.

As of December 31, 2009, TCEH has entered into interest rate basis swap transactions pursuant to which payments at floating interest rates of three-month LIBOR on an aggregate of $16.25 billion principal amount of senior secured term loans of TCEH were exchanged for floating interest rates of one-month LIBOR plus spreads ranging from 0.0625% to 0.353%. These transactions include swaps entered into in the year ended December 31, 2009 related to an aggregate $9.55 billion principal amount of senior secured term loans of TCEH and reflect the expiration of swaps in the year ended December 31, 2009 that related to an aggregate $6.345 billion principal amount of senior secured term loans of TCEH.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The interest rate swap counterparties are proportionately secured by the same collateral package granted to the lenders under the TCEH Senior Secured Facilities. Subsequent to the dedesignation in August 2008 discussed above, changes in the fair value of such swaps are being reported in the income statement in interest expense and related charges, and such unrealized mark-to-market value changes totaled $696 million in net gains in the year ended December 31, 2009 and $1.477 billion in net losses in the year ended December 31, 2008. The cumulative unrealized mark-to-market net liability related to the swaps totaled $1.212 billion at December 31, 2009, of which $194 million (pre-tax) was reported in accumulated other comprehensive income.

See Note 15 for discussion of collateral investments related to certain of these interest rate swaps.

11. COMMITMENTS AND CONTINGENCIES

Contractual Commitments

At December 31, 2009, EFC Holdings had noncancellable commitments under energy-related contracts, leases and other agreements as follows:

	Coal purchase agreements and coal transportation agreements	Pipeline transportation and storage reservation fees	Capacity payments under power purchase agreements (a)	Nuclear Fuel Contracts	Water Rights Contracts
2010	$425	$38	$38	$158	$10
2011	404	36	—	127	9
2012	292	23	—	182	9
2013	259	—	—	119	8
2014	253	—	—	102	8
Thereafter	—	—	—	480	37

Total	$1,633	$97	$38	$1,168	$81

(a)	On the basis of current expectations of demand from electricity customers as compared with capacity and take-or-pay payments, management does not consider it likely that any material payments will become due for electricity not taken beyond capacity payments.

At December 31, 2009, future minimum lease payments under both capital leases and operating leases are as follows:

	Capital Leases	Operating Leases (a)
2010	$81	$41
2011	17	39
2012	17	41
2013	12	40
2014	7	40
Thereafter	43	275

Total future minimum lease payments	177	$476

Less amounts representing interest	24

Present value of future minimum lease payments	153
Less current portion	76

Long-term capital lease obligation	$77

(a)	Includes operating leases with initial or remaining noncancellable lease terms in excess of one year.

In February 2010, a capital lease related to a mining railroad spur was terminated, and EFC Holdings purchased the related spur for $63 million. At December 31, 2009, the balance of the capital lease liability was $63 million. The assets were recorded at cost as property, plant and equipment and will be depreciated over their remaining useful lives, the weighted average of which is 23 years.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Rent reported as operating costs, fuel costs and SG&A expenses totaled $68 million and $73 million for the years ended December 31, 2009 and 2008, respectively, $20 million for the period October 11, 2007 through December 31, 2007 and $50 million for the Predecessor period January 1, 2007 through October 10, 2007.

Commitment to Fund Demand Side Management Initiatives

In connection with the Merger, Texas Holdings committed to spend $100 million over the five-year period ending December 31, 2012 on demand side management or other energy efficiency initiatives. This commitment is expected to be funded by EFH Corp. or EFC Holdings.

Guarantees

EFC Holdings has entered into contracts that contain guarantees to unaffiliated parties that could require performance or payment under certain conditions. Material guarantees are discussed below.

Residual value guarantees in operating leases—Subsidiaries of EFC Holdings are the lessee under various operating leases that guarantee the residual values of the leased assets. At December 31, 2009, the aggregate maximum amount of residual values guaranteed was approximately $39 million with an estimated residual recovery of approximately $43 million. These leased assets consist primarily of mining equipment and rail cars. The average life of the residual value guarantees under the lease portfolio is approximately four years.

See Note 10 for discussion of guarantees and security for certain of EFC Holdings’ indebtedness.

Letters of Credit

At December 31, 2009, TCEH had outstanding letters of credit under its credit facilities totaling $736 million as follows:

•	$379 million to support risk management and trading margin requirements in the normal course of business, including over-the-counter hedging transactions;

•

$208 million to support floating rate pollution control revenue bond debt with an aggregate principal amount of $204 million (the letters of credit are available to fund the payment of such debt obligations and expire in 2014);

•	$65 million for collateral funding transactions with counterparties to interest rate swap agreements related to TCEH debt (see Note 15), and

•	$84 million for miscellaneous credit support requirements.

Litigation Related to Generation Facilities

In September 2007, an administrative appeal challenging the order of the TCEQ issuing the air permit for construction and operation of the Oak Grove generation facility in Robertson County, Texas was filed in the State District Court of Travis County, Texas. Plaintiffs asked that the District Court reverse the TCEQ’s approval of the Oak Grove air permit and the TCEQ’s adoption and approval of the TCEQ Executive Director’s Response to Comments, and remand the matter back to TCEQ for further proceedings. In addition to this administrative appeal, two other petitions were filed in Travis County District Court by non-parties to the administrative hearing before the TCEQ and the State Office of Administrative Hearings (SOAH) seeking to challenge the TCEQ’s issuance of the Oak Grove air permit and asking the District Court to remand the matter to the SOAH for further proceedings. Finally, the plaintiffs in these two additional lawsuits filed a third, joint petition claiming insufficiencies in the Oak Grove application, permit, and process and seeking party status and remand to the SOAH for further proceedings. One of the plaintiffs asked the District Court to consolidate all these proceedings, and the Attorney General of Texas, on behalf of TCEQ, filed pleas to the jurisdiction seeking dismissal of all but the administrative appeal. In May 2009, the District Court dismissed the claims that contest the merits of the TCEQ’s permitting decision, but declined to dismiss the claims that contest the process by which the TCEQ handled the permit application. Oak Grove Management Company LLC (a subsidiary of TCEH) has subsequently intervened in these proceedings and has filed its own pleas to the jurisdiction asking the court to dismiss the remaining collateral attack claims. In October 2009, one of the plaintiffs ended its legal challenge to the permit. In December 2009, the Attorney General and Oak Grove Management Company LLC filed pleadings asking the court to dismiss the administrative appeal challenging the permit for want of prosecution by the plaintiffs. In January 2010, the court denied that request and set the case for a hearing on the merits on June 16, 2010. EFC Holdings believes the Oak Grove air permit granted by the TCEQ was issued in accordance with applicable law. There can be no assurance that the outcome of these matters will not adversely impact the Oak Grove project.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In June and September 2008, administrative appeals were filed in the State District Court of Travis County, Texas to challenge the administrative action of the TCEQ Executive Director in issuing an air permit alteration for the previously-permitted construction and operation of the Sandow 5 generation facility in Milam County, Texas, and the failure of the TCEQ to overturn that administrative action. Plaintiffs asked that the District Court reverse the issuance of the permit alteration. The Attorney General of Texas, on behalf of TCEQ, is defending the issuance of the permit alteration. Sandow Power (a subsidiary of TCEH) intervened in support of the TCEQ. The District Court issued its ruling in November 2009 upholding the TCEQ’s issuance of the permit alteration. The plaintiffs did not appeal the court’s order by the deadline for such appeal. Thus, the matter has concluded favorably for EFC Holdings.

In February 2010, the Sierra Club informed Luminant that it may sue Luminant, after the expiration of a 60-day waiting period, for allegedly violating federal Clean Air Act provisions in connection with Luminant’s Big Brown generation facility. This notice is similar to the notice that Luminant received in July 2008 with respect to its Martin Lake generation facility. EFC Holdings cannot predict whether the Sierra Club will actually file suit or the outcome of any resulting proceedings.

In July 2008, Alcoa Inc. filed a lawsuit in the State District Court of Milam County, Texas against Luminant Generation and Luminant Mining (wholly-owned subsidiaries of TCEH), later adding EFH Corp., a number of its subsidiaries, Texas Holdings and Texas Energy Future Capital Holdings LLC as parties to the suit. The lawsuit makes various claims concerning the operation of the Sandow Unit 4 generation facility and the Three Oaks lignite mine, including claims for breach of contract, breach of fiduciary duty, fraud, tortious interference, civil conspiracy and conversion. The plaintiff requests money damages of no less than $500 million, declaratory judgment, rescission and other forms of equitable relief. An agreed scheduling order is currently in place setting trial for May 2010. While EFC Holdings is unable to estimate any possible loss or predict the outcome of this litigation, it believes the plaintiff’s claims made in this litigation are without merit and, accordingly, intends to vigorously defend this litigation.

Regulatory Investigations and Reviews

In June 2008, the EPA issued a request for information to TCEH under EPA’s authority under Section 114 of the Clean Air Act. The stated purpose of the request is to obtain information necessary to determine compliance with the Clean Air Act, including New Source Review Standards and air permits issued by the TCEQ for the Big Brown, Monticello and Martin Lake generation facilities. Historically, as the EPA has pursued its New Source Review enforcement initiative, companies that have received a large and broad request under Section 114, such as the request received by TCEH, have in many instances subsequently received a notice of violation from the EPA, which has in some cases progressed to litigation or settlement. The company is cooperating with the EPA and is responding in good faith to the EPA’s request, but is unable to predict the outcome of this matter.

Other Proceedings

In addition to the above, EFC Holdings is involved in various other legal and administrative proceedings in the normal course of business, the ultimate resolution of which, in the opinion of management, should not have a material effect on its financial position, results of operations or cash flows.

Labor Contracts

Certain personnel engaged in TCEH activities are represented by labor unions and covered by collective bargaining agreements with varying expiration dates. In October 2009, new one-year labor agreements were reached covering bargaining unit personnel engaged in the lignite-fueled generation operations, the lignite mining operations and natural gas-fueled generation operations. In August 2008, a new labor agreement effective until August 2010 was reached covering bargaining unit personnel engaged in nuclear generation. EFC Holdings expects that any changes in collective bargaining agreements will not have a material effect on its financial position, results of operations or cash flows; however, EFC Holdings is unable to predict the ultimate outcome of labor negotiations.

Environmental Contingencies

The federal Clean Air Act, as amended (Clean Air Act) includes provisions which, among other things, place limits on SO2 and NOx emissions produced by electricity generation plants. The capital requirements of the company have not been significantly affected by the requirements of the Clean Air Act. In addition, all air pollution control provisions of the 1999 Restructuring Legislation have been satisfied.

EFC Holdings must comply with environmental laws and regulations applicable to the handling and disposal of hazardous waste. EFC Holdings believes that it is in compliance with current environmental laws and regulations; however, the impact, if any, of changes to existing regulations or the implementation of new regulations is not determinable.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The costs to comply with environmental regulations can be significantly affected by the following external events or conditions:

•	enactment of state or federal regulations regarding CO2 and other greenhouse gas emissions;

•

other changes to existing state or federal regulation regarding air quality, water quality, control of toxic substances and hazardous and solid wastes, and other environmental matters, including revisions to CAIR currently being developed by the EPA as a result of court rulings discussed in Note 3, and

•	the identification of sites requiring clean-up or the filing of other complaints in which EFC Holdings or its subsidiaries may be asserted to be potential responsible parties.

Nuclear Insurance

Nuclear insurance includes liability coverage, property damage, decontamination and premature decommissioning coverage and accidental outage and/or extra expense coverage. The liability coverage is governed by the Price-Anderson Act (Act), while the property damage, decontamination and premature decommissioning coverage are promulgated by the rules and regulations of the NRC. EFC Holdings intends to maintain insurance against nuclear risks as long as such insurance is available. The company is self-insured to the extent that losses (i) are within the policy deductibles, (ii) are not covered per policy exclusions, terms and limitations, (iii) exceed the amount of insurance maintained, or (iv) are not covered due to lack of insurance availability. Such losses could have a material adverse effect on EFC Holdings’ financial condition and results of operations and cash flows.

With regard to liability coverage, the Act provides financial protection for the public in the event of a significant nuclear generation plant incident. The Act sets the statutory limit of public liability for a single nuclear incident at $12.5 billion and requires nuclear generation plant operators to provide financial protection for this amount. The US Congress could impose revenue-raising measures on the nuclear industry to pay claims exceeding the $12.5 billion limit for a single incident mandated by the Act. As required, the company provides this financial protection for a nuclear incident at Comanche Peak resulting in public bodily injury and property damage through a combination of private insurance and industry-wide retrospective payment plans. As the first layer of financial protection, the company has $375 million of liability insurance from American Nuclear Insurers (ANI), which provides such insurance on behalf of a major stock insurance company pool, Nuclear Energy Liability Insurance Association. The second layer of financial protection is provided under an industry-wide retrospective payment program called Secondary Financial Protection (SFP).

Under the SFP, in the event of an incident at any nuclear generation plant in the US, each operating licensed reactor in the US is subject to an assessment of up to $117.5 million plus a 3% insurance premium tax, subject to increases for inflation every five years. Assessments are limited to $17.5 million per operating licensed reactor per year per incident. The company’s maximum potential assessment under the industry retrospective plan would be $235 million (excluding taxes) per incident but no more than $35 million in any one year for each incident. The potential assessment is triggered by a nuclear liability loss in excess of $375 million per accident at any nuclear facility. The SFP and liability coverage are not subject to any deductibles.

With respect to nuclear decontamination and property damage insurance, the NRC requires that nuclear generation plant license-holders maintain at least $1.06 billion of such insurance and require the proceeds thereof to be used to place a plant in a safe and stable condition, to decontaminate it pursuant to a plan submitted to and approved by the NRC before the proceeds can be used for plant repair or restoration or to provide for premature decommissioning. The company maintains nuclear decontamination and property damage insurance for Comanche Peak in the amount of $2.25 billion (subject to $5 million deductible per accident), above which the company is self-insured. This insurance coverage consists of a primary layer of coverage of $500 million provided by Nuclear Electric Insurance Limited (NEIL), a nuclear electric utility industry mutual insurance company and $1.75 billion of premature decommissioning coverage also provided by NEIL.

The company maintains Accidental Outage Insurance through NEIL to cover the additional costs of obtaining replacement electricity from another source if one or both of the units at Comanche Peak are out of service for more than twelve weeks as a result of covered direct physical damage. The coverage provides for weekly payments of $3.5 million for the first fifty-two weeks and $2.8 million for the next 110 weeks for each outage, respectively, after the initial twelve-week waiting period. The total maximum coverage is $490 million per unit. The coverage amounts applicable to each unit will be reduced to 80% if both units are out of service at the same time as a result of the same accident.

If NEIL’s losses exceeded its reserves for the applicable coverage, potential assessments in the form of a retrospective premium call could be made up to ten times annual premiums. The company maintains insurance coverage against these potential retrospective premium calls.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Also, under the NEIL policies, if there were multiple terrorism losses occurring within a one-year time frame, NEIL would make available one industry aggregate limit of $3.2 billion plus any amounts it recovers from other sources up to the limits for each claimant. If terrorism losses occurred beyond the one-year period, a new set of limits and resources would apply.

12. SHAREHOLDERS’ EQUITY

Successor

Dividend to Parent to Fund Merger—On October 10, 2007, EFC Holdings distributed $21.0 billion to EFH Corp. to provide partial funding of the Merger. EFC Holdings paid no cash distributions to EFH Corp. in 2009, 2008 or in the period from October 11, 2007 to December 31, 2007.

Dividend Restrictions—There are no restrictions on EFC Holdings’ ability to use its retained earnings or net income to make distributions on its equity. However, EFC Holdings relies on distributions or loans from TCEH to meet its cash requirements, including funding of distributions. The TCEH Senior Secured Facilities and indenture governing the TCEH Senior Notes generally restrict TCEH’s ability to make distributions or loans to EFC Holdings. Thus, all of TCEH’s net income, which represents essentially all of EFC Holdings’ net income, is restricted from being used to make distributions or loans to EFC Holdings unless such distributions or loans are expressly permitted under the TCEH Senior Secured Facilities and indenture governing the TCEH Senior Notes. Those agreements generally permit TCEH to make unlimited distributions or loans to its parent companies, EFC Holdings and EFH Corp., for corporate overhead costs, SG&A expenses, taxes and principal and interest payments. In addition, those agreements contain certain investment and dividend baskets that would allow TCEH to make additional distributions and/or loans to its parent companies up to the amount of such baskets. The TCEH Senior Secured Facilities generally restrict TCEH from making any distribution to any of its parent companies for the ultimate purpose of making a distribution to Texas Holdings unless at the time, and after giving effect to such distribution, its consolidated total debt (as defined in the TCEH Senior Secured Facilities) to Adjusted EBITDA would be equal to or less than 6.5 to 1.0.

In addition, under applicable law, EFC Holdings would be prohibited from paying any dividend to the extent that immediately following payment of such dividend, there would be no statutory surplus or the company would be insolvent.

See Note 19 for discussion of stock-based compensation plans.

Noncontrolling Interests

In connection with the filing of a combined operating license application with the NRC for two new nuclear generation units, in January 2009, TCEH and Mitsubishi Heavy Industries Ltd. (MHI) formed a joint venture, known as Comanche Peak Nuclear Power Company LLC, to further the development of the two new nuclear generation units using MHI’s US–Advanced Pressurized Water Reactor technology. Under the terms of the joint venture agreement, a subsidiary of TCEH owns an 88% interest in the venture and a subsidiary of MHI owns a 12% interest. This joint venture is a variable interest entity, and a subsidiary of TCEH is considered the primary beneficiary under consolidations accounting standards.

Predecessor

Intercompany Settlements and Contributions Related to the Merger—In conjunction with the Merger, EFC Holdings recorded a $4.8 billion reduction in capital as the result of settlement of advances to, notes receivable from, and taxes payable to affiliates, as well as the net capital contribution to EFC Holdings resulting from the contributions of entities and net assets discussed in Note 4.

EFC Holdings’ Preferred Stock—On October 1, 2007, EFC Holdings issued 4,000 shares of its $4.56 Series preferred stock to EFH Corp. in exchange for member interests in EFH Corp. subsidiaries engaged in the development of a lignite coal-fueled generation unit at Sandow.

The holders of preferred stock of EFC Holdings have no voting rights except for changes to the articles of incorporation that would change the rights or preferences of such stock, authorize additional shares of stock or create an equal or superior class of stock. The holders have the right to vote for the election of directors only if certain dividend arrearages exist.

All of EFC Holdings’ preferred stock, which had a total book value of less than $1 million, was retired in 2009.

Cash Distributions to Parent—EFC Holdings paid cash distributions to EFH Corp. of $1.135 billion for the period from January 1, 2007 through October 10, 2007.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Noncash contributions—Under accounting guidance for share-based payment, expense related to EFH Corp.’s stock-based incentive compensation awards granted to subsidiaries of EFC Holdings’ employees is accounted for as a noncash capital contribution from EFH Corp. Accordingly, EFC Holdings recorded a credit to its shareholders’ equity of $31 million in the period January 1, 2007 through October 10, 2007. See Note 19 for discussion of stock-based compensation plans.

See Note 1 for discussion of noncash contributions from EFH Corp. related to debt pushed down from EFH Corp. in accordance with SEC SAB Topic 5-J.

13. FAIR VALUE MEASUREMENTS

Accounting standards related to the determination of fair value define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. EFC Holdings uses a “mid-market” valuation convention (the mid-point price between bid and ask prices) as a practical expedient to measure fair value for the majority of its assets and liabilities subject to fair value measurement on a recurring basis. EFC Holdings primarily uses the market approach for recurring fair value measurements and uses valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs.

EFC Holdings categorizes its assets and liabilities recorded at fair value based upon the following fair value hierarchy:

•

Level 1 valuations use quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date. An active market is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. EFC Holdings’ Level 1 assets and liabilities include exchange traded commodity contracts. For example, a significant number of EFC Holdings’ derivatives are NYMEX futures and swaps transacted through clearing brokers for which prices are actively quoted.

•

Level 2 valuations use inputs, in the absence of actively quoted market prices, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: (a) quoted prices for similar assets or liabilities in active markets, (b) quoted prices for identical or similar assets or liabilities in markets that are not active, (c) inputs other than quoted prices that are observable for the asset or liability such as interest rates and yield curves observable at commonly quoted intervals and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. EFC Holdings’ Level 2 valuations utilize over-the-counter broker quotes, quoted prices for similar assets or liabilities that are corroborated by correlations or other mathematical means and other valuation inputs. For example, EFC Holdings’ Level 2 assets and liabilities include forward commodity positions at locations for which over-the-counter broker quotes are available.

•

Level 3 valuations use unobservable inputs for the asset or liability. Unobservable inputs are used to the extent observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. EFC Holdings uses the most meaningful information available from the market combined with internally developed valuation methodologies to develop its best estimate of fair value. For example, EFC Holdings’ Level 3 assets and liabilities include certain derivatives whose values are derived from pricing models that utilize multiple inputs to the valuations, including inputs that are not observable or easily corroborated through other means.

EFC Holdings utilizes several different valuation techniques to measure the fair value of assets and liabilities, relying primarily on the market approach of using prices and other market information for identical and/or comparable assets and liabilities for those items that are measured on a recurring basis. These methods include, among others, the use of broker quotes and statistical relationships between different price curves.

In utilizing broker quotes, EFC Holdings’ attempts to obtain multiple quotes from brokers that are active in the commodity markets in which it participates (and requires at least one quote from two brokers to determine a pricing input as observable); however, not all pricing inputs are quoted by brokers. The number of broker quotes received for certain pricing inputs varies depending on the depth of the trading market, each individual broker’s publication policy, recent trading volume trends and various other factors. In addition, for valuation of interest rate swaps, EFC Holdings uses a combination of dealer provided market valuations (generally non-binding) and Bloomberg valuations based on month-end interest rate curves and standard rate swap valuation models.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Certain derivatives and financial instruments are valued utilizing option pricing models that take into consideration multiple inputs including commodity prices, volatility factors, discount rates and other inputs. Additionally, when there is not a sufficient amount of observable market data, valuation models are developed that incorporate proprietary views of market factors. Those valuation models are generally used in developing long-term forward price curves for certain commodities. EFC Holdings believes the development of such curves is consistent with industry practice; however, the fair value measurements resulting from such curves are classified as Level 3.

With respect to amounts presented in the following fair value hierarchy tables, the fair value measurement of an asset or liability (e.g., a contract) is required to fall in its entirety in one level, based on the lowest level input that is significant to the fair value measurement. Certain assets and liabilities would be classified in Level 2 instead of Level 3 of the hierarchy except for the effects of credit reserves and non-performance risk adjustments, respectively. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability being measured.

At December 31, 2009, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Reclassification (b)	Total
Assets:
Commodity contracts	$918	$2,588	$350	$4	$3,860
Interest rate swaps	—	12	—	—	12
Nuclear decommissioning trust – equity securities (c)	154	105	—	—	259
Nuclear decommissioning trust – debt securities (c)	—	216	—	—	216

Total assets	$1,072	$2,921	$350	$4	$4,347

Liabilities:
Commodity contracts	$1,077	$796	$269	$4	$2,146
Interest rate swaps	—	1,224	—	—	1,224

Total liabilities	$1,077	$2,020	$269	$4	$3,370

(a)	Level 3 assets and liabilities consist primarily of complex long-term power purchase and sales agreements, including long-term wind generation purchase contracts and certain natural gas positions (collars) in the long-term hedging program.
(b)	Represents the effects of reclassification of the assets and liabilities to conform to the balance sheet presentation of current and long-term assets and liabilities.
(c)	The nuclear decommissioning trust investment is included in the Investments line on the balance sheet. See Note 16.

At December 31, 2008, assets and liabilities measured at fair value on a recurring basis consisted of the following:

	Level 1	Level 2	Level 3 (a)	Total
Assets:
Commodity contracts	$1,010	$2,061	$283	$3,354
Interest rate swaps	—	(1)	—	(1)
Nuclear decommissioning trust – equity securities (b)	109	83	—	192
Nuclear decommissioning trust – debt securities (b)	—	193	—	193

Total assets	$1,119	$2,336	$283	$3,738

Liabilities:
Commodity contracts	$1,288	$1,274	$355	$2,917
Interest rate swaps	—	1,908	—	1,908

Total liabilities	$1,288	$3,182	$355	$4,825

(a)	Level 3 assets and liabilities consist primarily of complex long-term power purchase and sales agreements, including long-term wind generation purchase contracts and certain natural gas positions (collars) in the long-term hedging program.
(b)	The nuclear decommissioning trust investment is included in the Investments line on the balance sheet. See Note 16.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Commodity contracts consist primarily of natural gas, electricity, fuel oil and coal derivative instruments entered into for hedging purposes and include physical contracts that have not been designated “normal” purchases or sales. See Note 15 for further discussion regarding the company’s use of derivative instruments.

Interest rate swaps include variable-to-fixed rate swap instruments that are economic hedges of interest on long-term debt as well as interest rate basis swaps designed to effectively reduce the hedged borrowing costs. See Note 10 for discussion of interest rate swaps.

Nuclear decommissioning trust assets represent securities held for the purpose of funding the future retirement and decommissioning of the nuclear generation units. These investments include equity, debt and other fixed-income securities consistent with investment rules established by the NRC and the PUCT.

The following table presents the changes in fair value of the Level 3 assets and liabilities (all related to commodity contracts) for the years ended December 31, 2009 and 2008:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Balance at beginning of period	$(72)	$(173)
Total realized and unrealized gains (losses) (a):
Included in net income (loss)	115	(5)
Included in other comprehensive income (loss)	(30)	—
Purchases, sales, issuances and settlements (net) (b)	51	(13)
Net transfers in and/or out of Level 3 (c)	17	119

Balance at end of period	$81	$(72)

Net change in unrealized gains (losses) included in net income relating to instruments held at end of period (d)	$105	87

(a)	Substantially all changes in values of commodity contracts are reported in the income statement in net gain (loss) from commodity hedging and trading activities.
(b)	Settlements represent reversals of unrealized mark-to-market valuations of these positions previously recognized in net income. Purchases and issuances reflect option premiums paid or received.
(c)	Includes transfers due to changes in the observability of significant inputs used in valuing derivatives. Transfers in are assumed to transfer in at the beginning of the quarter and transfers out at the end of the quarter, which is when the assessments are performed. Any changes in value during the period are reported as unrealized gains and losses in net gain (loss) from commodity hedging and trading activities.
(d)	Includes unrealized gains and losses of instruments held at the end of the period.

14. FAIR VALUE OF NONDERIVATIVE FINANCIAL INSTRUMENTS

The carrying amounts and related estimated fair values of significant nonderivative financial instruments were as follows:

	Successor
	December 31, 2009		December 31, 2008
	Carrying Amount	Fair Value (a)	Carrying Amount	Fair Value (a)
On balance sheet assets (liabilities):
Long-term debt (including current maturities) (b)	$(32,270)	$(25,885)	$(31,666)	$(21,724)
Off balance sheet assets (liabilities):
Financial guarantees	$—	$(6)	$—	$(3)

(a)	Fair value determined in accordance with accounting standards related to the determination of fair value.
(b)	Excludes capital leases.

See Notes 13 and 15 for discussion of accounting for financial instruments that are derivatives.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15. COMMODITY AND OTHER DERIVATIVE CONTRACTUAL ASSETS AND LIABILITIES

Risk Management Hedging Strategy

EFC Holdings enters into physical and financial derivative instruments, such as options, swaps, futures and forward contracts, primarily to manage commodity price risk and interest rate risk exposure. EFC Holdings’ principal activities involving derivatives consist of a long-term hedging program and the hedging of interest costs on its long-term debt. See Note 13 for a discussion of the fair value of all derivatives.

Long-Term Hedging Program—TCEH has a long-term hedging program designed to reduce exposure to changes in future electricity prices due to changes in the price of natural gas, thereby hedging future revenues from electricity sales and related cash flows. In ERCOT, the wholesale price of electricity is highly correlated to the price of natural gas. Under the program, TCEH has entered into market transactions involving natural gas-related financial instruments and has sold forward natural gas over the next five years. These transactions are intended to hedge a majority of electricity price exposure related to expected baseload generation for this period. Changes in the fair value of the instruments under the long-term hedging program are reported in the income statement in net gain (loss) from commodity hedging and trading activities.

Interest Rate Swap Transactions—Interest rate swap agreements are used to reduce exposure to interest rate changes by converting floating-rate debt to a fixed basis, thereby hedging future interest costs and related cash flows. Interest rate basis swaps are used to effectively reduce the hedged borrowing costs. Changes in the fair value of the swaps are recorded as unrealized gains and losses in interest expense and related charges. See Note 10 for additional information about these and other interest rate swap agreements.

Other Commodity Hedging and Trading Activity—In addition to the long-term hedging program, TCEH enters into derivatives, including electricity, natural gas, fuel oil and coal instruments, generally for shorter-term hedging purposes. To a limited extent, TCEH also enters into derivative transactions for proprietary trading purposes, principally in natural gas and electricity markets.

The following table provides detail of commodity and other derivative contractual assets and liabilities, substantially all arising from mark-to-market accounting, as reported in the balance sheet at December 31, 2009:

	Derivatives not under hedge accounting
	Derivative assets		Derivative liabilities		Total
	Commodity contracts	Interest rate swaps	Commodity contracts	Interest rate swaps
Current assets	$2,327	$8	$4	$—	$2,339
Noncurrent assets	1,529	4	—	—	1,533
Current liabilities	—	—	(1,705)	(605)	(2,310)
Noncurrent liabilities	—	—	(441)	(619)	(1,060)

Net assets (liabilities)	$3,856	$12	$(2,142)	$(1,224)	$502

As of December 31, 2009, there were no derivative positions accounted for as cash flow or fair value hedges.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Margin deposits that contractually offset these derivative instruments are reported separately in the balance sheet and totaled $358 million and $190 million in net liabilities at December 31, 2009 and 2008, respectively, which do not include the collateral investments related to certain interest rate swaps and commodity positions discussed immediately below. Reported amounts as presented in the above table do not reflect netting of assets and liabilities with the same counterparties under existing netting arrangements. This presentation can result in significant volatility in derivative assets and liabilities because EFC Holdings may enter into offsetting positions with the same counterparties, resulting in both assets and liabilities, and the underlying commodity prices can change significantly from period to period.

In early 2009, EFH Corp. and TCEH entered into collateral funding transactions with counterparties to certain interest rate swap agreements related to TCEH debt. Under the terms of these transactions, which the companies elected to enter into as a cash management measure, as of December 31, 2009 EFH Corp. (parent) has posted $400 million in cash and TCEH has posted $65 million in letters of credit to the counterparties, with the outstanding balance of such collateral earning interest. TCEH had also entered into commodity hedging transactions with one of these counterparties, and under an arrangement effective August 2009, both the interest rate swaps and certain of the commodity hedging transactions with the counterparty are under the same derivative agreement, which continues to be secured by a first-lien interest in the assets of TCEH. The companies are not required to post any additional collateral to these counterparties, regardless of the net mark-to-market liability under the applicable derivative agreement, and the applicable counterparty will return the cash collateral to the extent the mark-to-market liability under the applicable derivative agreement falls below the funded amount, subject to a $50 million minimum transfer amount. At December 31, 2009, the collateral posted approximated the net mark-to-market liability of the related derivatives. Under the agreements, the counterparties are to return any remaining collateral, along with accrued and unpaid interest, on March 31, 2010.

The following table presents the pre-tax effect of derivatives not under hedge accounting on net income, including realized and unrealized effects:

Derivative (Income statement presentation)	Year Ended December 31, 2009
Commodity contracts (Net gain (loss) from commodity hedging and trading activities)	$1,741
Interest rate swaps (Interest expense and related charges)	12

Net gain	$1,753

Amounts reported in the income statement in net gain (loss) from commodity hedging and trading activities include net “day one” mark-to-market losses of $2 million, $68 million and $8 million in the 2009, 2008 and 2007 Successor periods, respectively, and $201 million in the 2007 Predecessor period. Substantially all of these losses arose from a related series of derivative transactions entered into under the long-term hedging program. The 2007 Predecessor period amount is net of a $30 million “day one” gain associated with a long-term power purchase agreement.

A multi-year power sales agreement was entered into with Alcoa Inc. in the 2007 Predecessor period. The agreement was determined to be a derivative and resulted in a “day one” mark-to-market loss of $235 million. The agreement was entered into concurrently with the transfer of an air permit from Alcoa Inc. to a subsidiary of EFC Holdings as well as other agreements with Alcoa Inc. that provide, among other things, access to real property and a supply of lignite fuel, all of which provides value to EFC Holdings by providing the right and ability to develop, construct and operate the new lignite-fueled generation unit at Sandow. In consideration of this right and ability, the initial “day one” loss of the sales agreement, as well as a $29 million below market value of a related interim power sales agreement entered into in late 2006, were recorded as part of the construction work-in-process asset balance for the Sandow unit.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables present the pre-tax effect of derivative instruments accounted for as cash flow hedges on net income (loss) and other comprehensive income (loss) (OCI) for the year ended December 31, 2009:

Derivative	Amount of (loss) recognized in OCI (effective portion)	Income statement presentation of gain (loss) reclassified from accumulated OCI into income (effective portion)	Amount
Interest rate swaps	$—	Interest expense and related charges	$(183)

Commodity contracts	(30)	Fuel, purchased power costs and delivery fees	(16)

		Operating revenues	(2)

Total	$(30)		$(201)

There were no ineffectiveness net gains or losses related to transactions designated as cash flow hedges in the year ended December 31, 2009.

Accumulated other comprehensive income related to cash flow hedges at December 31, 2009 totaled $127 million in net losses (after-tax), substantially all of which relates to interest rate swaps. EFC Holdings expects that $59 million of net losses related to cash flow hedges included in accumulated other comprehensive income as of December 31, 2009 will be reclassified into net income during the next twelve months as the related hedged transactions affect net income.

Derivative Volumes

The following table presents the gross notional amounts of derivative volumes at December 31, 2009:

Derivative type	Notional Volume	Unit of Measure
Interest rate swaps:
Floating/fixed	$16,300	Million US dollars
Basis	$16,250	Million US dollars
Natural gas:
Long-term hedge forward sales and purchases (a)	3,402	Million MMBtu
Locational basis swaps	1,010	Million MMBtu
All other	1,433	Million MMBtu
Electricity	198,230	GWh
Coal	6	Million tons
Fuel oil	161	Million gallons

(a)	Represents gross notional forward sales, purchases and options of fixed and basis (price point) transactions in the long-term hedging program. The net amount of these transactions, excluding basis transactions, is 1.6 billion MMBtu.

Credit Risk-Related Contingent Features

The agreements that govern EFC Holdings’ derivative instrument transactions may contain certain credit risk-related contingent features that could trigger liquidity requirements in the form of cash collateral, letters of credit or some other form of credit enhancement. Certain of those agreements require the posting of collateral if TCEH’s credit rating is downgraded by one or more of the credit rating agencies; however, due to TCEH’s below investment grade ratings, substantially all of such collateral posting requirements are already effective.

As of December 31, 2009, the fair value of liabilities related to derivative instruments under agreements with credit risk-related contingent features that were not fully cash collateralized totaled $687 million. The liquidity exposure associated with these liabilities was reduced by cash and letter of credit postings with the counterparties totaling $152 million as of December 31, 2009. If all the credit risk-related contingent features related to these derivatives had been triggered, including cross default provisions, as of December 31, 2009, the remaining related liquidity requirement would have totaled $20 million after reduction for net accounts receivable and derivative assets under netting arrangements.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In addition, certain derivative agreements that are collateralized primarily with asset liens include indebtedness cross-default provisions that could result in the settlement of such contracts if there were a failure under other financing arrangements to meet payment terms or to comply with other covenants that could result in the acceleration of such indebtedness. As of December 31, 2009, the fair value of derivative liabilities subject to such cross-default provisions, largely related to interest rate swaps, totaled $1.400 billion (before consideration of the amount of assets under the liens). The liquidity exposure associated with these liabilities was reduced by cash collateral and letters of credit posted with counterparties totaling $489 million as of December 31, 2009. If all the credit risk-related contingent features related to these derivatives, including amounts related to cross-default provisions, had been triggered as of December 31, 2009, the remaining related liquidity requirement would have totaled $450 million after reduction for derivative assets under netting arrangements (before consideration of the amount of assets under the liens). See Note 10 for a description of other obligations that are supported by asset liens.

As discussed immediately above, the aggregate fair values of liabilities under derivative agreements with credit risk-related contingent features, including cross-default provisions, totaled $2.087 billion at December 31, 2009. This amount is before consideration of cash and letter of credit collateral posted, net accounts receivable and derivative assets under netting arrangements and assets under related liens.

Some commodity derivative contracts contain credit risk-related contingent features that do not provide for specific amounts to be posted if the features are triggered. These provisions include material adverse change, performance assurance, and other clauses that generally provide counterparties with the right to request additional credit enhancements. The amounts disclosed above exclude credit risk-related contingent features that do not provide for specific amounts or exposure calculations.

Concentrations of Credit Risk

TCEH has significant concentrations of credit risk with the counterparties to its derivative contracts. As of December 31, 2009, total credit risk exposure to all counterparties related to derivative contracts totaled $3.9 billion. The net exposure to those counterparties totaled $1.2 billion after taking into effect master netting arrangements, setoff provisions and collateral. As of December 31, 2009, the credit risk exposure to the banking and financial sector represented more than 90% of the total credit risk exposure. As of December 31, 2009, the largest net exposure to a single counterparty totaled $491 million. Exposure to the banking and financial sector counterparties is considered to be within an acceptable level of risk tolerance because substantially all of this exposure is with counterparties with credit ratings of “A” or better. However, this concentration increases the risk that a default by any of these counterparties would have a material adverse effect on EFC Holdings’ financial condition and results of operations.

The transactions with these counterparties contain certain provisions that would require the counterparties to post collateral in the event of a material downgrade in their credit rating. EFC Holdings maintains credit risk policies with regard to its counterparties to minimize overall credit risk. These policies specify authorized risk mitigation tools including, but not limited to, use of standardized master netting contracts and agreements that allow for netting of positive and negative exposures associated with a single counterparty. Credit enhancements such as parent guarantees, letters of credit, surety bonds, liens on assets and margin deposits are also utilized. Prospective material adverse changes in the payment history or financial condition of a counterparty or downgrade of its credit quality result in the reassessment of the credit limit with that counterparty. The process can result in the subsequent reduction of the credit limit or a request for additional financial assurances. An event of default by one or more counterparties could subsequently result in termination-related settlement payments that reduce available liquidity if amounts are owed to the counterparties related to the commodity contracts or delays in receipts of expected settlements if the counterparties owe amounts to EFC Holdings.

16. INVESTMENTS

The investments balance consists of the following:

	Successor
	December 31, 2009	December 31, 2008
Nuclear decommissioning trust	$475	$385
Assets related to employee benefit plans, including employee savings programs, net of distributions	18	36
Land	41	42
Investment in natural gas gathering pipeline business (a)	44	—
Investment in unconsolidated affiliate	10	17
Miscellaneous other	3	4

Total investments	$591	$484

(a)	A controlling interest in this previously consolidated subsidiary was sold in August 2009.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Nuclear Decommissioning Trust

Investments in a trust that will be used to fund the costs to decommission the Comanche Peak nuclear generation plant are carried at fair value. Decommissioning costs are being recovered from Oncor’s customers as a delivery fee surcharge over the life of the plant and deposited in the trust fund. Net gains and losses on investments in the trust fund are offset by a corresponding adjustment to a regulatory asset/liability. A summary of investments in the fund follows:

	December 31, 2009
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$211	$8	$(3)	$216
Equity securities (c)	195	83	(19)	259

Total	$406	$91	$(22)	$475

	December 31, 2008
	Cost (a)	Unrealized gain	Unrealized loss	Fair market value
Debt securities (b)	$203	$4	$(14)	$193
Equity securities (c)	181	46	(35)	192

Total	$384	$50	$(49)	$385

(a)	Includes realized gains and losses of securities sold.
(b)	The investment objective for debt securities is to invest in a diversified tax efficient portfolio with an overall portfolio rating of AA or above as graded by S&P or Aa2 by Moody’s. The debt securities are heavily weighted with municipal bonds. The debt securities had an average coupon rate of 4.44% and 3.77% and an average maturity of 7.8 years and 8.0 years at December 31, 2009 and 2008, respectively.
(c)	The investment objective for equity securities is to invest tax efficiently and to match the performance of the S&P 500 Index.

Debt securities held at December 31, 2009 mature as follows: $82 million in one to five years, $32 million in five to ten years and $102 million after ten years.

Assets Related to Employee Benefit Plans

The majority of these assets represent cash surrender values of life insurance policies that are purchased to fund liabilities under deferred compensation plans. EFH Corp. pays the premiums and is the beneficiary of these life insurance policies. As of December 31, 2009 and 2008, the face amount of these policies allocated to subsidiaries of EFC Holdings totaled $25 million and $109 million, and the net cash surrender values totaled $12 million and $32 million, respectively. Changes in cash surrender value are netted against premiums paid. Other investment assets held to satisfy deferred compensation liabilities are recorded at fair value.

17. TERMINATION OF OUTSOURCING ARRANGEMENTS

In connection with the closing of the Merger, EFH Corp. and TCEH commenced a review, under the change of control provisions, of certain outsourcing arrangements with Capgemini, Capgemini America, Inc. and Capgemini North America, Inc. (collectively, CgE). In 2008, EFH Corp. and TCEH executed a Separation Agreement with CgE. Simultaneous with the execution of that Separation Agreement, Oncor entered into a substantially similar Separation Agreement with CgE. The Separation Agreements principally provide for (i) notice of termination of each of the Master Framework Agreements, dated as of May 17, 2004, as each has been amended, between Capgemini and each of TCEH and Oncor and the related service agreements under each of the Master Framework Agreements and (ii) termination of the joint venture arrangements between EFH Corp. (and its applicable subsidiaries) and CgE. Under the Master Framework Agreements and related services agreements, Capgemini provided to EFC Holdings and its subsidiaries outsourced support services, including information technology, customer care and billing, human resources, procurement and certain finance and accounting activities. As a result, during 2008:

•

EFH Corp. received approximately $70 million in exchange for the termination of a purchase option agreement pursuant to which subsidiaries of EFH Corp. had the right to “put” to Capgemini (and Capgemini had the right to “call” from a subsidiary of EFH Corp.) EFH Corp.’s 2.9% limited partnership interest in Capgemini and the licensed assets upon the expiration of the Master Framework Agreements in 2014 or, in some circumstances, earlier. TCEH received $41 million of such proceeds reflecting its share of the put option value.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

The parties entered into a mutual release of all claims under the Master Framework Agreement and related services agreements subject to certain defined exceptions, and EFH Corp. received $10 million in settlement of such claims. TCEH received $5.6 million of such proceeds.

The carrying value of TCEH’s share of the purchase option was $98 million prior to the application of purchase accounting (recorded as a noncurrent asset). The effects of the termination of the outsourcing arrangements, including an accrued liability of $38 million for incremental costs to exit and transition the services, were included in the final purchase price allocation. See Note 2 for additional disclosure, including a reversal to income of a portion of the liability recorded in purchase accounting.

18. PENSION AND OTHER POSTRETIREMENT EMPLOYEE BENEFITS

Pension Plan

Subsidiaries of EFC Holdings are participating employers in the EFH Retirement Plan (Retirement Plan), a defined benefit pension plan sponsored by EFH Corp. The Retirement Plan is a qualified pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code) and is subject to the provisions of ERISA. All benefits are funded by the participating employers. The Retirement Plan provides benefits to participants under one of two formulas: (i) a Cash Balance Formula under which participants earn monthly contribution credits based on their compensation and a combination of their age and years of service, plus monthly interest credits or (ii) a Traditional Retirement Plan Formula based on years of service and the average earnings of the three years of highest earnings. The interest component of the Cash Balance Formula is variable and is determined using the yield on 30-year Treasury bonds. Under the Cash Balance Formula, future increases in earnings will not apply to prior service costs.

Effective October 1, 2007, all new employees, with the exception of employees hired by Oncor, are not eligible to participate in the Retirement Plan. It is EFH Corp.’s policy to fund the plans on a current basis to the extent deductible under existing federal tax regulations.

Subsidiaries of EFC Holdings also participate in EFH Corp.’s supplemental unfunded retirement plans for certain employees whose retirement benefits cannot fully be earned under the qualified Retirement Plan, the information for which is included below.

Other Postretirement Employee Benefit (OPEB) Plan

Subsidiaries of EFC Holdings participate with EFH Corp. and certain other affiliated subsidiaries of EFH Corp. to offer OPEB in the form of health care and life insurance to eligible employees and their eligible dependents upon the retirement of such employees. For employees retiring on or after January 1, 2002, the retiree contributions required for such coverage vary based on a formula depending on the retiree’s age and years of service.

Pension and OPEB Costs Recognized as Expense

The following details net pension and OPEB costs recognized as expense.

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Pension costs	$13	$6	$1	$4
OPEB costs	9	8	2	9

Total benefit costs recognized as expense	$22	$14	$3	$13

EFH Corp. uses the calculated value method to determine the market-related value of the assets held in trust. EFH Corp. includes the realized and unrealized gains or losses in the market-related value of assets over a rolling four-year period. Each year, 25% of such gains and losses for the current year and for each of the preceding three years is included in the market-related value. Each year, the market-related value of assets is increased for contributions to the plan and investment income and is decreased for benefit payments and expenses for that year.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The pension and OPEB amounts provided represent allocations to EFC Holdings of amounts related to EFH Corp.’s plans.

EFC Holdings has not been allocated any overfunded asset or underfunded liability related to its participation in EFH Corp.’s pension and OPEB plans.

Regulatory Recovery of Pension and OPEB Costs

PURA provides for the recovery by Oncor of pension and OPEB costs for all applicable former employees of the regulated predecessor integrated electric utility. These costs are associated with Oncor’s active and retired employees as well as active and retired personnel engaged in TCEH’s activities, related to their service prior to the deregulation and disaggregation of EFH Corp.’s business effective January 1, 2002. Accordingly, Oncor and TCEH entered into an agreement whereby Oncor assumed responsibility for applicable pension and OPEB costs related to those personnel.

Assumed Discount Rate

The discount rates reflected in net pension and OPEB costs are 6.90 and 6.85%, respectively, for the year ended December 31, 2009, 6.55% for the year ended December 31, 2008, 6.45% for the period October 11, 2007 through December 31, 2007 and 5.90% for the period January 1, 2007 through October 10, 2007. The expected rate of return on plan assets reflected in the 2009 cost amounts is 8.25% for the pension plan and 7.64% for other postretirement benefits.

Pension and OPEB Plan Cash Contributions

Pension plan contributions were $19 million, $1 million and $358 thousand in 2009, 2008 and 2007, respectively. OPEB plan contributions were $662 thousand, $196 thousand and $1 million in 2009, 2008 and 2007, respectively. Estimated funding to EFH Corp. in 2010 for the pension and OPEB plans total $171 thousand and $898 thousand, respectively. The increase in pension plan contributions in 2009 reflected transfers of investments related to the salary deferral and supplemental retirement plans.

Thrift Plan

Employees of EFC Holdings may participate in a qualified savings plan, the EFH Thrift Plan (Thrift Plan). This plan is a participant-directed defined contribution plan intended to qualify under Section 401(a) of the Code, and is subject to the provisions of ERISA. The Thrift Plan included an employee stock ownership component until October 10, 2007. Under the terms of the Thrift Plan, employees who do not earn more than the IRS threshold compensation limit used to determine highly compensated employees may contribute, through pre-tax salary deferrals and/or after-tax applicable payroll deductions, the lesser of 75% of their regular salary or wages or the maximum amount permitted under law. Employees who earn more than such threshold may contribute from 1% to 16% of their regular salary or wages. Employer matching contributions are also made in an amount equal to 100% of the first 6% of employee contributions for employees who are covered under the Cash Balance Formula of the Retirement Plan, and 75% of the first 6% of employee contributions for employees who are covered under the Traditional Retirement Plan Formula of the Retirement Plan. Effective January 1, 2006 through the October 10, 2007, employees could reallocate or transfer all or part of their accumulated or future employer matching contributions to any of the plan’s other investment options. As of October 10, 2007, employer matching contributions are made in cash and may be allocated by participants to any of the plan’s investment options. Contributions by EFC Holdings totaled $16 million, $14 million and $3 million for the years ended December 31, 2009 and 2008 and the period October 11, 2007 through December 31, 2007, respectively.

19. STOCK-BASED COMPENSATION PLANS

Successor

In December 2007, EFH Corp. established the 2007 Stock Incentive Plan for Key Employees of EFH Corp. and its Affiliates (2007 SIP). EFC Holdings bears the costs of EFH Corp.’s 2007 SIP for applicable management personnel engaged in its business activities. Incentive awards under the 2007 SIP may be granted to directors and officers and qualified managerial employees of EFH Corp. or its subsidiaries or affiliates in the form of non-qualified stock options, stock appreciation rights, restricted shares, deferred shares of common stock, the opportunity to purchase shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of EFH Corp.’s shares of common stock.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Options—Under the terms of the 2007 SIP, options to purchase 9.0 million, 14.7 million and 14.1 million shares of EFH Corp. common stock were granted to certain EFC Holdings management employees in 2009, 2008 and December 2007, respectively. Of the options granted in 2009, 6.3 million were granted in exchange for previously granted options. Vested awards must be exercised within 10 years of the grant date. The options initially provided the holder the right to purchase EFH Corp. common stock for $5.00 per share. The terms of the options were fixed at grant date. The stock option awards under the 2007 SIP consist of three types of stock options. One-half of the options initially granted vest solely based upon continued employment over a specific period of time, generally five years, with the options vesting ratably on an annual basis over the period (Time-Based Options). One-half of the options initially granted vest based upon both continued employment and the achievement of targeted five-year EFH Corp. EBITDA levels (Performance-Based Options). The Performance-Based Options may also vest in part or in full upon the occurrence of certain specified liquidity events. All options remain exercisable for ten years from the date of grant. Prior to vesting, expenses are recorded if the achievement of the EBITDA levels is probable, and amounts recorded are adjusted or reversed if the probability of achievement of such levels changes. Probability of vesting is evaluated at least each quarter.

In October 2009, in consideration of the recent economic dislocation and the desire to provide incentives for retention, grantees of Performance-Based Options (excluding named executive officers and a small group of other employees) were provided an offer, which substantially all accepted, to exchange their unvested Performance-Based Options granted under the 2007 SIP with a strike price of $5.00 per share and a vesting schedule through October 2012 for new time-based stock options (Cliff-Vesting Options) granted under the 2007 SIP with a strike price of $3.50 per share (the then most recent market valuation of each share), with one-half of these options vesting in September 2012 and one-half of these options vesting in September 2014. Additionally, 2.0 million Cliff-Vesting Options were granted to certain other employees under the 2007 SIP with a strike price of $3.50 per share, vesting in September 2014. Substantially all of this group of employees also accepted an offer to exchange half of their unvested Performance-Based Options under the 2007 SIP with a strike price of $5.00 per share and a vesting schedule through December 2012 for new time-based stock options granted under the 2007 SIP with a strike price of $3.50 per share, vesting in September 2014.

The fair value of all options granted was estimated using the Black-Scholes option pricing model and the assumptions noted in the table below. Since EFH Corp. is a private company, expected volatility is based on actual historical experience of comparable publicly-traded companies for a term corresponding to the expected life of the options. The expected life represents the period of time that options granted are expected to be outstanding and is calculated using the simplified method prescribed by the SEC Staff Accounting Bulletin No. 107. The simplified method was used since EFH Corp. does not have stock option history upon which to base the estimate of the expected life and data for similar companies was not reasonably available. The risk-free rate is based on the US Treasury security with terms equal to the expected life of the option as of the grant date.

	Successor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007
Assumptions	Time-Based Options			Performance-Based Options
Expected volatility	30%	30% – 33%	30%	30%	30% – 33%	30%
Expected annual dividend	—	—	—	—	—	—
Expected life (in years)	6.4 – 7.4	6.0 – 6.5	6.4	5.6 – 7.6	5.0 – 7.3	5.4 –7.4
Risk-free rate	2.54% – 3.14%	1.51% – 3.41%	3.81%	2.51% – 3.25%	1.35% – 3.57%	3.92%

The weighted average grant-date fair value of the Time-Based Options granted in 2009, 2008 and December 2007 was $1.32, $1.92 and $1.92 per option, respectively. The weighted-average grant-date fair value of the Performance-Based Options granted in 2009, 2008 and December 2007 ranged from $1.16 to $1.42, $1.72 to $2.25 and $1.74 to $2.09, respectively, depending upon the performance period.

Compensation expense for Time-Based Options is based on the grant-date fair value and recognized over the vesting period as employees perform services. During 2009, 2008 and the 2007 Successor period, $4.6 million, $5.8 million and less than $60 thousand, respectively, was recognized by EFC Holdings for Time-Based Options, essentially all to expense.

As of December 31, 2009, there was approximately $25.0 million of unrecognized compensation expense related to nonvested Time-Based Options, which is expected to be recognized ratably over a weighted-average period of approximately three to five years.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of Time-Based Options activity is presented below:

	Year Ended December 31, 2009
Options	Options (millions)	Weighted Average Exercise Price	Aggregate Intrinsic Value (millions)
Total outstanding at beginning of period	13.3	$5.00	$—
Granted	8.8	3.50	—
Exercised	—	—	—
Forfeited	(2.1)	5.00	—

Total outstanding at end of period (weighted average remaining term of 8 - 10 years)	20.0	4.34	—
Exercisable at end of period (weighted average remaining term of 8 - 10 years)	(2.2)	5.00	—
Expected forfeitures	(0.1)	5.00	—

Expected to vest at end of period (weighted average remaining term of 8 - 10 years)	17.7	4.25	—

	Year Ended December 31, 2008
Options	Options (millions)	Weighted Average Exercise Price	Aggregate Intrinsic Value (millions)
Total outstanding at beginning of period	7.1	$5.00	$—
Granted	7.4	5.00	—
Exercised	—	—	—
Forfeited	(1.2)	5.00	—

Total outstanding at end of period (weighted average remaining term of 9 years)	13.3	5.00	—
Exercisable at end of period (weighted average remaining term of 9 years)	(2.3)	5.00	—
Expected forfeitures	(0.3)	5.00	—

Expected to vest at end of period (weighted average remaining term of 9 years)	10.7	5.00	—

	Period from October 11, 2007 through December 31, 2007
Options	Options (millions)	Weighted Average Exercise Price	Aggregate Intrinsic Value (millions)
Total outstanding at beginning of period	—	$—	$—
Granted	7.1	5.00	—
Exercised	—	—	—
Forfeited	—	—	—

Total outstanding at end of period (weighted average remaining term of 10 years)	7.1	5.00	—
Exercisable at end of period (weighted average remaining term of 10 years)	—	—	—
Expected forfeitures	(0.4)	5.00	—

Expected to vest at end of period (weighted average remaining term of 10 years)	6.7	5.00	—

	Year Ended December 31, 2009		Year Ended December 31, 2008		Period from October 11, 2007 through December 31, 2007
Nonvested Options	Options (millions)	Grant- Date Fair Value	Options (millions)	Grant- Date Fair Value	Options (millions)	Grant- Date Fair Value
Total nonvested at beginning of period	11.0	$2.05	7.1	$1.92	—	$—
Granted	8.8	1.32	7.4	1.89	7.1	1.92
Vested	(2.2)	1.93	(2.3)	1.80	—	—
Forfeited	(2.1)	1.84	(1.2)	1.92	—	—

Total nonvested at end of period	15.5	1.63	11.0	2.05	7.1	1.92

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Compensation expense for Performance-Based Options is based on the grant-date fair value and recognized over the requisite performance and service periods for each tranche of options depending upon the achievement of financial performance, or if certain liquidity events occur, as discussed above. No amounts were expensed in 2009 for Performance-Based Options because the 2009 EBITDA target was not met. Additionally, most participants’ Performance-Based Options were exchanged for Time-Based Options in 2009. Expense recognized for Performance-Based Options in 2008 totaled $4.3 million. No amounts were expensed in the 2007 Successor period for Performance-Based Options because the performance period for the first tranche of the options did not begin until January 1, 2008.

As of December 31, 2009, there was approximately $7.4 million of unrecognized compensation expense related to nonvested Performance-Based Options, which EFC Holdings could record as an expense over a weighted-average period of approximately three to five years, subject to the achievement of financial performance being probable. A total of 2.4 million of the 2008 and none of the 2009 Performance-Based Options have vested.

A summary of Performance-Based Options activity is presented below:

	Year Ended December 31, 2009
Options	Options (millions)	Weighted Average Exercise Price	Aggregate Intrinsic Value (millions)
Outstanding at beginning of period	13.1	$5.00	$—
Granted	0.2	3.50	—
Exercised	—	—	—
Forfeited	(2.1)	5.00	—
Exchanged	(6.3)	5.00	—

Total outstanding at end of period (weighted average remaining term of 8 to 10 years)	4.9	5.00	—
Exercisable at end of period (weighted average remaining term of 8 to 10 years)	(2.4)	5.00	—
Expected forfeitures	(0.1)	5.00	—

Expected to vest at end of period (weighted average remaining term of 8 to 10 years)	2.4	5.00	—

	Year Ended December 31, 2008
Options	Options (millions)	Weighted Average Exercise Price	Aggregate Intrinsic Value (millions)
Outstanding at beginning of period	7.0	$5.00	$—
Granted	7.3	5.00	—
Exercised	—	—	—
Forfeited	(1.2)	5.00	—

Total outstanding at end of period (weighted average remaining term of 9 years)	13.1	5.00	—
Exercisable at end of period (weighted average remaining term of 9 years)	—	—	—
Expected forfeitures	(0.3)	5.00	—

Expected to vest at end of period (weighted average remaining term of 9 years)	12.8	5.00	—

	Period from October 11, 2007 through December 31, 2007
Options	Options (millions)	Weighted Average Exercise Price	Aggregate Intrinsic Value (millions)
Outstanding at beginning of period	—	$—	$—
Granted	7.0	5.00	—
Exercised	—	—	—
Forfeited	—	—	—

Total outstanding at end of period (weighted average remaining term of 10 years)	7.0	5.00	—
Exercisable at end of period (weighted average remaining term of 10 years)	—	—	—
Expected forfeitures	(0.3)	5.00	—

Expected to vest at end of period (weighted average remaining term of 10 years)	6.7	5.00	—

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Year Ended December 31, 2009		Year Ended December 31, 2008		Period from October 11, 2007 through December 31, 2007
Nonvested Options	Options (millions)	Grant-Date Fair Value	Options (millions)	Grant-Date Fair Value	Options (millions)	Grant-Date Fair Value
Total nonvested at beginning of period	13.1	$1.73 – 2.25	7.0	$ 1.74 – 2.09	—	$—
Granted	0.2	1.16 – 1.42	7.3	1.72 – 2.25	7.0	1.74 – 2.09
Vested	(2.4)	1.73 – 2.25	—	—	—	—
Forfeited	(2.1)	1.77 – 1.92	(1.2)	1.74 – 2.09	—	—
Exchanged	(6.3)	1.13 – 2.25	—	—	—	—

Total nonvested at end of period	2.5	1.16 – 2.01	13.1	1.73 – 2.25	7.0	1.74 – 2.09

Other Share and Share-Based Awards—In 2008, EFH Corp. granted 1.75 million deferred share awards, each of which represents the right to receive one share of EFH Corp. stock, to certain management employees of EFC Holdings who agreed to forego share-based awards that vested at the Merger date. The deferred share awards are fully vested and are payable in cash or stock upon the earlier of change of control or separation of service. No expense was recorded in 2008 related to these awards. An additional 150 thousand deferred share awards were granted to certain management employees of EFC Holdings in 2008, which are payable in cash or stock; these awards vest over periods of two to three years, and $122 thousand in expense was recorded in 2008 to recognize the vesting. The deferred share awards are accounted for as liability awards; therefore, the effects of changes in value of EFH Corp. shares are recognized in earnings. In 2009, a $1.4 million reversal of expense was recorded to recognize vesting and changes in the value of shares of EFH Corp. Also in 2009, 120 thousand deferred share awards were surrendered by an employee upon his termination of employment.

Predecessor

Prior to the Merger, EFC Holdings bore the costs of the EFH Corp. shareholder-approved long-term incentive plans for applicable management personnel engaged in its business activities. EFH Corp. provided discretionary awards of performance units to qualified management employees that were payable in its common stock. The awards generally vested over a three year period and the number of shares ultimately earned was based on the performance of EFH Corp.’s stock over the vesting period as compared to peer companies and established thresholds. EFH Corp. established restrictions that limited certain employees’ opportunities to liquidate vested awards.

EFH Corp. determined the fair value of its stock-based compensation awards utilizing a valuation model that took into account three principal factors: expected volatility of the stock price of EFH Corp. and peer group companies, dividend rate of EFH Corp. and peer group companies and the restrictions limiting liquidation of vested stock awards. Based on the fair values determined under this model, EFC Holdings’ reported expense related to the awards totaled $6 million ($4 million after tax) for the period from January 1, 2007 through October 10, 2007. The number of awards granted, net of forfeitures, totaled 37 thousand for the period from January 1, 2007 through October 10, 2007.

With respect to awards to personnel engaged in EFC Holdings’ activities, the fair value of awards that vested in the period from January 1, 2007 through October 10, 2007 totaled $152 million based on the vesting date share prices.

20. RELATED–PARTY TRANSACTIONS

The following represent the significant related-party transactions of EFC Holdings:

•

TCEH incurs electricity delivery fees charged by Oncor. These fees totaled $1.0 billion for the years ended December 31, 2009 and 2008, $209 million for the period from October 11, 2007 through December 31, 2007 and $827 million for the period from January 1, 2007 through October 10, 2007.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

Oncor’s bankruptcy-remote financing subsidiary has issued securitization bonds to recover generation-related regulatory assets through a transition surcharge to its customers. Oncor’s incremental income taxes related to the transition surcharges it collects are being reimbursed by TCEH. Therefore, EFC Holdings’ financial statements reflect a noninterest bearing note payable to Oncor of $254 million ($37 million reported as current liabilities) at December 31, 2009 and $289 million ($35 million reported as current liabilities) at December 31, 2008.

•

TCEH reimburses Oncor for interest expense on Oncor’s bankruptcy-remote financing subsidiary’s securitization bonds. This interest expense totaled $42 million for the year ended December 31, 2009, $46 million for the year ended December 31, 2008, $11 million for the period from October 11, 2007 through December 31, 2007 and $38 million for the period from January 1, 2007 through October 10, 2007.

•

The average daily balances of current and noncurrent advances to parent totaled $4.2 billion for the period from January 1, 2007 through October 10, 2007. Interest income earned on the advances totaled $205 million on weighted average annual interest rates of 6.3% for the period from January 1, 2007 through October 10, 2007. These advances were settled in conjunction with the Merger.

•

In December 2005, EFC Holdings received a $1.5 billion note from EFH Corp. in partial settlement of outstanding advances to parent. EFH Corp. settled the note in connection with the Merger. The note carried interest at a rate based on the weighted average cost of EFC Holdings’ short-term borrowings. Interest income related to this note totaled $71 million for the period from January 1, 2007 through October 10, 2007.

•

Notes receivable from EFH Corp. are payable to EFC Holdings on demand and arise from borrowings used for the working capital and general corporate purposes of EFH Corp. The notes totaled $1.406 billion and $584 million at December 31, 2009 and 2008, respectively. In November 2008, EFH Corp. repaid $253 million of such notes, which related to payments of principal and interest on EFH Corp. debt, in connection with distributions received by EFH Corp. from the sale of noncontrolling interests in Oncor. The average daily balance of the notes for the years ended December 31, 2009 and December 31, 2008 was $944 million and $410 million, respectively, and from the first issuance date in November 2007 until December 31, 2007 was $20 million. The notes carry interest at a rate based on the one-month LIBOR rate plus 5.00%, and interest income totaled $51 million for the year ended December 31, 2009, $32 million for the year ended December 31, 2008 and $257 thousand for the period from October 11, 2007 through December 31, 2007.

•

An EFH Corp. subsidiary charges subsidiaries of EFC Holdings for financial, accounting, environmental and other administrative services at cost. These costs, which are primarily reported in SG&A expenses, totaled $82 million for the year ended December 31, 2009, $66 million for the year ended December 31, 2008, $16 million for the period from October 11, 2007 through December 31, 2007 and $45 million for the period from January 1, 2007 through October 10, 2007.

•

Under Texas regulatory provisions, the trust fund for decommissioning the Comanche Peak nuclear generation facility, reported in investments on EFC Holdings’ balance sheet, is funded by a delivery fee surcharge billed to REPs by Oncor and remitted to TCEH, with the intent that the trust fund assets will be sufficient to fund the decommissioning liability, reported in noncurrent liabilities on EFC Holdings’ balance sheet. Income and expenses associated with the trust fund and the decommissioning liability incurred by EFC Holdings are offset by a net change in the intercompany receivable/payable with Oncor, which in turn results in a change in Oncor’s net regulatory asset/liability. At December 31, 2009 and 2008, the excess of the decommissioning liability over the trust fund balance resulted in a receivable from Oncor totaling $85 million and $127 million, respectively.

•

TCEH had posted cash collateral of $15 million as of December 31, 2009 and 2008 to Oncor related to interconnection agreements for three generation units being developed by TCEH. The collateral is reported in EFC Holdings’ balance sheet in other current assets. In January 2010, Oncor returned $11 million of this collateral along with $1 million in related interest.

•

EFC Holdings has a 53.1% limited partnership interest, with a carrying value of $10 million and $17 million at December 31, 2009 and 2008, respectively, in an EFH Corp. subsidiary holding software and other computer-related assets. Equity losses related to this interest totaled $6 million for the year ended December 31, 2009, $10 million for the year ended December 31, 2008, $2 million for the period from October 11, 2007 through December 31, 2007 and $5 million for the period from January 1, 2007 through October 10, 2007. These losses primarily represent amortization of software assets held by the subsidiary and are reported as other deductions.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•

EFH Corp. files a consolidated federal income tax return; however, EFC Holdings’ federal income tax and Texas margin tax expense and related balance sheet amounts, including income taxes payable to or receivable from EFH Corp., are recorded as if EFC Holdings files its own income tax return. As a result, EFC Holdings had an income taxes payable to EFH Corp. of $50 million and $33 million at December 31, 2009 and December 31, 2008, respectively.

•

Certain transmission and distribution utilities in Texas have tariffs in place to assure adequate credit worthiness of any REP to support the REP’s obligation to collect securitization bond-related (transition) charges on behalf of the utility. Under these tariffs, as a result of TCEH’s credit rating being below investment grade, TCEH is required to post collateral support in an amount equal to estimated transition charges over specified time periods. Accordingly, as of December 31, 2009 and 2008, TCEH had posted a letter of credit in the amount of $15 million and $13 million, respectively, for the benefit of Oncor.

•

Oncor and Texas Holdings agreed to the terms of a stipulation with major interested parties to resolve all outstanding issues in the PUCT review related to the Merger. As part of this stipulation, TCEH will post a letter of credit in an amount equal to $170 million to secure TXU Energy’s payment obligations to Oncor if two or more of Oncor’s credit ratings are below investment grade.

•

At the closing of the Merger, TCEH entered into the TCEH Senior Secured Facilities with a syndicate of financial institutions and other lenders. This syndicate included affiliates of GS Capital Partners (a member of the Sponsor Group). In November and December 2007, TCEH offered the TCEH Notes. Affiliates of GS Capital Partners served as initial purchasers in such offerings. Affiliates of GS Capital Partners have from time to time engaged in commercial banking and financial advisory transactions with EFC Holdings in the normal course of business.

•

As a result of the November 2009 debt exchanges discussed in Note 10, EFH Corp. and Intermediate Holding acquired $81 million and $100 million, respectively, principal amount of EFH Corp. Senior Notes guaranteed by EFC Holdings and Intermediate Holding and EFH Corp. and Intermediate Holding acquired $64 million and $79 million, respectively, principal amount of TCEH 10.25% Notes, which they are holding as an investment. See Note 10 for additional information.

•	Affiliates of GS Capital Partners are parties to certain commodity and interest rate hedging transactions with EFC Holdings in the normal course of business.

•	Affiliates of the Sponsor Group may acquire debt or debt securities issued by EFC Holdings or its subsidiaries in open market transactions or through loan syndications.

See Note 4 for contributions of entities and net assets to EFC Holdings, Note 9 for information regarding the accounts receivable securitization program and related subordinated notes receivable from TXU Receivables Company, Note 10 for guarantees and push-down of certain EFH Corp. debt, Note 12 for cash distributions to EFH Corp. and Note 18 for the assumption by Oncor of certain EFC Holdings pension and OPEB costs.

21. SUPPLEMENTARY FINANCIAL INFORMATION

Interest Expense and Related Charges

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Interest paid/accrued (including net amounts settled/accrued under interest rate swaps)	$2,767	$2,799	$648	$352
Unrealized mark-to-market net (gain) loss on interest rate swaps	(696)	1,477	—	—
Amortization of interest rate swap losses at dedesignation of hedge accounting	183	66	1	8
Amortization of fair value debt discounts resulting from purchase accounting	17	19	5	—
Amortization of debt issuance costs and discounts	124	130	56	10
Capitalized interest primarily related to generation facility construction	(274)	(304)	(58)	(41)

Total interest expense and related charges	$2,121	$4,187	$652	$329

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restricted Cash

	Successor
	At December 31, 2009		At December 31, 2008
	Current Assets	Noncurrent Assets	Current Assets	Noncurrent Assets
Amounts related to TCEH’s Letter of Credit Facility (See Note 10)	$—	$1,135	$—	$1,250
Amounts related to margin deposits held	1	—	4	—

Total restricted cash	$1	$1,135	$4	$1,250

Inventories by Major Category

	Successor
	December 31, 2009	December 31, 2008
Materials and supplies	$156	$134
Fuel stock	204	162
Natural gas in storage	33	65

Total inventories	$393	$361

Property, Plant and Equipment

	Successor
	December 31, 2009	December 31, 2008
Generation	$20,416	$16,842
Other assets	351	126

Total	20,767	16,968
Less accumulated depreciation	2,316	1,270

Net of accumulated depreciation	18,451	15,698
Construction work in progress	2,087	4,771
Nuclear fuel (net of accumulated amortization of $426 and $235)	430	433
Held for sale	12	—

Property, plant and equipment — net	$20,980	$20,902

Depreciation expense totaled $1.051 billion, $1.018 billion, $232 million and $230 million for the years ended December 31, 2009 and 2008, the period October 11, 2007 through December 31, 2007 and the period January 1, 2007 through October 10, 2007, respectively.

EFC Holdings began depreciating two recently completed lignite-fueled generation units in the fourth quarter of 2009.

Assets related to capitalized leases included above totaled $167 million at both December 31, 2009 and 2008, net of accumulated depreciation.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Asset Retirement Obligations

These liabilities primarily relate to nuclear generation plant decommissioning, land reclamation related to lignite mining, removal of lignite/coal-fueled plant ash treatment facilities and generation plant asbestos removal and disposal costs. There is no earnings impact with respect to the recognition of the asset retirement costs for nuclear decommissioning, as all costs are recoverable through the regulatory process as part of Oncor’s rates.

The following table summarizes the changes to the asset retirement liability, reported in other noncurrent liabilities and deferred credits in the balance sheet, during the years ended December 31, 2009 and 2008:

Asset retirement liability at January 1, 2008	$773
Additions:
Accretion	48
Incremental mining reclamation costs	59
Reductions:
Payments, essentially all mining reclamation	(21)

Asset retirement liability at December 31, 2008	$859

Additions:
Accretion	59
Incremental mining reclamation costs	59
Reductions:
Payments, essentially all mining reclamation	(29)

Asset retirement liability at December 31, 2009	$948

Other Noncurrent Liabilities and Deferred Credits

The balance of other noncurrent liabilities and deferred credits consists of the following:

	Successor
	December 31, 2009	December 31, 2008
Uncertain tax positions (including accrued interest)	$1,044	$861
Asset retirement obligations	948	859
Unfavorable purchase and sales contracts	700	727
Retirement plan and other employee benefits	48	56
Other	9	25

Total other noncurrent liabilities and deferred credits	$2,749	$2,528

Unfavorable Purchase and Sales Contracts—Unfavorable purchase and sales contracts primarily represent the extent to which contracts on a net basis were unfavorable to market prices as of the date of the Merger. These are contracts for which: (i) TCEH has made the “normal” purchase or sale election allowed or (ii) the contract did not meet the definition of a derivative under accounting standards related to derivative instruments and hedging transactions. Under purchase accounting, TCEH recorded the value as of October 10, 2007 as a deferred credit. Amortization of the deferred credit related to unfavorable contracts is primarily on a straight-line basis, which approximates the economic realization, and is recorded as revenues or a reduction of purchased power costs as appropriate. The amortization amount totaled $27 million and $30 million in 2009 and 2008, respectively, and $5 million in the 2007 Successor period. Favorable purchase and sales contracts are recorded as intangible assets (see Note 3).

The estimated amortization of unfavorable purchase and sales contracts for each of the next five fiscal years is as follows:

Year	Amount
2010	$27
2011	27
2012	27
2013	26
2014	25

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Cash Flow Information

	Successor			Predecessor
	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from October 11, 2007 through December 31, 2007	Period from January 1, 2007 through October 10, 2007
Cash payments related to:
Interest paid (a)	$2,305	$2,588	$283	$364
Capitalized interest	(274)	(304)	(58)	(41)

Interest paid (net of capitalized interest) (a)	2,031	2,284	225	323
Income taxes	27	(240)	—	909
Noncash investing and financing activities:
Noncash contribution from EFH Corp. related to Merger financing and other activities	—	—	301	—
Effect of push down of debt from Parent	(33)	—	(2,182)	—
Effect of Parent’s payment of interest and issuance of toggle notes as consideration for cash interest, net of tax, on pushed down debt	227	140	24	—
Capital leases	15	16	16	59
Purchase accounting adjustment	—	(51)	—	—
Noncash contribution related to EFH Corp. stock-based compensation	4	10	—	6
Noncash construction expenditures (b)	130	132	129	134
Below market values of power sales agreements (c)	—	—	—	264
Promissory note issued in conjunction with acquisition of mining-related assets	—	—	—	65
Noncash contribution related to allocated pension adjustment	—	—	—	8

(a)	Net of interest received on interest rate swaps.
(b)	Represents end-of-period accruals.
(c)	Multi-year power sales agreement entered into with Alcoa Inc. and recorded as part of the construction work-in-process asset balance for the Sandow 5 coal-fueled generation unit.

22. SUPPLEMENTAL GUARANTOR CONDENSED FINANCIAL INFORMATION

In 2007, TCEH and TCEH Finance, as Co-Issuers, issued $3.0 billion 10.25% Senior Notes due 2015, $2.0 billion 10.25% Series B Senior Notes due 2015 and $1.75 billion 10.50%/11.25% Senior Toggle Notes due 2016 (the TCEH Senior Notes). In May and November 2009, the Co-Issuers issued an additional $98 million and $104 million, respectively, of the Senior Toggle Notes (see Note 10). The TCEH Senior Notes are unconditionally guaranteed by EFC Holdings and by each subsidiary that guarantees the TCEH Senior Secured Facilities (collectively, the Guarantors). The guarantees issued by the Guarantors are full and unconditional, joint and several guarantees of the TCEH Senior Notes. The guarantees rank equally with any senior unsecured indebtedness of the Guarantors and rank effectively junior to all of the secured indebtedness of the Guarantors to the extent of the assets securing that indebtedness. All other subsidiaries of EFC Holdings, either direct or indirect, do not guarantee the TCEH Senior Notes (collectively the Non-Guarantors). The indenture governing the TCEH Senior Notes contains certain restrictions, subject to certain exceptions, on EFC Holdings’ ability to pay dividends or make investments (see Note 12).

        The following tables have been prepared in accordance with Regulation S-X Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered” in order to present the condensed consolidating statements of income and the condensed consolidating statements of cash flows of EFC Holdings (Parent), TCEH (Issuer), the Guarantors and the Non-Guarantors for the years ended December 31, 2009 and 2008, the period from October 11, 2007 through December 31, 2007 and the period from January 1, 2007 through October 10, 2007 and the condensed consolidating balance sheets as of December 31, 2009 and 2008 of the Parent, Issuer, the Guarantors and the Non-Guarantors. Amounts in these financial statements have been recast to reflect the change in guarantors arising from the sale of a controlling interest in a subsidiary in the three months ended September 30, 2009. Investments in consolidated subsidiaries are accounted for under the equity method. The presentations reflect the application of SEC Staff Accounting Bulletin Topic 5J, “Push Down Basis of Accounting Required in Certain Limited Circumstances”, including the effects of the push down of $2.313 billion and $2.250 billion principal amount of EFH Corp. Senior Notes and $58 million principal amount of EFH Corp. 9.75% Senior Secured Notes to the Parent Guarantor as of December 31, 2009 and December 31, 2008, respectively, and the TCEH Notes and the TCEH Senior Secured Facilities to the Other Guarantors. TCEH Finance’s sole function is to be the co-issuer of the TCEH Notes; therefore, it has no other independent assets, liabilities or operations (see Notes 10 and 11).

EFC Holdings (parent entity) received dividends from its consolidated subsidiaries totaling $1.135 billion for the Predecessor period from January 1, 2007 through October 10, 2007. No dividends were received in 2009, 2008 or for the period from October 11, 2007 through December 31, 2007 (see Note 12).

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Year Ended December 31, 2009

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$7,911	$—	$—	$7,911
Fuel, purchased power costs and delivery fees	—	—	(3,934)	—	—	(3,934)
Net gain from commodity hedging and trading activities	—	1,049	687	—	—	1,736
Operating costs	—	—	(693)	—	—	(693)
Depreciation and amortization	—	—	(1,172)	—	—	(1,172)
Selling, general and administrative expenses	—	(1)	(737)	(3)	—	(741)
Franchise and revenue-based taxes	—	—	(108)	—	—	(108)
Impairment of goodwill	—	(70)	—	—	—	(70)
Other income	—	20	39	—	—	59
Other deductions	—	—	(63)	—	—	(63)
Interest income	—	431	419	—	(788)	62
Interest expense and related charges	(289)	(2,646)	(1,696)	—	2,510	(2,121)

Income (loss) before income taxes	(289)	(1,217)	653	(3)	1,722	866
Income tax (expense) benefit	95	351	(201)	1	(597)	(351)
Equity earnings (losses) of subsidiaries	709	1,575	—	—	(2,284)	—

Net income (loss)	515	709	452	(2)	(1,159)	515
Net (income) loss attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to EFC Holdings	$515	$709	$452	$(2)	$(1,159)	$515

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Year Ended December 31, 2008

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$9,787	$—	$—	$9,787
Fuel, purchased power costs and delivery fees	—	—	(5,600)	—	—	(5,600)
Net gain (loss) from commodity hedging and trading activities	—	1,500	684	—	—	2,184
Operating costs	—	—	(677)	—	—	(677)
Depreciation and amortization	—	—	(1,092)	—	—	(1,092)
Selling, general and administrative expenses	—	—	(680)	—	—	(680)
Franchise and revenue-based taxes	1	—	(110)	—	—	(109)
Impairment of goodwill	—	(8,000)	—	—	—	(8,000)
Other income	—	—	35	—	—	35
Other deductions	—	25	(1,288)	—	—	(1,263)
Interest income	4	287	636	—	(868)	59
Interest expense and related charges	(275)	(4,756)	(2,318)	—	3,162	(4,187)

Loss before income taxes	(270)	(10,944)	(623)	—	2,294	(9,543)
Income tax benefit	93	962	247	—	(798)	504
Equity earnings (losses) of subsidiaries	(8,862)	1,120	—	—	7,742	—

Net income (loss)	$(9,039)	$(8,862)	$(376)	$—	$9,238	$(9,039)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income (Loss)

For the Period from October 11, 2007 through December 31, 2007

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$1,671	$—	$—	$1,671
Fuel, purchased power costs and delivery fees	—	—	(852)	—	—	(852)
Net loss from commodity hedging and trading activities	—	(858)	(634)	—	—	(1,492)
Operating costs	—	—	(124)	—	—	(124)
Depreciation and amortization	—	—	(314)	—	(1)	(315)
Selling, general and administrative expenses	—	—	(152)	—	(1)	(153)
Franchise and revenue-based taxes	—	—	(30)	—	—	(30)
Other income	—	—	2	—	—	2
Other deductions	—	—	(5)	—	—	(5)
Interest income	6	57	189	—	(243)	9
Interest expense and related charges	(72)	(813)	(619)	—	852	(652)

Loss before income taxes	(66)	(1,614)	(868)	—	607	(1,941)
Income tax benefit	23	563	301	—	(212)	675
Equity losses of subsidiaries	(1,223)	(172)	—	—	1,395	—

Net loss	$(1,266)	$(1,223)	$(567)	$—	$1,790	$(1,266)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Income

For the Period from January 1, 2007 through October 10, 2007

(millions of dollars)

	Predecessor
	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Operating revenues	$—	$—	$6,884	$—	$—	$6,884
Fuel, purchased power costs and delivery fees	—	—	(3,209)	—	—	(3,209)
Net loss from commodity hedging and trading activities	—	(270)	(284)	—	—	(554)
Operating costs	—	—	(471)	—	—	(471)
Depreciation and amortization	—	—	(253)	—	—	(253)
Selling, general and administrative expenses	—	—	(452)	—	—	(452)
Franchise and revenue-based taxes	—	—	(81)	(1)	(1)	(83)
Other income	1	—	23	35	—	59
Other deductions	—	—	20	—	—	20
Interest income	210	286	347	18	(549)	312
Interest expense and related charges	(192)	(622)	(65)	—	550	(329)

Income (loss) before income taxes	19	(606)	2,459	52	—	1,924
Income tax (expense) benefit	(2)	247	(842)	(19)	(2)	(618)
Equity earnings of subsidiaries	1,289	1,617	—	15	(2,921)	—

Net income	$1,306	$1,258	$1,617	$48	$(2,923)	$1,306

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

at December 31, 2009

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$77	$11	$6	$—	$94
Restricted cash	—	—	1	—	—	1
Advances to affiliates	3	—	5,470	—	(5,473)	—
Trade accounts receivable – net	—	2	1,007	—	—	1,009
Notes receivable from parent	—	1,432	—	—	(26)	1,406
Income taxes receivable from parent	2	—	7	—	(9)	—
Inventories	—	—	393	—	—	393
Commodity and other derivative contractual assets	—	530	1,809	—	—	2,339
Accumulated deferred income taxes	3	—	7	—	(9)	1
Margin deposits related to commodity positions	—	—	187	—	—	187
Other current assets	—	1	45	—	—	46

Total current assets	8	2,042	8,937	6	(5,517)	5,476

Restricted cash	—	1,135	—	—	—	1,135
Investments	(1,829)	21,308	581	—	(19,469)	591
Property, plant and equipment – net	—	—	20,901	79	—	20,980
Goodwill	—	10,252	—	—	—	10,252
Intangible assets – net	—	—	2,593	—	—	2,593
Commodity and other derivative contractual assets	—	921	612	—	—	1,533
Accumulated deferred income taxes	55	139	—	1	(195)	—
Other noncurrent assets, principally unamortized debt issuance costs	46	536	591	4	(492)	685

Total assets	$(1,720)	$36,333	$34,215	$90	$(25,673)	$43,245

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$—	$953	$953	$—	$(953)	$953
Advances from affiliates	—	5,473	—	—	(5,473)	—
Long-term debt due currently	8	205	294	—	(205)	302
Trade accounts payable – nonaffiliates	—	—	744	4	—	748
Notes or other liabilities due to affiliates	26	—	200	3	(26)	203
Commodity and other derivative contractual liabilities	—	690	1,620	—	—	2,310
Margin deposits related to commodity positions	—	151	369	—	—	520
Accrued income taxes payable to parent	—	59	—	—	(9)	50
Accrued taxes other than income	—	—	75	—	—	75
Accumulated deferred taxes	—	9	—	—	(9)	—
Accrued interest	46	300	184	—	(181)	349
Other current liabilities	—	5	336	—	(2)	339

Total current liabilities	80	7,845	4,775	7	(6,858)	5,849

Accumulated deferred income taxes	—	—	5,590	—	(123)	5,467
Commodity and other derivative contractual liabilities	—	717	343	—	—	1,060
Notes or other liabilities due affiliates	—	—	217	—	—	217
Long-term debt, less amounts due currently held by affiliate	—	143	—	—	—	143
Long-term debt, less amounts due currently	2,462	29,401	28,267	—	(28,152)	31,978
Other noncurrent liabilities and deferred credits	4	58	2,687	—	—	2,749

Total liabilities	2,546	38,164	41,879	7	(35,133)	47,463

EFC Holdings’ shareholders’ equity	(4,266)	(1,831)	(7,664)	35	9,460	(4,266)
Noncontrolling interests in subsidiaries	—	—	—	48	—	48

Total equity	(4,266)	(1,831)	(7,664)	83	9,460	(4,218)

Total liabilities and equity	$(1,720)	$36,333	$34,215	$90	$(25,673)	$43,245

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Balance Sheets

at December 31, 2008

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- Guarantors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$475	$4	$—	$—	$479
Investments held in money market fund	—	142	—	—	—	142
Restricted cash	—	—	4	—	—	4
Advances to affiliates	4	—	4,306	—	(4,310)	—
Trade accounts receivable – net	—	—	994	—	—	994
Notes receivable from parent	—	597	—	—	(13)	584
Income taxes receivable from parent	—	156	—	—	(156)	—
Inventories	—	—	361	—	—	361
Commodity and other derivative contractual assets	—	223	2,168	—	—	2,391
Accumulated deferred income taxes	—	12	9	—	—	21
Margin deposits related to commodity positions	—	—	439	—	—	439
Other current assets	—	6	80	—	—	86

Total current assets	4	1,611	8,365	—	(4,479)	5,501

Restricted cash	—	1,250	—	—	—	1,250
Investments	(2,653)	19,693	482	—	(17,038)	484
Property, plant and equipment – net	—	—	20,874	28	—	20,902
Goodwill	—	10,322	—	—	—	10,322
Intangible assets – net	—	—	2,774	—	—	2,774
Commodity and other derivative contractual assets	—	429	533	—	—	962
Accumulated deferred income taxes	7	905	—	9	(921)	—
Other noncurrent assets, principally unamortized debt issuance costs	55	620	698	—	(568)	805

Total assets	$(2,587)	$34,830	$33,726	$37	$(23,006)	$43,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$—	$900	$900	$—	$(900)	$900
Advances from affiliates	—	4,287	—	23	(4,310)	—
Long-term debt due currently	8	165	261	—	(165)	269
Trade accounts payable – nonaffiliates	—	—	995	5	—	1,000
Notes or other liabilities due to affiliates	16	61	107	—	(13)	171
Commodity and other derivative contractual liabilities	—	637	2,093	—	—	2,730
Margin deposits related to commodity positions	—	487	436	—	(398)	525
Accrued income taxes payable to parent	—	—	189	—	(156)	33
Accrued taxes other than income	—	—	70	—	—	70
Accrued interest	44	297	221	—	(208)	354
Other current liabilities	—	29	251	—	(5)	275

Total current liabilities	68	6,863	5,523	28	(6,155)	6,327

Accumulated deferred income taxes	—	—	6,154	9	(921)	5,242
Commodity and other derivative contractual liabilities	—	1,549	546	—	—	2,095
Notes or other liabilities due affiliates	—	—	254	—	—	254
Long-term debt, less amounts due currently	2,347	29,020	27,831	—	(27,642)	31,556
Other noncurrent liabilities and deferred credits	—	52	2,477	—	(1)	2,528

Total liabilities	2,415	37,484	42,785	37	(34,719)	48,002

Shareholders’ equity	(5,002)	(2,654)	(9,059)	—	11,713	(5,002)

Total liabilities and shareholders’ equity	$(2,587)	$34,830	$33,726	$37	$(23,006)	$43,000

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2009

(millions of dollars)

	Successor
	Parent/ Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	$(8)	$(1,333)	$2,736	$(11)	$—	$1,384

Cash flows – financing activities:
Issuances of long-term debt	—	522	—	—	—	522
Retirements/repurchases of long-term debt	(7)	(174)	(98)	—	—	(279)
Decrease in short-term bank borrowings	—	53	—	—	—	53
Change in advances/notes-affiliates	15	286	—	41	(377)	(35)
Contributions from noncontrolling interests	—	—	—	48	—	48
Debt discount, financing and reacquisition expenses	—	(33)	—	(2)	—	(35)
Other-net	—	—	5	—	—	5

Cash provided by (used in) financing activities	8	654	(93)	87	(377)	279

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(1,451)	(70)	—	(1,521)
Redemption of investment held in money market fund	—	142	—	—	—	142
Reduction of restricted cash related to letter of credit facility	—	115	—	—	—	115
Proceeds from sales of environmental allowances and credits	—	—	19	—	—	19
Purchases of environmental allowances and credits	—	—	(19)	—	—	(19)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	3,064	—	—	3,064
Investments in nuclear decommissioning trust fund securities	—	—	(3,080)	—	—	(3,080)
Changes in loans - affiliates	—	—	(1,199)	—	377	(822)
Net proceeds from sale of controlling interest in natural gas gathering pipeline business	—	40	—	—	—	40
Other-net	—	(16)	30	—	—	14

Cash provided by (used in) investing activities	—	281	(2,636)	(70)	377	(2,048)

Net change in cash and cash equivalents	—	(398)	7	6	—	(385)
Cash and cash equivalents – beginning balance	—	475	4	—	—	479

Cash and cash equivalents – ending balance	$—	$77	$11	$6	$—	$94

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

For the Year Ended December 31, 2008

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	(3)	823	791	5	41	1,657

Cash flows – financing activities:
Issuances of long-term debt	—	1,685	—	—	—	1,685
Retirements/repurchases of long-term debt	(7)	(824)	(29)	—	—	(860)
Change in short-term bank borrowings	—	462	—	—	—	462
Change in advances/notes – affiliates	10	(1,805)	—	23	1,738	(34)
Other – net	—	(1)	37	—	—	36

Cash provided by (used in) financing activities	3	(483)	8	23	1,738	1,289

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(2,046)	(28)	—	(2,074)
Investment held in money market fund	—	(142)	—	—	—	(142)
Reduction of restricted cash related to pollution control revenue bonds	—	29	—	—	—	29
Proceeds from sales of environmental allowances and credits	—	—	39	—	—	39
Purchases of environmental allowances and credits	—	—	(34)	—	—	(34)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	1,623	—	—	1,623
Investments in nuclear decommissioning trust fund securities	—	—	(1,639)	—	—	(1,639)
Cash settlements related to outsourcing contract termination	—	41	41	—	(41)	41
Change in loans – affiliates	—	—	1,180	—	(1,738)	(558)
Other – net	—	—	33	—	—	33

Cash used in investing activities	—	(72)	(803)	(28)	(1,779)	(2,682)

Net change in cash and cash equivalents	—	268	(4)	—	—	264
Cash and cash equivalents – beginning balance	—	207	8	—	—	215

Cash and cash equivalents – ending balance	$—	$475	$4	$—	$—	$479

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

For the Period from October 11, 2007 through December 31, 2007

(millions of dollars)

	Successor
	Parent Guarantor	Issuer	Other Guarantors	Non- guarantors	Eliminations	Consolidated
Cash provided by (used in) operating activities	(310)	9	48	—	5	(248)

Cash flows – financing activities:
Issuances of long-term debt	—	33,732	—	—	—	33,732
Retirements/repurchases of long-term debt	(4)	(9,033)	(4)	—	—	(9,041)
Change in short-term bank borrowings	—	(1,617)	—	—	—	(1,617)
Distribution paid to parent	(21,000)	(21,000)	—	—	21,000	(21,000)
Change in advances/notes – affiliates	—	(918)	(9)	—	918	(9)
Other – net	—	(581)	4	—	—	(577)

Cash provided by (used in) financing activities	(21,004)	583	(9)	—	21,918	1,488

Cash flows – investing activities:
Contributions from subsidiaries	21,000	—	—	—	(21,000)	—
Capital expenditures and nuclear fuel purchases	—	—	(519)	—	—	(519)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	831	—	—	831
Investments in nuclear decommissioning trust fund securities	—	—	(835)	—	—	(835)
Proceeds from letter of credit facility posted with trustee	—	(1,250)	—	—	—	(1,250)
Change in loans – affiliates	314	—	475	—	(923)	(134)
Other – net	—	14	12	—	—	26

Cash provided by (used in) investing activities	21,314	(1,236)	(36)	—	(21,923)	(1,881)

Net change in cash and cash equivalents	—	(644)	3	—	—	(641)
Cash and cash equivalents – beginning balance	—	851	5	—	—	856

Cash and cash equivalents – ending balance	$—	$207	$8	$—	$—	$215

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY AND SUBSIDIARIES

Condensed Consolidating Cash Flows

For the Period from January 1, 2007 through October 10, 2007

(millions of dollars)

	Predecessor
	Parent Guarantor	Issuer	Other Guarantors	Non-guarantors	Eliminations	Consolidated
Cash provided by operating activities	1,142	1,137	930	13	(1,991)	1,231

Cash flows – financing activities:
Issuances of long-term debt	—	1,000	—	—	—	1,000
Retirements/repurchases of long-term debt	(13)	(143)	(15)	—	—	(171)
Change in short-term borrowings	—	1,237	—	—	—	1,237
Distributions paid to parent	(1,135)	(1,135)	(851)	—	1,986	(1,135)
Change in advances/notes – affiliates	—	(1,438)	(24)	—	1,438	(24)
Other – net	—	(8)	(4)	—	—	(12)

Cash provided by (used in) financing activities	(1,148)	(487)	(894)	—	3,424	895

Cash flows – investing activities:
Capital expenditures and nuclear fuel purchases	—	—	(1,585)	—	—	(1,585)
Proceeds from sales of nuclear decommissioning trust fund securities	—	—	602	—	—	602
Investments in nuclear decommissioning trust fund securities	—	—	(614)	—	—	(614)
Change in advances – affiliates	6	—	1,554	(13)	(1,433)	114
Other – net	—	201	5	—	—	206

Cash provided by (used in) investing activities	6	201	(38)	(13)	(1,433)	(1,277)

Net change in cash and cash equivalents	—	851	(2)	—	—	849
Cash and cash equivalents – beginning balance	—	—	7	—	—	7

Cash and cash equivalents – ending balance	$—	$851	$5	$—	$—	$856

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

10.25% Senior Notes due 2015

10.25% Senior Notes due 2015, Series B

10.50%/11.25% Senior Toggle Notes due 2016

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The registration rights agreement relating to the securities of the registrants being registered hereby provides that Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (“TCEH Finance” and, together with TCEH, the “Issuer”) will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. (the “Market Maker”) and its affiliates. These expenses include printer expenses and legal and accounting fees in an approximate aggregate amount of $100,000.

Item 14.	Indemnification of Directors and Officers.

Energy Future Holdings Corp.

Energy Future Holdings Corp. (“EFH Corp.”), the indirect parent of TCEH, and TCEH Finance, is a corporation formed under the Texas Business Organizations Code (the “TBOC”).

TBOC

Section 8.051 of the TBOC states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Restated Certificate of Formation of EFH Corp.

Article IX of the Restated Certificate of Formation of EFH Corp. provides as follows:

1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article IX, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article IX shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

2. Advancement of Expenses. The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article IX and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article IX or if such indemnification is prohibited by applicable law.

3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article IX; and the Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article IX.

4. Appearance as a Witness. Notwithstanding any other provision of this Article IX, the Corporation may pay or reimburse expenses incurred by a director, officer, employee, agent or other person in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to this Article IX may have or hereafter acquire under any law (common or statutory), provision of this certificate of formation or the bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

6. Insurance. The Corporation may purchase, procure, establish and maintain, at its expense, insurance or another arrangement to indemnify or hold harmless, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article IX.

7. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article IX as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article IX, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, manager, member or employee of the Corporation which imposes duties on, or involves services by, such director, officer, manager, member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Article X of the Restated Certificate of Formation of EFH Corp. provides as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

(a) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the TBOC is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

Amended and Restated Bylaws of Energy Future Holdings Corp.

Section 15 of the Amended and Restated Bylaws of EFH Corp. provides as follows:

Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary, to the fullest extent permitted by the laws of the State of Texas, including without limitation Chapter 8 of the Texas Business Organizations Code or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person’s service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Organizations Code. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 15 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification.

Certain Other Arrangements

EFH Corp. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that EFH Corp. believes are customary for companies similarly situated, including for liabilities in connection with the registration, offering and sale of the notes.

In addition, pursuant to the Management Agreement entered into with the members of the Sponsor Group and their affiliates, EFH Corp. has agreed to customary exculpation and indemnification provisions for the benefit of the members of the Sponsor Group, their affiliates, directors, officers and certain other persons. See “Executive Compensation—Compensation Committee Interlocks and Insider Participation—Indemnification Agreement” in the prospectus included in this registration statement.

In addition to indemnification by EFH Corp. pursuant to its Restated Certificate of Formation and its Amended and Restated Bylaws, the directors, officers, managers, members, employees, agents and similar functionaries of the co-registrants are generally also entitled to or may receive, at the discretion of the board of managers or directors of the co-registrants, indemnification and exculpation for certain monetary damages to the extent provided in the co-registrants’ organizational documents or under the statutes under which the co-registrants are organized. Such provisions applicable to TCEH and TCEH Finance are described below.

Texas Competitive Electric Holdings Company LLC

TCEH is a limited liability company formed under the Delaware Limited Liability Company Act (the “DLLCA”).

DLLCA

Section 18-108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

Third Amended and Restated Limited Liability Company Agreement of TCEH

Section 2.06 of the Third Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

(a) Except as otherwise expressly provided by the Delaware Act, neither any Member nor any Manager shall be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, without limitation, under a judgment, decree or order of a court, by reason of being a Member or acting as a Manager of the Company.

(b) Each Member shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the General Corporation Law of the State of Delaware.

(c) No Manager or Officer shall be subject in such capacity to any personal liability whatsoever to any Person, other than the Company or any Member, in connection with the assets or the affairs of the Company; and, subject to the provisions of Article XII, all such Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company.

(d) The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of the Company or its affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members, Managers or the Officers for liabilities of the Company.

(e) Such protections from personal liability shall apply to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

Section 2.07 of the Third Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

The Company shall be operated in such a manner as the Managers deem reasonable and necessary or appropriate to preserve (a) the limited liability of each of the Members (or their successors) in the Company and (b) the separateness of the Company from the business of each Member of the Company or any other Affiliate thereof.

Article XII of the Third Amended and Restated Limited Liability Company Agreement of TCEH provides as follows:

SECTION 12.01. Right to Indemnification. Subject to the limitations and conditions as provided in this Article XII each Person (for purposes of this Article XII, the term “Person” shall include only natural persons) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereafter a “Proceeding”) , by reason of the fact that such Person, or a Person of whom he or she is the legal representative, is or was a Manager or Officer, or while such Manager or Officer is or was serving at the request of the Company as a member, director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, joint venture, partnership, trust, sole proprietorship, employee benefit plan or other enterprise, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding and indemnification under this Article XII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. It is expressly acknowledged that the indemnification provided in this Article XII could involve indemnification for negligence or under theories of strict liability.

SECTION 12.02. Limitation on Indemnification. Subject to applicable law, notwithstanding any language in this Article XII to the contrary, in no event shall any Person be entitled to indemnification pursuant to this Article XII if it is established or admitted:

(a) in a final judgment of a court of competent jurisdiction; or

(b) by such Person in any affidavit, sworn statement, plea arrangement or other cooperation with any government or regulatory authority that:

(i) the Person’s acts or omissions that would otherwise be subject to indemnification under this Article XII were committed in bad faith or were the result of active and deliberate dishonesty; or

(ii) such Person personally gained a profit to which he or she was not legally entitled with an action or omission that would otherwise be subject to indemnification pursuant to this Article XII.

SECTION 12.03. Advancement of Expenses. The right to indemnification conferred in this Article XII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding, without any determination as to such Person’s ultimate entitlement to indemnification under, upon receipt of a written affirmation by such Person of such Person’s good faith belief that such Person has met the standard of conduct necessary for indemnification under applicable law and this Article XII and a written undertaking by or on behalf of such Person to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company under this Article XII or if such indemnification is prohibited by applicable law.

SECTION 12.04. Indemnification of Employees and Agents. The Company by adoption of a resolution by the Board of Managers, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to any Manager or Officer under this Article XII; and the Company, by adoption of a resolution by the Board of Managers, may indemnify and advance expenses to any Person who is or was not a Manager, Officer, employee or agent of the Company but who is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such Person and incurred by such Person in such a capacity or arising out of such Person’s status as such to the same extent and subject to the same conditions that the Company may indemnify and pay any advance expenses to any Manager or Officer under this Article XII.

SECTION 12.05. Appearance as a Witness. Notwithstanding any other provision of this Article XII, the Company may pay or reimburse expenses incurred by a Manager, Officer, employee, agent or other Person in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not a named defendant or respondent in the Proceeding.

SECTION 12.06. Nonexclusivity of Rights. The indemnification and advancement and payment of expenses provided by this Article XII shall not be deemed exclusive of any other rights to which a Manager, Officer or other Person indemnified pursuant to this Article XII may have or hereafter acquire under any law (common or statutory), provision of this Agreement, any agreement or otherwise.

SECTION 12.07. Contract Rights. The rights granted pursuant to this Article XII shall be deemed to be contract rights, and no amendment, modification or repeal of this Article XII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

SECTION 12.08. Insurance. The Company may purchase and maintain insurance or another arrangement, at its expense, on behalf of itself or any Person who is or was serving as a Manager, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, partnership, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability, expense or loss, whether or not the Company would have the power to indemnify such Person against such liability, expense or loss under the provisions of this Article XII.

SECTION 12.09. Savings Clause. If this Article XII or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this Article XII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or Proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article XII, the terms “Company” shall include any predecessor of the Company and any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the terms “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Company” shall include service as an Officer, Manager, Member or employee of the Company which imposes duties on, or involves services by, such Officer, Manager, Member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a Person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a Person with respect to an employee benefit plan which such Person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.

TCEH Finance, Inc.

TCEH Finance, Inc. is a Delaware corporation formed under the Delaware General Corporation Law (the “DGCL”).

DGCL

Section 145 of the grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Certificate of Incorporation of TCEH Finance, Inc.

The eighth article of the certificate of incorporation of TCEH Finance, Inc. provides as follows:

EIGHTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 15.	Recent Sales of Unregistered Securities.

On October 31, 2007, EFH Corp. sold $2,000,000,000 aggregate principal amount of its 10.875% Senior Notes due 2017 and $2,500,000,000 aggregate principal amount of its 11.250%/12.000% Senior Toggle Notes due 2017 (collectively, the “2017 Notes”) to Morgan Stanley & Co. Incorporated, the Market Maker, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. (collectively, the “placement agents”) in a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act. The placement agents’ discounts for the offering of the 2017 Notes were approximately $40,000,000. The 2017 Notes are guaranteed by Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company (“EFCH”).

On October 31, 2007, the Issuer sold $3,000,000,000 aggregate principal amount of its 10.25% Senior Notes due 2015 (the “Initial Cash-Pay Notes”) to the placement agents in a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The placement agents’ discounts for the offering of the Initial Cash-Pay Notes were approximately $60,000,000. The Initial Cash-Pay Notes are guaranteed by the Issuer’s direct parent, EFCH, and by each subsidiary of the Issuer that guarantees TCEH’s senior secured credit facilities.

On December 6, 2007, the Issuer sold $2,000,000,000 aggregate principal amount of its 10.25% Senior Notes due 2015, Series B (the “Series B Cash-Pay Notes”) and $1,750,000,000 aggregate principal amount of its 10.50%/11.25% Senior Toggle Notes due 2016 (the “Toggle Notes”) to the placement agents in a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The placement agents’ discounts for the offering of the Series B Cash-Pay Notes and the Toggle Notes were approximately $40,000,000 and $35,000,000, respectively. Both the Series B Cash-Pay Notes and the Toggle Notes are guaranteed by EFCH and by each subsidiary of the Issuer that guarantees TCEH’s senior secured credit facilities.

On January 12, 2010, EFH Corp. sold $500,000,000 aggregate principal amount of its 10.000% Senior Secured Notes due 2020 (the “2020 Notes”) to Citigroup Global Markets Inc., the Market Maker, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (collectively, the “initial purchasers”) in a private offering conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The initial purchasers’ discounts for the offering of the 2020 Notes were approximately $11,250,000. The 2020 Notes are guaranteed by EFIH and EFCH.

On March 16, 2010, EFH Corp. issued $34,000,000 aggregate principal amount of the 2020 Notes to an existing holder of EFH Corp.’s 11.250%/12.000% Senior Toggle Notes due 2017 (the “EFH Toggle Notes”) and the Toggle Notes in a private exchange conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $20,000,000 aggregate principal amount of the EFH Toggle Notes and $27,000,000 aggregate principal amount of the Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

On April 13, 2010, EFH Corp. issued $10,609,000 aggregate principal amount of the 2020 Notes to existing holders of the EFH Toggle Notes in a private exchange conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holders surrendered, transferred and delivered to EFH Corp. $15,000,000 aggregate principal amount of the EFH Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

On April 14, 2010, EFH Corp. issued $55,041,000 aggregate principal amount of the 2020 Notes to an existing holder of the EFH Toggle Notes and the Toggle Notes in a private exchange conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. In exchange for the 2020 Notes, such existing holder surrendered, transferred and delivered to EFH Corp. $60,000,000 aggregate principal amount of the EFH Toggle Notes and $17,354,664 aggregate principal amount of the Toggle Notes. The 2020 Notes are guaranteed by EFIH and EFCH. Following the exchange transaction, the EFH Toggle Notes acquired by EFH Corp. were retired.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibits	Previously Filed* With File Number	As Exhibit

(3)	Articles of Incorporation and By-laws

3(a)	333-153529 Form S-4 (filed September 17, 2008)	3(b)	—	Second Amended and Restated Articles of Incorporation of Energy Future Competitive Holdings Company (formerly known as TXU US Holdings Company)

3(b)	333-153529 Form S-4 (filed September 17, 2008)	3(e)	—	Restated Bylaws of Energy Future Competitive Holdings Company (formerly known as TXU US Holdings Company)

3(c)	333-108876 Form S-4 (filed September 17, 2003)	3(a)	—	Certificate of Formation of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC)

3(d)	333-153700 Form S-4 (filed September 26, 2008)	3(d)	—	Certificate of Amendment of Certificate of Formation of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC)

3(e)	333-108876 Form 10-Q (Quarter ended September 30, 2006) (filed November 14, 2006)	3(a)	—	Third Amended and Restated Limited Liability Company Agreement of Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC)

3(f)	333-153700 Form S-4 (filed September 26, 2008)	3(f)	—	Certificate of Incorporation of TCEH Finance, Inc.

3(g)	333-153700 Form S-4 (filed September 26, 2008)	3(g)	—	Bylaws of TCEH Finance, Inc.

3(h)	333-153700 Form S-4 (filed September 26, 2008)	3(h)	—	Certificate of Formation of Big Brown 3 Power Company LLC

3(i)	333-153700 Form S-4 (filed September 26, 2008)	3(i)	—	Limited Liability Company Agreement of Big Brown 3 Power Company LLC

3(j)	333-153700 Form S-4 (filed September 26, 2008)	3(j)	—	Certificate of Formation of Big Brown Lignite Company LLC

3(k)	333-153700 Form S-4 (filed September 26, 2008)	3(k)	—	Limited Liability Company Agreement of Big Brown Lignite Company LLC

3(l)	333-153700 Form S-4 (filed September 26, 2008)	3(l)	—	Certificate of Formation of Big Brown Power Company LLC

3(m)	333-153700 Form S-4 (filed September 26, 2008)	3(m)	—	Limited Liability Company Agreement of Big Brown Power Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

3(n)	333-153700 Form S-4 (filed September 26, 2008)	3(n)	—	Certificate of Formation of Collin Power Company LLC (formerly TXU Collin Company LLC)

3(o)	333-153700 Form S-4 (filed September 26, 2008)	3(o)	—	Limited Liability Company Agreement of Collin Power Company LLC (formerly TXU Collin Company LLC)

3(p)	333-153700 Form S-4 (filed September 26, 2008)	3(p)	—	Certificate of Formation of Decordova Power Company LLC

3(q)	333-153700 Form S-4 (filed September 26, 2008)	3(q)	—	Limited Liability Company Agreement of Decordova Power Company LLC

3(r)	333-153700 Form S-4 (filed September 26, 2008)	3(t)	—	Certificate of Formation of Generation MT Company LLC (formerly TXU Generation Management Company LLC)

3(s)	333-153700 Form S-4 (filed September 26, 2008)	3(u)	—	Limited Liability Company Agreement of Generation MT Company LLC (formerly TXU Generation Management Company LLC)

3(t)	333-153700 Form S-4 (filed September 26, 2008)	3(v)	—	Articles of Incorporation of Generation SVC Company (formerly known as TXU Generation Services Company)

3(u)	333-153700 Form S-4 (filed September 26, 2008)	3(w)	—	Bylaws of Generation SVC Company (formerly known as TXU Generation Services Company)

3(v)	333-153700 Form S-4 (filed September 26, 2008)	3(x)	—	Certificate of Formation of Lake Creek 3 Power Company LLC

3(w)	333-153700 Form S-4 (filed September 26, 2008)	3(y)	—	Limited Liability Company Agreement of Lake Creek 3 Power Company LLC

3(x)	333-153700 Form S-4 (filed September 26, 2008)	3(z)	—	Certificate of Formation of Luminant Big Brown Mining Company LLC

3(y)	333-153700 Form S-4 (filed September 26, 2008)	3(aa)	—	Limited Liability Company Agreement of Luminant Big Brown Mining Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

3(z)	333-153700 Form S-4 (filed September 26, 2008)	3(bb)	—	Certificate of Formation of Luminant Energy Company LLC

3(aa)	333-153700 Form S-4 (filed September 26, 2008)	3(cc)	—	Limited Liability Company Agreement of Luminant Energy Company LLC

3(bb)	333-153700 Form S-4 (filed September 26, 2008)	3(dd)	—	Certificate of Incorporation of Luminant Energy Services Company (formerly known as TXU Wholesale Services Company)

3(cc)	333-153700 Form S-4 (filed September 26, 2008)	3(ee)	—	Bylaws of Luminant Energy Services Company (formerly known as TXU Wholesale Services Company)

3(dd)	333-153700 Form S-4 (filed September 26, 2008)	3(ff)	—	Articles of Incorporation of Luminant Energy Trading California Company (formerly known as TXU Energy Trading (California) Company, successor to Enserch Energy Services Trading Company)

3(ee)	333-153700 Form S-4 (filed September 26, 2008)	3(gg)	—	Restated Bylaws of Luminant Energy Trading California Company (formerly known as TXU Energy Trading (California) Company, successor to Enserch Energy Services Trading Company)

3(ff)	333-153700 Form S-4 (filed September 26, 2008)	3(hh)	—	Articles of Incorporation of Luminant ET Services Company (formerly known as TXU ET Services Company)

3(gg)	333-153700 Form S-4 (filed September 26, 2008)	3(ii)	—	Bylaws of Luminant ET Services Company (formerly known as TXU ET Services Company)

3(hh)	333-153700 Form S-4 (filed September 26, 2008)	3(jj)	—	Certificate of Formation of Luminant Generation Company LLC

3(ii)	333-153700 Form S-4 (filed September 26, 2008)	3(kk)	—	Limited Liability Company Agreement of Luminant Generation Company LLC

3(jj)	333-153700 Form S-4 (filed September 26, 2008)	3(ll)	—	Certificate of Formation of Luminant Holding Company LLC (formerly known as Luminant Energy Investment Company LLC, successor to TXU Energy Retail Investment Merger Company Two LLC)

3(kk)	333-153700 Form S-4 (filed September 26, 2008)	3(mm)	—	Second Amended and Restated Limited Liability Company Agreement of Luminant Holding Company LLC (formerly known as Luminant Energy Investment Company LLC, successor to TXU Energy Retail Investment Merger Company Two LLC)

3(ll)	333-153700 Form S-4 (filed September 26, 2008)	3(nn)	—	Certificate of Formation of Luminant Mineral Development Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

3(mm)	333-153700 Form S-4 (filed September 26, 2008)	3(oo)	—	Limited Liability Company Agreement of Luminant Mineral Development Company LLC

3(nn)	333-153700 Form S-4 (filed September 26, 2008)	3(pp)	—	Certificate of Formation of Luminant Mining Company LLC

3(oo)	333-153700 Form S-4 (filed September 26, 2008)	3(qq)	—	Limited Liability Company Agreement of Luminant Mining Company LLC

3(pp)	333-153700 Form S-4 (filed September 26, 2008)	3(rr)	—	Certificate of Incorporation of Luminant Mining Services Company (formerly known as TXU Mining Services Company)

3(qq)	333-153700 Form S-4 (filed September 26, 2008)	3(ss)	—	Bylaws of Luminant Mining Services Company (formerly known as TXU Mining Company LLC)

3(rr)	333-153700 Form S-4 (filed September 26, 2008)	3(tt)	—	Certificate of Incorporation of Luminant Power Services Company (formerly known as TXU Power Services Company)

3(ss)	333-153700 Form S-4 (filed September 26, 2008)	3(uu)	—	Bylaws of Luminant Power Services Company (formerly known as TXU Power Services Company)

3(tt)	333-153700 Form S-4 (filed September 26, 2008)	3(vv)	—	Certificate of Formation of Luminant Renewables Company LLC

3(uu)	333-153700 Form S-4 (filed September 26, 2008)	3(ww)	—	Limited Liability Company Agreement of Luminant Renewables Company LLC

3(vv)	333-153700 Form S-4 (filed September 26, 2008)	3(xx)	—	Certificate of Formation of Martin Lake 4 Power Company LLC

3(ww)	333-153700 Form S-4 (filed September 26, 2008)	3(yy)	—	Limited Liability Company Agreement of Martin Lake 4 Power Company LLC

3(xx)	333-153700 Form S-4 (filed September 26, 2008)	3(zz)	—	Certificate of Formation of Monticello 4 Power Company LLC

3(yy)	333-153700 Form S-4 (filed September 26, 2008)	3(aaa)	—	Limited Liability Company Agreement of Monticello 4 Power Company LLC

3(zz)	333-153700 Form S-4 (filed September 26, 2008)	3(bbb)	—	Certificate of Formation of Morgan Creek 7 Power Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

3(aaa)	333-153700 Form S-4 (filed September 26, 2008)	3(ccc)	—	Limited Liability Company Agreement of Morgan Creek 7 Power Company LLC

3(bbb)	333-153700 Form S-4 (filed September 26, 2008)	3(ddd)	—	Certificate of Formation of NCA Resources Development Company LLC

3(ccc)	333-153700 Form S-4 (filed September 26, 2008)	3(eee)	—	Limited Liability Company Agreement of NCA Resources Development Company LLC

3(ddd)	333-153700 Form S-4 (filed September 26, 2008)	3(fff)	—	Certificate of Formation of Oak Grove Management Company LLC

3(eee)	333-153700 Form S-4 (filed September 26, 2008)	3(ggg)	—	Limited Liability Company Agreement of Oak Grove Management Company LLC

3(fff)	333-153700 Form S-4 (filed September 26, 2008)	3(hhh)	—	Certificate of Formation of Oak Grove Mining Company LLC

3(ggg)	333-153700 Form S-4 (filed September 26, 2008)	3(iii)	—	Limited Liability Company Agreement of Oak Grove Mining Company LLC

3(hhh)	333-153700 Form S-4 (filed September 26, 2008)	3(jjj)	—	Certificate of Formation of Oak Grove Power Company LLC

3(iii)	333-153700 Form S-4 (filed September 26, 2008)	3(kkk)	—	Limited Liability Company Agreement of Oak Grove Power Company LLC

3(jjj)	333-153700 Form S-4 (filed September 26, 2008)	3(lll)	—	Certificate of Formation of Sandow Power Company LLC

3(kkk)	333-153700 Form S-4 (filed September 26, 2008)	3(mmm)	—	Limited Liability Company Agreement of Sandow Power Company LLC

3(lll)	333-153700 Form S-4 (filed September 26, 2008)	3(nnn)	—	Certificate of Formation of Tradinghouse 3 & 4 Power Company LLC

3(mmm)	333-153700 Form S-4 (filed September 26, 2008)	3(ooo)	—	Limited Liability Company Agreement of Tradinghouse 3 & 4 Power Company LLC

3(nnn)	333-153700 Form S-4 (filed September 26, 2008)	3(ppp)	—	Certificate of Formation of Tradinghouse Power Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

3(ooo)	333-153700 Form S-4 (filed September 26, 2008)	3(qqq)	—	Limited Liability Company Agreement of Tradinghouse Power Company LLC

3(ppp)	333-153700 Form S-4 (filed September 26, 2008)	3(ttt)	—	Certificate of Formation of TXU Energy Retail Company LLC

3(qqq)	333-153700 Form S-4 (filed September 26, 2008)	3(uuu)	—	Limited Liability Company Agreement of TXU Energy Retail Company LLC

3(rrr)	333-153700 Form S-4 (filed September 26, 2008)	3(xxx)	—	Certificate of Formation of TXU Energy Solutions Company LLC

3(sss)	333-153700 Form S-4 (filed September 26, 2008)	3(yyy)	—	Limited Liability Company Agreement of TXU Energy Solutions Company LLC

3(ttt)	333-153700 Form S-4 (filed September 26, 2008)	3(zzz)	—	Certificate of Incorporation of TXU Retail Services Company

3(uuu)	333-153700 Form S-4 (filed September 26, 2008)	3(aaaa)	—	Bylaws of TXU Retail Services Company

3(vvv)	333-153700 Form S-4 (filed September 26, 2008)	3(bbbb)	—	Certificate of Incorporation of TXU SEM Company (formerly known as Texas Utilities SEM, Inc.)

3(www)	333-153700 Form S-4 (filed September 26, 2008)	3(cccc)	—	Amended and Restated Bylaws of TXU SEM Company (formerly known as Texas Utilities SEM, Inc.)

3(xxx)	333-153700 Form S-4 (filed September 26, 2008)	3(dddd)	—	Articles of Organization of TXU SESCO Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

3(yyy)	333-153700 Form S-4 (filed September 26, 2008)	3(eeee)	—	Amended and Restated Limited Liability Company Agreement of TXU SESCO Company LLC

3(zzz)	333-153700 Form S-4 (filed September 26, 2008)	3(ffff)	—	Articles of Incorporation of TXU SESCO Energy Services Company

3(aaaa)	333-153700 Form S-4 (filed September 26, 2008)	3(gggg)	—	Bylaws of TXU SESCO Energy Services Company

3(bbbb)	333-153700 Form S-4 (filed September 26, 2008)	3(hhhh)	—	Certificate of Formation of Valley NG Power Company LLC (formerly known as TXU Valley Company LLC)

3(cccc)	333-153700 Form S-4 (filed September 26, 2008)	3(iiii)	—	Limited Liability Company Agreement of Valley NG Power Company LLC (formerly known as TXU Valley Company LLC)

3(dddd)	333-153700 Form S-4 (filed September 26, 2008)	3(jjjj)	—	Certificate of Formation of Valley Power Company LLC

3(eeee)	333-153700 Form S-4 (filed September 26, 2008)	3(kkkk)	—	Limited Liability Company Agreement of Valley Power Company LLC

(4)	Instruments Defining the Rights of Security Holders, Including Indentures**

Energy Future Holdings Corp. (guaranteed by Energy Future Competitive Holdings Company)

4(a)	1-12833 Form 8-K (filed October 31, 2007)	4.1		Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.25% Senior Notes due 2015 and 10.50%/11.25% Senior Toggle Notes due 2016

4(b)	1-12833 Form 8-K (filed October 31, 2007)	4.1		Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.875% Senior Notes due 2017 and 11.250%/12.000% Senior Toggle Notes due 2017

4(c)	1-12833 Form 8-K (filed February 19, 2010)	4(f)		Supplemental Indenture, dated as of July 8, 2008, to Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.875% Senior Notes due 2017 and 11.25%/12.00% Senior Toggle Notes due 2017

4(d)	1-12833 Form 10-Q (Quarter ended June 30, 2009) (filed August 4, 2009)	4(a)		Second Supplemental Indenture, dated as of August 3, 2009, to Indenture, dated as of October 31, 2007, relating to Energy Future Holdings Corp.’s 10.875% Senior Notes due 2017 and 11.25%/12.00% Senior Toggle Notes due 2017

Exhibits	Previously Filed* With File Number	As Exhibit

4(e)	1-12833 Form 8-K (filed November 20, 2009)	4.1	Indenture dated as of November 16, 2009, among Energy Future Holdings Corp., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

4(f)	1-12833 Form 8-K (filed November 20, 2009)	4.1	Indenture dated as of January 12, 2010, among Energy Future Holdings Corp., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A.

4(g)	333-157049 Post-Effective Amendment No. 2 to 333-157049 Form S-1 (filed April 1, 2010)	4(j)	First Supplemental Indenture, dated as of March 16, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020

4(h)			Second Supplemental Indenture, dated as of April 13, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020

4(i)			Third Supplemental Indenture, dated as of April 14, 2010, to Indenture, dated as of January 12, 2010, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020

4(j)	1-12833 Form 8-K (filed January 19, 2010)	4.2	Registration Rights Agreement, dated January 12, 2010, among Energy Future Holdings Corp., the guarantors named therein and the initial purchasers named therein

4(k)	333-157049 Post-Effective Amendment No. 2 to 333-157049 Form S-1 (filed April 1, 2010)	4(l)	Registration Rights Letter Agreement, dated March 16, 2010, among Energy Future Holdings Corp., the Guarantors named therein and the initial purchasers named therein, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020

4(l)			Registration Rights Letter Agreement, dated April 12, 2010, among Energy Future Holdings Corp., the Guarantors named therein and the initial purchasers named therein, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020

4(m)			Registration Rights Letter Agreement, dated April 13, 2010, among Energy Future Holdings Corp., the Guarantors named therein and the initial purchasers named therein, relating to Energy Future Holdings Corp.’s 10.000% Senior Secured Notes due 2020

Texas Competitive Electric Holdings Company LLC

Exhibits	Previously Filed* With File Number	As Exhibit

4(n)	333-108876 Form 8-K (filed October 31, 2007)	4.2	—	Indenture, dated as of October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015

4(o)	1-12833 Form 8-K (filed December 12, 2007)	4.1	—	First Supplemental Indenture, dated as of December 6, 2007, to Indenture, dated as of October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015, Series B, and 10.50%/11.25% Senior Toggle Notes due 2016

4(p)	1-12833 Form 10-Q (Quarter ended June 30, 2009) (filed August 4, 2009)	4(b)	—	Second Supplemental Indenture, dated as of August 3, 2009, to Indenture, dated as of October 31, 2007, relating to Texas Competitive Electric Holdings Company LLC’s and TCEH Finance, Inc.’s 10.25% Senior Notes due 2015, 10.25% Senior Notes due 2015, Series B, and 10.50%/11.25% Senior Toggle Notes due 2016

(5)	Opinion re Legality

5(a)	333-157057 Form S-1 (filed January 30, 2009)	5(a)	—	Opinion of Andrew M. Wright, Vice President and Associate General Counsel of EFH Corporate Services Company

(10)	Material Contracts

Management Contracts; Compensatory Plans, Contracts and Arrangements

10(a)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(a)	—	2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its Affiliates

10(b)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(b)	—	Registration Rights Agreement by and among Texas Energy Future Holdings Limited Partnership, Energy Future Holdings Corp. and the stockholders party thereto

10(c)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(a)	—	Form of Stockholder’s Agreement (for Directors), by and among Energy Future Holdings Corp., Texas Energy Future Holdings Limited Partnership and the stockholder party thereto

10(d)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(b)	—	Form of Sale Participation Agreement (for Directors), by and between Texas Energy Future Holdings Limited Partnership and the stockholder party thereto

Exhibits	Previously Filed* With File Number	As Exhibit

10(e)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(i)	—	EFH Executive Annual Incentive Plan, as amended and restated effective as of January 1, 2008

10(f)	333-153529 Amendment No. 2 to Form S-4 (filed December 23, 2008)	10(l)	—	EFH Salary Deferral Program, as amended and restated, effective October 10, 2007

10(g)	1-12833 Form 8-K (filed May 23, 2005)	10.7	—	Energy Future Holdings Corp. 2005 Executive Severance Plan

10(h)	333-153529 Amendment No. 2 to Form S-4 (filed December 23, 2008)	10(n)	—	Amendment to the Energy Future Holdings Corp. 2005 Executive Severance Plan and Summary Plan Description

10(i)	1-12833 Form 8-K (filed May 23, 2005)	10.6	—	Energy Future Holdings Corp. Executive Change in Control Policy

10(j)	333-153529 Amendment No. 2 to Form S-4 (filed December 23, 2008)	10(p)	—	Amendment to the Energy Future Holdings Corp. Executive Change in Control Policy

10(k)	1-12833 Form 10-K (2005) (filed March 6, 2006)	10(gg)	—	EFH Split Dollar Life Insurance Program, as amended and restated, executed March 2, 2006, effective as of May 20, 2005

10(l)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(n)	—	Amendment to the EFH Split Dollar Life Insurance Program, effective as of October 10, 2007

10(m)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(q)	—	EFH Second Supplemental Retirement Plan, as amended and restated, effective as of October 10, 2007

10(n)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(p)	—	Employment Agreement, dated January 6, 2008, by and between John F. Young and Energy Future Holdings Corp.

10(o)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(m)	—	Form of Amended and Restated Non-Qualified Stock Option Agreement (For Executive Officers)

10(p)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(q)	—	Energy Future Holdings Corp. Key Employee Non-Qualified Stock Option Agreement, dated as of February 1, 2008, by and between John F. Young and Energy Future Holdings Corp.

Exhibits	Previously Filed* With File Number	As Exhibit

10(q)	1-12833 Form 10-Q (Quarter ended June 30, 2008) (filed August 14, 2008)	10(f)	—	Form of Management Stockholder’s Agreement (For Executive Officers)

10(r)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(r)	—	Management Stockholder’s Agreement, dated as of February 1, 2008, by and among John F. Young, Texas Energy Future Holdings Limited Partnership and Energy Future Holdings Corp.

10(s)	1-12833 Form 10-Q (Quarter ended June 30, 2008) (filed August 14, 2008)	10(g)	—	Form of Sale Participation Agreement (For Executive Officers)

10(t)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(s)	—	Sale Participation Agreement, dated as of February 1, 2008, by and between John F. Young and Texas Energy Future Holdings Limited Partnership

10(u)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(y)	—	Amended and Restated Employment Agreement, dated as of July 1, 2008, by and between Paul M. Keglevic and Energy Future Holdings Corp.

10(v)	1-12833 Form 10-Q (2004) (filed March 16, 2005)	10(l)	—	Employment Agreement, dated May 9, 2008, by and among David Campbell, Energy Future Holdings Corp. and Luminant Holding Company LLC

10(w)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(y)	—	Additional Payment Agreement, dated October 10, 2007, by and among David Campbell, Energy Future Holdings Corp., Texas Energy Future Holdings Limited Partnership and Texas Competitive Electric Holdings Company LLC

10(x)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(h)	—	Employment Agreement, dated May 9, 2008, by and between Rob Walters and Energy Future Holdings Corp.

Exhibits	Previously Filed* With File Number	As Exhibit

10(y)	1-12833 Form 10-Q (Quarter ended March 31, 2008) (filed May 15, 2008)	10(p)	—	Amended and Restated Employment Agreement, dated May 9, 2008, by and among James Burke, Energy Future Holdings Corp. and TXU Energy Retail Company LLC

10(z)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ff)	—	Additional Payment Agreement, dated October 10, 2007, by and among James Burke, Energy Future Holdings Corp., Texas Energy Future Holdings Limited Partnership and Texas Competitive Electric Holdings Company LLC

10(aa)	1-12833 Form 10-K (2008) (filed March 3, 2009)	10(ii)		Amended and Restated Employment Agreement, dated July 7, 2008, by and between Luminant Holding Company LLC, Energy Future Holdings Corp. and Mark Allen McFarland

10(bb)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(nn)	—	Deferred Share Agreement, dated October 9, 2007, by and between James Burke and Texas Energy Future Holdings Limited Partnership

Exhibits	Previously Filed* With File Number	As Exhibit

10(cc)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(dd)	—	EFH Salary Deferral Program, as amended and restated, effective January 1, 2010

10(dd)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(ee)	—	Amendment to EFH Second Supplemental Retirement Plan, dated July 31, 2009

10(ee)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(hh)	—	Restricted Stock Unit Award Agreement, effective as of January 6, 2008, between John F. Young and Energy Future Holdings Corp.

10(ff)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(ii)	—	Amendment No. 1 to the 2007 Stock Incentive Plan for Key Employees of Energy Future Holdings Corp. and its affiliates

10(gg)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(jj)	—	Employment Arrangement with John Young

10(hh)	1-12833 Form 10-K (2009) (filed February 19, 2010)	10(kk)	—	Employment Arrangement with Certain Executive Officers

Credit Agreements

10(ii)	1-12833 Form 10-Q (Quarter ended September 30, 2007) (filed November 14, 2007)	10.C	—	$24,500,000,000 Credit Agreement, dated as of October 10, 2007, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, as the borrower, the several lenders from time to time parties thereto, Citibank, N.A., as administrative agent, collateral agent, swingline lender, revolving letter of credit issuer and deposit letter of credit issuer, Goldman Sachs Credit Partners L.P., as posting agent, posting syndication agent and posting documentation agent, J. Aron & Company, as posting calculation agent, JPMorgan Chase Bank, N.A., as syndication agent and revolving letter of credit issuer, Credit Suisse, Goldman Sachs Credit Partners L.P., Lehman Commercial Paper Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., Morgan Stanley Senior Funding, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and bookrunners, and Goldman Sachs Credit Partners L.P., as posting lead arranger and bookrunner

10(jj)	1-12833 Form 8-K (filed August 10, 2009)	10.1	—	Amendment No. 1, dated as of August 7, 2009, to the $24,500,000,000 Credit Agreement dated as of October 10, 2007 among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, as the Borrower, Citibank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P. as Posting Agent, J. Aron & Company, as Posting Calculation Agent and the several lenders thereto from time to time

10(kk)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ss)	—	Guarantee Agreement, dated as of October 10, 2007, by the guarantors party thereto in favor of Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement

Exhibits	Previously Filed* With File Number	As Exhibit

10(ll)	1-12833 Form 8-K (filed August 10, 2009)	10.4	—	Amended and Restated Pledge Agreement, dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary pledgors party thereto, and Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement

10(mm)	1-12833 Form 8-K (filed August 10, 2009)	10.3	—	Amended and Restated Security Agreement, dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary grantors party thereto, and Citibank, N.A., as collateral agent for the benefit of the secured parties under the $24,500,000,000 Credit Agreement

Exhibits	Previously Filed* With File Number	As Exhibit

10(nn)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(vv)	—	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Fidelity National Title Insurance Company, as Trustee, for the benefit of Citibank, N.A., as Beneficiary

10(oo)	1-12833 Form 8-K (filed August 10, 2009)	10.2	—	Amended and Restated Collateral Agency and Intercreditor Agreement, dated as of October 10, 2007, as amended and restated as of August 7, 2009, among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, the subsidiary guarantors party thereto, Citibank, N.A., as administrative agent and collateral agent, Lehman Brothers Commodity Services Inc., J. Aron & Company, Morgan Stanley Capital Group Inc., Citigroup energy Inc., and each other secured commodity hedge counterparty from time to time party thereto, and any other person that becomes a secured party pursuant thereto

	Other Material Contracts

10(pp)	1-12833 Form 10-K (2003) (filed March 15, 2004)	10(qq)	—	Lease Agreement, dated as of February 14, 2002, between State Street Bank and Trust Company of Connecticut, National Association, as owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as Lessor and EFH Properties Company, a Texas corporation, as Lessee (Energy Plaza Property)

10(qq)	1-12833 Form 10-Q (Quarter ended June 30, 2007) (filed August 9, 2007)	10.1	—	First Amendment to Lease Agreement, dated as of June 1, 2007, between U.S. Bank, N.A. (as successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association), as owner trustee of ZSF/Dallas Tower Trust, a Delaware grantor trust, as Lessor, and EFH Properties Company, a Texas corporation, as Lessee (Energy Plaza Property)

10(rr)	1-12833 Form 10-Q (Quarter ended June 30, 2007) (filed August 9, 2007)	10.2	—	Amended and Restated Engineering, Procurement and Construction Agreement, dated as of June 8, 2007, between Oak Grove Management Company LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of Texas Competitive Holdings Company LLC, and Fluor Enterprises, Inc., a California corporation (confidential treatment has been requested for portions of this exhibit)

10(ss)	1-12833 Form 10-Q (Quarter ended September 30, 2007) (filed November 14, 2007)	10.B	—	Engineering, Procurement and Construction Agreement, dated as of May 26, 2006, between Texas Competitive Electric Holdings Company LLC (as successor-in-interest to EFC Holdings) and Bechtel Power Corporation (confidential treatment has been requested for portions of this exhibit)

10(tt)	1-12833 Form 10-K (2006) (filed March 2, 2007)	10(iii)	—	Amended and Restated Transaction Confirmation by Generation Development Company LLC (formerly known as TXU Generation Development Company LLC), dated February 2007 (subsequently assigned to Texas Competitive Electric Holdings Company LLC on October 10, 2007) (confidential treatment has been requested for portions of this exhibit)

Exhibits	Previously Filed* With File Number	As Exhibit

10(uu)	1-12833 Form 10-K (2006) (filed March 2, 2007)	10(jjj)	—	Transaction Confirmation by Generation Development Company LLC, dated February 2007 (subsequently assigned to Texas Competitive Electric Holdings Company LLC on October 10, 2007) (confidential treatment has been requested for portions of this exhibit)

10(vv)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(sss)	—	ISDA Master Agreement, dated as of October 25, 2007, between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(ww)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(ttt)	—	Schedule to the ISDA Master Agreement, dated as of October 25, 2007, between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(xx)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(uuu)	—	Form of Confirmation between Texas Competitive Electric Holdings Company LLC and Goldman Sachs Capital Markets, L.P.

10(yy)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(vvv)	—	ISDA Master Agreement, dated as of October 29, 2007, between Texas Competitive Electric Holdings Company LLC and Credit Suisse International

10(zz)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(www)	—	Schedule to the ISDA Master Agreement, dated as of October 29, 2007, between Texas Competitive Electric Holdings Company LLC and Credit Suisse International

10(aaa)	1-12833 Form 10-K (2007) (filed March 31, 2008)	10(xxx)	—	Form of Confirmation between Texas Competitive Electric Holdings Company LLC and Credit Suisse International

(12)	Statement Regarding Computation of Ratios

12(a)	001-34543 Form 10-K (2009) (filed February 19, 2010)	12	—	Energy Future Competitive Holdings Company Computation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Combined Fixed Charges and Preference Dividends

(21)	Subsidiaries of the Registrant

21(a)	333-153700 Form S-4 (filed September 26, 2008)	21(a)	—	Subsidiaries of Energy Future Competitive Holdings Company

(23)	Consents of Experts and Counsel

23(a)	333-157057 Form S-1 (filed January 30, 2009)		—	Consent of Andrew M. Wright (included as part of the opinion filed as Exhibit 5(a) thereto)

23(b)			—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm

Exhibits	Previously Filed* With File Number	As Exhibit

(24)	Power of Attorney

24(a)	333-157057 Form S-1 (filed January 30, 2009)		—	Powers of Attorney (included in signature pages thereto)

(25)	Statement of Eligibility of Trustee

25(a)	333-153700 Form S-4 (filed September 26, 2008)	25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.25% Senior Notes due 2015 and Guarantees thereof

25(b)	333-153700 Form S-4 (filed September 26, 2008)	25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.25% Senior Notes due 2015, Series B and Guarantees thereof

25(c)	333-153700 Form S-4 (filed September 26, 2008)	25(c)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture governing the 10.50%/11.25% Senior Toggle Notes due 2016 and Guarantees thereof

(99)	Additional Exhibits

99(a)	Post-Effective Amendment No. 1 to 33-55408 Form S-3 (filed July, 1993)	99(b)	—	Amended Agreement dated as of January 30, 1990, between Energy Future Competitive Holdings Company (formerly known as Texas Utilities Electric Company) and Tex-La Electric Cooperative of Texas, Inc.

*	Incorporated herein by reference
**	Certain instruments defining the rights of holders of long-term debt of the registrant’s subsidiaries included in the financial statements filed herewith have been omitted because the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the registrant and its subsidiaries on a consolidated basis. Registrant hereby agrees, upon request of the SEC, to furnish a copy of any such omitted instrument.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	Chairman, President and Chief Executive	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	April 23, 2010

* Frederick M. Goltz	Manager	April 23, 2010

* Scott Lebovitz	Manager	April 23, 2010

* Michael MacDougall	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

TCEH FINANCE, INC.

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	Chairman, President and Chief Executive and Director	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer and Director	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Young	President and Chief Executive	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Executive Vice President and Chief Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	April 23, 2010

* Frederick M. Goltz	Director	April 23, 2010

* Scott Lebovitz	Director	April 23, 2010

* Michael MacDougall	Director	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

TXU ENERGY RETAIL COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Burke	Chairman, President and Chief Executive and Manager	April 23, 2010

* Michael L. Carter	Chief Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	April 23, 2010

* Gary Kusin	Manager	April 23, 2010

* Kenneth Pontarelli	Manager	April 23, 2010

* Jonathan D. Smidt	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

LUMINANT HOLDING COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Manager	April 23, 2010

* David D. Faranetta	Senior Vice President and Chief Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Controller (Principal Accounting Officer)	April 23, 2010

* Frederick M. Goltz	Manager	April 23, 2010

* Scott Lebovitz	Manager	April 23, 2010

* Michael MacDougall	Manager	April 23, 2010

* Dr. Richard Meserve	Manager	April 23, 2010

* John F. Young	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

LUMINANT ENERGY COMPANY LLC

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M.A. McFarland	Chairman, President and Chief Executive and Manager	April 23, 2010

* David D. Faranetta	Senior Vice President and Principal Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

REGISTRANTS (as listed on the attached Schedule I of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman and Chief Executive and Manager	April 23, 2010

* David D. Faranetta	Senior Vice President and Principal Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

REGISTRANTS (as listed on the attached Schedule II of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Director	April 23, 2010

* David D. Faranetta	Senior Vice President and Principal Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Director	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

REGISTRANTS (as listed on the attached Schedule III of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David A. Campbell	Chairman, President and Chief Executive and Manager	April 23, 2010

* David D. Faranetta	Senior Vice President and Principal Financial Officer	April 23, 2010

* Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

* Charles R. Enze	Manager	April 23, 2010

/S/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

REGISTRANTS (as listed on the attached Schedule IV of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Burke	Chairman, President and Chief Executive and Director	April 23, 2010

* Michael L. Carter	Chief Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Director	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

REGISTRANTS (as listed on the attached Schedule V of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Burke	Chairman, President and Chief Executive and Manager	April 23, 2010

* Michael L. Carter	Chief Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Manager	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on April 23, 2010.

REGISTRANTS (as listed on the attached Schedule VI of Subsidiary Registrants)

By:	/s/ STANLEY J. SZLAUDERBACH
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M. A. McFarland	Chairman, President and Chief Executive and Director	April 23, 2010

* David D. Faranetta	Senior Vice President and Principal Financial Officer	April 23, 2010

/s/ STANLEY J. SZLAUDERBACH Stanley J. Szlauderbach	Senior Vice President and Principal Accounting Officer	April 23, 2010

/s/ PAUL M. KEGLEVIC Paul M. Keglevic	Director	April 23, 2010

*By:	/s/ PAUL M. KEGLEVIC
Paul M. Keglevic,
as attorney-in-fact

SCHEDULE I OF SUBSIDIARY REGISTRANTS

Big Brown 3 Power Company LLC

Big Brown Lignite Company LLC

Big Brown Power Company LLC

Collin Power Company LLC

DeCordova Power Company LLC

Generation MT Company LLC

Lake Creek 3 Power Company LLC

Luminant Big Brown Mining Company LLC

Luminant Generation Company LLC

Luminant Mineral Development Company LLC

Luminant Mining Company LLC

Luminant Renewables Company LLC

Martin Lake 4 Power Company LLC

Monticello 4 Power Company LLC

Morgan Creek 7 Power Company LLC

NCA Resources Development Company LLC

Tradinghouse 3 & 4 Power Company LLC

Tradinghouse Power Company LLC

Valley NG Power Company LLC

Valley Power Company LLC

SCHEDULE II OF SUBSIDIARY REGISTRANTS

Generation SVC Company

Luminant Mining Services Company

Luminant Power Services Company

SCHEDULE III OF SUBSIDIARY REGISTRANTS

Oak Grove Management Company LLC

Oak Grove Mining Company LLC

Oak Grove Power Company LLC

Sandow Power Company LLC

SCHEDULE IV OF SUBSIDIARY REGISTRANTS

TXU Retail Services Company

TXU SEM Company

TXU SESCO Energy Services Company

SCHEDULE V OF SUBSIDIARY REGISTRANTS

TXU Energy Solutions Company

TXU SESCO Company LLC

SCHEDULE VI OF SUBSIDIARY REGISTRANTS

Luminant Energy Services Company

Luminant Energy Trading California Company

Luminant ET Services Company